Exhibit 10.1

Execution Version

First Amendment To Credit Agreement And First Amendment to Guarantee

This First Amendment to Credit Agreement (this “First Amendment”) is dated as of September 12, 2025, by and among Mach Natural Resources LP, a Delaware limited partnership (the “Borrower”), the other Credit Parties party hereto, the Issuing Banks party hereto, the Lenders party hereto, and Truist Bank, as administrative agent and collateral agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of February 27, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent that it has entered into (a) that certain Purchase and Sale Agreement dated as of July 9, 2025 (the “Sabinal Acquisition Agreement”), with certain affiliates of Sabinal Energy, LLC (the “Sabinal Sellers”) for the purchase of certain Oil and Gas Properties located in the Permian Basin (such properties, the “Sabinal Assets” and such acquisition, the “Sabinal Acquisition”), and (b) that certain Membership Interest Purchase Agreement dated as of July 9, 2025 (the “IKAV Acquisition Agreement” and, together with the Sabinal Acquisition Agreement, the “Fall 2025 Acquisition Agreements”), with VEPU Inc. and Simlog Inc. (the “IKAV Sellers”) for the purchase of certain membership interests in companies that directly or indirectly own Oil and Gas Properties located in the San Juan Basin (such to-be-acquired companies, the “IKAV Acquired Companies”, such properties, the “IKAV Assets”, and such acquisition, the “IKAV Acquisition”). As used herein, the Sabinal Acquisition, together with the IKAV Acquisition, are collectively referred to as the “Fall 2025 Acquisitions”.

C. The parties hereto desire to enter into this First Amendment to, among other things, (a) provide for the automatic increase of the Aggregate Elected Revolving Commitment Amount upon the closing of either or both of the Fall 2025 Acquisitions, (b) provide for the establishment or increase, as applicable, of Initial Term Commitments upon the closing of either or both of the Fall 2025 Acquisitions, (c) provide for the automatic increase in the Borrowing Base upon the closing of either or both of the Fall 2025 Acquisitions, and (d) amend certain other terms of the Credit Agreement, in each case, as set forth herein and subject to the conditions set forth herein.

D. The Borrower has requested that each of Bank OZK, Bank of America, N.A., Royal Bank of Canada, Morgan Stanley Senior Funding, Inc., UMB Bank, N.A., and Macquarie Bank Limited (each a “New Lender” and collectively, the “New Lenders”) become a Lender under the Credit Agreement with a Maximum Credit Amount and Elected Revolving Commitment as of the First Amendment Effective Date (as defined below) in each case in the amount of $0, subject to increase on the Sabinal Increase Date, the IKAV Increase Date, and the Aggregate Increase Date, as applicable, as set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term used herein but not otherwise defined herein (including in the preliminary paragraph and the recitals hereof) has the meaning given such term in the Credit Agreement, as amended by this First Amendment. Unless otherwise indicated, all section references in this First Amendment refer to sections of the Credit Agreement.

Section 2. Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, in each case effective as of the First Amendment Effective Date:

2.1 Credit Agreement. The Credit Agreement (other than the signature pages, Exhibits and Schedules thereto, except as expressly set forth below), is hereby amended and restated in the form as set forth as Annex A hereto.

2.2 Replacement of Exhibit B to the Credit Agreement. Exhibit B to the Credit Agreement is hereby replaced in its entirety with Exhibit B attached hereto as Exhibit B, and Exhibit B attached hereto as Exhibit B shall be deemed to be attached as Exhibit B to the Credit Agreement.

2.3 Replacement of Schedule 1.1(a) to the Credit Agreement. Schedule 1.1(a) to the Credit Agreement is hereby replaced in its entirety in the form attached as Schedule 1.1(a) hereto, and Schedule 1.1(a) hereto shall be deemed to be attached as Schedule 1.1(a) to the Credit Agreement.

Section 3. Amendment to Guarantee. In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective as of the First Amendment Effective Date, the definition of “Obligations” of the Guarantee is hereby amended and restated in its entirety to read as follows:

“Obligations” means (i) all “Obligations” as defined in the Credit Agreement and (ii) all obligations owing to Secured Parties under Specified Hedge Agreements.

Section 4. Conditions Precedent to Effectiveness. This First Amendment shall become effective subject to the satisfaction of each of the following conditions precedent (or waiver thereof in accordance with Section 13.1 of the Credit Agreement) (the date on which each of the following conditions is so satisfied or waived, the “First Amendment Effective Date”):

4.1 First Amendment. The Administrative Agent shall have received from the Borrower, the other Credit Parties, and each Lender (including each New Lender) counterparts (in such number as may be requested by the Administrative Agent) of this First Amendment signed on behalf of such Persons.

4.2 Fees and Expenses. The Administrative Agent shall have received all (a) fees due and payable on or prior to the First Amendment Effective Date and (b) all other expenses and amounts required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document for which invoices have been provided to the Borrower at least two (2) Business Days prior to the First Amendment Effective Date.

4.3 Fall 2025 Acquisition Agreements and Reserve Reports. The Administrative Agent shall have received (a) a true and complete copy of each of the Fall 2025 Acquisition Agreements (each certified as being true and complete in all material respects by an Authorized Officer of the Borrower), (b) a Reserve Report prepared internally by the Borrower evaluating the Sabinal Assets consisting of Proved Reserves as of April 1, 2025 (the “Sabinal Reserve Report”), and (c) a Reserve Report prepared by Netherland, Sewell & Associates, Inc., evaluating the IKAV Assets consisting of Proved Reserves as of February 28, 2025 (the “IKAV Reserve Report”).

4.4 Swap Intercreditor Agreement. The Administrative Agent shall have received a fully executed copy of an amendment and restatement of the Swap Intercreditor Agreement (as defined in the Credit Agreement prior to giving effect to this First Amendment), duly executed by each Credit Party and other party thereto, in form and substance reasonably satisfactory to the Administrative Agent.

4.5 Authority Documents. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of the General Partner and each Credit Party dated the First Amendment Effective Date and certifying:

(a) that attached thereto is a true and complete copy of the bylaws (or limited liability company agreement or other equivalent governing documents) of the General Partner and each Credit Party as in effect on the First Amendment Effective Date (or otherwise certifying that such governing documents previously delivered to the Administrative Agent on the Closing Date (or, solely with respect to Ringwood Gathering Company, LLC and Timberland Gathering and Processing Company, in each case, on June 30, 2025) have not been modified, rescinded or amended since such date and are in full force and effect on the First Amendment Effective Date),

(b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing member or equivalent) of each Credit Party authorizing the execution, delivery and performance of this First Amendment and the other Credit Documents to which such person is a party and, in the case of the Borrower, the borrowings under the Credit Agreement (as amended hereby), and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the First Amendment Effective Date,

(c) that attached thereto is (i) a true and complete copy of the certificate or articles of incorporation or certificate of formation, including all amendments thereto, of the General Partner and each Credit Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization (or otherwise certifying that such certificates or articles previously delivered to the Administrative Agent on the Closing Date (or, solely with respect to Ringwood Gathering Company, LLC and Timberland Gathering and Processing Company, in each case, on June 30, 2025) have not been modified, rescinded or amended since such date and are in full force and effect on the First Amendment Effective Date) and (ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the General Partner and each Credit Party in the jurisdiction in which it is formed or organized as of a recent date from such Secretary of State (or other similar official), which has not been amended,

(d) as to the incumbency and specimen signature of each officer executing this First Amendment or any Credit Document or any other document delivered in connection herewith on behalf of the General Partner and each Credit Party (or otherwise certifying that such incumbency and specimen signatures delivered to the Administrative Agent on the Closing Date (or, solely with respect to Ringwood Gathering Company, LLC and Timberland Gathering and Processing Company, in each case, on June 30, 2025) remain true and correct as to the individuals duly authorized to sign each of the Credit Documents (and any related documents) to be executed by the Credit Parties or the General Partner, as applicable), and

(e) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (d) above.

4.6 Legal Opinion. The Administrative Agent (or its counsel) shall have received, on behalf of itself, the Collateral Agent and the Lenders, a written opinion of Vinson & Elkins LLP, as counsel to the Credit Parties (a) dated the First Amendment Effective Date, (b) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (c) in form and substance satisfactory to the Administrative Agent and customary for transactions of this type. The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions.

4.7 Notes. The Administrative Agent shall have received a Note for each Lender (including each New Lender) which requests a Note.

Section 5. Conditions Precedent to Sabinal Increase. The applicable increases in the Borrowing Base and commitments, and the replacements of Schedule 1.1(a) of the Credit Agreement, in each case as set forth in Section 7 and Section 9 hereof, shall be subject to the satisfaction (or waiver in accordance with Section 13.1 of the Credit Agreement) of each of the following conditions (the date on which each of the following conditions is so satisfied or waived, the “Sabinal Increase Date”):

5.1 Sabinal Acquisition.

(a) The Sabinal Acquisition shall have been (or contemporaneously with the Sabinal Increase Date shall be) consummated in accordance with the terms of the Sabinal Acquisition Agreement (and in connection therewith, the Borrower shall have directly or indirectly acquired the Sabinal Assets with an aggregate PV-10 value not less than 80% of the aggregate PV-10 value of the Proved Reserves evaluated in the Sabinal Reserve Report, without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent)), it being understood and agreed that, without limitation, (x) any increase in the amount of the purchase price for the Sabinal Acquisition (except pursuant to the express terms of the Sabinal Acquisition Agreement as in effect on July 9, 2025 and except for any increase funded with newly issued common equity or proceeds thereof) and (y) any election made by the Credit Parties to consummate the Sabinal Acquisition notwithstanding the fact that the Credit Parties have a right under the Sabinal Acquisition Agreement to terminate the Sabinal Acquisition Agreement as a result of any breached representation or warranty by the Sabinal Sellers shall, in each case, be deemed to be materially adverse to the interests of the Lenders) unless approved by the Administrative Agent in its sole discretion).

(b) The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying (i) as to the final purchase price for the Sabinal Acquisition on the Sabinal Increase Date after giving effect to all adjustments as of the Sabinal Increase Date contemplated by the Sabinal Acquisition Agreement, excluding, for the avoidance of doubt, any adjustments made pursuant to Article 3 of the Sabinal Acquisition Agreement which occur after the Sabinal Increase Date, (ii) that attached thereto are true, correct and complete copies of the Sabinal Acquisition Agreement, all amendments thereto, and all conveyance documents thereunder and (iii) that attached thereto is a list of all Sabinal Assets evaluated in the Sabinal Reserve Report that are not being acquired on the Sabinal Increase Date.

5.2 Good Standing Certificates; Foreign Qualifications. The Administrative Agent shall have received certificates of the appropriate State agencies (in the jurisdiction of organization and in the jurisdiction where any Property that becomes Mortgaged Property pursuant to Section 5.3 is located, in each case, to the extent such concept or similar concept exists under the laws of such jurisdiction) with respect to the existence, qualification and good standing, as applicable, of each Credit Party executing and delivering a deed of trust and/or mortgage as of the Sabinal Increase Date pursuant to Section 5.3 below, dated a recent date prior to the Sabinal Increase Date.

5.3 Mortgage and Title Information. The Administrative Agent shall have received (a) duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 85% of the PV-10 value of the Borrowing Base Properties evaluated (i) in the most recently delivered Reserve Report under the Credit Agreement, (ii) in the Sabinal Reserve Report, and (iii) if the Sabinal Increase Date and the IKAV Increase Date are the same date, in the IKAV Reserve Report, and (b) such title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to proved Oil and Gas Properties that represent at least 85% of the PV-10 value of the Borrowing Base Properties, evaluated (i) in the most recently delivered Reserve Report under the Credit Agreement, (ii) in the Sabinal Reserve Report, and (iii) if the Sabinal Increase Date and the IKAV Increase Date are the same date, in the IKAV Reserve Report.

5.4 Legal Opinions. To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received opinions of (a) Vinson & Elkins LLP, as special counsel to the Borrower and the other Credit Parties, and (b) local counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions.

5.5 Joinder to Swap Intercreditor Agreement. The Administrative Agent shall have received (a) either (i) a joinder (in form and substance reasonably satisfactory to the Administrative Agent) to the Swap Intercreditor Agreement duly executed by J. Aron & Company LLC (or its Affiliate) or (ii) evidence reasonably satisfactory to it that each Hedge Agreement to which J. Aron & Company LLC (or its Affiliate) is party that a Credit Party has acquired as part of the Sabinal Acquisition has been novated to a Lender, an Affiliate of a Lender, or another Secured Non-Lender Swap Provider (as defined in the Swap Intercreditor Agreement).

5.6 Lien Searches and Lien Releases. The Administrative Agent shall have received customary UCC, tax and judgment lien searches with respect to the Sabinal Sellers in their applicable jurisdictions of organization and any applicable Mortgaged Property locations, reflecting the absence of Liens and security interests on the Sabinal Assets other than those being released on or prior to the Sabinal Increase Date or which are otherwise permitted under the Credit Documents.

5.7 Fees and Expenses. The Administrative Agent shall have received all (a) fees due and payable on or prior to the Sabinal Increase Date and (b) all other expenses and amounts required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document for which invoices have been provided to the Borrower at least two (2) Business Days prior to the Sabinal Increase Date.

5.8 Outside Date. The Sabinal Acquisition shall have been consummated on or prior to October 17, 2025 (the “Fall 2025 Outside Date”).

5.9 Minimum Availability. After giving effect to the applicable increases in the Borrowing Base and Commitments, and the replacements of Schedule 1.1(a) of the Credit Agreement, pursuant to Section 7 or Section 9 hereof, as applicable, the funding of the applicable Initial Term Loans and any Revolving Loans on such date, and the consummation of the Sabinal Acquisition, Availability shall be not less than twenty percent (20%) of the Loan Limit.

5.10 Updated Reserve Report. The Administrative Agent shall have received a Reserve Report prepared or audited by one or more Approved Petroleum Engineers evaluating the Sabinal Assets consisting of Proved Reserves as of a recent date reasonably acceptable to the Administrative Agent.

Section 6. Conditions Precedent to IKAV Increase. The applicable increases in the Borrowing Base and Commitments, and the replacements of Schedule 1.1(a) of the Credit Agreement, in each case as set forth in Section 8 and Section 9 hereof, shall be subject to the satisfaction (or waiver in accordance with Section 13.1 of the Credit Agreement) of each of the following conditions (the date on which each of the following conditions is so satisfied or waived, the “IKAV Increase Date”, and the date that either (x) is the date that each of the Sabinal Increase Date and the IKAV Increase Date occur on the same date, or (y) is the later to occur of the Sabinal Increase Date and the IKAV Increase Date, is referred to herein as the “Aggregate Increase Date”):

6.1 IKAV Acquisition.

(a) The IKAV Acquisition shall have been (or contemporaneously with the IKAV Increase Date shall be) consummated in accordance with the terms of the IKAV Acquisition Agreement (and in connection therewith, the Borrower shall have directly or indirectly acquired the Equity Interests in each IKAV Acquired Company and the IKAV Assets with an aggregate PV-10 value not less than 80% of the aggregate PV-10 value of the Proved Reserves evaluated in the IKAV Reserve Report, without giving effect to any waiver, modification or consent thereunder that is materially adverse to the interests of the Lenders (as reasonably determined by the Administrative Agent)), it being understood and agreed that, without limitation, (x) any increase in the amount of the purchase price for the IKAV Acquisition (except pursuant to the express terms of the IKAV Acquisition Agreement as in effect on July 9, 2025 and except for any increase funded with newly issued common equity or proceeds thereof) and (y) any election made by the Credit Parties to consummate the IKAV Acquisition notwithstanding the fact that the Credit Parties have a right under the IKAV Acquisition Agreement to terminate the IKAV Acquisition Agreement as a result of any breached representation or warranty by the IKAV Sellers shall, in each case, be deemed to be materially adverse to the interests of the Lenders) unless approved by the Administrative Agent in its sole discretion).

(b) The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying (i) as to the final purchase price for the IKAV Acquisition on the IKAV Increase Date after giving effect to all adjustments as of the IKAV Increase Date contemplated by the IKAV Acquisition Agreement, excluding, for the avoidance of doubt, any adjustments made pursuant to Section 2.7 of the IKAV Acquisition Agreement which occur after the IKAV Increase Date, (ii) that attached thereto are true, correct and complete copies of the IKAV Acquisition Agreement, all amendments thereto, and all conveyance documents thereunder and (iii) that attached thereto is a list of all IKAV Assets evaluated in the IKAV Reserve Report that are not being acquired on the IKAV Increase Date.

(c) The Sabinal Increase Date shall have occurred prior to or on the same date as the IKAV Increase Date.

6.2 Mortgage and Title Information. The Administrative Agent shall have received (a) duly executed and notarized deeds of trust and/or mortgages or supplements to existing deeds of trust and/or mortgages in form reasonably satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 85% of the PV-10 value of the Borrowing Base Properties evaluated (i) in the most recently delivered Reserve Report under the Credit Agreement, (ii) in the IKAV Reserve Report, and (iii) if the Sabinal Increase Date and the IKAV Increase Date are the same date, in the Sabinal Reserve Report, and (b) such title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to proved Oil and Gas Properties that represent at least 85% of the PV-10 value of the Borrowing Base Properties, evaluated (i) in the most recently delivered Reserve Report under the Credit Agreement, (ii) in the IKAV Reserve Report, and (iii) if the Sabinal Increase Date and the IKAV Increase Date are the same date, in the Sabinal Reserve Report.

6.3 Legal Opinions. To the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received opinions of (a) Vinson & Elkins LLP, as special counsel to the Borrower and the other Credit Parties (including the IKAV Acquired Companies), and (b) local counsel, in each case in form and substance reasonably satisfactory to the Administrative Agent. The Borrower and the other Credit Parties hereby instruct such counsel to deliver such legal opinions.

6.4 Lien Searches and Lien Releases. The Administrative Agent shall have received (a) customary UCC, tax and judgment lien searches with respect to the IKAV Acquired Companies and any IKAV Seller that owns Equity Interests in any IKAV Acquired Company in their applicable jurisdictions of organization and any applicable Mortgaged Property locations, reflecting the absence of Liens and security interests on the IKAV Assets and Equity Interests in any IKAV Acquired Company other than those being released on or prior to the IKAV Increase Date or which are otherwise permitted under the Credit Documents, and (b) if applicable, any release documentation with respect to any credit or similar debt facility under which any IKAV Acquired Company is a guarantor.

6.5 Fees and Expenses. The Administrative Agent shall have received all (a) fees due and payable on or prior to the IKAV Increase Date and (b) all other expenses and amounts required to be reimbursed or paid by the Borrower hereunder or under any other Credit Document for which invoices have been provided to the Borrower at least two (2) Business Days prior to the IKAV Increase Date.

6.6 Outside Date. The IKAV Acquisition shall have been consummated on or prior to the Fall 2025 Outside Date.

6.7 Joinders to Swap Intercreditor Agreement. The Administrative Agent shall have received (a) a joinder to the Swap Intercreditor Agreement duly executed by each IKAV Acquired Company and (b) either (i) joinders (in form and substance reasonably satisfactory to the Administrative Agent) to the Swap Intercreditor Agreement duly executed by each of BP Energy Company (or an Affiliate thereof) and ICBC Standard Bank PLC (or an Affiliate thereof) or (ii) evidence reasonably satisfactory to it that the Hedge Agreements to which BP Energy Company and ICBC Standard Bank PLC are party, as applicable, of the IKAV Acquired Companies have been novated to a Lender, an Affiliate of a Lender, or another Secured Non-Lender Swap Provider (as defined in the Swap Intercreditor Agreement).

6.8 Joinder of IKAV Acquired Companies to Security Agreement and Guarantee. The Administrative Agent shall have received, in accordance with the Security Agreement and the Guarantee, (a) a Grantor Accession Agreement duly executed by each IKAV Acquired Company and each Credit Party (other than an IKAV Acquired Company) that owns Equity Interests in an IKAV Acquired Company, pursuant to which each IKAV Acquired Company will become party to the Security Agreement and 100% of the Equity Interests in each IKAV Acquired Company will be pledged pursuant to the Security Agreement, (b) an Assumption Agreement duly executed by each IKAV Acquired Company, pursuant to which each IKAV Acquired Company will become party to the Guarantee and become a Guarantor and Credit Party, (c) all certificates, if any, representing the Equity Interests issued by any IKAV Acquired Company, accompanied by instruments of transfer and/or undated powers endorsed in blank (to the extent such certificates have been delivered to the Borrower by the IKAV Sellers on the IKAV Increase Date after the Borrower’s use of commercially reasonable efforts to cause the IKAV Sellers to do so), and (d) UCC-1 financing statements to perfect the Liens under the Security Documents to which each IKAV Acquired Company is a party that may be perfected by the filing of a financing statement.

6.9 Authority Documents. The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of each IKAV Acquired Company dated the IKAV Increase Date and certifying:

(a) that attached thereto is a true and complete copy of the bylaws (or limited liability company agreement or other equivalent governing documents) of each IKAV Acquired Company as in effect on the IKAV Increase Date,

(b) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing member or equivalent) of each IKAV Acquired Company authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the IKAV Increase Date,

(c) that attached thereto is (i) a true and complete copy of the certificate or articles of incorporation or certificate of formation, including all amendments thereto, of each IKAV Acquired Company, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization and (ii) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each IKAV Acquired Company in the jurisdiction in which it is formed or organized and any applicable Mortgaged Property location as of a recent date from such Secretary of State (or other similar official), which has not been amended,

(d) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of each IKAV Acquired Company, and

(e) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (d) above.

6.10 Insurance. The Administrative Agent shall have received reasonably satisfactory evidence that each IKAV Acquired Company has (a) obtained and effected all insurance required to be maintained pursuant to the Credit Documents and (b) caused the Administrative Agent to be named as lender loss payee and/or additional insured under each insurance policy with respect to such insurance, as applicable; provided that, endorsements to such policies reflecting the same may be delivered to the Administrative Agent within thirty (30) days (or such later date as the Administrative Agent shall agree in its sole discretion) following the IKAV Increase Date.

6.11 KYC. The Administrative Agent (or its counsel) and the Lenders shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the Patriot Act, that has been requested by the Administrative Agent in writing at least ten (10) Business Days prior to the IKAV Increase Date.

6.12 Minimum Availability. After giving effect to the applicable increases in the Borrowing Base and Commitments, and the replacements of Schedule 1.1(a) of the Credit Agreement, pursuant to Section 8 or Section 9 hereof, as applicable, the funding of the applicable Initial Term Loans and any Revolving Loans on such date, and the consummation of the IKAV Acquisition, Availability shall be not less than twenty percent (20%) of the Loan Limit.

6.13 Updated Reserve Report.

(a) The Administrative Agent shall have received (i) a restated version of the IKAV Reserve Report (the “Updated IKAV Reserve Report”), and (ii) a Reserve Report prepared or audited by one or more Approved Petroleum Engineers evaluating the IKAV Assets consisting of Proved Reserves as of a recent date reasonably acceptable to the Administrative Agent.

(b) The fraction, expressed as a percentage, of (i) the sum of (A) the aggregate PV-10 value of the Proved Reserves of the Credit Parties (excluding, for the avoidance of doubt, the Sabinal Assets and the IKAV Assets) as set forth in the most recently delivered Reserve Report prior to July 9, 2025 (the “Legacy Mach PV-10 Value”) plus (B) the aggregate PV-10 value of the Sabinal Assets constituting Proved Reserves as set forth in the Sabinal Reserve Report (the “Sabinal PV-10 Value”) plus (C) the aggregate PV-10 value of the IKAV Assets constituting Proved Reserves as set forth in the Updated IKAV Reserve Report divided by (ii) the sum of (A) the Legacy Mach PV-10 Value plus (B) the Sabinal PV-10 Value plus (C) the aggregate PV-10 value of the IKAV Assets constituting Proved Reserves as set forth in the IKAV Reserve Report shall be no less than 97%.

Section 7. Redetermination of Borrowing Base and Establishment of Aggregate Elected Revolving Commitment Amounts and Term Commitments – Sabinal Increase; Replacement of Schedule 1.1(a) of the Credit Agreement. If the Sabinal Increase Date occurs at least one day prior to the IKAV Increase Date, then:

7.1 Redetermination of Borrowing Base and Establishment of Aggregate Elected Revolving Commitment Amounts and Term Commitments – Sabinal Increase. Subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Lenders hereby agree that for the period from and including the Sabinal Increase Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Credit Agreement (as amended hereby) or pursuant to this First Amendment, whichever occurs first, the amount of the Borrowing Base shall be increased from $750,000,000 to $1,115,000,000 (the “Section 7 Redetermination”). The parties hereto agree that the Section 7 Redetermination, if it occurs, shall constitute neither the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about October 1, 2025 nor an Interim Redetermination of the Borrowing Base for purposes of Section 2.14(b) of the Credit Agreement. The parties hereto agree that, as of the Sabinal Increase Date, the (i) Aggregate Elected Revolving Commitment Amounts shall be automatically increased to be $1,000,000,000, with each Lender having an Elected Revolving Commitment as set forth on Schedule 1.1(a)(i) of the Credit Agreement (as amended hereby) and (ii) Initial Term Commitments shall be automatically established at $115,000,000 (subject to reduction as set forth in Section 10), with each lender having an Initial Term Commitment as set forth on Schedule 1.1(a)(i) of the Credit Agreement (as amended hereby), it being understood that contemporaneously with the establishment of such Initial Term Commitments, Initial Term Loans in an amount equal to such Initial Term Commitments shall be funded in accordance with the Credit Agreement (as amended hereby) and such Initial Term Commitments shall terminate as a result of such funding.

7.2 Replacement of Schedule 1.1(a) of the Credit Agreement. Effective as of the Sabinal Increase Date, Schedule 1.1(a) to the Credit Agreement shall be replaced in its entirety in the form attached as Schedule 1.1(a)(i) hereto, and Schedule 1.1(a)(i) hereto shall be deemed to be attached as Schedule 1.1(a) to the Credit Agreement. After giving effect to this First Amendment, the amendments to the Credit Agreement set forth in Section 3 hereof and any Borrowings made on the Sabinal Increase Date, (a) each Lender (including each New Lender) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s (including each New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure and Term Loan Exposure as applicable to each Lender (including each New Lender) equals its Applicable Percentage of the aggregate Revolving Credit Exposure and Term Loan Exposure, as applicable of all of the Lenders.

Section 8. Redetermination of Borrowing Base and Establishment of Aggregate Elected Revolving Commitment Amounts and Term Commitments – IKAV Increase; Replacement of Schedule 1.1(a) of the Credit Agreement. If the IKAV Increase Date occurs at least one day prior to the Sabinal Increase Date, then:

8.1 Redetermination of Borrowing Base and Establishment of Aggregate Elected Revolving Commitment Amounts and Term Commitments – IKAV Increase. Subject to the satisfaction of the conditions precedent set forth in Section 6 hereof, the Lenders hereby agree that for the period from and including the IKAV Increase Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Credit Agreement (as amended hereby) or pursuant to this First Amendment, whichever occurs first, the amount of the Borrowing Base shall be increased from $750,000,000 to $1,250,000,000 (the “Section 8 Redetermination”). The parties hereto agree that the Section 8 Redetermination, if it occurs, shall constitute neither the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about October 1, 2025 nor an Interim Redetermination of the Borrowing Base for purposes of Section 2.14(b) of the Credit Agreement. The parties hereto agree that, as of the IKAV Increase Date, the (i) Aggregate Elected Revolving Commitment Amounts shall be automatically increased to be $1,000,000,000, with each Lender having an Elected Revolving Commitment as set forth on Schedule 1.1(a)(ii) of the Credit Agreement (as amended hereby) and (ii) Initial Term Commitments shall be automatically established at $250,000,000 (subject to reduction as set forth in Section 10), with each lender having an Initial Term Commitment as set forth on Schedule 1.1(a)(ii) of the Credit Agreement (as amended hereby), it being understood that contemporaneously with the establishment of such Initial Term Commitments, Initial Term Loans in an amount equal to such Initial Term Commitments shall be funded in accordance with the Credit Agreement (as amended hereby) and such Initial Term Commitments shall terminate as a result of such funding.

8.2 Replacement of Schedule 1.1(a) of the Credit Agreement. Effective as of the IKAV Increase Date, Schedule 1.1(a) to the Credit Agreement shall be replaced in its entirety in the form attached as Schedule 1.1(a)(ii) hereto, and Schedule 1.1(a)(ii) hereto shall be deemed to be attached as Schedule 1.1(a) to the Credit Agreement. After giving effect to this First Amendment, the amendments to the Credit Agreement set forth in Section 3 hereof and any Borrowings made on the IKAV Increase Date, (a) each Lender (including each New Lender) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s (including each New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure and Term Loan Exposure as applicable to each Lender (including each New Lender) equals its Applicable Percentage of the aggregate Revolving Credit Exposure and Term Loan Exposure, as applicable of all of the Lenders.

Section 9. Redetermination of Borrowing Base and Establishment of Aggregate Elected Revolving Commitment Amounts and Term Commitments – Consummation of both Fall 2025 Acquisitions; Replacement of Schedule 1.1(a) of the Credit Agreement. If the Aggregate Increase Date occurs, then:

9.1 Redetermination of Borrowing Base and Establishment of Aggregate Elected Revolving Commitment Amounts and Term Commitments – Consummation of both Fall 2025 Acquisitions. Subject to the satisfaction of the conditions precedent set forth in Section 5 and Section 6 hereof, the Lenders hereby agree that for the period from and including the Aggregate Increase Date, but until the next Scheduled Redetermination Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base pursuant to the Credit Agreement (as amended hereby), whichever occurs first, the amount of the Borrowing Base shall be increased to $1,450,000,000 (the “Section 9 Redetermination”). The parties hereto agree that the Section 9 Redetermination, if it occurs, shall constitute neither the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about October 1, 2025 nor an Interim Redetermination of the Borrowing Base for purposes of Section 2.14(b) of the Credit Agreement. The parties hereto agree that, as of the Aggregate Increase Date, the (i) Aggregate Elected Revolving Commitment Amounts shall be automatically increased to be (or be maintained at, as applicable) $1,000,000,000, with each Lender having an Elected Revolving Commitment as set forth on Schedule 1.1(a)(iii) of the Credit Agreement (as amended hereby) and (ii) Initial Term Commitments shall be (A) if the Sabinal Increase Date and the IKAV Increase Date occur on the same date, automatically established at $450,000,000 (subject to reduction as set forth in Section 10), with each lender having an Initial Term Commitment as set forth on Schedule 1.1(a)(iii) of the Credit Agreement (as amended hereby) or (B) otherwise increased by an amount equal to $450,000,000 minus the original principal amount of Term Loans made prior to such date (subject to reduction as set forth in Section 10), it being understood that contemporaneously with the establishment or increase of such Initial Term Commitments, Initial Term Loans in an amount equal to such Initial Term Commitments shall be funded in accordance with the Credit Agreement (as amended hereby) and such Initial Term Commitments shall terminate as a result of such funding.

9.2 Replacement of Schedule 1.1(a) of the Credit Agreement. Effective as of the Aggregate Increase Date, Schedule 1.1(a) to the Credit Agreement shall be replaced in its entirety in the form attached as Schedule 1.1(a)(iii) hereto, and Schedule 1.1(a)(iii) hereto shall be deemed to be attached as Schedule 1.1(a) to the Credit Agreement. After giving effect to this First Amendment, the amendments to the Credit Agreement set forth in Section 3 hereof and any Borrowings made on the Aggregate Increase Date, (a) each Lender (including each New Lender) who holds Loans in an aggregate amount less than its Applicable Percentage of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s (including each New Lender’s) participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage, and (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Revolving Credit Exposure and Term Loan Exposure as applicable to each Lender (including each New Lender) equals its Applicable Percentage of the aggregate Revolving Credit Exposure and Term Loan Exposure, as applicable of all of the Lenders.

Section 10. Commitment Reductions for Debt or Equity Proceeds. Notwithstanding anything to the contrary herein, if at any time after the First Amendment Effective Date and prior to the Aggregate Increase Date, the Credit Parties receive any Net Cash Proceeds from the issuance of any Indebtedness not permitted to be incurred under the Credit Agreement or Indebtedness that is permitted under Section 10.1(l) (to the extent the principal amount of such Indebtedness is in excess of $5,000,000), Section 10.1(m)(i) or Section 10.1(x), in each case, of the Credit Agreement or net cash proceeds from the issuance of Equity Interests of the Borrower, then, with respect to the amount of such net proceeds equal to the sum of the aggregate unfunded Initial Term Commitments and Initial Term Loans then-outstanding: (a) if no Initial Term Loans have been funded, the Initial Term Commitments hereunder shall automatically be reduced on a dollar-for-dollar basis with respect to such proceeds so received and any accompanying amendments to Schedule 1.1(a) of the Credit Agreement shall be automatically amended to reflect such reduction, (b) if only one of the Sabinal Increase Date or the IKAV Increase Date shall have occurred, then first such proceeds shall be applied to prepay the Initial Term Loans as set forth in Section 5.2(h) of the Credit Agreement, as amended hereby and second, the amount of unfunded Initial Term Commitments hereunder shall automatically be reduced on a dollar-for-dollar basis with respect to such proceeds so received and any accompanying amendments to Schedule 1.1(a) of the Credit Agreement shall be automatically amended to reflect such reduction and (c) following the Aggregate Increase Date, such proceeds shall be applied to prepay the Initial Term Loans as set forth in Section 5.2(h) of the Credit Agreement, as amended hereby.

Section 11. New Lenders. The New Lenders hereby join in, become a party to, and agree to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Credit Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if the New Lenders were original signatories thereto. The New Lenders hereby appoint and authorize the Administrative Agent to take such action as the Administrative Agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. The New Lenders represent and warrant that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this First Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.19 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this First Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the First Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Credit Documents and have the rights and obligations of a Lender thereunder.

Section 12. Consent to Specified Contracts.

12.1 Notwithstanding anything to the contrary herein or in any other Credit Document, including in Section 8.18 or Section 9.18, in each case, of the Credit Agreement, including as amended hereby, the Administrative Agent, the Collateral Agent and each Lender (including each New Lender) party hereto acknowledge and agree that, effective as of the IKAV Increase Date, the contracts set forth in Schedule 2 hereto (as may be amended, supplemented, or otherwise modified from time to time as permitted under Section 12.2, the “Specified Contracts”) are expressly permitted under the Credit Agreement (as amended hereby).

12.2 The Credit Parties hereby agree that (i) they shall not, and shall not permit any of their Restricted Subsidiaries to amend any Specified Contract in a manner that is material and adverse the interests of the Administrative Agent or the Lenders without the consent of the Majority Lenders and the Administrative Agent and (ii) any breach of this Section 12.2 shall constitute an “Event of Default” under Section 11.3 of the Credit Agreement, as amended hereby.

Section 13. Fall 2025 Outside Date and Fall 2025 Scheduled Redetermination. If neither of the Sabinal Increase Date nor the IKAV Increase Date occurs on or prior to the Fall 2025 Outside Date, then (a) each New Lender shall (i) automatically, and without further action by any Person, cease to be a Lender under the Credit Agreement (as amended hereby) and (ii) have no further obligations with respect to this First Amendment or the Credit Agreement (as amended hereby), (b) Schedule 1.1(a) of the Credit Agreement (as amended hereby) shall automatically be deemed amended to reflect the removal of each New Lender therefrom and (c) the Initial Term Commitments shall be automatically terminated. The parties hereto agree that (x) the Scheduled Redetermination scheduled to occur on or about October 1, 2025 shall not occur prior to the earlier of (i) the Aggregate Increase Date or (ii) the date immediately following the Fall 2025 Outside Date and (y) if both of the Fall 2025 Acquisitions have not closed on or prior to the Fall 2025 Outside Date, the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about October 1, 2025 shall occur promptly after the Fall 2025 Outside Date.

Section 14. Miscellaneous.

14.1 Confirmation.  The provisions of the Credit Agreement, as amended by this First Amendment, shall remain in full force and effect following the First Amendment Effective Date.

14.2 Ratification and Affirmation; Representations and Warranties.  Each Credit Party hereby: (a) acknowledges the terms of this First Amendment; (b) ratifies and affirms its obligations under, and acknowledges its continued liability under, each Credit Document to which it is a party and agrees that each such Credit Document remains in full force and effect as expressly amended hereby; (c) agrees that from and after the First Amendment Effective Date, each reference to the Credit Agreement in the other Credit Documents shall be deemed to be a reference to the Credit Agreement, as amended by this First Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this First Amendment: (i) the representations and warranties set forth in each Credit Document to which it is a party are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof) except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date and (ii) no Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing. The execution, delivery and effectiveness of this First Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Credit Documents.

14.3 Counterparts.  This First Amendment may be executed by one or more of the parties to this First Amendment on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment by fax, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this First Amendment.

14.4 Integration. This First Amendment and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

14.5 GOVERNING LAW.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

14.6 Payment of Expenses.  In accordance with Section 13.5 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this First Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees, charges and disbursements of counsel to the Administrative Agent.

14.7 Severability.  Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.8 Successors and Assigns.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

14.9 Credit Document. This First Amendment is a “Credit Document” as defined and described in the Credit Agreement, and all of the terms and provisions of the Credit Agreement relating to Credit Documents shall apply hereto.

14.10 Interpretation. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this First Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed, effective as of the First Amendment Effective Date.

BORROWER:	MACH NATURAL RESOURCES LP

	By:	Mach Natural Resources GP LLC, its general partner

	By:	/s/ Kevin White
	Name:	Kevin White
	Title:	Chief Financial Officer

GUARANTORS:	MACH NATURAL RESOURCES
INTERMEDIATE LLC, a Delaware limited liability company

	By:	Mach Natural Resources LP, its sole member

	By:	Mach Natural Resources GP LLC, its general partner

	By:	/s/ Kevin White
	Name:	Kevin White
	Title:	Chief Financial Officer

MACH NATURAL RESOURCES HOLDCO LLC,
a Delaware limited liability company

	By:	Mach Natural Resources Intermediate LLC, its sole member

	By:	Mach Natural Resources LP, its sole member

	By:	Mach Natural Resources GP LLC, its general partner

	By:	/s/ Kevin White
	Name:	Kevin White
	Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

BCE-MACH LLC,
BCE-MACH II LLC,
BCE-MACH III LLC,
each, a Delaware limited liability company

By:	Mach Natural Resources Holdco LLC, its sole member

By:	Mach Natural Resources Intermediate LLC, its sole member

By:	Mach Natural Resources LP, its sole member

By:	Mach Natural Resources GP LLC, its general partner

By:	/s/ Kevin White
Name:	Kevin White
Title:	Chief Financial Officer

BCE-MACH III MIDSTREAM HOLDINGS LLC, a Delaware limited liability company

By:	BCE-Mach III LLC, its sole member

By:	Mach Natural Resources Holdco LLC, its sole member

By:	Mach Natural Resources Intermediate LLC, its sole member

By:	Mach Natural Resources LP, its sole member

By:	Mach Natural Resources GP LLC, its general partner

By:	/s/ Kevin White
Name:	Kevin White
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

RINGWOOD GATHERING COMPANY, LLC,
TIMBERLAND GATHERING & PROCESSING COMPANY, LLC,
each, a Delaware limited liability company

By:	BCE-Mach III Midstream Holdings LLC, its sole member

By:	BCE-Mach III LLC, its sole member

By:	Mach Natural Resources Holdco LLC, its sole member

By:	Mach Natural Resources Intermediate LLC, its sole member

By:	Mach Natural Resources LP, its sole member

By:	Mach Natural Resources GP LLC, its general partner

By:	/s/ Kevin White
Name:	Kevin White
Title:	Chief Financial Officer

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

Administrative Agent:	TRUIST BANK, as Administrative Agent and Collateral Agent

	By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

LENDERS:	TRUIST BANK, as a Lender and an Issuing Bank

	By:	/s/ John Kovarik
	Name:	John Kovarik
	Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By:	/s/ Kristin Oswald
Name:	Kristin Oswald
Title:	Senior Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

CITIZENS BANK, N.A., as a Lender

By:	/s/ Cameron Spence
Name:	Cameron Spence
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

KEYBANK NATIONAL ASSOCIATION, as a Lender and an Issuing Bank

By:	/s/ David M. Bornstein
Name:	David M. Bornstein
Title:	Senior Vice President

[signature page to first amendment to credit agreement –

mach natural resources lp]

MIDFIRST BANK, as a Lender and an Issuing Bank

By:	/s/ Chad Dayton
Name:	Chad Dayton
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

WELLS FARGO BANK, N.A., as a Lender and an Issuing Bank

By:	/s/ Matthew Denkler
Name:	Matthew Denkler
Title:	Executive Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

TEXAS CAPITAL BANK, as a Lender and an Issuing Bank

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Ryan Watson
Name:	Ryan Watson
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

REGIONS BANK, as a Lender

By:	/s/ Cody Chance
Name:	Cody Chance
Title:	Managing Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

FLAGSTAR BANK, N.A., as a Lender

By:	/s/ Meghan Jackson
Name:	Meghan Jackson
Title:	Senior Vice President

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

BANK OZK, as a New Lender

By:	/s/ George E. McKean
Name:	George E. McKean
Title:	Executive Managing Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

BANK OF AMERICA, N.A., as a New Lender

By:	/s/ Greg Smothers
Name:	Greg Smothers
Title:	Director

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

ROYAL BANK OF CANADA, as a New Lender

By:	/s/ Kristian Spivey
Name:	Kristian Spivey
Title:	Authorized Signatory

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

MORGAN STANLEY SENIOR FUNDING INC., as a New Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

UMB BANK, N.A., as a New Lender

By:	/s/ Zachary S. Leard
Name:	Zachary S. Leard
Title:	Vice President

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

MACQUARIE BANK LIMITED, as a New Lender

By:	/s/ Charles Angus Pickard
Name:	Charles Angus Pickard
Title:	Executive Director

By:	/s/ Avril Chung
Name:	Avril Chung
Title:	Managing Director, Signed in London POA 3507

(MBL POA #3507 dated 15 January 2025, signed in London)

[Signature Page to First Amendment to Credit Agreement –

Mach Natural Resources LP]

ANNEX A to FIRST AMENDMENT

ANNEX A

AMENDED CREDIT AGREEMENT

[attached]

CREDIT AGREEMENT

Dated as of February 27, 2025

among

MACH NATURAL RESOURCES LP
as the Borrower,

The Several Lenders
from Time to Time Parties Hereto,

and

TRUIST BANK,
as Administrative Agent, Collateral Agent, an Issuing Bank and a Co-Syndication Agent

TRUIST Securities, Inc.,

as sole and exclusive Bookrunner and as a Joint Lead Arranger

Capital One, National Association,
Citizens Bank, N.A., KeyBanc Capital Markets Inc.,
MidFirst Bank, BANK OZK,
U.S. Bank National Association and
WELLS fARGO sECURITIES, LLC,

as Joint Lead Arrangers and Co-Syndication Agents

TABLE OF CONTENTS

		Page
Section 1. Definitions.		1

1.1	Defined Terms	1
1.2	Other Interpretive Provisions	60
1.3	Accounting Terms	61
1.4	Rounding	61
1.5	References to Agreements, Laws, Etc	61
1.6	Times of Day	61
1.7	Timing of Payment or Performance	61
1.8	Classification of Loans and Borrowings	61
1.9	Hedging Requirements Generally	62
1.10	Certain Determinations	62
1.11	Pro Forma and Other Calculations	62
1.12	Rates	62
1.13	Divisions	63
1.14	Letter of Credit Amounts	63
		63
Section 2. Amount and Terms of Credit		63

2.1	Commitments	63
2.2	Minimum Amount of Each Borrowing; Maximum Number of Borrowings	64
2.3	Notice of Borrowing	64
2.4	Disbursement of Funds	65
2.5	Repayment of Loans; Evidence of Debt	65
2.6	Conversions and Continuations	67
2.7	Pro Rata Borrowings	68
2.8	Interest	68
2.9	Interest Periods	69
2.10	Increased Costs, Illegality, Changed Circumstances, Etc	69
2.11	Compensation	72
2.12	Change of Lending Office	72
2.13	Notice of Certain Costs	72
2.14	Borrowing Base	73
2.15	Defaulting Lenders	76
2.16	Termination, Revision and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Revolving Commitment Amount	78
2.17	Term Loan Facility	83
2.18	Extension of Term Loans	86

Section 3. Letters of Credit		88

3.1	Letters of Credit	88
3.2	Letter of Credit Applications	89
3.3	Letter of Credit Participations	89
3.4	Agreement to Repay Letter of Credit Drawings	91
3.5	New or Successor Issuing Bank	92
3.6	Role of Issuing Bank	93
3.7	Cash Collateral	93
3.8	Applicability of ISP and UCP	94
3.9	Conflict with Issuer Documents	94
3.10	Letters of Credit Issued for Subsidiaries	94
3.11	Increased Costs	94
3.12	Independence	94

A-i

Section 4. Fees.		95

4.1	Fees	95

Section 5. Payments.		95

5.1	Voluntary Prepayments	95
5.2	Mandatory Prepayments	96
5.3	Method and Place of Payment	99
5.4	Net Payments	99
5.5	Computations of Interest and Fees	102
5.6	Limit on Rate of Interest	102

Section 6. Conditions Precedent to Initial Borrowing.		102

Section 7. Conditions Precedent to All Subsequent Credit Events.		106

Section 8. Representations, Warranties and Agreements		106

8.1	Existence, Qualification and Power	106
8.2	Corporate Power and Authority; Enforceability; Binding Effect	107
8.3	No Violation	107
8.4	Litigation	107
8.5	Margin Regulations	107
8.6	Governmental Authorization	107
8.7	Investment Company Act	107
8.8	True and Complete Disclosure	107
8.9	Tax Matters	108
8.10	Compliance with ERISA	108
8.11	Subsidiaries	108
8.12	Intellectual Property	109
8.13	Environmental Laws	109
8.14	Properties	109
8.15	Solvency	110
8.16	Security Documents; Restrictions on Liens	110
8.17	Gas Imbalances, Prepayments	110
8.18	Marketing of Production	110
8.19	Financial Statements	110
8.20	OFAC; Patriot Act; FCPA; Use of Proceeds	111
8.21	Hedge Agreements	111
8.22	Affected Financial Institutions	111
8.23	Compliance with Laws and Agreements; No Default	111
8.24	Insurance	111
8.25	Foreign Operations	111
8.26	Well Bores	111
8.27	Accounts	111

Section 9. Affirmative Covenants		112

9.1	Information Covenants	112
9.2	Books, Records and Inspections	117
9.3	Maintenance of Insurance	117
9.4	Payment of Obligations; Performance of Obligations under Credit Documents	118
9.5	Preservation of Existence, Compliance, Etc	118
9.6	Compliance with Requirements of Law	118
9.7	ERISA	118
9.8	Maintenance of Properties	119
9.9	Compliance with Environmental Laws	119
9.10	Additional Guarantors and Collateral	120
9.11	Use of Proceeds	121
9.12	Further Assurances	122
9.13	Reserve Reports	122
9.14	Title Information	124
9.15	Deposit Account, Securities Account and Commodity Account Control Agreements	125
9.16	Minimum Hedged Volumes	125

A-ii

9.17	Unrestricted Subsidiaries	126
9.18	Marketing Activities	126
9.21	Transactions with Affiliates	127
9.22	Keepwell	128

Section 10. Negative Covenants.		129

10.1	Limitation on Indebtedness	129
10.2	Limitation on Liens	132
10.3	Limitation on Fundamental Changes	135
10.4	Limitation on Sale of Assets	136
10.5	Limitation on Investments	139
10.6	Limitation on Restricted Payments	142
10.7	Limitations on Debt Payments and Amendments	145
10.8	Negative Pledge Agreements	146
10.9	Limitation on Subsidiary Distributions	147
10.10	Hedge Agreements	148
10.11	Financial Covenants	150
10.12	Amendments to Organization Documents and Management Services Agreement	150
10.13	Sale or Discount of Receivables	150
10.14	Gas Imbalances	150
10.15	ERISA Compliance	151
10.16	Accounts	151
10.17	Sanctions & Anti-Corruption Laws	151
10.18	Status of the Borrower	152
10.19	Foreign Subsidiaries	152

Section 11. Events of Default		152

11.1	Payments	152
11.2	Representations, Etc	152
11.3	Covenants	152
11.4	Default Under Other Agreements	153
11.5	Bankruptcy, Etc	153
11.6	ERISA	153
11.7	Credit Documents	154
11.8	Security Documents	154
11.9	Judgments	154
11.10	Change of Control	154
11.11	Intercreditor Agreements	154
11.12	Application of Proceeds	155

Section 12. The Agents		156

12.1	Appointment	156
12.2	Delegation and Nature of Duties	156
12.3	Exculpatory Provisions	157
12.4	Reliance by Agents	158
12.5	Notice of Default	158
12.6	Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders	159
12.7	Indemnification	160
12.8	Agents in Its Individual Capacities	160
12.9	Successor Agents	161
12.10	Security Documents and Collateral Agent under Security Documents and Guarantee	162
12.11	Right to Realize on Collateral and Enforce Guarantee	162
12.12	Administrative Agent May File Proofs of Claim	162
12.13	Certain ERISA Matters	163
12.14	Credit Bidding	163
12.15	Erroneous Payments	164

A-iii

Section 13. Miscellaneous.		167

13.1	Amendments, Waivers and Releases	167
13.2	Notices	168
13.3	No Waiver; Cumulative Remedies	169
13.4	Survival of Representations and Warranties	169
13.5	Payment of Expenses; Indemnification	169
13.6	Successors and Assigns; Participations and Assignments	171
13.7	Replacements of Lenders under Certain Circumstances	176
13.8	Adjustments; Set-off	177
13.9	Counterparts	178
13.10	Severability	178
13.11	Integration	178
13.12	GOVERNING LAW	178
13.13	Submission to Jurisdiction; Waivers	178
13.14	Acknowledgments	179
13.15	WAIVERS OF JURY TRIAL	180
13.16	Confidentiality	180
13.17	Release of Collateral and Guarantee Obligations	181
13.18	Patriot Act	182
13.19	Payments Set Aside	182
13.20	Reinstatement	182
13.21	Disposition of Proceeds	182
13.22	Collateral Matters; Hedge Agreements	182
13.23	Agency of the Borrower for the Other Credit Parties	182
13.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	183
13.25	Acknowledgement Regarding Any Supported QFCs	183
13.26	Electronic Signatures	184
13.27	Interest Rate Limitation	184

SCHEDULES

Schedule 1.1(a)	Commitments
Schedule 1.1(b)	Excluded Equity Interests
Schedule 1.1(c)	Closing Date Subsidiary Guarantors
Schedule 1.1(d)	Existing Letters of Credit
Schedule 1.1(e)	Closing Date Unrestricted Subsidiaries
Schedule 8.4	Litigation
Schedule 8.10(a)	Closing Date ERISA Matters
Schedule 8.11	Subsidiaries
Schedule 8.14	Properties
Schedule 8.17	Closing Date Gas Imbalance
Schedule 8.18	Closing Date Marketing Agreements
Schedule 8.21	Closing Date Hedge Agreements
Schedule 8.26	Accounts
Schedule 9.21	Closing Date Affiliate Transactions
Schedule 10.1	Closing Date Indebtedness
Schedule 10.2(d)	Closing Date Liens
Schedule 10.5(d)	Closing Date Investments
Schedule 10.8	Closing Date Negative Pledge Agreements
Schedule 10.15(c)	Continuing ERISA Plans
Schedule 13.2	Notice Addresses

EXHIBITS

Exhibit A	Form of Reserve Report Certificate
Exhibit B	Form of Notice of Borrowing
Exhibit C	Form of Guarantee
Exhibit D	Form of Mortgage/Deed of Trust
Exhibit E	Form of Security Agreement
Exhibit F	Form of Assignment and Assumption
Exhibit G	Form of Promissory Note
Exhibit H	Form of Solvency Certificate
Exhibit I	Form of Non-Bank Tax Certificate
Exhibit J	[reserved]
Exhibit K	Form of Elected Revolving Commitment Increase Certificate
Exhibit L	Form of Additional Lender Certificate

A-iv

This CREDIT AGREEMENT, dated as of February 27, 2025, among Mach Natural Resources LP, a Delaware limited partnership (the “Borrower”), the banks, financial institutions and other lending institutions from time to time parties as lenders hereto (each a “Lender” and, collectively, the “Lenders”) and Truist Bank (“Truist”), as administrative agent and collateral agent for the Lenders and an Issuing Bank, and each other Issuing Bank from time to time party hereto.

WHEREAS, the Borrower has requested that the Lenders and the Issuing Banks extend credit to the Borrower as described in this Agreement and the Lenders are willing to make available to the Borrower such revolving credit and letter of credit facilities, in each case, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. Definitions.

1.1 Defined Terms.

As used herein, the following terms shall have the meanings specified below:

“ABR” shall mean for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus ½ of one percent (1.00%), (b) the Prime Rate in effect on such day and (c) Term SOFR for a one-month tenor in effect on such day plus one percent (1.00%). Any change in the ABR due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall take effect at the opening of business on the day specified in the public announcement of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.10 (for the avoidance of doubt, only until any amendment has become effective pursuant to Section 2.10(d)), then the ABR shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided further, that if ABR shall be less than one percent (1.00%), such rate shall be deemed to be one percent (1.00%) for purposes of this Agreement.

“ABR Loan” shall mean each Loan bearing interest based on the ABR.

“ABR Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Acceptable Commodity Hedge Agreements” shall mean Specified Hedge Agreements and Hedge Agreements entered into with Approved Counterparties in respect of Hydrocarbons for the purpose of reducing the Credit Parties’ commodity price risk in respect of crude oil or natural gas.

“Acceptable Security Interest” shall mean a first priority, perfected Mortgage; provided that Liens which are permitted by the terms of Section 10.2 may exist and have whatever priority such Liens have at such time under applicable law.

“Additional Revolving Lender” shall have the meaning provided in Section 2.16(c)(i).

“Additional Term Lender” shall have the meaning provided in Section 2.17(c).

“Adjusted Consolidated Net Tangible Assets” shall mean (without duplication), as of the date of determination, the difference of Consolidated Total Assets minus the value of any assets or Property of the Borrower and its Restricted Subsidiaries on a consolidated basis that would be classified as intangible assets in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 9.1(a) or (b).

“Administrative Agent” shall mean Truist, as the administrative agent for the Lenders under this Agreement and the other Credit Documents, or any successor administrative agent appointed in accordance with the provisions of Section 12.9.

“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 13.2, or such other address or account as the Administrative Agent may from time to time notify in writing to the Borrower and the Lenders.

“Administrative Questionnaire” shall mean, for each Lender, an administrative questionnaire in a form approved by the Administrative Agent.

“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of Voting Equity, by contract or otherwise. “Controlling” and “controlled” shall have meanings correlative thereto. Notwithstanding anything to the contrary herein, no Person (or any of its Subsidiaries) whose Equity Interests are publicly traded shall be considered an Affiliate of another Person (or any of its Subsidiaries) whose Equity Interests are publicly traded.

“Agent-Related Party” shall mean, with respect to any Agent, its Affiliates and the officers, directors, employees, agents, attorney-in-fact, partners, trustees and advisors of such Agent and of such Agent’s Affiliates.

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Aggregate Commitment Percentage” shall mean, with respect to any Lender at any time, the fraction expressed as a percentage, (a) the numerator of which is the sum of (i) the unused Revolving Commitment of such Lender, (ii) such Lender’s Revolving Credit Exposure and (iii) such Lender’s Term Loan Exposure, and (b) the denominator of which is the Total Credit Exposure.

“Aggregate Elected Revolving Commitment Amount” shall mean, at any time, an amount equal to the sum of the aggregate Elected Revolving Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.16. The Aggregate Elected Revolving Commitment Amount as of the Closing Date is $750,000,000.

“Aggregate Increase Date” has the meaning given to such term in the First Amendment.

“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.16. The Aggregate Maximum Credit Amounts of the Lenders as of the Closing Date is $2,000,000,000.

“Agreement” shall mean this Credit Agreement, as may be amended, restated, amended and restated, extended, replaced, exchanged, refinanced, supplemented or otherwise modified from time to time.

“Applicable Margin” shall mean, for any day, with respect to:

(i) any ABR Revolving Loan or SOFR Revolving Loan, as the case may be, or the Commitment Fee Rate, the rate per annum set forth in the grid below based upon the Borrowing Base Utilization Percentage in effect on such day:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	X < 25%	25% < X < 50%	50% < X < 75%	75% < X < 90%	X > 90%
SOFR Loans	3.00%	3.25%	3.50%	3.75%	4.00%
ABR Loans	2.00%	2.25%	2.50%	2.75%	3.00%
Commitment Fee Rate	0.50%	0.50%	0.50%	0.50%	0.50%

Each change in the Commitment Fee Rate or Applicable Margin resulting from a change in the Borrowing Base Utilization Percentage shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

The Applicable Margin for ABR Revolving Loans and SOFR Revolving Loans (but not the Commitment Fee Rate) shall be automatically reduced by 0.25% per annum at each utilization level upon the issuance of Permitted Additional Debt in the form of unsecured senior notes in an aggregate principal amount of not less than $400,000,000;

(ii) (A) any Initial Term Loan that is an ABR Loan hereunder, 3.00% per annum, and (B) any Initial Term Loan that is a SOFR Loan hereunder, 4.00% per annum; provided that, on the date that is three (3) months after the earlier to occur of the Sabinal Increase Date or the IKAV Increase Date, and on each date occurring at three-month intervals thereafter, in each case to the extent that any Initial Term Loans remain outstanding, the Applicable Margin with respect to Initial Term Loans as set forth in both the foregoing clauses (A) and (B) shall increase by 0.25% on each such date; and

(iii) any Term Loan (other than the Initial Term Loans), the rate per annum as set forth in the applicable Term Loan Amendment.

“Applicable Maturity Date” shall mean, when used in reference to any Loan, the Maturity Date applicable to such Loan.

“Approved Bank” shall have the meaning assigned to such term in the definition of “Permitted Investments”.

“Approved Counterparty” shall mean (a) any Hedge Bank, (b) any Person (other than a Hedge Bank) whose long term senior unsecured debt rating is A-/A3 by S&P or Moody’s (or their equivalent) or higher at the time of entering into any Hedge Agreement and whose Hedge Agreements remain unsecured and do not contain margin call rights and (c) any counterparty to any Specified Hedge Agreement as of the First Amendment Effective Date or any Affiliate thereof.

“Approved Funds” shall mean any Fund that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Approved Petroleum Engineers” shall mean (a) Netherland, Sewell & Associates, Inc., (b) Cawley, Gillespie & Associates, Inc., (c) DeGolyer and MacNaughton, (d) Ryder Scott Company, L.P., and (e) at the Borrower’s option, any other independent petroleum engineers selected by the Borrower and reasonably acceptable to the Administrative Agent.

“Arrangers” shall mean (a) Capital One, National Association, Citizens Bank, N.A., KeyBanc Capital Markets Inc., MidFirst Bank, Bank OZK, U.S. Bank National Association, and Wells Fargo Securities, LLC, each in its capacity as a joint lead arranger and co-syndication agent in respect of the Facility, (b) Truist Securities, Inc. in its capacity as sole and exclusive bookrunner and a joint lead arranger in respect of the Facility and (c) Truist Bank in its capacity as a co-syndication agent in respect of the Facility.

“Assignment and Assumption” shall mean an assignment and assumption substantially in the form of Exhibit F or such other form as may be approved by the Administrative Agent.

“Attorney Costs” shall mean all reasonable and documented out-of-pocket fees, expenses and disbursements of any law firm or other external legal counsel.

“Authorized Officer” shall mean as to any Person, the President, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the Treasurer, the Assistant or Vice Treasurer, the Vice President-Finance, the General Counsel, any Senior Vice President, any Executive Vice President and any manager, managing member or general partner, in each case, of such Person, and any other senior officer designated as such in writing to the Administrative Agent by such Person. Any document delivered hereunder that is signed by an Authorized Officer shall be conclusively presumed to have been authorized by all necessary corporate, limited liability company, partnership and/or other action on the part of the Borrower or any other Credit Party and such Authorized Officer shall be conclusively presumed to have acted on behalf of such Person. To the extent applicable, all references to an Authorized Officer of the Borrower shall be deemed to refer to an Authorized Officer of the General Partner on behalf of the Borrower.

“Auto-Extension Letter of Credit” shall have the meaning provided in Section 3.2(b).

“Available Borrowing Base” shall mean, at any time, the Borrowing Base then in effect minus the Total Term Loan Exposures at such time (if any) minus the aggregate principal amount of all Permitted Pari Term Loan Debt outstanding at such time (if any).

“Available Revolving Commitment” shall mean, at any time, (a) the Total Revolving Commitments at such time minus (b) the Total Revolving Credit Exposures at such time.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.10(d)(iv).

“Availability” shall mean amount (if positive) equal to the Loan Limit less Total Revolving Credit Exposure.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Price Deck” shall mean the Administrative Agent’s most recent internal price deck on a forward curve basis for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time in accordance with the terms of this Agreement.

“Bankruptcy Code” shall have the meaning provided in Section 11.5.

“Bankruptcy Plan” shall have the meaning provided in Section 12.12.

“Benchmark” shall mean, initially, the Term SOFR Reference Rate; provided that, if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” shall mean the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.10(d)(i).

“Benchmark Replacement” shall mean, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” shall mean the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” shall mean, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” shall mean, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.10(d) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.10(d).

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Benefited Lender” shall have the meaning provided in Section 13.8(a).

“BHC Act Affiliate” of a party shall mean an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Board of Directors” shall mean, as to any Person, the board of directors or other governing body of such Person, or if such Person is owned or managed by a single entity, the board of directors or other governing body of such entity.

“Borrower” shall have the meaning provided in the introductory paragraph hereto.

“Borrowing” shall mean the incurrence of one Type and Class of Loan on a given date (or resulting from conversions on a given date) having, in the case of SOFR Loans, the same Interest Period (provided that ABR Loans incurred pursuant to Section 2.10(b) shall be considered part of any related Borrowing of SOFR Loans).

“Borrowing Base” shall mean, at any time, an amount determined in accordance with Section 2.14, as may be adjusted from time to time pursuant to Section 2.14. As of the Closing Date, the Borrowing Base is $750,000,000.

“Borrowing Base Deficiency” occurs if, at any time, (a) (i) the Total Revolving Credit Exposures at such time plus (ii) the Total Term Loan Exposures at such time (if any) plus (iii) the aggregate principal amount of Permitted Pari Term Loan Debt outstanding at such time (if any) exceeds (b) the Borrowing Base then in effect. The amount of the Borrowing Base Deficiency is the amount by which the sum of the foregoing clause (a) exceeds the Borrowing Base then in effect.

“Borrowing Base Midstream Assets” shall mean Midstream Assets that are used to provide material services to the Borrowing Base Properties.

“Borrowing Base Properties” shall mean the Oil and Gas Properties of the Credit Parties included in the Initial Reserve Report and thereafter in the Reserve Report most recently delivered pursuant to Section 2.14 or Section 9.13 and the First Amendment, as applicable.

“Borrowing Base Reduction Debt” shall mean Permitted Additional Debt issued or incurred in accordance with Sections 10.1(m) (other than Permitted Additional Debt in an aggregate principal amount not to exceed $10,000,000 and any Permitted Refinancing Indebtedness in respect of such Permitted Additional Debt).

“Borrowing Base Reduction Notice” shall have the meaning provided in Section 5.2(b).

“Borrowing Base Utilization Percentage” shall mean, as of any day, the fraction expressed as a percentage, (a) the numerator of which is the Total Revolving Credit Exposures on such day plus the Total Term Loan Exposures at such time (if any) plus the aggregate principal amount of all Permitted Pari Term Loan Debt outstanding at such time (if any) and (b) the denominator of which is the Borrowing Base on such day.

“Borrowing Base Value” shall mean, (a) with respect to any Oil and Gas Property of the Borrower, or any Guarantor, the value attributed to such Oil and Gas Property in the most recent Borrowing Base redetermination or adjustment, as determined by the Administrative Agent and (b) with respect to any Hedge Agreement of the Borrower or any Guarantor in respect of commodities, the value attributable to such Hedge Agreement in the most recent Borrowing Base redetermination or adjustment, as determined by the Administrative Agent; provided that (x) any Borrowing Base Value calculation by the Administrative Agent that would result in a reduction of the Borrowing Base pursuant to Section 2.14(f)(i) or (ii) shall be submitted to the Lenders for approval and (y) the failure of the Required Lenders to object to such Borrowing Base Value within five (5) Business Days shall be deemed to be an approval of such Borrowing Base Value by the Lenders.

“Budget” shall have the meaning provided in Section 9.1(p).

“Building” shall have the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Business Day” shall mean any day excluding Saturday, Sunday and any other day on which banking institutions in New York City, New York or Oklahoma City, Oklahoma are authorized by law or other governmental actions to close.

“Cash Collateralize” shall have the meaning provided in Section 3.7(c).

“Cash Management Agreement” shall mean any agreement entered into from time to time by the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with cash management services for collections, other Cash Management Services and for operating, payroll and trust accounts of such Person, including automatic clearing house services, controlled disbursement services, electronic funds transfer services, lockbox services, stop payment services and wire transfer services.

“Cash Management Bank” shall mean any Person that either (a) at the time it provides Cash Management Services, (b) on the Closing Date or (c) at any time after it has provided any Cash Management Services, is a Lender or an Agent or an Affiliate of a Lender or an Agent.

“Cash Management Obligations” shall mean obligations owed by the Borrower or any Restricted Subsidiary to any Cash Management Bank in connection with, or in respect of, any Cash Management Services.

“Cash Management Services” shall mean (a) commercial credit cards, merchant card services, purchase or debit cards, including non-card e-payables services, (b) treasury management services (including controlled disbursement, overdraft, automated clearing house fund transfer services, return items and interstate depository network services) and (c) any other demand deposit or operating account relationships or other cash management services, including any Cash Management Agreement.

“Cash Receipts” shall mean all cash received by or on behalf of the Credit Parties, including without limitation: (a) amounts payable under or in connection with any Oil and Gas Properties; (b) cash representing operating revenue earned or to be earned by the Credit Parties; (c) proceeds from Loans; and (d) any other cash received by the Credit Parties from whatever source (including amounts received in respect of the liquidation of any Hedge Agreement and amounts received in respect of any disposition of assets), other than amounts described in the definition of “Excluded Accounts” which are deposited in Excluded Accounts.

“Casualty Event” shall mean, with respect to any Collateral, (a) any damage to, destruction of, or other casualty or loss involving, any property or asset or (b) any seizure, condemnation, confiscation or taking under the power of eminent domain of, or any requisition of title or use of, or relating to, or any similar event in respect of, any property or asset.

“Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the Closing Date, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation, implementation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender with any guideline, request, directive or order enacted or promulgated after the Closing Date by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law); provided that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) and all guidelines, requests, directives, orders, rules and regulations adopted, enacted or promulgated in connection therewith shall be deemed to have gone into effect after the Closing Date regardless of the date adopted, enacted or promulgated and shall be included as a Change in Law but solely for such costs that would have been included if they would have otherwise been imposed under clauses (a)(ii) and (c) of Section 2.10 or Section 3.11 and only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a)(ii) and (c) of Section 2.10 or Section 3.11 generally on other borrowers of comparable loans under United States reserve based credit facilities under credit agreements having similar reimbursement provisions.

“Change of Control” shall mean and be deemed to have occurred if:

(a) the Permitted Holders (or any combination of Permitted Holders) cease to have either direct or indirect beneficial ownership (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date) of Equity Interests representing a majority of the total Voting Equity of the General Partner; or

(b) the General Partner ceases to be the sole general partner of the Borrower; or

(c) a “change of control” (or any other defined term describing a similar event or having a similar purpose or meaning) shall occur under any Material Indebtedness or Permitted Pari Term Loan Debt.

Notwithstanding the preceding or, with respect to clause (ii) below, any provision of Section 13d-3 or 13d-5 of the Exchange Act:

(i) a conversion of the Borrower from a limited partnership to a limited liability company or corporation shall not constitute a “Change of Control” or, following the IPO Corp. Formation Transactions, the conversion of IPO Corp. from a limited partnership to a limited liability company or corporation, so long as following such conversion no person or “group” (within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act as in effect on the Closing Date), other than the Post-Conversion Permitted Holders (or any combination of the Post-Conversion Permitted Holders), beneficially owns (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date) more than 35%, on a fully diluted basis, of the total Voting Equity of the Borrower; provided that, from and after the consummation of such a conversion clauses (a) and (b) of the definition of “Change of Control” shall cease to be of effect and shall be replaced by (and a “Change of Control” would thereafter be deemed to occur if) any “person” or “group” (within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act as in effect on the Closing Date), other than the Post-Conversion Permitted Holders (or any combination of the Post-Conversion Permitted Holders), acquires beneficial ownership (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date) more than 35%, on a fully diluted basis, of the total Voting Equity of the Borrower; and

(ii) a Person or group shall not be deemed to beneficially own Equity Interests subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments or Term Commitments and (c) when used with respect to Loans, refers to whether such Loans are Revolving Loans, Term Loans of a given Term Loan Facility, or Extended Term Loans of a given Term Loan Extension Series. Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different Classes or tranches of Commitments corresponding to such Loans.

“Closing Date” shall mean the date on which the conditions precedent of Section 6 have been satisfied except as otherwise agreed or waived pursuant to Section 13.1.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall have the meaning provided for such term in each of the Security Documents and shall include any and all assets securing or intended to secure any or all of the Obligations; provided that with respect to any Mortgages, Collateral (as defined herein), shall include “Deed of Trust Property” or “Mortgaged Property” (in each case, as defined therein).

“Collateral Agent” shall mean Truist Bank, as collateral agent under the Security Documents, or any successor collateral agent appointed in accordance with the provisions of Section 12.9.

“Collateral Coverage Minimum” shall mean that the Mortgaged Properties that are Borrowing Base Properties shall represent at least eighty-five percent (85%) of the PV-10 value (or if the Credit Parties have any Junior Lien Permitted Additional Debt that is Material Indebtedness, ninety percent (90%)) of the Borrowing Base Properties, included either in the Initial Reserve Report or in the most recent Reserve Report delivered to the Administrative Agent, as applicable.

“Commitment” shall mean, with respect to any Lender, such Lender’s Term Commitment or Revolving Commitment, as applicable.

“Commitment Fee” shall have the meaning provided in Section 4.1(a).

“Commitment Fee Rate” shall mean, for any day, with respect to the Available Revolving Commitment on such day, the applicable rate per annum set forth next to the row heading “Commitment Fee Rate” in the definition of “Applicable Margin” and based upon the Borrowing Base Utilization Percentage in effect on such day.

“Commodity Account” shall mean any commodity account maintained by the Credit Parties, including any “commodity accounts” under Article 9 of the UCC. All funds in such Commodity Accounts (other than Excluded Accounts) shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Commodity Accounts.

“Commodity Account Control Agreement” shall have the meaning specified in Section 9.15(a).

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.

“Communications” shall have the meaning provided in Section 13.26.

“Competitor” shall mean any Person that is a bona fide direct competitor of the Borrower or any Restricted Subsidiary in the same industry or a substantially similar industry which offers a substantially similar product or service as the Borrower or any Restricted Subsidiary.

“Confidential Information” shall have the meaning provided in Section 13.16.

“Conforming Changes” shall mean, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Connection Income Taxes” shall mean Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” shall mean, as at any date of determination, without duplication, the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, plus the Available Revolving Commitment then available to be borrowed, but excluding the amount of any non-cash asset under Accounting Standards Codification Topic No. 410 and Accounting Standards Codification Topic No. 815.

“Consolidated Current Liabilities” shall mean, as at any date of determination, without duplication, the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries on such date, but excluding, without duplication, (a) the amount of any non-cash liabilities under Accounting Standards Codification Topic No. 410 and Accounting Standards Codification Topic No. 815, (b) the current portion of current and deferred income taxes, (c) the current portion of any Loans and other long-term liabilities and (d) any non-cash liabilities recorded in connection with stock-based or similar incentive-based compensation awards or arrangements.

“Consolidated EBITDA” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted (and not added back) in calculating such Consolidated Net Income: (i) Consolidated Interest Expense for such period, (ii) an amount equal to the provision for federal, state, and local income and franchise taxes and taxes on profits or capital gains paid or accrued during such period, (iii) depletion, depreciation and amortization for such period (including all amortization of intangible assets and deferred financing fees), (iv) losses from asset Dispositions (excluding Hydrocarbons Disposed of in the ordinary course of business), (v) all other non-cash items reducing such Consolidated Net Income for such period, (vi) non-recurring losses, (vii) fees, costs and expenses incurred with regard to the negotiation, execution and delivery of this Agreement and the other Credit Documents and the other Transactions (including the Transaction Expenses), including the First Amendment and any other amendments thereto, (viii) fees, costs or expenses incurred in connection with any acquisition or other Investment, non-ordinary course Disposition, issuance of Equity Interests or incurrence, refinancing or repayment of Indebtedness (including any amendments to any such Indebtedness) (A) to the extent attributable to the Fall 2025 Acquisitions and any financing therefor or (B) to the extent otherwise permitted under this Agreement in an amount not to exceed $10,000,000 in the aggregate for such period, (ix) business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges) in an amount not to exceed ten percent (10%) of Consolidated EBITDA when taken together with addbacks for such period pursuant to clauses (x) and (xi) below (prior to giving effect to such addbacks pursuant to this clause (ix) and clauses (x) and (xi) below) in the aggregate for such period, (x) the amount of any loss attributable to a new plant or facility, until the date that is 12 months after the date of completing construction of or acquiring such plant or facility, as the case may be; provided that (A) such losses are reasonably identifiable and factually supportable and certified by a responsible officer of the Borrower, (B) losses attributable to such plant or facility after 12 months from the date of completing such construction of or acquiring such plant or facility, as the case may be, shall not be included in this clause (x) and (C) the amount of such addback shall not exceed ten percent (10%) of Consolidated EBITDA when taken together with addbacks for such period pursuant to clause (ix) above and clause (xi) below (prior to giving effect to such addbacks pursuant to this clause (x) and clause (ix) above and clause (xi) below) in the aggregate for such period, (xi) the amount of “run rate” revenue enhancements, cost savings, operating expense reductions and savings from synergies related to mergers and other business combinations, acquisitions, investments, dispositions, divestitures, restructurings, operating improvements, cost savings initiatives and other similar transactions or initiatives (including the modification and renegotiation of contracts and other arrangements) consummated after the Closing Date and projected by the Borrower in good faith to result from actions that have been taken or with respect to which substantial steps have been taken, or are expected to be taken (in the good faith determination of the Borrower) within 12 months after consummation of such merger or other business combination, acquisition, divestiture, restructuring, operating improvement or cost savings initiative or other similar initiative that have been taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower), and projected by the Borrower in good faith to result within 12 months after such actions are taken, in each case, calculated on a pro forma basis as though such revenue enhancements, cost savings, operating expense reductions, and savings from synergies had been realized on the first day of such period, as if such revenue enhancements, cost savings, operating expense reductions and savings from synergies were realized during the entirety of such period, net of the amount of actual benefits realized during such period from such actions; provided that (A) such “run rate” revenue enhancements, cost savings, operating expense reductions and savings from synergies are reasonably identifiable and factually supportable in the good faith judgment of the Borrower and certified by an Authorized Officer of the Borrower, (B) no revenue enhancements, cost savings, operating expense reductions and savings from synergies shall be added pursuant to this clause (xi) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period and (C) the amount of such addback shall not exceed ten percent (10%) of Consolidated EBITDA when taken together with addbacks for such period pursuant to clauses (ix) and (x) above (prior to giving effect to such addbacks pursuant to this clause (xi) and clauses (ix) and (x) above) in the aggregate for such period, (xii) any costs or expenses incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any equity subscription or equity holder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or any if its Restricted Subsidiaries or net cash proceeds of an issuance of Equity Interests of the Borrower or any of its Restricted Subsidiaries (other than Disqualified Stock), and (xiii) in any Test Period in which an IPO Corp. Qualifying IPO occurs, one-time costs associated with commencing Public Company Compliance for IPO Corp.; and minus (b) the following to the extent included in (and not deducted from) calculating such Consolidated Net Income: (i) gains from asset Dispositions (excluding Hydrocarbons Disposed of in the ordinary course of business), (ii) all other non-cash items increasing Consolidated Net Income for such period and (iii) non-recurring gains; provided that, if at any time during such period the Borrower or any Restricted Subsidiary shall have consummated an acquisition or a Disposition, in each case, with respect to which the Borrower has (x) prepared and filed with the SEC pro forma financial statements pursuant to Rule 3-05 (or 3-14) of Regulation S-X and Article 11 of Regulation S-X or (y) has otherwise prepared and filed with the SEC pro forma financial statements in accordance with Article 11 of Regulation S-X, Consolidated EBITDA for such period shall be determined giving pro forma effect to such acquisition or Disposition as if it had occurred on the first (1st) day of such period.

Consolidated EBITDA, as of any date of determination, shall be calculated for the four-fiscal quarter period most recently ended for which financial statements have been delivered pursuant to Section 9.1(a) or (b); provided that notwithstanding the foregoing, Consolidated EBITDA for purposes of determining compliance with Section 10.11(a) shall be calculated for the Test Period ending on the last day of the applicable fiscal quarter.

For the avoidance of doubt, Consolidated EBITDA shall be calculated in accordance with Section 1.11.

“Consolidated Interest Expense” shall mean, with respect to any Person for any period, without duplication, the sum of:

(i) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (A) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (B) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (C) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (D) the interest component of obligations under any Financing Lease, and (E) net payments, if any, made (less net payments, if any, received), pursuant to interest rate Hedge Agreements with respect to Indebtedness, and excluding (F) costs associated with obtaining Hedge Agreements and breakage costs in respect of Hedge Agreements related to interest rates, (G) any expense resulting from the discounting of any Indebtedness in connection with the application of recapitalization accounting or, if applicable, recapitalization or purchase accounting in connection with the Transactions or any acquisition, (H) any “additional interest” or “liquidated damages” with respect to other securities for failure to timely comply with registration rights obligations, (I) amortization or expensing of deferred financing fees, amendment and consent fees, debt issuance costs, commissions, fees and expenses and discounted liabilities, (J) any expensing of bridge, commitment and other financing fees and any other fees related to the Transactions or any acquisitions after the Closing Date, (K) any accretion of accrued interest on discounted liabilities and any prepayment premium or penalty (other than Indebtedness except to the extent arising from the application of purchase or recapitalization accounting) and (L) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or document); plus

(ii) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(iii) interest income of such Person and its Restricted Subsidiaries for such period.

For purposes of this definition, interest on obligations in respect of Financing Leases shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such obligations in accordance with GAAP.

“Consolidated Net Income” shall mean, for any period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, the net income (loss) of the Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses and the net income (loss) of any Person (other than the Borrower or a Restricted Subsidiary) in which the Borrower and its Restricted Subsidiaries own any Equity Interests for that period, except to the extent of the amount of dividends and distributions actually received by the Borrower or a Restricted Subsidiary), provided that the calculation of Consolidated Net Income shall exclude any non-cash charges or losses and any non-cash income or gains, in each case, required to be included in net income of the Borrower and its Subsidiaries as a result of the application of FASB Accounting Standards Codifications 718, 815, 410 and 360, but shall expressly include any cash charges or payments that have been incurred as a result of the termination of any Hedge Agreement.

“Consolidated Secured Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date that is secured by a Lien on the Collateral to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Consolidated Total Assets” shall mean the total assets of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as shown on the most recent consolidated balance sheet of the Borrower delivered pursuant to Section 9.1(a) or (b) (and, in the case of any determination relating to any incurrence of Indebtedness or any Investment or other acquisition, on a pro forma basis including any property or assets being acquired in connection therewith).

“Consolidated Total Debt” shall mean, as of any date of determination, (a) the sum of (without duplication) all Indebtedness of the types described in clause (a) and clause (b) (other than intercompany Indebtedness owing to the Borrower or any Subsidiary), clause (d) (but, in the case of clause (d), only to the extent of any unreimbursed drawings under any letter of credit that has not been cash collateralized), clause (e), clauses (h) through (i) and clause (k) (but, in the case of clause (k) only to the extent of Guarantee Obligations with respect to Indebtedness otherwise included in this definition of “Consolidated Total Debt”) of the definition thereof, in each case actually owing by the Borrower and the Subsidiaries on such date and to the extent appearing on the balance sheet of the Borrower determined on a consolidated basis in accordance with GAAP, minus (b) the aggregate amount of all Unrestricted Cash and cash equivalents included on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of such date; provided that (i) clause (a) above shall not include Indebtedness (A) in respect of letters of credit, bank guarantees and performance or similar bonds except to the extent of unreimbursed amounts thereunder and (B) of Unrestricted Subsidiaries; and (ii) if as of any date of determination, the Total Exposure (other than Letter of Credit Exposure) is greater than $0, the amount of Unrestricted Cash and cash equivalents deducted pursuant to clause (b) above shall not exceed the greater of (x) ten percent (10%) of the Borrowing Base and (y) $50,000,000 minus (c) the Escrow Indebtedness Cash Amount outstanding on such date.

“Consolidated Total Net Leverage Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA of the Borrower for such Test Period.

“Contractual Requirement” shall have the meaning provided in Section 8.3.

“Controlled Account” shall mean a Deposit Account, a Securities Account or a Commodity Account that is subject to a Deposit Account Control Agreement, a Securities Account Control Agreement or a Commodity Account Control Agreement, as the case may be.

“Covered Entity” shall mean any of the following:

(a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning provided in Section 13.25.

“Credit Documents” shall mean this Agreement, the First Amendment, the Guarantee, the Security Documents, each Letter of Credit Application, any Notes issued by the Borrower to a Lender under this Agreement and any other document, instrument or agreement (other than Secured Hedge Agreements or Secured Cash Management Agreements) now or hereafter delivered by or on behalf of a Credit Party under this Agreement.

“Credit Event” shall mean and include the making (but not the conversion or continuation) of a Loan and the issuance of a Letter of Credit.

“Credit Party” shall mean each of the Borrower and the Guarantors.

“Current Ratio” shall mean, as of any date of determination, the ratio of (a) Consolidated Current Assets to (b) Consolidated Current Liabilities.

“Current Ratio Covenant” shall mean the covenant of the Borrower set forth in Section 10.11(b).

“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deeds” shall mean fee deeds, real Property leases, or other instruments.

“Default” shall mean any event, act or condition that constitutes an Event of Default or with notice or lapse of time, or both, would constitute an Event of Default.

“Default Rate” shall have the meaning provided in Section 2.8(c).

“Defaulting Lender” shall mean any Lender whose acts or failure to act, whether directly or indirectly, cause it to meet any part of the definition of “Lender Default”.

“Deposit Account” shall mean any checking or other demand deposit account maintained by the Credit Parties, including any “deposit accounts” under Article 9 of the UCC. All funds in such Deposit Accounts (other than Excluded Accounts) shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Deposit Accounts.

“Deposit Account Control Agreement” shall have the meaning provided in Section 9.15(a).

“Designated Jurisdiction” shall mean any country or territory to the extent that such country or territory itself is the subject of any comprehensive Sanction (currently, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic Cuba, Iran, North Korea and the Zaporizhzhia and the Kherson regions of Ukraine).

“Dispose” or “Disposed of” shall have a correlative meaning to the defined term of “Disposition”.

“Disposition” shall have the meaning provided in Section 10.4.

“Disqualified Stock” shall mean any Equity Interest that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation, scheduled redemption or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests and other than as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Payment in Full), (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of clauses (a), (b), (c) and (d), prior to the date that is one hundred eighty-one (181) days after the Latest Maturity Date; provided, that if such Equity Interests are issued pursuant to any plan for the benefit of future, current or former employees, directors, officers, members of management or consultants of the Borrower or its Restricted Subsidiaries or by any such plan to such employees, directors, officers, members of management or consultants, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability; provided, further, that any Equity Interests held by any future, current or former employee, director, officer, member of management or consultant of the Borrower, any of its Restricted Subsidiaries or any other entity in which the Borrower or a Restricted Subsidiary has an Investment and is designated in good faith as an “affiliate” by the Board of Directors of the Borrower (or the compensation committee thereof), in each case pursuant to any stock subscription or shareholders’ agreement, management equity plan or stock option plan or any other management or employee benefit plan or agreement shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Restricted Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s, director’s, officer’s, management member’s or consultant’s termination, death or disability.

“Distressed Person” shall have the meaning provided in the definition of “Lender-Related Distress Event”.

“Distributable Free Cash Flow” shall mean, as of any date of determination, (a) Free Cash Flow for the applicable FCF Calculation Period minus (b) Free Cash Flow Utilizations, voluntary and scheduled cash prepayments and repayments of Indebtedness (other than Revolving Loans and any payments of Indebtedness that constitute Free Cash Flow Utilizations) which cannot be reborrowed pursuant to the terms of such Indebtedness to the extent repaid with Internally Generated Cash, and Permitted Tax Distributions, in each case, made during the applicable FCF Calculation Period (but excluding any such Free Cash Flow Utilizations made from Free Cash Flow generated during periods prior to such FCF Calculation Period, it being understood Free Cash Flow Utilizations are deemed made on a first-in, first-out basis) minus (c) any Free Cash Flow Utilizations, voluntary and scheduled cash prepayments and repayments of Indebtedness (other than Revolving Loans and any payments of Indebtedness that constitute Free Cash Flow Utilizations) which cannot be reborrowed pursuant to the terms of such Indebtedness to the extent repaid with Internally Generated Cash, and Permitted Tax Distributions, in each case, made after the applicable FCF Calculation Period and prior to such date of determination. For the avoidance of doubt, any amount deducted in calculating Distributable Free Cash Flow as of any time of determination shall be without duplication of amounts deducted in calculating Free Cash Flow for purposes of such calculation of Distributable Free Cash Flow.

“Dollars” and “$” shall mean dollars in lawful currency of the United States of America.

“Domestic Subsidiary” shall mean each Subsidiary of the Borrower that is organized under the laws of the United States or any state thereof, or the District of Columbia.

“Drawing” shall have the meaning provided in Section 3.4(b).

“ECP” shall mean any Person who qualifies as an “eligible contract participant” under Section 2(e) of the Commodity Exchange Act.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Elected Revolving Commitment” shall mean, as to each Revolving Lender, the amount set forth opposite such Revolving Lender’s name on Schedule 1.1(a) under the caption “Elected Revolving Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Revolving Commitment Amount pursuant to Section 2.16(b) or (c).

“Elected Revolving Commitment Increase Certificate” shall have the meaning given to such term in Section 2.16(c)(ii)(E).

“Electronic Copy” shall have the meaning provided in Section 13.26.

“Electronic Record” shall have the meaning provided in Section 13.26.

“Electronic Signature” shall have the meaning provided in Section 13.26.

“Engineering Reports” shall have the meaning provided in Section 2.14(c)(i).

“Environmental Claims” shall mean any and all written actions, suits, orders, decrees, demands, demand letters, claims, liens, notices of liability, noncompliance, violation or proceedings arising under or based upon any Environmental Law or any Environmental Permit (hereinafter, “Claims”), including, without limitation, (i) any and all Claims by any Governmental Authority for enforcement, investigation, cleanup, removal, response, remedial or other corrective actions, damages, or civil or criminal sanctions pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages or injunctive relief regarding the presence, Release or threatened Release of Hazardous Materials or the environment.

“Environmental Law” shall mean any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code, now or hereafter in effect and in each case as amended, and any binding judicial interpretation thereof, including any binding judicial or administrative order, consent decree or judgment, as well as any permit or approval, relating to the pollution or protection of the environment, including, without limitation, ambient or indoor air, surface water, groundwater, endangered species, and natural resources such as wetlands, or human health or safety (to the extent relating to human exposure to hazardous materials or any Release or recycling of, or exposure to, any Hazardous Materials).

“Environmental Permit” shall mean any permit, approval, identification number, registration, license or other authorization required under any applicable Environmental Law.

“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing, excluding any debt security that is convertible or exchangeable into any Equity Interests; provided that (i) any instrument evidencing Indebtedness convertible or exchangeable into Equity Interests (including, for the avoidance of doubt, any Permitted Convertible Debt), whether or not such debt securities include any right of participation with Equity Interests, shall not be deemed to be Equity Interests unless and until such instrument is so converted or exchanged and (ii) “Equity Interests” shall not include any Permitted Bond Hedge Transaction or Permitted Warrant Transaction until any Equity Interests have been issued pursuant to the terms thereof.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) that together with any Credit Party would be deemed to be a “single employer” within the meaning of Section 4001(b)(1) of ERISA or Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) the failure of a Credit Party or any ERISA Affiliate to make by its due date a required installment under Section 430(j) of the Code with respect to any Pension Plan; (d) a failure to satisfy the minimum funding standard under Section 412 of the Code or Section 302 of ERISA, or the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard, in each case with respect to a Pension Plan, whether or not waived, or a failure to make any required contribution to a Multiemployer Plan; (e) a complete or partial withdrawal by a Credit Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent within the meaning of Title IV of ERISA or is in endangered or critical status, within the meaning of Section 305 of ERISA; (f) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (g) the appointment of a trustee to administer, any Pension Plan; (h) the imposition of any liability under Title IV of ERISA, including the imposition of a lien under Section 412 or 430(k) of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of a Credit Party or any ERISA Affiliate, but excluding PBGC premiums due but not delinquent under Section 4007 of ERISA, upon such Credit Party or any ERISA Affiliate; (i) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 303(i)(4)(A) of ERISA or Section 430(i)(4)(A) of the Code) or (j) the occurrence of a non-exempt prohibited transaction with respect to any Pension Plan maintained or contributed to by any Credit Party (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be excepted to result in material liability to such Credit Party.

“Erroneous Payment” shall have the meaning provided in Section 12.15(a).

“Erroneous Payment Deficiency Assignment” shall have the meaning provided in Section 12.15(d)(i).

“Erroneous Payment Impacted Class” shall have the meaning provided in Section 12.15(d)(i).

“Erroneous Payment Return Deficiency” shall have the meaning provided in Section 12.15(d)(i).

“Erroneous Payment Subrogation Rights” shall have the meaning provided in Section 12.15(e).

“Escrow Indebtedness Cash Amount ” shall have the meaning provided in the definition of “Excess Cash”.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

“Excess Cash” shall mean, as of any date of determination, cash and cash equivalents of the Borrower and its Restricted Subsidiaries other than (a) any cash allocated for, reserved or otherwise set aside to pay royalty obligations, working interest obligations, vendor payments, suspense payments, similar payments as are customary in the oil and gas industry, severance and ad valorem taxes, payroll, payroll taxes, other taxes and employee wage and benefit payment obligations of the Borrower or any Restricted Subsidiary then due and owing (or to be due and owing within five (5) days of such date), in each case other than such payments that would be due and owing in connection with or in contemplation of the commencement of proceedings under Debtor Relief Laws, and for which the Borrower or such Restricted Subsidiary either (x) has issued checks or has initiated wires or ACH transfers or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) days of such date, (b) any cash allocated for, reserved or otherwise set aside to pay other amounts permitted to be paid by the Borrower or its Restricted Subsidiaries in accordance with this Agreement and other Credit Documents, including to be used for the purchase price of any acquisition, due and owing as of such date (or to be due and owing within five (5) days of such date), in each case other than such payments that would be due and owing in connection with or in contemplation of the commencement of proceedings under Debtor Relief Laws, to Persons who are not Affiliates of the Credit Parties and for which obligations the Borrower or any of its Restricted Subsidiaries have (x) issued checks or have initiated wires or ACH transfers or (y) reasonably anticipates in good faith that it will issue checks or initiate wires or ACH transfers within five (5) days of such date, as certified by the Borrower in any Notice of Borrowing with sufficient detail as is reasonably acceptable to the Agent, (c) any cash of the Borrower and its Restricted Subsidiaries constituting pledges and/or deposits securing any binding and enforceable purchase and sale agreement with any Persons who are not Affiliates of the Credit Parties, in each case to the extent permitted by this Agreement, (d) cash deposited with the Issuing Bank to cash collateralize Letters of Credit, (e) cash deposited to cash collateralize previously issued letters of credit, as permitted under Section 10.2(d), (f) cash deposited in accounts described in clauses (a) through (f) of the definition of Excluded Accounts, (g) the aggregate amount of Distributable Free Cash Flow set aside by the Borrower and its Restricted Subsidiaries for purposes of making quarterly distributions to its equity holders; provided that, as of such date of determination, the FCF Payment Conditions are satisfied on a pro forma basis assuming a distribution of such cash and (h) prior to the consummation of any Permitted Acquisition or other permitted Investment, cash constituting the net proceeds of Indebtedness incurred pursuant to Section 10.1(m) (plus, in each case, cash held or placed in escrow to pay interest that accrues on such Indebtedness) so long as (i) such Indebtedness is incurred in connection with, and in contemplation of, the consummation of such Permitted Acquisition or other permitted Investment and (ii) the definitive documentation relating to such Indebtedness contains “special mandatory redemption” or escrow provisions (or other similar provisions) or otherwise requires such Indebtedness to be redeemed or prepaid if such Permitted Acquisition or other Investment is not consummated by a date specified in such definitive documentation (the net cash proceeds of the Indebtedness under this clause (h) together with cash held or placed in escrow to pay interest thereon, the “Escrow Indebtedness Cash Amount”).

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Accounts” shall mean (a) each account all of the deposits in which consist of amounts utilized solely to fund payroll, employee benefit or tax obligations of the Borrower and its Restricted Subsidiaries, (b) fiduciary accounts, (c) segregated accounts of the Borrower and the Guarantors solely holding royalty obligations owed to a person other than the Borrower or a Guarantor, suspense funds, royalty payments, net profits interest payments and other similar payments constituting property of a third party, (d) escrow or trust accounts pending litigation or other settlement claims, (e) accounts solely holding purchase price deposits held in escrow pursuant to a purchase and sale agreement with a third party containing customary provisions regarding the payment and refunding of such deposits, (f) accounts solely holding cash collateral to secure letters of credit permitted pursuant to Section 10.2(d) and (g) other accounts selected by the Borrower and its Restricted Subsidiaries so long as the balance in any such other account does not on any day exceed $5,000,000; provided that the aggregate balance for all such bank accounts excluded pursuant to this clause (g) on any day shall not exceed $10,000,000.

“Excluded Assets” shall have the meaning assigned to such term in the Security Agreement.

“Excluded Equity Interests” shall mean (a) any Equity Interests with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences of pledging such Equity Interests in favor of the Secured Parties under the Security Documents shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (b) any Equity Interests to the extent the pledge thereof would be prohibited by any Requirement of Law, (c) in the case of any Equity Interests of any Subsidiary to the extent the pledge of such Equity Interests is prohibited by Contractual Requirements existing on the Closing Date or at the time such Subsidiary is acquired (provided that such Contractual Requirements have not been entered into in contemplation of this Agreement or such Subsidiary being acquired), any Equity Interests of each such Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by such Contractual Requirement (other than customary non-assignment provisions which are ineffective under the UCC or other applicable Requirements of Law), (B) such Contractual Requirement prohibits such a pledge without the consent of any other party other than if (1) such other party is a Credit Party or a Subsidiary, (2) such consent is solely contingent or conditioned upon a commercially reasonable undertaking by the Borrower or any Subsidiary which is in its reasonable control or (3) such consent has been obtained (it being understood that this clause (3) shall not be deemed to obligate the Borrower or any Subsidiary to obtain any such consent) and only for so long as such Contractual Requirement is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than a Credit Party or a Subsidiary) to such Contractual Requirement the right to terminate its obligations thereunder (in each case under clauses (A), (B) and (C), other than customary non-assignment provisions that are ineffective under the UCC or other applicable Requirement of Law), (d) the Equity Interests of any Unrestricted Subsidiary, (e) the Equity Interests set forth on Schedule 1.1(b) which have been identified on or prior to the Closing Date in writing to the Administrative Agent by an Authorized Officer of the Borrower and agreed to by the Administrative Agent, and (f) Margin Stock.

“Excluded Subsidiary” shall mean (a) each Immaterial Subsidiary, for so long as any such Subsidiary constitutes an Immaterial Subsidiary pursuant to the terms hereof, (b) each Restricted Subsidiary that is not a Wholly owned Subsidiary (for so long as such Subsidiary remains a non-wholly owned Restricted Subsidiary); provided, that a Material Subsidiary shall not be excluded pursuant to this clause (b), (c) each Restricted Subsidiary that does not directly or indirectly own Borrowing Base Properties, Borrowing Base Midstream Assets or Equity Interests in any Person that owns Borrowing Base Properties or Borrowing Base Midstream Assets that is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions that are ineffective under the UCC or other applicable Requirement of Law or any term, covenant, condition or provision that would be waived by the Borrower or its Affiliates) not entered into in contemplation of this Agreement or of such Subsidiary becoming a Subsidiary or a Restricted Subsidiary or Requirement of Law from guaranteeing or granting Liens to secure the Obligations at the time such Person becomes a Subsidiary or Restricted Subsidiary, and for so long as such restriction is in effect and was not entered into in contemplation of this Agreement or such Person becoming a Subsidiary or a Restricted Subsidiary or that would require a consent, approval, license or authorization of a Governmental Authority to guarantee or grant Liens to secure the Obligations at the time such Person becomes a Subsidiary or a Restricted Subsidiary (unless such consent, approval, license or authorization has been received), and (d) each Unrestricted Subsidiary.

“Excluded Swap Obligation” shall mean with respect to any Guarantor, any Hedging Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, as applicable, such Hedging Obligation (or any guarantee thereof) is or becomes illegal or unlawful under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) or any other applicable Requirement of Law. If a Hedging Obligation arises under a master agreement governing more than one Hedge Agreement, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to Hedge Agreements for which such guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean any (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 13.7) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.4 amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such recipient’s failure to comply with Section 5.4(f) and (d) any withholding Taxes imposed under FATCA, in each case of the foregoing clauses (a)-(d), which Taxes are imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient.

“Excluded Term Loan Exposures” shall mean the Term Loan Exposures of Term Lenders holding Term Loans with respect to which the terms of the Term Loan Amendments for such Term Loans specifically state that such Term Loans and the Term Loan Exposure attributable to such Term Loans shall not be included for purposes of determining the “Majority Lenders”, “Majority Term Lenders” or the “Required Lenders” for any purpose under this Agreement and for purposes of determining an approval of a Borrowing Base increase pursuant to Section 2.14(c)(iii).

“Existing Credit Agreements” shall mean, collectively, that certain (a) Credit Agreement dated December 28, 2023, among the Borrower, the lenders from time to time party thereto, Texas Capital Bank, as agent and Chambers Energy Management, L.P. as arranger and (b) Credit Agreement dated December 28, 2023, among the Borrower, the lenders from time to time party thereto and MidFirst Bank, as agent and L/C Issuer.

“Existing Letters of Credit” shall mean the letters of credit described on Schedule 1.1(d).

“Extended Term Loan Facility” shall mean any Extended Term Loans of a given Term Loan Extension Series.

“Extended Term Loans” has the meaning set forth in Section 2.18(a)(ii).

“Extending Term Lender” has the meaning set forth in Section 2.18(a)(ii).

“Extension Amendment” has the meaning set forth in Section 2.18(c).

“Facility” or “Facilities” shall mean each of (a) any Term Loan Facility, (b) any Extended Term Loan Facility and (c) the Total Revolving Commitments and the extensions of credit made thereunder.

“Fair Market Value” shall mean, with respect to any asset or group of assets on any date of determination, the value of the consideration obtainable in a Disposition of such asset at such date of determination assuming a Disposition by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Borrower in good faith; provided that in the case of a Disposition for which the consideration received was something other than cash, “Fair Market Value” shall mean that the consideration so received is of a comparable or greater value than the Property so Disposed of as reasonably determined by the Borrower in good faith.

“Fall 2025 Acquisitions” has the meaning given to such term in the First Amendment.

“Fall 2025 Outside Date” has the meaning given to such term in the First Amendment.

“Farm-In Agreement” shall mean an agreement, joint venture or contractual relationship whereby a Person agrees, among other things, to pay all or a share of the drilling, completion or other expenses of one or more wells or perform the drilling, completion or other operation on such well or wells as all or a part of the consideration provided in exchange for an ownership interest in an Oil and Gas Property or which has been formed for the purpose of exploring for and/or developing Oil and Gas Properties, where each of the parties thereto has either contributed or agreed to contribute cash, services, Oil and Gas Properties, other assets, or any combination of the foregoing.

“Farm-Out Agreement” shall mean a Farm-In Agreement, viewed from the standpoint of the party that grants to another party the right to earn an ownership interest in an Oil and Gas Property.

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCF Calculation Period” shall mean, as of any date of determination under this Agreement, the period of four (4) consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements are internally available; provided that, if such financial statements have not been delivered pursuant to Section 9.1(a) or (b) as of such date of determination, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer of the Borrower setting forth a reasonably detailed calculation of Free Cash Flow prior to making any Free Cash Flow Utilization.

“FCF Payment Conditions” shall mean as of any date of determination that (a) no Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result from the relevant Restricted Payment, Investment or Other Debt Payment and (b) after giving pro forma effect to the relevant Restricted Payment, Investment or Other Debt Payment, (i) Liquidity is greater than twenty percent (20%) of the Loan Limit and (ii) the Consolidated Total Net Leverage Ratio is less than or equal to 2.00 to 1.00.

“Federal Funds Rate” shall mean, for any day, the weighted average of the per annum rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published on the next succeeding Business Day on the Federal Reserve Bank of New York’s Website or, (a) if such rate is not so published for any date that is a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Financial Officer” of any Person shall mean the Chief Financial Officer, Chief Accounting Officer, principal accounting officer, Controller, Treasurer or Assistant Treasurer of such Person. To the extent applicable, all references to a Financial Officer of the Borrower shall be deemed to refer to a Financial Officer of the General Partner on behalf of the Borrower.

“Financial Performance Covenants” shall mean the covenants of the Borrower set forth in Section 10.11.

“Financing Leases” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a financing lease on the balance sheet of that Person; provided that for all purposes hereunder the amount of obligations under Financing Lease shall be amount thereof accounted for as a liability on the balance sheet of such Person in accordance with GAAP; provided, further, that for purposes of calculations made pursuant to the terms of this Agreement, GAAP will be deemed to treat leases in a manner consistent with its treatment under generally accepted accounting principles as of January 1, 2018, notwithstanding any modifications or interpretative changes thereto that may occur. For the avoidance of doubt, any lease that would have been characterized as an operating lease in accordance with GAAP as of January 1, 2018 (whether or not such operating lease was in effect on such date) shall continue to be accounted for as an operating lease (and not a Financing Lease) for purposes of this Agreement regardless of any change in GAAP following the Closing Date that would otherwise require such lease to be re-characterized (on a prospective or retroactive basis or otherwise) as a Financing Lease.

“First Amendment” means that certain First Amendment to Credit Agreement dated as of the First Amendment Effective Date by and among the Borrower, the other Credit Parties party thereto, the Lenders and Issuing Banks party thereto, and Truist Bank as administrative agent and collateral agent.

“First Amendment Effective Date” means September 12, 2025.

“Flood Insurance Regulations” shall mean (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time or any successor statute thereto, (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as now or hereafter in effect or any successor statute thereto, together with all statutory and regulatory provisions consolidating, amending, replacing, supplementing, implementing or interpreting any of the foregoing, as amended or modified from time to time.

“Floor” shall mean a rate of interest equal to zero percent (0.00%).

“Foreign Lender” shall mean a Lender that is not a U.S. Person.

“Foreign Subsidiary” shall mean each Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Free Cash Flow” shall mean, for any FCF Calculation Period, for the Borrower and its Restricted Subsidiaries on a consolidated basis, an amount equal to:

(i) net income (as determined in accordance with GAAP) for such period, provided that (a) unrealized losses and gains under derivative instruments, including those resulting from the application of FASB ASC 815 shall be excluded from such calculation of net income, (b) losses and gains under derivative instruments realized during such FCF Calculation Period, but for which payment has not been received or made during such FCF Calculation Period, shall be excluded from such calculation of net income; provided that, such losses and gains shall be included in the calculation of net income for the FCF Calculation Period in which they are received or paid, (c) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to goodwill, intangible assets, long-lived assets, investments in debt and equity securities and investments recorded using the equity method or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded in such calculation of net income, (d) any equity-based or non-cash compensation or similar charge or expense or reduction of revenue including any such charge, expense or amount arising from grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other rights or equity or equity-based incentive programs, any other management or employee benefit plan or agreement, pension plan or other long-term or post-employment plan, any one-time cash charges associated with such equity incentives or other long-term incentive compensation plans (including under deferred compensation arrangements of the Borrower or any of its direct or indirect parent entities or subsidiaries), rollover, acceleration, or payout of Equity Interests by management, future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Borrower or any of its direct or indirect parent entities or subsidiaries, and any cash awards granted to future, present or former employees, directors, officers, managers, members, partners, independent contractors or consultants or business partners of the Borrower and its Subsidiaries in replacement for forfeited equity awards shall be excluded in such calculation of net income and (e) the effect of gains or losses attributable to asset dispositions (excluding Hydrocarbons Disposed of in the ordinary course of business) or abandonments or the sale or other disposition of any Equity Interests of any Person shall be excluded in such calculation of net income,

(ii) plus net interest expense for such period,

(iii) plus credit losses for such period,

(iv) plus, to the extent deducted (and not added back) in calculating such net income, depletion, depreciation and amortization for such period (including all amortization of intangible assets and deferred financing fees),

(v) minus capital expenditures in respect of development costs accrued during such FCF Calculation Period,

(vi) minus payments made in settlement of asset retirement obligations during such FCF Calculation Period,

(vii) minus net cash interest expense for such period,

(ix) minus settlement of contingent consideration for such period.

“Free Cash Flow Utilizations” shall mean each of the following transactions that occur in reliance on the definition of “FCF Payment Conditions”: (a) Investments made in reliance on Section 10.5(i), (b) Restricted Payments made in reliance on Section 10.6(o), (c) repayments of Other Debt and other transactions contemplated by Section 10.7(a)(iv) and (d) repayments of Term Loans or Extended Term Loans.

“Fronting Fee” shall have the meaning provided in Section 4.1(c).

“Fund” shall mean any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course.

“GAAP” shall mean generally accepted accounting principles in the United States of America, as in effect from time to time; provided, however, that (i) if the Borrower notifies the Administrative Agent that the Borrower requests that any provision hereof be applied in a way to eliminate the effect of any change occurring after the Closing Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, (ii) GAAP shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Accounting Standards Codification Topic No. 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any of its Subsidiaries at “fair value,” as defined therein, and Indebtedness shall be measured at the aggregate principal amount thereof, and (iii) the accounting for operating leases and financing leases shall be determined in compliance with the definition of “Financing Lease”.

“Gathering Systems” means any pipeline gathering, transportation, distribution or storage systems for Hydrocarbons that are owned or leased from time to time by the Borrower or any of its Restricted Subsidiaries and used in the business of the Borrower or such Restricted Subsidiaries.

“General Partner” shall mean Mach Natural Resources GP LLC, a Delaware limited liability company.

“Governmental Authority” shall mean any nation, sovereign or government, any state, province, city, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange and any port authority.

“Granting Lender” shall have the meaning provided in Section 13.6(g).

“Guarantee” shall mean that certain Guarantee dated as of the date hereof, by the Borrower and the Guarantors from time to time party thereto in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Guarantee Obligations” shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, (a) to purchase any such Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain financial condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such Indebtedness of the ability of the primary obligor to make payment of such Indebtedness or (d) otherwise to assure or hold harmless the owner of such Indebtedness against loss in respect thereof; provided, however, that the term “Guarantee Obligations” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee Obligation shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Guarantors” shall mean (a) each Restricted Subsidiary listed on Schedule 1.1(c) that becomes a party to the Guarantee on the Closing Date (except to the extent such subsidiary is released from its Guarantee in accordance with the terms hereof); provided that, for the avoidance of doubt, each Restricted Subsidiary listed on Schedule 1.1(c) shall be required to become a party to the Guarantee on the Closing Date (other than an Excluded Subsidiary), and (b) each other Restricted Subsidiary (other than an Excluded Subsidiary) that becomes a party to the Guarantee after the Closing Date pursuant to Section 9.10 or otherwise; provided, further, that, for the avoidance of doubt, and for so long as doing so does not result in a material breach of any Requirement of Law, the Borrower in its sole discretion may cause any Restricted Subsidiary that is not required to be a Guarantor hereunder or pursuant to the Security Documents to provide a Guarantee by causing such Restricted Subsidiary to execute a Guarantee and such Restricted Subsidiary shall be a Guarantor and Credit Party for all purposes hereunder except to the extent released from such Guarantee in accordance with the terms hereof.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, natural gas or natural gas liquids, radioactive materials, friable asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, and radon gas and (b) any chemicals, materials, substances, or wastes defined as or included in the definition of or otherwise classified or regulated as “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous waste”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Requirements of Law.

“Hedge Agreements” shall mean (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, future contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, total return swap, credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed-price physical delivery contracts of crude oil with a tenor ending over ninety (90) days from the date of execution (it being understood that such fixed-price physical delivery contracts with a tenor of ninety (90) days or shorter from the date of execution shall not be “Hedge Agreements” for purposes of this clause (a)), fixed-price physical delivery contracts of natural gas or natural gas liquids with a tenor ending over thirty (30) months from the date of execution (it being understood that such fixed-price physical delivery contracts with a tenor of thirty (30) months or shorter from the date of execution shall not be “Hedge Agreements” for purposes of this clause (a)), in each case whether or not exchange traded, or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any International Foreign Exchange Master Agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. Notwithstanding the foregoing, agreements or obligations to physically sell any commodity at any index-based price shall not be considered Hedge Agreements. For the avoidance of doubt, any agreement entered into in connection with any Permitted Bond Hedge Transaction or Permitted Warrant Transaction will not constitute a Hedge Agreement.

“Hedge Bank” shall mean any Person that either (a) at the time it entered into a Secured Hedge Agreement or a Cash Management Agreement, as applicable, in its capacity as a party thereto, (b) on the Closing Date or (c) at any time after it has entered into a Secured Hedge Agreement or a Cash Management Agreement, as applicable, in its capacity as a party thereto, is an Agent, Lender or any Affiliate of an Agent or Lender.

“Hedging Compliance Certificate” shall have the meaning provided in Section 9.1(g).

“Hedging Obligations” shall mean, with respect to any Person, the obligations of such Person under Hedge Agreements.

“Highest Lawful Rate” shall mean, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Loans under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.

“Hydrocarbon Interests” shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.

“Hydrocarbons” shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“ICC” shall have the meaning provided in Section 3.8.

“ICC Rule” shall have the meaning provided in Section 3.8.

“IKAV Acquisition” has the meaning given to such term in the First Amendment.

“IKAV Increase Date” has the meaning given to such term in the First Amendment.

“Immaterial Subsidiary” shall mean any Subsidiary that is not a Material Subsidiary.

“Increasing Revolving Lender” shall have the meaning set forth in Section 2.16(c)(i).

“Indebtedness” of any Person shall mean (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (c) the deferred purchase price of assets or services that in accordance with GAAP would be included as a liability on the balance sheet of such Person (other than (i) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, and (ii) obligations resulting under firm transportation contracts, supply agreements, take or pay contracts or other similar agreements entered into in the ordinary course of business), (d) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments issued or created by or for the account of such Person, (e) the principal component of all obligations in respect of Financing Leases of such Person, (f) net Hedging Obligations of such Person, (g) obligations to deliver commodities, goods or services, including Hydrocarbons, in consideration of one or more advance payments received by such Person, made more than one (1) month in advance of the month in which the commodities, good or services are to be delivered, other than obligations relating to net oil, natural gas liquids or natural gas balancing arrangements arising in the ordinary course of business, (h) all indebtedness (excluding prepaid interest thereon) of any other Person secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is limited in recourse, (i) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase in respect of Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock), (j) the undischarged balance of any Production Payments and Reserve Sales created by such Person or for the creation of which such Person directly or indirectly received payment and (k) without duplication, all Guarantee Obligations of such Person in respect of the items described in clauses (a) through (j) above; provided that Indebtedness shall not include (i) trade and other ordinary-course payables (including payroll) and accrued expenses (which are not more than ninety (90) days past the due date of payment unless the subject of a good faith dispute), (ii) deferred or prepaid revenues, (iii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (iv) in the case of the Borrower and its Restricted Subsidiaries, all intercompany Indebtedness made in the ordinary course of business, (v) guaranties, bonds and surety obligations incurred in the ordinary course of business and required by governmental requirements in connection with the exploration, development or operation of Oil and Gas Properties, (vi) in-kind obligations relating to net oil, natural gas liquids or natural gas balancing positions arising in the ordinary course of business, (vii) any obligation in respect of a Farm-In Agreement or similar arrangement whereby such Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interest therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property, (viii) operating leases or sale and leaseback transactions (except any resulting obligations under any Financing Lease), (ix) any Guarantee Obligations incurred in the ordinary course of business to the extent not guaranteeing Indebtedness, (x) prepayments for gas and crude oil production not in excess of $20,000,000 in the aggregate at any time outstanding and (xi) obligations to deliver commodities or pay royalties or other payments in connection with and obligations arising from net profits interests, working interests, overriding, non-participating or other royalty interests or similar real property interests. The amount of any net Hedging Obligations on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of Indebtedness of any Person for purposes of clause (g) above shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. Notwithstanding anything in this definition to the contrary, Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.

“Indemnified Liabilities” shall have the meaning provided in Section 13.5(a).

“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitees” shall have the meaning provided in Section 13.5(a).

“Industry Investments” shall mean Investments and/or expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively engaging therein through agreements, transactions, interests or arrangements that permit one to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including: (1) direct ownership interests in Oil and Gas Properties or gathering, transportation, processing, or related systems or assets or other interests related to the Oil and Gas Business; and (2) Investments and/or expenditures in the form of or pursuant to operating agreements, processing agreements, Farm-In Agreements, Farm-Out Agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, carbon management agreements and other similar agreements (including for limited liability companies) with third parties (other than a joint venture in the form of a partnership, corporation or limited liability company).

“Ineligible Institution” shall mean the persons identified in writing to the Arrangers by the Borrower on or prior to the Closing Date, which list may, solely with respect to Competitors of the Borrower, be updated from time to time after the Closing Date by the Borrower in writing to the Administrative Agent; provided that any such update shall become effective no later than three (3) Business Days after written delivery of such designation in writing to the Administrative Agent, but shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation in any Loans or Commitments; provided, further, that “Ineligible Institution” shall exclude any Person that the Borrower has designated as no longer being an “Ineligible Institution” by written notice delivered to the Administrative Agent from time to time.

“Information” shall have the meaning provided in Section 8.8(a).

“Initial Reserve Report” shall mean the reserve engineers’ report evaluating the Proved Developed Producing Reserves of the Credit Parties prepared by the Borrower’s internal engineer as of June 30, 2024, delivered to the Administrative Agent on or prior to the Closing Date.

“Initial Term Commitments” means, with respect to each Initial Term Lender, the commitment of such Initial Term Lender to make or otherwise fund an Initial Term Loan. The amount of each Lender’s Initial Term Commitment as of the First Amendment Effective Date is $0, and thereafter such Initial Term Commitments shall be established by any replacement of Schedule 1.1(a) after the First Amendment Effective Date in accordance with, and subject to the terms and conditions of, the First Amendment. Upon any such replacement of Schedule 1.1(a), the amount of such Initial Term Lender’s Initial Term Commitment (immediately prior to the funding of such Term Loans in respect thereof) shall be as set forth beside such Initial Term Lender’s name on Schedule 1.1(a) (after giving effect to such replacement and to any modifications to Schedule 1.1(a) pursuant to Section 9 of the First Amendment), which Initial Term Commitment shall terminate upon funding of such Term Loans in respect thereof.

“Initial Term Lenders” means each Lender that has or makes an Initial Term Commitment or has made or holds Initial Term Loans.

“Initial Term Loans” means the Term Loans funded in respect of the Initial Term Commitments.

“Initial Term Loan Facility” means the credit facility represented by the Initial Term Commitments and Initial Term Loans.

“Intercreditor Agreement” shall mean the Swap Intercreditor Agreement, any Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable.

“Interest Period” shall mean, with respect to any Loan, the interest period applicable thereto, as determined pursuant to Section 2.9.

“Interim Redetermination” shall have the meaning provided in Section 2.14(b).

“Internally Generated Cash” means, with respect to any period, any cash of the Borrower and its Subsidiaries generated during such period as a result of such Person’s operations, excluding, for the avoidance of doubt, Net Cash Proceeds from any Disposition, Equity Issuance, Casualty Event or any incurrence of Indebtedness or any other liability and the proceeds of any other contribution to the equity capital of the Borrower.

“Investment” shall have the meaning provided in Section 10.5.

“Investment Grade Rating” shall mean a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other rating agency selected by the Borrower.

“IPO Corp.” shall mean a Person formed for the purpose of acquiring, directly or indirectly, Equity Interests of the Borrower in connection with an IPO Corp. Qualifying IPO.

“IPO Corp. Formation Transactions” shall mean any transactions in connection with the initial creation and capitalization of IPO Corp. prior to and in connection with the IPO Corp. Qualifying IPO, including, without limitation, any or all of the following: (1) the legal formation of IPO Corp. and one or more other subsidiaries of IPO Corp. or the Permitted Holders (“Permitted Holder Subsidiaries”) to own interests therein, (2) the contribution, directly or indirectly, of all or a portion of the Equity Interests of the Borrower or the General Partner to IPO Corp. and/or Permitted Holder Subsidiaries, or the other acquisition by IPO Corp. and/or Permitted Holder Subsidiaries thereof of direct or indirect Equity Interests of the Borrower, (3) the issuance of Equity Interests to the public and the use of proceeds by IPO Corp. to pay transaction expenses, distribute funds as a reimbursement for capital expenditures, and other purposes approved by the Permitted Holders, (4) the execution and delivery of customary documentation (and amendments to existing documentation) governing the relations between and among the Borrower, the General Partner, IPO Corp., the Permitted Holders and their respective Subsidiaries, and (5) any other transactions and documentation related to the foregoing or necessary or appropriate in the view of the Permitted Holders in connection with the IPO Corp. Qualifying IPO.

“IPO Corp. Permitted Investment” means any transaction or series of related transactions by IPO Corp. or any of its Subsidiaries (other than the Borrower and its Subsidiaries) that would be an Investment permitted to be made pursuant to Section 10.5 (other than Section 10.5(k) if IPO Corp. or such Subsidiary were subject to such Section 10.5(k)); provided that, in connection with such transaction(s) and substantially simultaneously with the occurrence of any such transaction, (x) IPO Corp. or such Subsidiaries, as applicable, shall have contributed, directly or indirectly, all of the Equity Interests or assets (together with the assumption of all liabilities), as applicable, acquired in such transaction or series of related transactions (including via a merger (to the extent permitted in Section 10.3) of the Person formed or acquired into the Borrower or its Restricted Subsidiaries), or (y) any Person acquired in such transaction or series of related transactions shall have contributed, directly or indirectly, all of the assets (together with the assumption of all liabilities) of such Person, directly or indirectly, in each case, to the Borrower or any of its Restricted Subsidiaries. For the avoidance of doubt, (i) the permissibility of any such Investment under Section 10.5 shall be determined on the date of consummation of such transaction or series of transactions as if directly made by the Borrower and (ii) upon contribution of the acquired Equity Interests and / or assets to the Borrower or its Restricted Subsidiaries, shall be deemed an Investment permitted to be made hereunder by the Borrower or its Restricted Subsidiaries for all other purposes under this Agreement and the other Credit Documents.

“IPO Corp. Qualifying IPO” shall mean (i) an initial offer and sale of Equity Interests of an IPO Corp. in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of IPO Corp. issuable under any employee benefit plan) or (ii) a transaction or series of transactions by IPO Corp. that results in the Equity Interests of IPO Corp. being registered under the Securities Act and listed on a national securities exchange.

“ISP” shall mean, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“ISP 98” shall have the meaning provided in Section 3.8.

“Issuer Documents” shall mean, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable Issuing Bank and the Borrower (or any Restricted Subsidiary) or in favor of the applicable Issuing Bank and relating to such Letter of Credit.

“Issuing Bank” shall mean (a) each of Truist Bank, Capital One, National Association, Citizens Bank, N.A., KeyBank, National Association, MidFirst Bank, Texas Capital Bank, U.S. Bank National Association and Wells Fargo Bank, N.A. and any of their respective Affiliates, and (b) if requested by the Borrower and reasonably acceptable to the Administrative Agent, any other Person who is a Revolving Lender at the time of such request and who accepts such appointment (it being understood that, if any such Person ceases to be a Revolving Lender hereunder, such Person will remain an Issuing Bank with respect to any Letter of Credit issued by such Person that remained outstanding as of the date such Person ceased to be a Revolving Lender). References herein and in the other Credit Documents to an Issuing Bank shall be deemed to refer to the Issuing Bank in respect of the applicable Letter of Credit or to all Issuing Banks, as the context requires. Any Revolving Lender may, from time to time, become an Issuing Bank under this Agreement with the protections and rights afforded to Issuing Banks hereunder by executing a joinder, in a form reasonably satisfactory to (and acknowledged and accepted by) the Administrative Agent and the Borrower, indicating such Revolving Lender’s “Letter of Credit Commitment” and upon the execution and delivery of any such joinder, such Revolving Lender shall be an Issuing Bank for all purposes hereof.

“Junior Lien” shall mean a Lien on the Collateral that is subordinated to the Liens granted under the Credit Documents pursuant to a Junior Lien Intercreditor Agreement (it being understood that Junior Liens are not required to be pari passu with other Junior Liens, and that Indebtedness secured by Junior Liens may have Liens that are senior in priority to, or pari passu with, or junior in priority to, other Liens constituting Junior Liens).

“Junior Lien Intercreditor Agreement” shall mean a customary intercreditor agreement in form and substance reasonably acceptable to the Administrative Agent, the Collateral Agent, the Borrower and the Majority Lenders, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with, and as permitted by, this Agreement, which agreement shall provide that the Liens on the Collateral securing such Indebtedness shall rank junior to the Liens on the Collateral securing the Obligations.

“L/C Borrowing” shall mean an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing of Revolving Loans. All L/C Borrowings shall be denominated in Dollars.

“L/C Maturity Date” shall mean the date that is five (5) Business Days prior to the Revolving Maturity Date.

“L/C Obligations” shall mean, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unpaid Drawings, including all L/C Borrowings. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participant” shall have the meaning provided in Section 3.3(a).

“L/C Participation” shall have the meaning provided in Section 3.3(a).

“Latest Maturity Date” shall mean, at any time, the latest Maturity Date then applicable to any Loan hereunder at such time.

“Lender” shall have the meaning provided in the preamble to this Agreement. Unless the context otherwise requires, the term “Lenders” includes the Issuing Banks. For avoidance of doubt, each Additional Revolving Lender and Additional Term Lender shall be deemed a “Lender” for purposes of this Agreement and each other Credit Document.

“Lender Default” shall mean (i) the refusal (which may be given verbally or in writing and has not been retracted) or failure of any Lender to make available its portion of any incurrence of Loans or participations in Letters of Credit or reimbursement obligations required to be made by it, which refusal or failure is not cured within one (1) Business Day after the date of such refusal or failure, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied; (ii) the failure of any Lender to pay over to the Administrative Agent, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due; (iii) a Lender has notified the Borrower, the Administrative Agent or any Issuing Bank in writing that it does not intend or expect to comply with any of its funding obligations, or has made a public statement to that effect with respect to its funding obligations under the Facilities (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (iv) a Lender has failed, within three (3) Business Days after a written request by the Administrative Agent, to confirm in writing that it will comply with its funding obligations under the Facilities (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (iv) upon receipt of such written confirmation by the Administrative Agent and the Borrower) or (v) a Distressed Person has admitted in writing that it is insolvent or such Distressed Person becomes subject to a Lender-Related Distress Event or a Bail-In Action. Any determination by the Administrative Agent that a Lender Default has occurred under any one or more of clauses (i) through (v) above shall be conclusive and binding absent manifest error, and the applicable Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.

“Lender-Related Distress Event” shall mean, with respect to any Lender, that such Lender or any Person that directly or indirectly controls such Lender (each, a “Distressed Person”), as the case may be, is or becomes subject to a voluntary or involuntary case with respect to such Distressed Person under any Debtor Relief Law, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial part of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Person or its assets to be, insolvent or bankrupt; provided that a Lender-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any equity interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Letter of Credit” shall have the meaning provided in Section 3.1(a).

“Letter of Credit Application” shall have the meaning provided in Section 3.2(a).

“Letter of Credit Commitment” shall mean, as of any date of determination, the greater of (x) $10,000,000 and (y) ten percent (10%) of the then-effective Available Borrowing Base, as the same may be reduced from time to time pursuant to Section 3.1 or, with the consent of the Administrative Agent and the Issuing Banks, increased from time to time; provided that no Issuing Bank shall be required to issue Letters of Credit in excess of $15,000,000 in the aggregate or as set forth in the joinder agreement delivered by such Issuing Bank pursuant to the definition thereof, in each case, as such amount may be increased from time to time with the consent of the Administrative Agent, the applicable Issuing Bank and the Administrative Agent.

“Letter of Credit Exposure” shall mean, with respect to any Revolving Lender, at any time, the sum of (a) the principal amount of any Unpaid Drawings in respect of which such Revolving Lender has made (or is required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a) at such time and (b) such Revolving Lender’s Revolving Commitment Percentage of the Letters of Credit Outstanding at such time (excluding the portion thereof consisting of Unpaid Drawings in respect of which the Revolving Lenders have made (or are required to have made) payments to the applicable Issuing Bank pursuant to Section 3.4(a)) minus the amount of cash or deposit account balances held by the Administrative Agent to Cash Collateralize outstanding Letters of Credit and Unpaid Drawings under Section 3.7.

“Letter of Credit Fee” shall have the meaning provided in Section 4.1(b).

“Letters of Credit Outstanding” shall mean, at any time, the sum of, without duplication, (a) the aggregate Stated Amount of all outstanding Letters of Credit and (b) the aggregate principal amount of all Unpaid Drawings in respect of all Letters of Credit.

“Leverage Ratio Covenant” shall mean the covenant of the Borrower set forth in Section 10.11(a).

“Lien” shall mean, with respect to any asset, (a) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset, (b) production payments and the like payable out of Oil and Gas Properties or (c) the interest of a vendor or a lessor under any conditional sale agreement, financing lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease be deemed to be a Lien under GAAP.

“Liquidity” shall mean at any time (i) an amount (if positive) equal to Availability plus (ii) Unrestricted Cash and cash equivalents on hand at the Borrower and its Restricted Subsidiaries at such time less (iii) the amount of any Borrowing Base Deficiency existing on such date of determination.

“Loan Limit” shall mean, at any date of determination, the least of (a) the Aggregate Maximum Credit Amounts minus Total Term Loan Exposures, (b) the Total Revolving Commitments and (c) the Available Borrowing Base.

“Loans” shall mean the loans made by the Lenders to the Borrower pursuant to Article II, including Revolving Loans, Term Loans and Extended Term Loans.

“Majority Lenders” means, at any time, Lenders having a total Aggregate Commitment Percentage in excess of 50% (without regard to any sale by a Lender of a participation in any Loan under Section 13.6(c)); provided that the (i) Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) and (ii) Excluded Term Loan Exposures shall be excluded from the determination of Majority Lenders.

“Majority Revolving Lenders” shall mean (a) as long as the Revolving Commitments are in effect, Lenders having aggregate Revolving Commitments greater than fifty percent (50%) of the Total Revolving Commitments (without regard to any sale by a Lender of a participation in any Loan under Section 13.6(c)), and (b) following termination or expiration of the Revolving Commitments, Lenders holding greater than fifty percent (50%) of the Total Revolving Credit Exposures (without regard to any sale by a Lender of a participation in any Loan under Section 13.6(c)); provided that the Revolving Commitments and the principal amount of the Revolving Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Revolving Lenders.

“Majority Term Lenders” means Term Lenders having more than fifty percent (50%) of the Total Term Loan Exposures at the time of determination; provided that the (i) principal amount of the Term Loans of the Defaulting Lenders (if any) and (ii) Excluded Term Loan Exposures shall be excluded from the determination of Majority Term Lenders.

“Management Services Agreement” means that certain Management Services Agreement, dated as of October 27, 2023, by and between the General Partner, the Borrower and Mach Resources LLC, as in effect on the date hereof and as may be amended from time to time in a manner permitted by this Agreement.

“Manufactured (Mobile) Home” shall have the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Margin Stock” shall have the meaning assigned to such terms in Regulation U.

“Master Agreement” shall have the meaning assigned to such term in the definition of “Hedge Agreements.”

“Material Adverse Effect” shall mean a circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and the Restricted Subsidiaries, taken as a whole, that, individually or in the aggregate, would materially adversely affect (a) the business, assets, operations, properties or financial condition of the Borrower and the other Credit Parties, taken as a whole, (b) the ability of the Borrower and the other Credit Parties, taken as a whole, to perform their material obligations under the Credit Documents, or (c) the rights and remedies of the Agents and the Lenders under the Credit Documents.

“Material Indebtedness” shall mean any Indebtedness (other than Loans and Letters of Credit) of any one or more of the Borrower or any Restricted Subsidiary in an aggregate principal amount exceeding the greater of (a) $75,000,000 and (b) five percent (5.0%) of the Borrowing Base.

“Material Real Property” means (a) all Processing Plants and (b) all real Property owned by the Borrower or any Restricted Subsidiary that forms a part of and is material to the ownership or operation of any material Gathering System owned by the Borrower or any of its Restricted Subsidiaries, that, in each case, individually, has a book value in excess of $7,500,000 (including the value of accessions and improvements thereon) at any time; provided, that (i) the aggregate book value of all such Processing Plants and Property owned by the Borrower and its Restricted Subsidiaries or any of them that does not constitute “Material Real Property” shall not exceed $15,000,000 (including the value of accessions and improvements thereon) at any time, (ii)  leases, easements, Rights of Way and similar Property interests shall be considered owned real Property for purposes of this Agreement, and (iii) real Property owned or leased by the Borrower or any Restricted Subsidiary relating to the same gathering or pipeline system, facility or project shall be aggregated for purposes of the above individual thresholds; provided, however, that (A) any Excluded Assets, and (B) any Building (as defined in the applicable Flood Insurance Law) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation), in each case, shall not constitute Material Real Property.

“Material Subsidiary” shall mean, at any date of determination (a) each wholly-owned (directly or indirectly) Restricted Subsidiary of the Borrower such that the Consolidated Total Assets of the Immaterial Subsidiaries (when combined with the assets of each such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) at the last day of the most recently ended Test Period are equal to or less than five percent (5.0%) of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, determined in accordance with GAAP and (b) any Subsidiary (other than any Excluded Subsidiary of the type described in clauses (c) or (d) of the definition thereof) that (x) owns any Borrowing Base Properties or Borrowing Base Midstream Assets (or Equity Interests in a Person that directly or indirectly owns Borrowing Base Properties or Borrowing Base Midstream Assets) or (y) incurs or guarantees any obligations under any Material Indebtedness.

“Maturity Date” means any Term Loan Maturity Date or the Revolving Maturity Date, as applicable.

“Maximum Credit Amount” shall mean, as to each Lender, the amount set forth opposite such Lender’s name on Schedule 1.1(a) under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.16(b), (b) modified from time to time pursuant to Section 2.16(c) or (c) increased, created or modified from time to time pursuant to any assignment permitted by Section 13.6(b) or amendment or other modification to this Agreement.

“Midstream Assets” shall mean means all tangible and intangible property used in (a) gathering, compressing, treating, processing and transporting Hydrocarbons; (b) fractionating and transporting Hydrocarbons; and (c) marketing Hydrocarbons, including, without limitation, processing plants, gathering lines, pipelines, storage facilities, terminals, transloading facilities, surface leases, gathering systems, rights of way, easements, and servitudes related to each of the foregoing.

“Minimum Borrowing Amount” shall mean, with respect to any Borrowing of Revolving Loans, $500,000 (or, if less, the entire remaining Commitments at the time of such Borrowing).

“Minimum Extension Condition” has the meaning assigned such term in Section 2.18(b).

“Minority Investment” shall mean any Person (other than a Subsidiary) in which the Borrower or any Restricted Subsidiary owns Equity Interests.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor by merger or consolidation to its business.

“Mortgage” shall mean a mortgage or a deed of trust, deed to secure debt, trust deed, assignment of as-extracted collateral, fixture filing or other security document entered into by the owner of a Mortgaged Property and the Collateral Agent for the benefit of the Secured Parties in respect of that Mortgaged Property, substantially in the form of Exhibit D (with such changes thereto as may be necessary to account for local law matters) or otherwise in such form as agreed between the Borrower and the Collateral Agent; provided, that any Mortgage encumbering Oil and Gas Properties, including any Midstream Assets, shall exclude any Building or Manufactured (Mobile) Home that is located on any such Oil and Gas Property covered by (or intended to be covered by) such Mortgage.

“Mortgaged Property” shall mean, at any time, all Borrowing Base Properties and Midstream Assets with respect to which a Mortgage is required to be granted and/or which are required to be subject to an Acceptable Security Interest under the Credit Documents. Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in this definition and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Credit Document.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds” shall mean (a) with respect to any Disposition, the cash proceeds thereof (including cash proceeds subsequently received (as and when received) in respect of noncash consideration initially received), net of, in respect of the Borrower and its Restricted Subsidiaries’ (i) selling expenses (including reasonable broker’s fees or commissions, legal, accounting and investment banking fees and expenses, title insurance premiums, survey costs, and the Borrower’s good faith estimate of Taxes paid or payable in connection with such Disposition, including without duplication any Permitted Tax Distributions in connection with such Disposition to the extent permitted to be made under Section 10.6(n)), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness permitted hereunder that is secured by a Lien permitted hereunder (other than any Lien pursuant to a Security Document) on the asset disposed of in such Disposition and required to be repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such asset), (b) with respect to any Casualty Event, the cash proceeds received pursuant to any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Restricted Subsidiaries, net of any actual out-of-pocket costs and expenses incurred by the Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or the applicable Restricted Subsidiary in respect thereof and the Borrower’s good faith estimate of Taxes paid or payable in connection with such Casualty Event, including without duplication any Permitted Tax Distributions in connection with such Casualty Event to the extent permitted to be made under Section 10.6(n), (c) with respect to any issuance or incurrence of Indebtedness, the cash proceeds thereof, net of all Taxes and attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, commissions and brokerage, consultant and other customary fees and charges actually incurred by the Borrower and its Restricted Subsidiaries in connection with such issuance.

“New Borrowing Base Notice” shall have the meaning provided in Section 2.14(d).

“Non-Consenting Lender” shall have the meaning provided in Section 13.7(b).

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Defaulting Revolving Lender” shall mean and include, at any time, each Revolving Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” shall have the meaning provided in Section 3.2(b).

“Notes” shall mean the promissory notes of the Borrower described in Section 2.5(e) and being substantially in the form of Exhibit G, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

“Notice of Borrowing” shall mean a request of the Borrower in accordance with the terms of Section 2.3(a) and substantially in the form of Exhibit B or such other form as shall be approved by the Administrative Agent (acting reasonably).

“Notice of Conversion or Continuation” shall have the meaning provided in Section 2.6(a).

“NYFRB” shall mean the Federal Reserve Bank of New York.

“NYMEX” shall mean the New York Mercantile Exchange.

“Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Credit Party arising under any Credit Document or otherwise with respect to any Loan or Letter of Credit or under any Secured Cash Management Agreement or Secured Hedge Agreement (including all Secured Hedge Agreements (other than in respect of the Specified Hedge Agreements) and transactions thereunder regardless of whether entered into with any Hedge Bank prior to, on or after the Closing Date), in each case, entered into with the Borrower or any of its Restricted Subsidiaries, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party or any Affiliate thereof in any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Credit Documents (and any of their Restricted Subsidiaries to the extent they have obligations under the Credit Documents) include the obligation (including Guarantee Obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Credit Party under any Credit Document. Notwithstanding the foregoing, (a) Excluded Swap Obligations shall not constitute Obligations, (b) without limiting the requirements set forth in the definition of “Payment in Full”, the obligations of the Borrower or any Restricted Subsidiary under any Secured Hedge Agreement and under any Secured Cash Management Agreement shall be secured and guaranteed pursuant to the Security Documents and the Guarantee only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (c) any release of Collateral or Guarantors effected in the manner permitted by this Agreement and the other Credit Documents shall not require the consent of the holders of Hedging Obligations under Secured Hedge Agreements or of the holders of Cash Management Obligations under Secured Cash Management Agreements.

“OFAC” shall mean the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Oil and Gas Business” shall mean:

(a) the business of acquiring, exploring, exploiting, developing, producing, operating and disposing of interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association with any of the foregoing;

(b) the business of gathering, marketing, distributing, treating, processing, storing, refining, selling and transporting of any production from interests in oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and mineral properties or products produced in association therewith; and the marketing of oil, natural gas, natural gas liquids, liquefied natural gas and other Hydrocarbons and minerals obtained from unrelated Persons; and

(c) any business or activity relating to, arising from, or necessary, appropriate, incidental or ancillary to the activities described in the foregoing clauses (a) or (b) of this definition.

“Oil and Gas Properties” shall mean (a) Hydrocarbon Interests, (b) the properties now or hereafter pooled or unitized with Hydrocarbon Interests, (c) all presently existing or future unitization agreements, pooling agreements and declarations of pooled or unitized units and the units created thereby (including all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of any Hydrocarbon Interests, (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests, (e) all Hydrocarbons in and under and which may be produced and saved or attributable to Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to Hydrocarbon Interests, (f) all tenements, hereditaments, appurtenances and properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (g) all properties, rights, titles, interests and estates described or referred to above, including any and all property, real or personal, now owned or hereafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any Hydrocarbon Interests or property (excluding drilling rigs, automotive equipment, rental equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all Midstream Assets, oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, gas processing plants and pipeline systems, power and cogeneration facilities, steam flood facilities and any related infrastructure to any thereof, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.

“Ongoing Hedges” shall have the meaning provided in Section 10.10(a).

“Organization Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under any Credit Document, or sold or assigned an interest in any Loan or Commitment or any other interest under any Credit Document).

“Other Debt” shall have the meaning provided in Section 10.7(a).

“Other Debt Payment” shall have the meaning assigned to such term in Section 10.7(a).

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 13.7(a)).

“Overnight Rate” shall mean, for any day, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent or the applicable Issuing Bank, as the case may be, in accordance with banking industry rules on interbank compensation.

“Pari Passu Intercreditor Agreement” shall mean a customary intercreditor agreement, among the Administrative Agent, any representatives, agents or trustees of Permitted Pari Term Loan Debt, and the other parties party thereto from time to time, in form and substance reasonably acceptable to Administrative Agent, the Borrower and the Majority Lenders and with payment priority and payment waterfall terms acceptable to the Majority Lenders.

“Participant” shall have the meaning provided in Section 13.6(c)(i).

“Participant Register” shall have the meaning provided in Section 13.6(c)(ii).

“Patriot Act” shall have the meaning provided in Section 13.18.

“Payment in Full” shall mean the first day upon which both (i) the Total Commitment and each Letter of Credit have terminated (unless such Letters of Credit have been collateralized on terms and conditions reasonably satisfactory to each applicable Issuing Bank following the termination of the Total Commitment) and the Loans and Unpaid Drawings, together with interest, fees and all other Obligations incurred hereunder (other than contingent indemnification obligations not then due and payable) and Hedging Obligations under Secured Hedge Agreements and Cash Management Obligations under Secured Cash Management Agreements (except as to which arrangements satisfactory to the applicable Hedge Bank or Cash Management Bank, as the case may be, shall have been made), are paid in full in cash; and (ii) all Secured Hedge Agreements have been terminated or, for each Secured Hedge Agreement that has not been terminated, the parties thereto have entered into arrangements (which may include collateral arrangements) that are satisfactory to the applicable Hedge Bank as confirmed by such Hedge Bank in writing.

“Payment Recipient” shall have the meaning provided in Section 12.15(a).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Pension Plan” shall mean any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by any Credit Party or any ERISA Affiliate or to which any Credit Party or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding six (6) years.

“Periodic Term SOFR Determination Day” shall have the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall mean the acquisition, by merger or otherwise, by the Borrower or any of the Restricted Subsidiaries of assets (including any assets constituting a business unit, line of business or division) or Equity Interests, so long as (a) if such acquisition involves the acquisition of Equity Interests of a Person that upon such acquisition would become a Subsidiary, such acquisition shall result in the issuer of such Equity Interests becoming a Restricted Subsidiary and, to the extent required by Section 9.10, a Guarantor; (b) such acquisition shall result in the Collateral Agent, for the benefit of the Secured Parties, being granted a security interest in any Equity Interests or any assets so acquired to the extent required by Section 9.10; (c) immediately after giving effect to such acquisition, the Borrower is in compliance with the Leverage Ratio Covenant on a pro forma basis; (d) immediately after giving effect to such acquisition, the Borrower and its Restricted Subsidiaries shall be in compliance with Section 9.20 and (e) no Event of Default has occurred and is continuing.

“Permitted Additional Debt” shall mean Junior Lien Indebtedness, any Permitted Convertible Debt and any unsecured senior, unsecured senior subordinated or unsecured subordinated loans or notes issued by the Borrower or a Guarantor after the Closing Date (a) the terms of which do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the 181st day after the Latest Maturity Date (other than customary offers to purchase upon a change of control (including customary offers to repurchase any Permitted Convertible Debt in connection with “fundamental change”), AHYDO payments, customary asset sale or casualty or condemnation event prepayments and customary acceleration rights after an event of default prior to the 181st day after the Revolving Maturity Date, any right of any holder of any Permitted Convertible Debt to convert, exchange or exercise such Permitted Convertible Debt, or any actual conversion, exchange or exercise of any Permitted Convertible Debt, in each case into or for common stock or other common equity interests of the Borrower and/or cash (in an amount determined by reference to the price of such common stock or other common equity interest), any optional right of the issuer of Permitted Convertible Debt to call such Permitted Convertible Debt for redemption or in the case of any loans or notes or other Indebtedness that are convertible into Qualified Equity Interests (including any Permitted Convertible Debt), payments in respect of any fractional shares that would otherwise be issued upon such conversion) and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of any Class of Term Loans, (b) if such Indebtedness is subordinated in right of payment to the Obligations, the terms of such Indebtedness provide for customary subordination of such Indebtedness to the Obligations and is subject to a Subordination Agreement, (c) with respect to which, no Subsidiary of the Borrower (other than a Guarantor) is a borrower or guarantor with respect to such Indebtedness, (d) that does not restrict, by its terms, the prepayment or repayment of the Obligations, (e) the covenants, events of default, guarantees and other terms of which (other than interest rate, fees, funding discounts and redemption or prepayment premiums reasonably determined by the Borrower to be “market” rates, fees, discounts and premiums at the time of issuance or incurrence of any such Indebtedness), taken as a whole, shall be customary for high yield debt securities or Junior Lien Indebtedness (or in the case of any Permitted Convertible Debt, taken as a whole, shall be customary for convertible debt securities of such nature) and are determined by the Borrower to be no more restrictive on or less favorable to the Borrower and its Restricted Subsidiaries than the terms of this Agreement (as in effect at the time of such issuance or incurrence), taken as a whole, except to the extent this Agreement is amended to incorporate any terms more restrictive than this Agreement, (f) that shall not include any financial maintenance covenants nor prohibit prior repayment or prepayment of the Loans; provided that a certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence or issuance of such Indebtedness (or such later date as may be acceptable to the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements and (g) if the Permitted Additional Debt constitutes Junior Lien Indebtedness, such Permitted Additional Debt shall be subject to a Junior Lien Intercreditor Agreement and shall not be secured by any assets other than the Collateral. Notwithstanding anything to the contrary set forth in clause (a) of the immediately preceding sentence, if such Indebtedness is issued to finance all or a portion of an acquisition permitted hereunder, (i) such Indebtedness may contain mandatory prepayment or redemption provisions providing for the repayment or redemption of such Indebtedness in the event that such acquisition is not consummated by a certain date in an amount not to exceed the principal amount of such Indebtedness and any accrued interest thereon through the prepayment or redemption date, but only to the extent such proceeds are held in a segregated account during such time until the repayment or redemption date and (ii) to the extent the proceeds of any such Indebtedness are deposited into escrow pursuant to customary escrow arrangements pending consummation of such acquisition, such Indebtedness shall be deemed to have the maturity date of such Indebtedness upon consummation of the acquisition and release of such proceeds from escrow. For the avoidance of doubt, Permitted Pari Term Loan Debt shall not constitute Permitted Additional Debt.

“Permitted Bond Hedge Transaction(s)” shall mean any call or capped call option (or substantively equivalent derivative transaction) entered into by the Borrower in connection with the issuance of any Permitted Convertible Debt and requiring the counterparty thereto to deliver to the Borrower (i) shares of common stock of the Borrower (or other securities or property following a merger event or other change of the common stock of the Borrower), (ii) the cash value thereof or (iii) a combination thereof, in each case, from time to time upon exercise of such option; provided that (a) the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Permitted Convertible Debt issued in connection with the Permitted Bond Hedge Transaction and (b) the terms, conditions and covenants of each such transaction shall be such as are reasonable and customary for transactions of such type (as determined by Borrower in good faith and in its reasonable discretion).

“Permitted Convertible Debt” shall mean Indebtedness that is either (i) convertible into a fixed number (subject to customary anti-dilution adjustments, “make-whole” increases and other customary changes thereto) of shares of common stock of Borrower (and cash in lieu of fractional shares) (or other securities or property following a merger event or other change of the common stock of the Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities) or (ii) sold as units with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for shares of common stock of the Borrower (and cash in lieu of fractional shares) (or other securities or property following a merger event or other change of the common stock of Borrower), cash or any combination thereof (with the amount of such cash or such combination determined by reference to the market price of such common stock or such other securities).

“Permitted Holder Subsidiaries” shall have the meaning provided in the definition of “IPO Corp. Formation Transactions”.

“Permitted Holders” shall mean (a) Bayou City Energy, L.P. and its controlled affiliates (but excluding any portfolio company), (b) (i) Tom Ward (“Ward”), (ii) Ward’s children and other lineal descendants, (iii) any spouses or former spouses, widows or widowers and estates of any of the persons referred to in clause (b)(i) and (b)(ii), (iv) Ward’s guardian or other legal representative of Ward or Ward’s estate, (v) any trust having as its principal beneficiaries one or more of the Persons described in clauses (b)(i) through (b)(iv) above, and (vi) any Person that is controlled by any one or more of the Persons listed in clauses (b)(i) through (b)(v) above and (c) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date)) of which any of the foregoing is a member; provided that in the case of such “group”, Persons referred to in clauses (a) and (b), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total Voting Equity of the Borrower.

“Permitted Intercompany Activities” shall mean any transactions between or among the Borrower and its Subsidiaries or Affiliates (for the avoidance of doubt, including Unrestricted Subsidiaries) that (x) in respect of clause (i) through (iii) below, are entered into in the ordinary course of business of the Borrower and its Subsidiaries and (y) in the good faith judgment of the Borrower, are necessary or advisable in connection with the ownership or operation of the business of the Borrower and its Subsidiaries or Affiliates, including (i) payroll, cash management, purchasing, insurance, indemnity and liability sharing and hedging arrangements (other than the hedging arrangements of any Unrestricted Subsidiaries), (ii) management, technology and licensing arrangements, and (iii) the purchase and sale of Hydrocarbons in connection with marketing activities.

“Permitted Investments” shall mean:

(a) United States dollars;

(b) securities issued or directly and fully and unconditionally guaranteed or insured by the United States government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of twenty-four (24) months or less from the date of acquisition;

(c) certificates of deposit, time deposits and eurodollar time deposits with maturities of twenty-four (24) months or less from the date of acquisition, demand deposits, bankers’ acceptances with maturities not exceeding three (3) years and overnight bank deposits, in each case with any domestic or foreign commercial bank having capital and surplus of not less than $250,000,000 in the case of U.S. banks and $100,000,000 (or the United States dollar equivalent as of the date of determination) in the case of non-U.S. banks (any such bank in the forgoing an “Approved Bank”);

(d) repurchase obligations for underlying securities of the types described in clauses (b) and (c) above or clauses (f) and (g) below entered into with any financial institution or recognized securities dealer meeting the qualifications specified in clause (c) above;

(e) commercial paper and variable or fixed rate notes issued by an Approved Bank (or by the parent company thereof) or any variable or fixed rate note issued by, or guaranteed by, a corporation by, a corporation (other than structured investment vehicles and other than corporations used in structured financing transactions) rated at least A-2 (or the equivalent thereof) by S&P or at least P-2 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) and in each case maturing within twelve (12) months after the date of acquisition thereof;

(f) marketable short-term money market and similar liquid funds having a rating of at least P-2 (or the equivalent thereof) or A-2 (or the equivalent thereof) from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower);

(g) readily marketable direct obligations issued or fully guaranteed by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof; provided, that each such readily marketable direct obligation shall have an Investment Grade Rating from either Moody’s or S&P or Moody’s (or the equivalent thereof) (or, if at any time neither Moody’s nor S&P or Moody’s (or the equivalent thereof) shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower) with maturities of thirty-six (36) months or less from the date of acquisition;

(h) Investments with average maturities of twelve (12) months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency selected by the Borrower); and

(i) investment funds investing substantially all of their assets in securities of the types described in clauses (a) through (h) above.

“Permitted Junior Lien Debt” means Permitted Additional Debt that is Junior Lien Indebtedness.

“Permitted Liens” shall mean:

(a) Liens for Taxes or claims not yet delinquent or that are being contested in good faith and by appropriate proceedings diligently conducted, for which appropriate reserves have been established in accordance with GAAP, or for property Taxes on property that the Borrower or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax or claim is to such property;

(b) Liens in respect of property or assets of the Borrower or any of the Restricted Subsidiaries imposed by law, such as landlords’, sublandlords’, vendors’, operators’, suppliers’, carriers’, warehousemen’s, repairmen’s, construction contractors’, workers’, materialmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business or incident to the exploration, development, operation or maintenance of Oil and Gas Properties, in each case so long as such Liens arise in the ordinary course of business and do not individually or in the aggregate have a Material Adverse Effect and (i) are not overdue for a period of more than sixty (60) days or (ii) are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(c) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(d) Liens incurred or pledges or deposits made in connection with workers’ compensation, unemployment insurance and other types of social security, old age pension, public liability obligations or similar legislation, and deposits securing liabilities to insurance carriers under insurance or self-insurance arrangements in respect of such obligations, or to secure (or secure the Liens securing) liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any Subsidiary;

(e) deposits and other Liens securing (or securing the bonds or similar instruments securing) the performance of tenders, statutory obligations, plugging and abandonment or decommissioning obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of such bonds or to support the issuance thereof) incurred in the ordinary course of business or in a manner consistent with past practice or industry practice including those incurred to secure health, safety and environmental obligations in the ordinary course of business, or otherwise constituting Investments permitted by Section 10.5;

(f) ground leases, subleases, licenses or sublicenses in respect of real property (other than any Oil and Gas Properties) on which facilities owned or leased by the Borrower or any of its Restricted Subsidiaries are located;

(g) easements, rights-of-way, restrictive covenants, licenses, restrictions (including zoning restrictions), title defects, exceptions, reservations, deficiencies or irregularities in title, encroachments, protrusions, servitudes, rights, eminent domain or condemnation rights, permits, conditions and covenants and other similar charges or encumbrances (including in any rights-of-way or other property of the Borrower or its Restricted Subsidiaries for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil or other minerals or timber, and other like purposes, or for joint or common use of real estate, rights of way, facilities and equipment) not (i) interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) securing monetary obligations or (iii) materially impairing the value of the affected Borrowing Base Properties, taken as a whole and, to the extent reasonably agreed by the Administrative Agent, any exception on the title reports issued in connection with any Borrowing Base Property;

(h) (i) any interest or title of a lessor, sublessor, licensor or sublicensor under any lease, liens reserved in oil, gas or other Hydrocarbons, minerals, leases for bonus, royalty or rental payments and for compliance with the terms of such lease and (ii) any interest or title of a lessor, sublessor, licensor or sublicensor or secured by a lessor’s, sublessor’s, licensor’s or sublicensor’s interest under any lease, sublease, license or sublicense entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business or otherwise permitted by this Agreement and not securing Indebtedness;

(i) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(j) Liens on goods or inventory the purchase, shipment or storage price of which is financed by a documentary letter of credit or bankers’ acceptance issued for the account of the Borrower or any of its Restricted Subsidiaries; provided that such Lien secures only the obligations of the Borrower or such Restricted Subsidiaries in respect of such letter of credit or bankers’ acceptance to the extent permitted under Section 10.1;

(k) leases, licenses, subleases or sublicenses granted to others not (i) interfering in any material respect with the business of the Borrower and its Restricted Subsidiaries, taken as a whole or (ii) securing any Indebtedness for borrowed money;

(l) Liens arising from precautionary UCC financing statement or similar filings made in respect of operating leases entered into by the Borrower or any of its Restricted Subsidiaries;

(m) Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts, commodity trading accounts or other brokerage accounts of the Borrower and the Restricted Subsidiaries held at such banks or financial institutions, as the case may be, in the ordinary course of business;

(n) Liens which arise in the ordinary course of business under operating agreements (including preferential purchase rights, consents to assignment and other restraints on alienation), joint operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, Farm-Out Agreements, Farm-In Agreements, division orders, contracts for the sale, gathering, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, royalty and overriding royalty agreements, reversionary interests, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements that are usual or customary in the Oil and Gas Business and are for claims which are not delinquent or that are being contested in good faith and by appropriate proceedings for which appropriate reserves have been established to the extent required by and in accordance with GAAP; provided that any such Lien referred to in this clause does not materially impair the use of the property covered by such Lien for the purposes for which such property is held by the Borrower or any Restricted Subsidiary or materially impair the value of the affected Borrowing Base Properties, taken as a whole;

(o) Liens on pipelines, pipeline facilities and other Midstream Assets or facilities that arise by operation of law or other like Liens arising by operation of law in the ordinary course of business and incidental to the exploration, development, operation and maintenance of Oil and Gas Properties;

(p) (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business complies and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of the Borrower and its Restricted Subsidiaries, taken as a whole;

(q) Liens on equipment of the Borrower or any Restricted Subsidiary granted in the ordinary course of business to the Borrower’s or such Restricted Subsidiary’s client at which such equipment is located;

(r) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(s) Liens arising under statutory provisions of applicable law with respect to production purchased from others; and

(t) deposits of cash with the owner or lessor of premises leased and operated by the Borrower or any of its Subsidiaries to secure the performance of the Borrower’s or such Subsidiary’s obligations under the terms of the lease for such premises.

“Permitted Pari Term Loan Debt” shall mean secured Indebtedness (other than the Obligations) in the form of senior secured term loans or debt securities (whether registered or privately placed) (such loans or debt securities, the “Permitted Pari Term Loans”) which (a) at the time of and immediately after giving effect to the incurrence of such Indebtedness (and the use of proceeds thereof), the Consolidated Total Net Leverage Ratio is less than or equal to 2.00 to 1.00; (b) at the time of and immediately after giving effect to the incurrence of such Indebtedness, no Default or Event of Default has occurred and is continuing or would result therefrom; (c) at the time of and immediately after giving effect to the incurrence of such Indebtedness, the Available Revolving Commitment is not less than twenty percent (20%) of the Total Revolving Commitments; (d) does not provide for any scheduled payment of principal, mandatory Redemptions or scheduled sinking fund payment on or before the 91st day following the Revolving Maturity Date in effect at the time of issuance (other than (i) provisions requiring Redemption or offers to Redeem in connection with asset sales or a change in control and, without duplication, provisions requiring prepayments to eliminate any Borrowing Base Deficiency in a manner that does not conflict with Section 5.2, (ii) scheduled amortization of no greater than five percent (5%) per annum of the original principal amount of such Indebtedness and (iii) customary provisions periodically requiring mandatory Redemption of or offers to Redeem such Indebtedness in an amount equal to a specified portion of excess cash flow (but only to the extent such provision in the Permitted Pari Term Loan Debt Documents governing such Indebtedness does not require such prepayment or tender offer to be made unless such prepayment or tender offer is permitted by this Agreement)); (e) does not contain financial and negative covenants and events of default that are, taken as a whole, more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default herein (as determined in good faith by senior management of the Borrower) unless either (i) this Agreement is amended to include such more restrictive covenants and events of default, taken as a whole (which such amendment shall be executed among the Administrative Agent and the Borrower and will not be subject to the requirements of Section 13.1(b)) or (ii) such more restrictive covenants and events of default shall only become applicable after the termination of this Agreement and (f) is subject at all times to a Pari Passu Intercreditor Agreement providing that the Liens on the Collateral securing such Indebtedness shall rank equal in priority to the Liens on the Collateral securing the Obligations (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies), in each case, issued or incurred by the Borrower and guaranteed by the Guarantors (provided that no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Indebtedness). It is understood and agreed that, notwithstanding anything to the contrary contained herein, Permitted Pari Term Loan Debt may only be incurred in reliance on, and remain outstanding, pursuant to Section 10.1(x).

“Permitted Pari Term Loan Debt Documents” shall mean all agreements, documents or instruments issued, executed or delivered by any Credit Party in connection with, or pursuant to, the incurrence of Permitted Pari Term Loan Debt or any Permitted Refinancing Indebtedness in respect thereof.

“Permitted Pari Term Loans” shall have meaning assigned to such term in the definition of “Permitted Pari Term Loan Debt”.

“Permitted Refinancing Indebtedness” shall mean, with respect to any Indebtedness (the “Refinanced Indebtedness”), any Indebtedness issued or incurred in exchange for, or the net proceeds of which are used to modify, extend, refinance, renew, replace or refund (collectively to “Refinance” or a “Refinancing” or “Refinanced”), such Refinanced Indebtedness (or previous refinancing thereof constituting Permitted Refinancing Indebtedness); provided that (A) the principal amount (or accreted value, if applicable) of any such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Refinanced Indebtedness outstanding immediately prior to such Refinancing except by an amount equal to the unpaid accrued interest and premium thereon and other amounts paid in connection with the defeasance or discharge of such Indebtedness plus other amounts paid consisting of original issue discount or fees and expenses incurred in connection with such Refinancing, (B) the direct and contingent obligors with respect to such Permitted Refinancing Indebtedness immediately prior to such Refinancing are not changed as a result of such Refinancing (except that a Guarantor may be added as an additional obligor and except as may change pursuant to subclause (G) below), (C) other than with respect to a Refinancing in respect of Indebtedness incurred pursuant to Section 10.1(f), such Permitted Refinancing Indebtedness shall have a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Indebtedness, (D) subject to clause (G) below, the terms and conditions of any such Permitted Refinancing Indebtedness, taken as a whole, are not materially less favorable to the Lenders than the terms and conditions of the Refinanced Indebtedness being Refinanced (including, if applicable, as to collateral priority and subordination, but excluding as to interest rates, fees, floors, funding discounts and redemption or prepayment premiums) or are customary for similar Indebtedness in light of current market conditions, (E) if the Refinanced Indebtedness is subordinated in right of payment to the Obligations, such Permitted Refinancing Indebtedness shall be subordinated to the Obligations, subject to a Subordination Agreement on terms no less favorable to the Secured Parties than such Refinanced Indebtedness, (F) if the Refinanced Indebtedness constitutes Junior Lien Indebtedness, such Permitted Refinancing Indebtedness shall be pari passu in right of payment with any other Junior Lien Indebtedness and unsecured, or if secured, subject to a Junior Lien Intercreditor Agreement and shall not be secured by any assets other than the Collateral, (G) if the Refinanced Indebtedness is secured as permitted by Section 10.2(f), such Permitted Refinancing Indebtedness shall be unsecured, or if secured, subject to a Junior Lien Intercreditor Agreement and shall not be secured by any assets that do not secure such Refinanced Indebtedness, (H) solely with respect to Permitted Pari Term Loan Debt, such new Indebtedness shall be subject at all times to a Pari Passu Intercreditor Agreement, (I) Permitted Refinancing Indebtedness in the form of Term Loans hereunder shall only be permitted to the extent the Refinanced Debt is in the form of Permitted Secured Debt, and (J) Permitted Refinancing Indebtedness in the form of Permitted Pari Term Loan Debt shall only be permitted to the extent the Refinanced Debt is in the form of Permitted Pari Term Loan Debt or Permitted Unsecured Debt. Notwithstanding the foregoing, Permitted Refinancing Indebtedness in respect of Permitted Additional Debt must constitute Permitted Additional Debt. A certificate of an Authorized Officer of the Borrower delivered to the Administrative Agent at least five (5) Business Days prior to the incurrence or issuance of such Indebtedness (or such later date as may be acceptable to the Administrative Agent), together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirements set forth in the definition of “Permitted Refinancing Indebtedness” shall be conclusive evidence that such terms and conditions satisfy the foregoing requirements.

“Permitted Secured Debt” shall mean any Permitted Junior Lien Debt or Permitted Pari Term Loan Debt.

“Permitted Tax Distributions” means (a) dividends or distributions by the Borrower or a subsidiary to any direct or indirect parent of the Borrower in an amount required for any such direct or indirect parent to pay franchise, excise and similar taxes required to maintain the corporate or legal existence of such parent and/or Borrower and its Subsidiaries; (b) with respect to any taxable period (or portion thereof) for which the Borrower and any of its subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal, state or local income tax purposes (each, a “Tax Group”) of which a direct or indirect parent of the Borrower is the common parent, or for which the Borrower is a partnership or disregarded entity for U.S. federal or applicable state or local income tax purposes that is wholly-owned (directly or indirectly) by an entity that is taxable as a corporation for such income tax purposes, dividends or distributions by the Borrower or an applicable subsidiary, as may be relevant, to any direct or indirect parent of the Borrower in an amount not to exceed the amount of any U.S. federal, state, local and/or non-U.S. income taxes that the Borrower and/or its subsidiaries that are members of the relevant Tax Group, as applicable, would have paid for such taxable period had the Borrower and/or such subsidiaries, as applicable, been a stand-alone corporate taxpayer or a stand-alone corporate group; and (c) with respect to any taxable period (or portion thereof) for which the Borrower is a passthrough entity (including a partnership or a disregarded entity) for U.S. federal income tax purposes, dividends or distributions by the Borrower to any member or partner of the Borrower, on or prior to each estimated tax payment date as well as each other applicable due date, on a pro rata basis, such that each such member or partner (or its direct or indirect members or partners, if applicable) receives, in the aggregate for such period, payments or distributions (i) in an amount sufficient to enable such member or partner to pay its U.S. federal, state and/or local income taxes (as applicable) attributable to its direct or indirect ownership of the Borrower and its subsidiaries with respect to such taxable period (assuming that such member or partner is subject to tax at the highest combined marginal U.S. federal, state, and/or local income tax rates (including any tax rate imposed on “net investment income” by Section 1411 of the Code) applicable to an individual or, if higher, a corporation, resident in New York, New York), determined by (A) taking into account (1) the deductibility of state and local income taxes for U.S. federal income tax purposes (but disregarding any deduction that is subject to a dollar limitation), (2) alternative minimum tax, (3) any U.S. federal taxable loss carryforwards of such member or partner attributable to its direct or indirect ownership of the Borrower and its subsidiaries for prior taxable periods (or portions thereof) beginning after the consummation of the IPO Corp. Formation Transactions, to the extent such loss carryforward is of a character that would allow such loss carryforward to be available to reduce taxes in the current taxable period (taking into account any limitations on the utilization of such loss carryforward to reduce such taxes and to the extent such loss carryforward had not already been utilized), (4) the character (e.g., long-term or short-term capital gain or ordinary or exempt) of the applicable income, and (5) any adjustment to such member’s or partner’s taxable income attributable to its direct or indirect ownership of the Borrower and its subsidiaries as a result of any tax examination, audit or adjustment with respect to any taxable period (or portion thereof) and (B) not taking into account the effect of any deduction under Section 199A of the Code or (ii) if higher, in case of IPO Corp. and its consolidated subsidiaries, an amount that will enable IPO Corp. and its consolidated subsidiaries to timely satisfy all of their U.S. federal, state and local and non-U.S. tax obligations (including estimates thereof) arising solely from their direct or indirect interest in the Borrower. “Permitted Unsecured Debt” shall mean any Permitted Additional Debt that is not secured.

“Permitted Warrant Transaction(s)” shall mean any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Borrower) and/or cash (in an amount determined by reference to the price of such common stock or such other securities) sold by the Borrower substantially concurrently with any purchase by the Borrower of a related Permitted Bond Hedge Transaction; provided that the terms, conditions and covenants of each such transaction shall be such as are reasonable and customary for transactions of such type (as determined by Borrower in good faith and in its reasonable discretion).

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any Governmental Authority.

“Petroleum Industry Standards” shall mean the Definitions for Oil and Gas Reserves promulgated by the Society of Petroleum Engineers (or any generally recognized successor) as in effect at the time in question.

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, that is or was within any of the preceding six plan years sponsored, maintained for or contributed to by (or to which there is or was an obligation to contribute or to make payments to) any Credit Party, or with respect to which any Credit Party has any actual or contingent liability.

“Post-Conversion Permitted Holders” shall mean (a) Bayou City Energy, L.P. and its controlled affiliates (but excluding any portfolio company), (b) (i) Tom Ward and his children and other lineal descendants, (ii) any spouses or former spouses, widows or widowers and estates of any of the persons referred to in clause (b)(i) and (iii) any trust having as its sole beneficiaries one or more of the persons listed in clauses (b)(i) and (b)(ii) above, (c) from and after the consummation of IPO Corp. Formation Transactions, IPO Corp., any Permitted Holder Subsidiaries and the General Partner and (d) any “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Closing Date)) of which any of the foregoing is a member; provided that in the case of such “group”, Persons referred to in clauses (a) through (c), collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total Voting Equity of the Borrower.

“Prime Rate” shall mean the rate of interest per annum determined and publicly announced by Truist from time to time as its prime commercial lending rate for Dollar loans in the United States for such day. The Prime Rate is not necessarily the lowest rate that Truist is charging any corporate customer.

“Processing Plants” means the Midstream Assets of the Borrower and its Restricted Subsidiaries comprised of any processing, treatment, fractionation, or compression plants or other similar facilities, and any terminals, tankage and loading racks, in each case that are owned or leased from time to time by the Borrower and its Restricted Subsidiaries and used in the business of the Borrower and such Restricted Subsidiaries.

“Production Payments and Reserve Sales” shall mean the grant or transfer by the Borrower or any of its Restricted Subsidiaries to any Person of the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties where the holder of such interest has recourse solely to such production or proceeds of production, subject to the obligation of the grantor or transferor to operate and maintain, or cause the subject interests to be operated and maintained, in a reasonably prudent manner or other customary standard or subject to the obligation of the grantor or transferor to indemnify for environmental, title or other matters customary in the oil and gas exploration and development business, including any such grants or transfers.

“Projections” shall mean financial estimates, forecasts and other forward-looking information prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby.

“Proposed Acquisition” shall have the meaning provided in Section 10.10(a).

“Proposed Borrowing Base” shall have the meaning provided in Section 2.14(c)(i).

“Proposed Borrowing Base Notice” shall have the meaning provided in Section 2.14(c)(ii).

“Proved Developed Producing Reserves” shall mean oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and “Developed Producing Reserves.”

“Proved Developed Reserves” shall mean oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves” or (b) “Developed Non-Producing Reserves.”

“Proved Reserves” shall mean oil and gas mineral interests that, in accordance with Petroleum Industry Standards, are classified as both “Proved Reserves” and one of the following: (a) “Developed Producing Reserves”, (b) “Developed Non-Producing Reserves” or (c) “Undeveloped Reserves”.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company Compliance” shall mean compliance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the provisions of the Securities Act and the Exchange Act, and the rules of national securities exchange listed companies (in each case, as applicable to companies with equity or debt securities held by the public), including procuring directors’ and officers’ insurance, legal and other professional fees, and listing fees.

“PV-10” shall mean, with respect to any Proved Reserves expected to be produced from any Borrowing Base Properties, the net present value, discounted at ten percent (10%) per annum, of the future net revenues expected to accrue to the Borrower and Guarantors’ collective interests in such reserves during the remaining expected economic lives of such reserves, calculated in accordance with the Bank Price Deck.

“QFC” shall have the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” shall have the meaning provided in Section 13.25.

“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each of the Borrower, any Restricted Subsidiary and any Guarantor that has total assets exceeding $10,000,000 at the time such Swap Obligation is incurred or such other person as constitutes an ECP under the Commodity Exchange Act or any regulations promulgated thereunder.

“Qualified Equity Interests” shall mean any Equity Interests of the Borrower other than Disqualified Stock.

“Recipient” shall mean (a) any Agent or (b) any Lender, as applicable.

“Redetermination Date” shall mean, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.14(d).

“Refinance” shall have the meaning provided in the definition of “Permitted Refinancing Indebtedness.”

“Refinanced Indebtedness” shall have the meaning assigned to such term in the definition of “Permitted Refinancing Indebtedness.”

“Register” shall have the meaning provided in Section 13.6(b)(iv).

“Regulation T” shall mean Regulation T of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

“Regulatory Authority” shall have the meaning provided in Section 13.16.

“Reimbursement Date” shall have the meaning provided in Section 3.4(a).

“Related Party” shall mean, with respect to a specified person, the directors, officers, employees, agents and members of such Person or such Person’s affiliates and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Release” shall mean any release, spill, emission, discharge, disposal, leaking, pumping, pouring, dumping, emitting, migrating, emptying, injecting or leaching into, through, or from the air, surface water, groundwater, sediment, land surface or subsurface strata.

“Relevant Governmental Body” shall mean the Board or the NYFRB, or a committee officially endorsed or convened by Board or the NYFRB, or any successor thereto.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA and the regulations thereunder, other than any event as to which the thirty (30) day notice period has been waived.

“Required Cash Collateral Amount” shall have the meaning provided in Section 3.7(c).

“Required Hedge Agreements” shall have the meaning provided in Section 9.16.

“Required Incremental Hedge Unwind” shall have the meaning provided in Section 10.10(b).

“Required Lenders” shall mean, at any date, Lenders having a total Aggregate Commitment Percentage not less than sixty-six and two-thirds percent (66-2/3%); provided that the (i) the Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) and (ii) Excluded Term Loan Exposures shall be excluded from the determination of Required Lenders.

“Required Revolving Loan Prepayment Amount” shall mean, with respect to any prepayment of Revolving Loans required to be made by the Borrower pursuant to Section 5.2(b) at any time when there are Term Loans or Permitted Pari Term Loans outstanding, an amount necessary to that, after giving effect to such prepayment, the Available Revolving Commitment is not less than 20% of the Total Revolving Commitments.

“Requirement of Law” shall mean, as to any Person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Reserve Report” shall mean (a) the Initial Reserve Report, (b) any other subsequent report, in form and substance reasonably satisfactory to the Administrative Agent, or (c) any other engineering data reasonably acceptable to the Administrative Agent, setting forth, as of each December 31 or June 30 (or such other date as contemplated by this Agreement with respect to Interim Redeterminations or otherwise reasonably acceptable to the Administrative Agent) the Proved Reserves and the Proved Developed Reserves of the Borrower and the Credit Parties (or of Oil and Gas Properties to be acquired, provided that any Oil and Gas Properties not yet acquired shall be expressly designated as such), together with a projection of the rate of production and future net revenues, operating expenses (including production taxes and ad valorem expenses) and capital expenditures with respect thereto as of such date, based upon the PV-10 of the Proved Reserves and Proved Developed Reserves set forth therein; provided that in connection with any Interim Redeterminations of the Borrowing Base pursuant to the last sentence of Section 2.14(b), the Borrower shall only be required, for purposes of updating the Reserve Report, to set forth such additional Proved Reserves and related information as are the subject of such acquisition.

“Reserve Report Certificate” shall mean a certificate of an Authorized Officer in substantially the form of Exhibit A certifying as to the matters set forth in Section 9.13(c).

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Restricted Payments” shall have the meaning provided in Section 10.6.

“Restricted Subsidiary” shall mean any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Revolving Commitment” shall mean, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.16 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 13.6(b). The amount representing each Revolving Lender’s Revolving Commitment shall at any time be the least of (i) such Revolving Lender’s Maximum Credit Amount less such Revolving Lender’s Term Loan Exposure, (ii) such Revolving Lender’s Revolving Commitment Percentage of the then effective Available Borrowing Base and (iii) such Revolving Lender’s Elected Revolving Commitment.

“Revolving Commitment Percentage” shall mean, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment, as such percentage may be modified from time to time pursuant to Section 2.16(c)(v) or otherwise hereunder.

“Revolving Credit Exposure” shall mean, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans and its Letter of Credit Exposure at such time.

“Revolving Lenders” shall mean (a) the Persons listed on Schedule 1.1(a) with a Revolving Commitment, (b) any Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption, and (c) any Person that shall have become a party hereto as an Additional Revolving Lender pursuant to Section 2.16(c), other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“Revolving Loans” shall mean any revolving loans to be made by the Revolving Lenders to the Borrower pursuant to the Revolving Commitments of the Revolving Lenders then in effect, or any portion thereof, as the context requires.

“Revolving Maturity Date” shall mean February 27, 2029.

“Rights of Way” shall mean valid and subsisting and recorded (where applicable) fee deeds, leases, easements, rights of way, servitudes, permits, licenses and other instruments and agreements.

“S&P” shall mean Standard & Poor’s Ratings Services or any successor by merger or consolidation to its business.

“Sabinal Acquisition” has the meaning given to such term in the First Amendment.

“Sabinal Increase Date” has the meaning given to such term in the First Amendment.

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom or other applicable sanctions authority.

“Sanctions Laws” shall mean the following, in each case, to the extent enacted and in effect: (a) laws, regulations, and rules promulgated or administered by OFAC to implement U.S. sanctions programs, including any enabling legislation or Executive Order related thereto, as amended from time to time; (b) the US Comprehensive Iran Sanctions, Accountability, and Divestment Act and the regulations and rules promulgated thereunder, as amended from time to time; (c) the U.S. Iran Threat Reduction and Syria Human Rights Act and the regulations and rules promulgated thereunder, as amended from time to time; (d) the US Iran Freedom and Counter-Proliferation Act and the regulations and rules promulgated thereunder (e) the sanctions and other restrictive measures applied by the European Union in pursuit of the Common Foreign and Security Policy objectives set out in the Treaty on European Union; and (f) any similar sanctions laws as may be enacted from time to time in the future by the U.S., the European Union (and its member states), or the U.N. Security Council or any other legislative body of the United Nations; and any corresponding laws of jurisdictions in which the Borrower operates or in which the proceeds of the Loans will be used or from which repayments of the Obligations will be derived.

“Scheduled Redetermination” shall have the meaning provided in Section 2.14(b).

“Scheduled Redetermination Date” shall mean the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.14.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any agreement related to Cash Management Services by and between the Borrower or any of its Restricted Subsidiaries and any Cash Management Bank.

“Secured Hedge Agreement” shall mean (i) any Hedge Agreement by and between the Borrower or any of its Restricted Subsidiaries and any Hedge Bank and (ii) the Specified Hedge Agreements.

“Secured Parties” shall mean, collectively, (i) the Administrative Agent, the Collateral Agent, each Issuing Bank, each Lender, each Hedge Bank that is party to any Secured Hedge Agreement, (ii) each of Macquarie Bank Limited, Mercuria Energy America, LLC or Morgan Stanley Capital Group Inc. (or their respective Affiliates) (solely to the extent of the Specified Hedge Agreements as in existence on the Closing Date (and additionally, in the case of Macquarie Bank Limited (or its Affiliates), to the extent of the Specified Hedge Agreements indirectly acquired by the Credit Parties as part of the IKAV Acquisition) and so long as such Person (or its Affiliate) is party to the Swap Intercreditor Agreement), (iii) each of BP Energy Company (or its Affiliate) and ICBC Standard Bank PLC (or its Affiliate) solely to the extent of the Specified Hedge Agreements indirectly acquired by the Credit Parties as part of the IKAV Acquisition, and so long as such Person (or its Affiliate) is party to the Swap Intercreditor Agreement, (iv) J. Aron & Company LLC (or its Affiliate) solely to the extent of the Specified Hedge Agreements indirectly acquired by the Credit Parties as part of the Sabinal Acquisition, and so long as it (or its Affiliate) is party to the Swap Intercreditor Agreement, (v) each Cash Management Bank that is a party to any Secured Cash Management Agreement and (vi) each sub-agent appointed pursuant to Section 12.2 by the Administrative Agent with respect to matters relating to the Credit Documents or by the Collateral Agent with respect to matters relating to any Security Document. “Securities Account” shall mean any securities account maintained by the Credit Parties, including any “security accounts” under Article 9 of the UCC. All funds in such Securities Accounts (other than Excluded Accounts) shall be conclusively presumed to be Collateral and proceeds of Collateral and the Agents and the Lenders shall have no duty to inquire as to the source of the amounts on deposit in the Securities Accounts.

“Securities Account Control Agreement” shall have the meaning specified in Section 9.15(a).

“Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, by and among the Borrower, the other grantors party thereto and the Collateral Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit E hereto.

“Security Documents” shall mean, collectively, (a) the Security Agreement, (b)  the Mortgages, (c) any Junior Lien Intercreditor Agreement, (d) any Pari Passu Intercreditor Agreement, (e) the Swap Intercreditor Agreement and (f) each other security agreement or other instrument or document executed and delivered pursuant to Section 9.10 or 9.12 or pursuant to any other such Security Documents or otherwise in order to secure or perfect the security interest in any or all of the Obligations.

“Service Agreement Undertakings” shall mean agreements to pay fees and other consideration in respect of agreed quantities of marketing, transportation and/or other similar services in connection with reasonably anticipated (i) production from Oil and Gas Properties of the Borrower and the Restricted Subsidiaries and (ii) associated production of non-operators and royalty and similar interest owners, in each case which fees and other consideration are payable whether or not such services are utilized.

“SFAS 87” shall have the meaning set forth in the definition of the term “Unfunded Current Liability”.

“Significant Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary (i) whose total assets at the last day of the applicable Test Period were equal to or greater than 15% of the Consolidated Total Assets of the Borrower and the Restricted Subsidiaries at such date, (ii) whose revenues during such Test Period were equal to or greater than 15% of the consolidated revenues of the Borrower and the Restricted Subsidiaries for such period, in each case determined in accordance with GAAP, or (iii) that owns a Borrowing Base Property or Borrowing Base Midstream Asset.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Solvent” shall mean, with respect to any Person on any date of determination, that on such date (i)(a) the fair value of the assets of such Person and its Restricted Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Restricted Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured or (c) such Person and its Restricted Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (ii) such Person and its Restricted Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.

“Specified Hedge Agreements” shall mean any Hedge Agreement as of the Closing Date governed by (a) that certain ISDA 2002 Master Agreement, dated as of November 10, 2023, including the schedules and trade confirmations thereto, between Mercuria Energy America, LLC (or its Affiliates) and one or more Credit Parties, (b) that certain ISDA 2002 Master Agreement, dated as of December 28, 2023, including the schedules and trade confirmations thereto, between Macquarie Bank Limited (or its Affiliates) and one or more Credit Parties, (c) that certain ISDA 2002 Master Agreement, dated as of September 3, 2021, including the schedules and trade confirmations thereto, between Morgan Stanley Capital Group Inc. (or its Affiliates) and BCE-Mach III LLC, and (d) if the IKAV Acquisition closes, (i) that certain ISDA 2002 Master Agreement, dated as of January 13, 2025, including the schedules and trade confirmations thereto, between ICBC Standard Bank PLC (or its Affiliates) and one or more Credit Parties, (ii) that certain ISDA 2002 Master Agreement, dated as of November 25, 2019, including the schedules and trade confirmations thereto, between BP Energy Company (or its Affiliates) and one or more Credit Parties, and (iii) that certain ISDA 2002 Master Agreement, dated as of September 8, 2023, including the schedules and trade confirmations thereto, between Macquarie Bank Limited (or its Affiliates) and one or more Credit Parties and (e) if the Sabinal Acquisition closes, that certain ISDA 2002 Master Agreement, dated on or about the Sabinal Increase Date, including the schedules and trade confirmations thereto, between J. Aron & Company LLC (or its Affiliates) and one or more Credit Parties; provided, that, (x) in the case of the foregoing clauses (a) through (c), only such trade confirmations and hedge transactions in existence as of the Closing Date shall constitute a Specified Hedge Agreement hereunder (but not any Hedge Agreements or trade confirmations entered into on or after the Closing Date, nor any extension of any Hedge Agreement or trade confirmation in existence as of the Closing Date), and (y) in the case of the foregoing clauses (d) through (e), only such trade confirmations and hedge transactions in existence as of the First Amendment Effective Date shall constitute a Specified Hedge Agreement hereunder (but not any Hedge Agreements or trade confirmations entered into on or after the First Amendment Effective Date, nor any extension of any Hedge Agreement or trade confirmation in existence as of the First Amendment Effective Date); provided, further, that, notwithstanding anything to the contrary contained herein, upon the first date, if any, that Macquarie Bank Limited (or its Affiliates) or Morgan Stanley Capital Group Inc. (or its Affiliates), as applicable, becomes a Lender under the Credit Agreement with a Commitment greater than $0, then all Hedge Agreements (including schedules and trade confirmations) between a Credit Party and Macquarie Bank Limited (or its Affiliates) or between a Credit Party and Morgan Stanley Capital Group Inc. (or its Affiliates), as applicable, shall automatically cease to constitute “Specified Hedge Agreements” and shall, for the avoidance of doubt, constitute Secured Hedge Agreements under clause (i) of the definition thereof.

“Specified Hedging Compliance Date” shall have the meaning provided in Section 9.16.

“Specified Transaction” shall mean any acquisition, Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment or Subsidiary designation that by the terms of this Agreement requires a financial ratio or test to be calculated on a pro forma basis.

“SPV” shall have the meaning provided in Section 13.6(g).

“SPV Loan” shall have the meaning provided in Section 13.6(c)(ii).

“Stated Amount” of any Letter of Credit shall mean the maximum amount from time to time available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

“Subagent” shall have the meaning provided in Section 12.2.

“Subordination Agreement” shall mean a subordination agreement in form and substance reasonably acceptable to the Administrative Agent and/or the Collateral Agent, the Borrower and the Majority Lenders, among the Administrative Agent, the representative on behalf of any holders of senior subordinated or subordinated Permitted Additional Debt, the Borrower, the Guarantors and the other parties party thereto from time to time.

“Subsidiary” shall mean, with respect to any Person: (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than fifty percent (50.0%) of the total Voting Equity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and (2) any partnership, joint venture, limited liability company or similar entity of which: (a) more than fifty percent (50.0%) of the Voting Equity or general partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and (b) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” shall mean each Subsidiary that is a Guarantor.

“Subsidiary Redesignation” shall have the meaning provided in the definition of “Unrestricted Subsidiary” contained in this Section 1.1.

“Successor Borrower” shall have the meaning provided in Section 10.3(a)(i).

“Supported QFC” shall have the meaning assigned to such term in Section 13.25.

“Swap Intercreditor Agreement” shall mean that certain Amended and Restated Intercreditor Agreement dated as of the First Amendment Effective Date by and among the Collateral Agent, Macquarie Bank Limited, Mercuria Energy America, LLC, Morgan Stanley Capital Group Inc., the Borrower and the Guarantors, and, if the IKAV Acquisition closes, BP Energy Company, ICBC Standard Bank PLC and if the Sabinal Acquisition closes, J. Aron & Company LLC to the extent such Persons become a party thereto via joinder.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap PV” shall mean, with respect to any commodity Hedge Agreement, the present value, discounted at ten percent (10%) per annum, of the future receipts expected to be paid to the Borrower or its Restricted Subsidiaries under such Hedge Agreement netted against the Administrative Agent’s then current Bank Price Deck; provided, that the “Swap PV” shall never be less than $0.00.

“Swap Termination Value” shall mean, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, the sum of any unpaid amount in respect of such Hedge Agreement and such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).

“Tax Group” shall have the meaning provided in the definition of “Permitted Tax Distributions”.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Commitments” shall have the meaning assigned to such term in Section 2.17(a) and shall include the Initial Term Commitments.

“Term Lenders” shall mean (a) the Initial Term Lenders, (b) any Person party hereto (or to a Term Loan Amendment) that makes a Term Commitment pursuant to Section 2.17 and (c) any Person that shall have become a party hereto as a Term Lender pursuant to an Assignment and Assumption, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt, any Term Lender that ceases to have any Term Loan Exposure shall not constitute a Term Lender hereunder.

“Term Loan Amendment” shall have the meaning assigned to such term in Section 2.17(f).

“Term Loan Exposure” shall mean, with respect to any Term Lender at any time, the outstanding principal amount of such Term Lender’s Term Loans at such time.

“Term Loan Extension” shall have the meaning set forth in Section 2.18(a).

“Term Loan Extension Offer” has the meaning set forth in Section 2.18(a).

“Term Loan Extension Series” has the meaning set forth in Section 2.18(a).

“Term Loan Facility” shall mean (a) the Initial Term Loan Facility and (b) any Class of Term Loans under the same Term Loan Amendment with the same terms applicable thereto.

“Term Loan Facility Closing Date” shall have the meaning assigned to such term in Section 2.17.

“Term Loan Increase” shall have the meaning assigned to such term in Section 2.17(a).

“Term Loan Maturity Date” shall mean, (a) with respect to the Initial Term Loans, February 27, 2029, (b) with respect to any other Term Loans, the final maturity date as specified for such Term Loans in the applicable Term Loan Amendment and (c) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment.

“Term Loan Request” shall have the meaning assigned to such term in Section 2.17(a).

“Term Loans” shall mean the Initial Term Loans, any other term loans to be made by the Term Lenders to the Borrower pursuant to the Term Commitments of the Term Lenders then in effect, or any portion thereof, as the context requires, and, unless the context requires otherwise, any Extended Term Loan.

“Term SOFR” shall mean,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first (1st) day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)       for any calculation with respect to an ABR Loan on any day, the Term SOFR Reference Rate for a tenor of one (1) month on the day (such day, the “ABR Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any ABR Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such ABR Term SOFR Determination Day; provided, that if Term SOFR as so determined shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” shall mean the forward-looking term rate based on SOFR.

“Termination Date” shall mean the earlier to occur of (a) the Revolving Maturity Date and (b) the date on which the Total Revolving Commitments shall have terminated.

“Test Period” shall mean, for any date of determination under this Agreement, the period of four (4) consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 9.1(a) or (b); provided that for purposes of calculating Consolidated EBITDA for purposes of determining compliance with Section 10.11(a), the applicable Test Period shall be the period of four (4) consecutive fiscal quarters ending on the last day of the applicable fiscal quarter.

“Title Coverage Minimum” shall mean eighty-five percent (85%) of the PV-10 value (or if the Credit Parties have any Junior Lien Permitted Additional Debt that is Material Indebtedness, ninety percent (90%)) of the Borrowing Base Properties, included either in the Initial Reserve Report or in the most recent Reserve Report delivered to the Administrative Agent, as applicable.

“Total Commitment” shall mean the sum of the aggregate Commitments of the Lenders.

“Total Credit Exposure” shall mean, at any time, the sum of (a) the Total Revolving Credit Exposures at such time plus (b) the aggregate unused Revolving Commitments at such time plus (c) the Total Term Loan Exposures at such time.

“Total Exposure” shall mean, with respect to any Lender at any time, the sum of (a) the aggregate principal amount of the Loans of such Lender then outstanding and (b) such Lender’s Letter of Credit Exposure at such time.

“Total Revolving Commitments” shall mean all of the Revolving Lenders’ Revolving Commitments.

“Total Revolving Credit Exposures” shall mean, at any time, the amount of the Revolving Credit Exposures of all Revolving Lenders.

“Total Term Commitments” means all of the Term Lenders’ Term Commitments.

“Total Term Loan Exposures” means, at any time, the amount of the Term Loan Exposure of all Term Lenders.

“Trade Date” shall have the meaning provided in Section 13.6(i)(i).

“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions (including expenses in connection with hedging transactions (including termination or amendment thereof).

“Transactions” shall mean, collectively, the execution, delivery and performance of this Agreement and the other Credit Documents, the borrowing of the Loans, the use of the proceeds thereof, the issuance of Letters of Credit hereunder, the payment of Transaction Expenses and the other transactions contemplated by this Agreement and the Credit Documents.

“Transferee” shall have the meaning provided in Section 13.6(e).

“Truist” shall have the meaning assigned in the introductory paragraph hereto.

“Type” shall mean, as to any Loan, its nature as an ABR Loan or a SOFR Loan.

“UCC” shall mean the Uniform Commercial Code of the State of New York or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

“UCP” shall have the meaning provided in Section 3.8.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unfunded Current Liability” of any Plan shall mean the amount, if any, by which the Accumulated Benefit Obligation (as defined under Statement of Financial Accounting Standards No. 87 (“SFAS 87”)) under the Plan as of the close of its most recent plan year, determined in accordance with SFAS 87 as in effect on the date hereof, exceeds the Fair Market Value of the assets allocable thereto.

“Uniform Customs” shall mean, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits as approved by the International Chamber of Commerce, commencing on July 1, 2007 (or such later version thereof as may be in effect at the time of issuance).

“Unlimited Payment Conditions” shall mean as of any date of determination that (a) no Event of Default or Borrowing Base Deficiency has occurred and is continuing or would result from the relevant Restricted Payment, Investment or Other Debt Payment and (b) after giving pro forma effect to the relevant Restricted Payment, Investment or Other Debt Payment, (i) Liquidity is greater than twenty-five percent (25%) of the Loan Limit and (ii) the Consolidated Total Net Leverage Ratio is less than or equal to 1.25 to 1.00.

“Unpaid Drawing” shall have the meaning provided in Section 3.4(a).

“Unrestricted Cash” shall mean cash or cash equivalents (including Permitted Investments) of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries; provided that (a) cash or cash equivalents (including Permitted Investments) that would appear as “restricted” on a consolidated balance sheet of Borrower or any of its Restricted Subsidiaries solely because such cash or cash equivalents (including Permitted Investments) are subject to a Deposit Account Control Agreement or a Securities Account Control Agreement in favor of the Collateral Agent shall constitute Unrestricted Cash hereunder, (b) cash and cash equivalents shall be included in the determination of Unrestricted Cash only to the extent that such cash and cash equivalents are maintained in accounts subject to a Deposit Account Control Agreement or a Securities Account Control Agreement in favor of the Collateral Agent shall constitute Unrestricted Cash and (c) cash and cash equivalents that are maintained in accounts to the extent required under this Agreement to cash collateralize Letter of Credit Exposure shall not be included in Unrestricted Cash.

“Unrestricted Subsidiary” shall mean (a) any Subsidiary of the Borrower that is formed or acquired after the Closing Date if, at such time or promptly thereafter, the Borrower designates such Subsidiary as an “Unrestricted Subsidiary” in a written notice to the Administrative Agent, (b) any Restricted Subsidiary designated as an Unrestricted Subsidiary by the Borrower in a written notice to the Administrative Agent; provided that in the case of each of clauses (a) and (b), (i) such designation shall be deemed to be an Investment (or reduction in an outstanding Investment, in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary) on the date of such designation in an amount equal to the Fair Market Value of the Borrower’s investment therein on such date and such designation shall be permitted only to the extent such Investment is permitted under Section 10.5 on the date of such designation, (ii) in the case of clauses (a) and (b), such designation shall be deemed to be a Disposition pursuant to which the provisions of Section 2.14(f)(ii) will apply to the extent contemplated thereby, (iii) no Default, Event of Default or Borrowing Base Deficiency exists or would result from such designation immediately after giving effect thereto, (iv) immediately after giving pro forma effect to such designation, the Borrower shall be in compliance with the Financial Performance Covenants on a pro forma basis, (v) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such designation (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates) and (vi) at the time of such designation, if such Subsidiary owns any Borrowing Base Properties or Borrowing Base Midstream Assets, such designation shall be deemed a Disposition of such Borrowing Base Properties and/or Borrowing Base Midstream Assets and shall otherwise be in compliance with this Agreement, and (c) each Subsidiary of an Unrestricted Subsidiary. No Subsidiary may be designated as an Unrestricted Subsidiary if, after such designation, it would be a “Restricted Subsidiary” for the purpose of any Permitted Additional Debt, Permitted Pari Term Loan Debt or any Permitted Refinancing Indebtedness in respect of either thereof or if, immediately prior to such designation, such Subsidiary is a party to a Secured Hedge Agreement (except if arrangements satisfactory to the applicable Hedge Bank have been made). The Borrower may, by written notice to the Administrative Agent, re-designate any Unrestricted Subsidiary as a Restricted Subsidiary (each, a “Subsidiary Redesignation”), and thereafter, such Subsidiary shall no longer constitute an Unrestricted Subsidiary, but only if (x) no Event of Default would result from such Subsidiary Redesignation and (y) immediately after giving pro forma effect to such re-designation, the Borrower shall be in compliance with the Leverage Ratio Covenant on a pro forma basis. Any such Subsidiary Redesignation shall be deemed to constitute the incurrence by the Borrower at the time of redesignation of any Investment, Indebtedness, or Liens of such Subsidiary existing at such time, and the Borrower shall be in compliance with Sections 10.1, 10.2 and 10.5 after giving effect to such redesignation. As of the Closing Date, the Unrestricted Subsidiaries are listed on Schedule 1.1(e).

“U.S. Government Securities Business Day” shall mean any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean any person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” shall have the meaning provided in Section 13.25.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Section 5.4(f)(ii)(B)(3).

“Voting Equity” shall mean, with respect to any Person, such Person’s Equity Interests having the voting power entitled (without regard to the occurrence of any contingency) to vote in the election of directors (or equivalent thereof), members of management or trustees thereof under ordinary circumstances.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (i) the sum of the products obtained by multiplying (a) the amount of each then remaining scheduled installment, sinking fund, serial maturity or other required scheduled payments of principal, including payment at final scheduled maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (ii) the then outstanding principal amount of such Indebtedness; provided that the effects of any prepayments made on such Indebtedness shall be disregarded in making such calculation.

“Wholly owned Subsidiary” of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly owned Subsidiary of such person.

“Withdrawal Liability” shall mean the liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” shall mean the Borrower and the Administrative Agent.

“Working Capital” shall mean, as at any date of determination, the difference of Consolidated Current Assets minus Consolidated Current Liabilities.

“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2 Other Interpretive Provisions. With reference to this Agreement and each other Credit Document, unless otherwise specified herein or in such other Credit Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import when used in any Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof.

(c) Article, Section, Exhibit and Schedule references are to the Credit Document in which such reference appears.

(d) The terms “include,” “includes” and “including” are by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) In the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” shall mean “to and including”.

(g) Section headings herein and in the other Credit Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Credit Document.

(h) Any reference to any Person shall be constructed to include such Person’s successors or assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all of the functions thereof.

(i) Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(j) The word “will” shall be construed to have the same meaning as the word “shall”.

(k) The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(l) The principal amount of any non-interest bearing Indebtedness or other discount security constituting Indebtedness at any date shall be the principal amount thereof that would be shown on a balance sheet of the Borrower dated such date prepared in accordance with GAAP.

1.3 Accounting Terms.

(a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the first audited financial statements delivered under Section 9.1(a), except as otherwise specifically prescribed herein. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof.

(b) Computation of Certain Financial Covenants. Unless otherwise specified herein, all defined financial terms (and all other definitions used to determine such terms) shall be determined and computed in respect of the Borrower and its Restricted Subsidiaries on a consolidated basis.

1.4 Rounding. Any financial ratios required to be maintained or complied with by the Borrower pursuant to this Agreement (or required to be satisfied in order for a specific action to be permitted under this Agreement) shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.5 References to Agreements, Laws, Etc. Unless otherwise expressly provided herein, (a) references to organizational documents, agreements (including the Credit Documents) and other Contractual Requirements shall be deemed to include all subsequent amendments, restatements, amendment and restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, amendment and restatements, extensions, supplements and other modifications are permitted or, as applicable, not prohibited, by any Credit Document and (b) references to any Requirement of Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Requirement of Law.

1.6 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City (daylight saving or standard, as applicable).

1.7 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in Section 2.9) or performance shall extend to the immediately succeeding Business Day.

1.8 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “SOFR Loan” or a “SOFR Borrowing”); by Class (e.g. “Revolving Loan”, a “Revolving Borrowing”, a “Term Loan” or a “Term Borrowing”) or by Class and Type (e.g., an “ABR Revolving Loan”, an “ABR Revolving Borrowing”, a “SOFR Revolving Loan”, a “SOFR Revolving Borrowing”, a “SOFR Term Borrowing”, a “SOFR Term Loan”, an “ABR Term Borrowing” or an “ABR Term Loan”).

1.9 Hedging Requirements Generally. For purposes of any determination with respect to compliance with Section 10.10 or any other calculation under or requirement of this Agreement in respect of hedging, such determination or calculation shall be calculated separately for crude, gas and natural gas liquid.

1.10 Certain Determinations. For purposes of determining compliance with any of the covenants set forth in Section 9 or Section 10 below, but subject to any limitation expressly set forth therein, as applicable, at any time (whether at the time of incurrence or thereafter) that any Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, prepayment, redemption or the consummation of any other transaction meets the criteria of one, or more than one, of the categories permitted pursuant to Section 9 or Section 10 below, as applicable, the Borrower shall, in its sole discretion, determine under which category or categories such Lien, Investment, Indebtedness, Disposition, Restricted Payment, Affiliate transaction, prepayment, redemption or the consummation of any other transaction (or, in each case, any portion thereof) is permitted.

1.11 Pro Forma and Other Calculations.

(a) Notwithstanding anything to the contrary herein, for purposes of determining compliance with any test or covenant contained in this Agreement with respect to any period during which any Specified Transaction occurs, the Consolidated Secured Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Current Ratio shall be calculated with respect to such period and such Specified Transaction on a pro forma basis and in the manner prescribed by this Section 1.11.

(b) If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or the Borrower or any of its Restricted Subsidiaries since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this Section 1.11, then such financial ratio or test (or Consolidated Total Assets or Adjusted Consolidated Net Tangible Assets) shall be calculated to give pro forma effect thereto in accordance with this Section 1.11.

(c) Whenever pro forma effect is to be given to a Specified Transaction, the pro forma calculations shall be made in good faith by a Financial Officer of the Borrower.

(d) In the event that the Borrower or any Restricted Subsidiary issues, repurchases or redeems Disqualified Stock (i) during the applicable Test Period or (ii) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of any such ratio is made, then such financial ratio or test shall be calculated giving pro forma effect to such issuance, refinancing or redemption of Disqualified Stock to the extent required, as if the same had occurred on the last day of the applicable Test Period.

1.12 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to ABR, the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, ABR, the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of ABR, the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain ABR, the Term SOFR Reference Rate, Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.13 Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.14 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 2. Amount and Terms of Credit

2.1 Commitments.

(a) Subject to and upon the terms and conditions herein set forth, each Revolving Lender severally, but not jointly, agrees to make a loan or loans denominated in Dollars to the Borrower, which Revolving Loans (i) shall be made at any time and from time to time on and after the Closing Date and prior to the Termination Date, (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Revolving Loans or SOFR Revolving Loans; provided that all Revolving Loans made by each of the Revolving Lenders pursuant to the same Revolving Borrowing shall, unless otherwise specifically provided herein, consist entirely of Revolving Loans of the same Type, (iii) may be repaid and reborrowed in accordance with the provisions hereof, (iv) shall not, for any Revolving Lender at any time, after giving effect thereto and to the application of the proceeds thereof, result in such Revolving Lender’s Revolving Credit Exposure at such time exceeding such Lender’s Revolving Commitment Percentage at such time of the Total Revolving Commitments (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the Total Revolving Credit Exposures at such time exceeding the Total Revolving Commitments and (v) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the least of (A) the Aggregate Maximum Credit Amounts and (B) the then-effective Borrowing Base.

(b) Subject to and upon the terms and conditions herein set forth, each Initial Term Lender with an Initial Term Commitment severally agrees to make an Initial Term Loan denominated in Dollars to the Borrower in an aggregate principal amount that will not result in the amount of the Initial Term Loan made by such Initial Term Lender hereunder exceeding such Initial Term Lender’s Initial Term Commitment. Such Initial Term Loans (i) shall be made only on the Sabinal Increase Date and/or the IKAV Increase Date (which may be the same date), (ii) may, at the option of the Borrower, be incurred and maintained as, and/or converted into, ABR Loans or SOFR Loans; provided that all Initial Term Loans made by each of the Initial Term Lenders pursuant to the same Borrowing shall, unless otherwise specifically provided herein, consist entirely of Initial Term Loans of the same Type, and (iii) shall not, after giving effect thereto and to the application of the proceeds thereof, result in the aggregate amount of all Lenders’ Total Exposures at such time exceeding the least of (A) the Aggregate Maximum Credit Amounts and (B) the then-effective Borrowing Base. Subject to the foregoing limitations and the other provisions of this Agreement, once borrowed, the Borrower may not reborrow any portion of the Initial Term Loans that has been repaid or prepaid, whether in whole or in part. Upon any funding of any Initial Term Loan hereunder by any Initial Term Lender, such Initial Term Lender’s Initial Term Commitment shall terminate immediately and without further action. Notwithstanding anything to the contrary herein, the Initial Term Commitments that are funded on any date shall be terminated upon such funding and, if the aggregate Initial Term Commitments as of the Sabinal Increase Date and/or the IKAV Increase Date, as applicable, are not drawn on such date, any Initial Term Commitments in respect of the undrawn amount shall automatically be terminated.

(c) With respect to Term Commitments and Term Loans other than the Initial Term Commitments and the Initial Term Loans, subject to the terms and conditions set forth herein and in the applicable Term Loan Amendment, each Term Lender with a Term Commitment as set forth in such applicable Term Loan Amendment severally agrees to make a Term Loan to the Borrower in an aggregate principal amount that will not result in the amount of the Term Loan made by such Term Lender hereunder exceeding such Term Lender’s Term Commitment. Subject to the foregoing limitations and the other provisions of this Agreement, once borrowed, the Borrower may not reborrow any portion of the Term Loans that has been repaid or prepaid, whether in whole or in part. Upon any funding of any Term Loan hereunder by any Term Lender, such Term Lender’s Term Commitment shall terminate immediately and without further action. Notwithstanding anything to the contrary herein, the Term Commitments that are funded on any Term Loan Facility Closing Date shall be terminated upon such funding and, if the Total Term Commitments as of such Term Loan Facility Closing Date are not drawn on such Term Loan Facility Closing Date, any Term Commitments in respect of the undrawn amount shall automatically be terminated.

(d) Each Lender may at its option make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan, provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan, (ii) in exercising such option, such Lender shall use its reasonable efforts to minimize any increased costs to the Borrower resulting therefrom (which obligation of the Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it determines would be otherwise disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.10 shall apply) and (iii) such Lender and any Affiliate of such Lender shall comply with its obligations under Section 5.4(f).

2.2 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing shall be in a minimum amount of at least the Minimum Borrowing Amount for such Type of Loans and in a multiple of $100,000 in excess thereof (except that Loans to reimburse the applicable Issuing Bank with respect to any Unpaid Drawing shall be made in the amounts required by Section 3.3 or Section 3.4, as applicable). More than one Borrowing may be incurred on any date; provided, that at no time shall there be outstanding more than ten Borrowings of SOFR Loans under this Agreement.

2.3 Notice of Borrowing.

(a) Whenever the Borrower desires to incur Loans (other than borrowings to repay Unpaid Drawings), the Borrower shall give the Administrative Agent at the Administrative Agent’s Office, (i) (A) in the case of any SOFR Loans with an Interest Period of one (1) month’s duration incurred on the Closing Date, prior to 11:00 a.m. (New York City time) at least one (1) Business Day prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans and (B) in the case of any other SOFR Loans, prior to 1:00 p.m. (New York City time) at least three (3) U.S. Government Securities Business Days’ prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans and (ii) (A) in the case of any ABR Loans incurred on the Closing Date, prior to 11:00 a.m. (New York City time) at least one (1) Business Day prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing of Loans and (B) in the case of any ABR Loans incurred after the Closing Date, written notice (or telephonic notice promptly confirmed in writing) prior to 1:00 p.m. (New York City time) on the date of each Borrowing of Loans that are to be ABR Loans; provided that any notice of Borrowing to be delivered in respect of Initial Term Loans on the Sabinal Increase Date and IKAV Increase Date (which may be the same) may be conditioned upon the consummation of the applicable Fall 2025 Acquisition and such Borrowing may be postponed to a later date upon written notice by the Borrower to the Administrative Agent at least one (1) Business Day prior to the intended date of Borrowing. Such notice (a “Notice of Borrowing”) shall specify (A) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (B) the aggregate principal amount of Permitted Pari Term Loan Debt then outstanding, (C) the date of the Borrowing (which shall be a Business Day), (D) whether the respective Borrowing shall consist of ABR Loans and/or SOFR Loans and, if SOFR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration), (E) whether such loan is a Term Loan or a Revolving Loan, and (F) the amount of the then-effective Borrowing Base, the amount of the then-effective Aggregate Elected Revolving Commitment Amount, the current aggregate Total Exposures of all Lenders (without regard to the requested Borrowing) and the pro forma aggregate Total Exposures of all Lenders (giving effect to the requested Borrowing). The Administrative Agent shall promptly give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing of Loans, of such Lender’s Revolving Commitment Percentage thereof and of the other matters covered by the related Notice of Borrowing.

(b) Borrowings to reimburse Unpaid Drawings shall be made upon the notice specified in Section 3.4(a).

(c) Without in any way limiting the obligation of the Borrower to confirm in writing any notice it may give hereunder by telephone, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower.

2.4 Disbursement of Funds.

(a) No later than 2:00 p.m. (New York City time) on the date specified in each Notice of Borrowing, each Lender will make available its pro rata portion of each Borrowing requested to be made on such date in the manner provided below; provided that on the Closing Date, such funds shall be made available by 10:00 a.m. (New York City time) or such earlier time as may be agreed among the Lenders, the Borrower and the Administrative Agent for the purpose of consummating the Transactions.

(b) Each Lender shall make available all amounts it is to fund to the Borrower under any Borrowing in immediately available funds to the Administrative Agent at the Administrative Agent’s Office in Dollars, and the Administrative Agent will (except in the case of Borrowings to repay Unpaid Drawings) make available to the Borrower, by depositing or wiring to an account (such account to be a Controlled Account on and after the date referred to in Section 9.15) as designated by the Borrower in the Notice of Borrowing to the Administrative Agent the aggregate of the amounts so made available in Dollars. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing (or, with respect to an ABR Loan, the date of such Borrowing prior to 1:00 p.m. (New York City time)) that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available such amount to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent in Dollars. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if paid by such Lender, the Overnight Rate or (ii) if paid by the Borrower, the then-applicable rate of interest or fees, calculated in accordance with Section 2.8, for the respective Loans.

(c) Nothing in this Section 2.4 shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to fulfill its commitments hereunder).

2.5 Repayment of Loans; Evidence of Debt.

(a) The Borrower agrees to repay to the Administrative Agent, for the benefit of the applicable Lenders, the principal amount outstanding as of such date, together with all accrued and unpaid interest as of such date, and all fees and all other Obligations incurred and unpaid hereunder and under each other Credit Document (other than contingent or indemnification obligations not then due and payable) as of such date in respect of all Loans on the earlier of (i) the Termination Date (in the case of the Revolving Loans) and (ii) the Applicable Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office from time to time, including the amounts of principal and interest payable and paid to such lending office from time to time under this Agreement.

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain the Register pursuant to Section 13.6(b)(iv), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal and stated interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and accounts and subaccounts maintained pursuant to clauses (b) and (c) of this Section 2.5 shall, to the extent permitted by applicable Requirements of Law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

(e) If requested by a Lender, the Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit G, dated, in the case of (i) any Lender party hereto as of the Closing Date, as of the Closing Date, (ii) any Lender that becomes a party hereto pursuant to an Assignment and Assumption or amendment or other modification to this Agreement, as of the effective date of the Assignment and Assumption, amendment or other modification, as applicable, or (iii) in the case of any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Revolving Commitment Amount pursuant to Section 2.16(c), as of the effective date of such increase, in each case, payable to such Lender and its registered assigns in a principal amount equal to, in the case of a Revolving Lender, its Maximum Credit Amount as in effect on such date and, in the case of any Term Lender, the principal amount of its Term Loans on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount or Term Loans increases or decreases for any reason (whether pursuant to Section 2.16, Section 13.6(b) or otherwise), the Borrower shall deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note payable to such Lender and its registered assigns in a principal amount equal to, in the case of a Revolving Lender, its Maximum Credit Amount after giving effect to such increase or decrease, and in the case of a Term Lender, the principal amount of its Term Loans after giving effect to such increase or decrease and otherwise duly completed and such Lender shall promptly return to the Borrower the previously issued Note held by such Lender. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books and/or its Note, if applicable. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of Loans by a Lender or affect the validity of any transfer by a Lender of its Note.

2.6 Conversions and Continuations.

(a) Subject to the penultimate sentence of this clause (a), (i) the Borrower shall have the option on any Business Day to convert all or a portion equal to at least the Minimum Borrowing Amount (and in multiples of $100,000 in excess thereof) of the outstanding principal amount of Loans of one Type into a Borrowing or Borrowings of another Type and (ii) the Borrower shall have the option on any Business Day to continue the outstanding principal amount of any SOFR Loans as SOFR Loans for an additional Interest Period; provided that (A) no partial conversion of SOFR Loans shall reduce the outstanding principal amount of SOFR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (B) ABR Loans may not be converted into SOFR Loans if an Event of Default is in existence on the date of the conversion and the Administrative Agent has or the Majority Lenders, have determined in its or their sole discretion not to permit such conversion, (C) SOFR Loans may not be continued as SOFR Loans for an additional Interest Period if an Event of Default is in existence on the date of the proposed continuation and the Administrative Agent has or the Majority Revolving Lenders or Majority Term Lenders, as applicable, have determined in its or their sole discretion not to permit such continuation, and (D) Borrowings resulting from conversions pursuant to this Section 2.6 shall be limited in number as provided in Section 2.2. Each such conversion or continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent’s Office prior to 2:00 p.m. (New York City time) at least (1) three (3) U.S. Government Securities Business Days’, in the case of a continuation of or conversion to SOFR Loans or (2) the date of conversion, in the case of a conversion into ABR Loans, prior written notice (or telephonic notice promptly confirmed in writing) (each, a “Notice of Conversion or Continuation”) specifying the Loans to be so converted or continued, the Type of Loans to be converted into or continued and, if such Loans are to be converted into or continued as SOFR Loans, the Interest Period to be initially applicable thereto (if no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration). The Administrative Agent shall give each applicable Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of its Loans.

(b) If any Event of Default is in existence at the time of any proposed continuation of any SOFR Loans and the Administrative Agent has or the Majority Revolving Lenders or Majority Term Lenders, as applicable, have determined in its or their sole discretion not to permit such continuation, such SOFR Loans shall be automatically converted on the last day of the current Interest Period into ABR Loans. If upon the expiration of any Interest Period in respect of SOFR Loans, the Borrower has failed to elect a new Interest Period to be applicable thereto as provided in clause (a) above, the Borrower shall be deemed to have elected to continue such Borrowing of SOFR Loans into a Borrowing of SOFR Loans having an interest period of one (1) month, effective as of the expiration date of such current Interest Period.

(c) Notwithstanding anything to the contrary herein, the Borrower may deliver a Notice of Conversion or Continuation pursuant to which the Borrower elects to irrevocably continue the outstanding principal amount of any Loan subject to an interest rate Hedge Agreement as SOFR Loans for each Interest Period until the expiration of the term of such applicable Hedge Agreement; provided that any Notice of Conversion or Continuation delivered pursuant to this Section 2.6(c) shall include a schedule attaching the relevant interest rate Hedge Agreement or related trade confirmation.

2.7 Pro Rata Borrowings. Each Borrowing of Revolving Loans under this Agreement shall be made by the Revolving Lenders pro rata on the basis of their then applicable Revolving Commitment Percentages and each Borrowing of Term Loans under this Agreement shall be made by the Term Lenders on the basis of their Term Commitments. It is understood that (a) no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender severally but not jointly shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder and (b) failure by a Lender to perform any of its obligations under any of the Credit Documents shall not release any Person from performance of its obligation under any Credit Document.

2.8 Interest.

(a) The unpaid principal amount of each ABR Loan shall bear interest from the date of the Borrowing thereof until maturity (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus the ABR, in each case, in effect from time to time.

(b) The unpaid principal amount of each SOFR Loan shall bear interest from the date of the Borrowing thereof until maturity thereof (whether by acceleration or otherwise) at a rate per annum that shall at all times be the Applicable Margin plus Term SOFR, in each case, in effect from time to time.

(c) Upon the occurrence and during the continuance of an Event of Default, the Loans and all other amounts outstanding under the Credit Documents shall bear interest at a rate per annum, after as well as before judgment, that is (the “Default Rate”) (A) in the case of outstanding principal, the rate that would otherwise be applicable thereto plus two percent (2%) or (B) in the case of any overdue interest, fees and other obligations (other than principal) to the extent permitted by applicable Requirements of Law, the rate described in Section 2.8(a) plus two percent (2%) from the date of such non-payment to the date on which such amount is paid in full.

(d) Interest on each Loan shall accrue from and including the date of any Borrowing to but excluding the date of any repayment thereof and shall be payable in Dollars; provided that any Loan that is repaid on the same date on which it is made shall bear interest for one (1) day. Except as provided below, interest shall be payable (i) in respect of each ABR Loan, quarterly in arrears on the last Business Day of each March, June, September and December, (ii) in respect of each SOFR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three (3) months, on each date occurring at three-month intervals after the first (1st) day of such Interest Period and (iii) in respect of each Loan, (A) on any prepayment (on the amount prepaid), (B) at maturity (whether by acceleration or otherwise) and (C) after such maturity, on demand.

(e) All computations of interest hereunder shall be made in accordance with Section 5.5.

(f) The Administrative Agent, upon determining the interest rate for any Borrowing of SOFR Loans, shall promptly notify the Borrower and the relevant Lenders thereof. Each such determination shall, absent clearly demonstrable error, be final and conclusive and binding on all parties hereto.

(g) In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

2.9 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion or Continuation in respect of the making of, or conversion into or continuation as, a Borrowing of SOFR Loans in accordance with Section 2.6(a), the Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower be a one-, three- or six-month period as requested by the Borrower.

Notwithstanding anything to the contrary contained above:

(a) the initial Interest Period for any Borrowing of SOFR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of ABR Loans) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

(b) if any Interest Period relating to a Borrowing of SOFR Loans begins on the last Business Day of a calendar month or begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that, if any Interest Period in respect of a SOFR Loan would otherwise expire on a day that is not a Business Day, but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(d) the Borrower shall not be entitled to elect any Interest Period in respect of any SOFR Loan if such Interest Period would extend beyond the Maturity Date; and

(e) no tenor that has been removed from the definition of “Interest Period” pursuant to Section 2.10(d)(iv) shall be available for specification by the Borrower in any Notice of Borrowing or Notice of Conversion or Continuation.

2.10 Increased Costs, Illegality, Changed Circumstances, Etc.

(a) Subject to Section 2.10(d), in the event that (x) in the case of clause (i) below, the Majority Lenders (or the Administrative Agent, as applicable) or (y) in the case of clauses (ii) and (iii) below, any Lender (or the Administrative Agent, as applicable), shall have reasonably determined (which determination shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto):

(i) on any date for determining SOFR, the Term SOFR Reference Rate, or Term SOFR for any Interest Period that (A) deposits in the principal amounts of the Loans comprising such Borrowing of SOFR Loans are not generally available in the relevant market, (B) adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Term SOFR or (C) does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period; or

(ii) that a Change in Law occurring at any time after the Closing Date shall (A) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender, (B) subject any Lender (including any Issuing Bank) and the Administrative Agent to any Tax (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, or (C) impose on any Lender any other condition, cost or expense (in each case, other than Taxes) affecting this Agreement or SOFR Loans made by such Lender, which results in the cost to such Lender of making, converting into, continuing or maintaining SOFR Loans or participating in Letters of Credit (in each case hereunder) increasing by an amount which such Lender reasonably deems material or the amounts received or receivable by such Lender hereunder with respect to the foregoing shall be reduced; or

(iii) at any time, that the making or continuance of any SOFR Loan has become unlawful as a result of compliance by such Lender in good faith with any Requirement of Law (or would conflict with any such Requirement of Law not having the force of law even though the failure to comply therewith would not be unlawful);

then, and in any such event, such Lenders (or the Administrative Agent, in the case of clause (i) and (ii)(B) above) shall within a reasonable time thereafter give notice (if by telephone, confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, SOFR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist (which notice the Administrative Agent agrees to give at such time when such circumstances no longer exist), and any Notice of Borrowing or Notice of Conversion or Continuation given by the Borrower with respect to SOFR Loans that have not yet been incurred shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender (or the Administrative Agent, as applicable), promptly (but no later than fifteen (15) days) after receipt of written demand therefor such additional amounts as shall be required to compensate such Lender (or the Administrative Agent, as applicable) for such increased costs or reductions in amounts receivable hereunder (it being agreed that a written notice as to the additional amounts owed to such Lender (or the Administrative Agent, as applicable), showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender (or the Administrative Agent, as applicable) shall, absent clearly demonstrable error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 2.10(b) as promptly as possible and, in any event, within the time period required by applicable Requirements of Law.

(b) At any time that any SOFR Loan is affected by the circumstances described in Section 2.10(a)(ii) or (iii), the Borrower may (and in the case of a SOFR Loan affected pursuant to Section 2.10(a)(iii) shall) either if the affected SOFR Loan is then being made pursuant to a Borrowing, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 2.10(a)(ii) or (iii) or if the affected SOFR Loan is then outstanding, upon at least three (3) Business Days’ notice to the Administrative Agent, require the affected Lender to convert each such SOFR Loan into an ABR Loan; provided that if more than one Lender are affected at any time, then all affected Lenders must be treated in the same manner pursuant to this Section 2.10(b).

(c) If, after the Closing Date, any Change in Law relating to capital adequacy or liquidity requirements of any Lender or compliance by any Lender or its parent with any Change in Law relating to capital adequacy or liquidity requirements occurring after the Closing Date, has or would have the effect of reducing the rate of return on such Lender’s or its parent’s capital or assets as a consequence of such Lender’s commitments or obligations hereunder to a level below that which such Lender or its parent could have achieved but for such Change in Law (taking into consideration such Lender’s or its parent’s policies with respect to capital adequacy or liquidity requirements), then from time to time, promptly (but in any event no later than fifteen (15) days) after written demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent for such reduction, it being understood and agreed, however, that a Lender shall not be entitled to such compensation as a result of such Lender’s compliance with, or pursuant to any request or directive to comply with, any applicable Requirement of Law as in effect on the Closing Date. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 2.10(c), will give prompt written notice thereof to the Borrower, which notice shall set forth in reasonable detail the basis of the calculation of such additional amounts, although the failure to give any such notice shall not, subject to Section 2.13, release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 2.10(c) upon receipt of such notice.

(d)

(i) Notwithstanding anything to the contrary herein or in any other Credit Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Majority Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.10(d)(i) will occur prior to the applicable Benchmark Transition Start Date.

(ii) In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right (in consultation with the Borrower) to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iii) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.10(d)(iv) below. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.10(d), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.10(d).

(iv) Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Loan of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR.

2.11 Compensation. If (a) any payment of principal of any SOFR Loan is made by the Borrower to or for the account of a Lender other than on the last day of the Interest Period for such SOFR Loan as a result of a payment or conversion pursuant to Section 2.5, 2.6, 2.10, 5.1, 5.2 or 13.7, as a result of acceleration of the maturity of the Loans pursuant to Section 11 or for any other reason, (b) any Borrowing of SOFR Loans is not made on the date specified in a Notice of Borrowing, (c) any ABR Loan is not converted into a SOFR Loan on the date specified in a Notice of Conversion or Continuation, (d) any SOFR Loan is not continued as a SOFR Loan on the date specified in a Notice of Conversion or Continuation or (e) any prepayment of principal of any SOFR Loan is not made as a result of a withdrawn notice of prepayment pursuant to Section 5.1 or 5.2, the Borrower shall after the Borrower’s receipt of a written request by such Lender (which request shall set forth in reasonable detail the basis for requesting such amount and shall be conclusive and binding in the absence of manifest error), pay to the Administrative Agent (within fifteen (15) days after such request) for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may reasonably incur as a result of such payment, failure to convert, failure to continue or failure to prepay, including any loss, cost or expense (excluding loss of anticipated profits) actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such SOFR Loan.

2.12 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10(a)(ii), 2.10(a)(iii), 2.10(c), 3.11 or 5.4 with respect to such Lender, it will, if requested by the Borrower use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation does not cause such Lender or its lending office to suffer any economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Section 2.10, 3.11 or 5.4.

2.13 Notice of Certain Costs. Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.10 or 2.11 is given by any Lender more than one hundred eighty (180) days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.10 or 2.11, as the case may be, for any such amounts incurred or accruing prior to the 181st day prior to the giving of such notice to the Borrower; provided that if the circumstance giving rise to such claim is retroactive, then such one hundred eighty (180)-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.14 Borrowing Base.

(a) Initial Borrowing Base. For the period from and including the Closing Date to but excluding the first Redetermination Date following the Closing Date (or other adjustment in accordance with the terms of this Agreement), the Borrowing Base shall be equal to $750,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to this Section 2.14.

(b) Scheduled and Interim Redeterminations. The Borrowing Base shall be redetermined semi-annually in accordance with this Section 2.14 (a “Scheduled Redetermination”), and, subject to Section 2.14(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on or about April 1st and October 1st of each year (or as promptly as possible thereafter), commencing on or about April 1, 2025. In addition, following the first Scheduled Redetermination Date of April 1, 2025, (i) the Borrower may at any time (other than during the period following the First Amendment Effective Date to the earlier of the Fall 2025 Outside Date or the Aggregate Increase Date), by notifying the Administrative Agent thereof not more than twice during any fiscal year; and (ii) the Administrative Agent, may at any time (other than during the period following the First Amendment Effective Date to the earlier of the Fall 2025 Outside Date or the Aggregate Increase Date), at the written direction of the Required Lenders, by written notice to the Borrower thereof, not more twice during any fiscal year, in each case, elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations (an “Interim Redetermination”) in accordance with this Section 2.14. In addition to, and not including and/or limited by the annual Interim Redeterminations allowed above, the Borrower may, by notifying the Administrative Agent thereof, at any time between Scheduled Redeterminations, request additional Interim Redeterminations of the Borrowing Base in the event that a Credit Party acquires Oil and Gas Properties which are to be Borrowing Base Properties with Proved Reserves having a PV-10 value (calculated at the time of acquisition) that, when taken together with all other such Oil and Gas Properties acquired by any Credit Party since the later of (x) the Closing Date and (y) the most recent Scheduled Redetermination or Interim Redetermination, are in excess of five percent (5.0%) of the Borrowing Base in effect immediately prior to such acquisition (and for purposes of the foregoing, the designation of an Unrestricted Subsidiary owning Oil and Gas Properties with Proved Reserves as a Restricted Subsidiary shall be deemed to constitute an acquisition by a Credit Party of Oil and Gas Properties with Proved Reserves).

(c) Scheduled and Interim Redetermination Procedure.

(i) Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of the Reserve Report, the Reserve Report Certificate, the information provided pursuant to Section 9.13(c) and such other related reports, data and supplemental information as the Administrative Agent or the Required Lenders may reasonably request (the Reserve Report, such Reserve Report Certificate and such other related reports, data and information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall in good faith and based upon its sole credit discretion propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other related information (including the status of title information with respect to the Borrowing Base Properties as described in the Engineering Reports and the existence of any Hedge Agreements) in good faith in accordance with its usual and customary oil and gas lending criteria as they exist at the particular time. For the avoidance of doubt, in the case of an Interim Redetermination, the Administrative Agent may utilize the Engineering Reports delivered in connection with the last Scheduled Redetermination, provided, however, the Administrative Agent may in its sole discretion request Borrower-generated supplemental Engineering Reports in connection with such Interim Redetermination.

(ii) The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”):

(A) in the case of a Scheduled Redetermination, (1) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.13(a) and (c) in a timely manner, within ten (10) Business Days following its receipt of such Engineering Reports or (2) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Sections 9.13(a) and (c) in a timely manner, then promptly after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.14(c)(i); and

(B) in the case of an Interim Redetermination, promptly, and in any event, within fifteen (15) days after the Administrative Agent has received the required Engineering Reports (or such later date to which the Borrower and the Administrative Agent may agree in their respective sole discretion).

(iii) Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by each Lender (other than any Term Lender to the extent of its Excluded Term Loan Exposure, if any) in each such Lender’s good faith determination and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c) and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved by Lenders constituting at least the Required Lenders in each such Lender’s good faith determination and consistent with each such Lender’s normal and customary oil and gas lending criteria as they exist at the particular time as provided in this Section 2.14(c). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) Business Days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If at the end of such 15-Business Day period, all of the Lenders, in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved, then the Proposed Borrowing Base shall become the new Borrowing Base, effective on the date specified in Section 2.14(d). If, however, at the end of such 15-Business Day period, all Lenders or the Required Lenders, as applicable, have not approved, then the Administrative Agent shall promptly thereafter poll the Lenders to ascertain the highest Borrowing Base then acceptable to (a) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders or (b) in the case of an increase, all of the Lenders, and such amount shall become the new Borrowing Base, effective on the date specified in Section 2.14(d).

(d) Effectiveness of a Redetermined Borrowing Base. Subject to Section 2.14(h), after a redetermined Borrowing Base is approved by each Lender (other than any Term Lender to the extent of its Excluded Term Loan Exposure, if any) or the Required Lenders, as applicable, pursuant to Section 2.14(c), the Administrative Agent shall promptly thereafter notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders:

(i) in the case of a Scheduled Redetermination, on the earlier to occur of (A) April 1 or October 1, as applicable, following such notice, or (B) if such notice is not delivered on or before April 1 or October 1, as applicable, then on the day of delivery of such New Borrowing Base Notice; and

(ii) in the case of an Interim Redetermination, on the day of delivery of such New Borrowing Base Notice.

Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Date, the next redetermination or modification thereof hereunder. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto delivered to the Borrower in accordance with Section 13.2.

(e) Reduction of Borrowing Base Upon Incurrence of Borrowing Base Reduction Debt. The Borrowing Base shall be reduced upon the issuance or incurrence of any Borrowing Base Reduction Debt after the Closing Date (other than Borrowing Base Reduction Debt (x) constituting Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness, but only to the extent that the aggregate principal amount of Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness does not exceed the principal amount of the Refinanced Indebtedness or (y) issued or incurred from and after the First Amendment Effective Date but prior to December 31, 2025 in an aggregate principal amount not to exceed $750,000,000) by an amount equal to the product of 0.25 multiplied by the stated principal amount of such Borrowing Base Reduction Debt (without regard to any original issue discount), and the Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such issuance or incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Banks and the Lenders on such date until the next redetermination or modification thereof hereunder.

(f) Reduction of Borrowing Base Upon Termination of Hedge Positions and Asset Dispositions.

(i) If the Borrower or any Restricted Subsidiary shall terminate, unwind or create any off-setting positions in respect of any commodity hedge positions relied on by the Lenders in determining the Borrowing Base (whether evidenced by a floor, put or Hedge Agreement) (for the avoidance of doubt, excluding (x) any novation of any Hedge Agreements with respect to which the Borrower or applicable Restricted Subsidiary remains a party and (y) any Required Incremental Hedge Unwind), and the aggregate Borrowing Base Value of all such terminated, unwound and/or offsetting positions (after taking into account any other Hedge Agreements executed contemporaneously with the taking of such actions or executed since the later of (A) the most recent Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(f)(i)), exceeds five percent (5.0%) of the then-effective Borrowing Base, then, the Required Lenders shall have the right to adjust the Borrowing Base by an amount equal to the Borrowing Base Value, if any, attributable to such terminated, unwound or off-setting hedge positions in the calculation of the then-effective Borrowing Base (after taking into account any other Hedge Agreements executed contemporaneously with the taking of such actions or executed since the later of (A) the most recent Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(f)(i)). If the Required Lenders in fact make such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base Value, if any, attributable to such terminated, unwound or offsetting hedge positions in the calculation of the then-effective Borrowing Base and, upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.

(ii) If the Borrower or one of the other Credit Parties Disposes of Borrowing Base Properties or Borrowing Base Midstream Assets or Disposes of any Equity Interests in any Restricted Subsidiary owning Borrowing Base Properties or Borrowing Base Midstream Assets, and the aggregate Borrowing Base Value of all such Borrowing Base Properties and Borrowing Base Midstream Assets Disposed of (after giving effect to any acquisitions of and other investments in Oil and Gas Properties by the Borrower and the Guarantors with respect to which the Borrower has delivered a Reserve Report in accordance with Section 9.13(b) since the last Redetermination Date or adjustment pursuant to this Section 2.14(f)(ii)), in each case, since the later of (A) the most recent Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to this Section 2.14(f)(ii), exceeds five percent (5.0%) of the then-effective Borrowing Base, then, the Required Lenders shall have the right to adjust the Borrowing Base by an amount equal to the Borrowing Base Value, if any, attributable to such Disposed Borrowing Base Properties and Borrowing Base Midstream Assets in the calculation of the then-effective Borrowing Base (after giving effect to any acquisitions of and other investments in Oil and Gas Properties by the Borrower and the Guarantors with respect to which the Borrower has delivered a Reserve Report in accordance with Section 9.13(b) since the last Redetermination Date or adjustment pursuant to this Section 2.14(f)(ii)). If the Required Lenders in fact make such adjustment, the Administrative Agent shall promptly notify the Borrower in writing of the Borrowing Base Value, if any, attributable to such Disposed of Borrowing Base Properties and Borrowing Base Midstream Assets in the calculation of the then-effective Borrowing Base and, upon receipt of such notice, the Borrowing Base shall be simultaneously reduced by such amount.

(iii) For the purposes of this Section 2.14(f) and Section 10.4, a “Disposition” of Oil and Gas Properties shall include the designation of a Restricted Subsidiary owning Oil and Gas Properties as an Unrestricted Subsidiary, any other transaction by which a Guarantor owning Oil and Gas Properties ceases to be a Guarantor, any Investment or capital contribution of Oil and Gas Properties, and the Disposition or other transfer of Oil and Gas Properties or the Equity Interests in any Restricted Subsidiary owning Oil and Gas Properties to an Unrestricted Subsidiary or any other Person that is not the Borrower or a Guarantor.

(g) Reduction of Borrowing Base Related to Title. If (i) the Borrower fails to provide the information required by Section 9.14(a) within the time periods specified therein or (ii) any title defect or exception requested by the Administrative Agent to be cured pursuant to Section 9.14(b) is not cured within the time period specified therein, the Required Lenders shall have the right to adjust the Borrowing Base upon written notice (which such notice shall include the effective date of reduction) such that, after giving effect to such reduction, the Borrower shall have provided reasonably satisfactory title information in respect of the required percentage of the value of the Borrowing Base Properties, and upon the effective date of the reduction specified in the notice described above, the new Borrowing Base will become effective.

(h) Borrower’s Right to Elect Reduced Borrowing Base. Within three (3) Business Days of its receipt of a New Borrowing Base Notice, the Borrower may provide written notice to the Administrative Agent and the Lenders that specifies for the period from the effective date of the New Borrowing Base Notice until the next succeeding Scheduled Redetermination Date, the Borrowing Base will be a lesser amount than the amount set forth in such New Borrowing Base Notice, whereupon such specified lesser amount will become the new Borrowing Base. The Borrower’s notice under this Section 2.14(h) shall be irrevocable, but without prejudice to its rights to initiate Interim Redeterminations.

(i) Administrative Agent Data. The Administrative Agent hereby agrees to provide an updated Bank Price Deck to the Borrower promptly, and in any event within three (3) Business Days, following (i) its receipt of a request by the Borrower or (ii) its request for an Interim Redetermination. In addition, the Administrative Agent agrees, upon request, to meet with the Borrower to discuss its evaluation of the reservoir engineering of the Oil and Gas Properties included in the Reserve Report and their respective methodologies for valuing such properties and the other factors considered in calculating the Borrowing Base.

2.15 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) Commitment Fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 4.1(a);

(b) The Commitment and Total Exposure of such Defaulting Lender shall not be included in determining whether all Lenders, the Majority Lenders, the Required Lenders, the Majority Revolving Lenders, the Majority Term Lenders or each affected Lender have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 13.1); provided that (i) any waiver, amendment or modification requiring the consent of all Lenders pursuant to Section 13.1 (other than Section 13.1(a)(x)) or requiring the consent of each affected Lender pursuant to Section 13.1(a)(i) or (ix) shall require the consent of such Defaulting Lender (which for the avoidance of doubt would include any change to the Maturity Date applicable to such Defaulting Lender, decreasing or forgiving any principal or interest due to such Defaulting Lender, any decrease of any interest rate applicable to Loans made by such Defaulting Lender (other than the waiving of post-default interest rates) and any increase in or extension of such Defaulting Lender’s Commitment) and (ii) any redetermination, whether an increase, decrease or affirmation, of the Borrowing Base shall occur without the participation of a Defaulting Lender, but the Revolving Commitment (i.e., the Revolving Commitment Percentage of the Borrowing Base) of a Defaulting Lender may not be increased without the consent of such Defaulting Lender;

(c) If any Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender, then (i) all or any part of such Letter of Credit Exposure of such Defaulting Lender will, subject to the limitation in the first proviso below, automatically be reallocated (effective on the day such Lender becomes a Defaulting Lender) among the Non-Defaulting Revolving Lenders pro rata in accordance with their respective Revolving Commitment Percentages; provided that (A) each Non-Defaulting Revolving Lender’s Revolving Credit Exposure may not in any event exceed the Revolving Commitment Percentage of the Revolving Commitment of such Non-Defaulting Revolving Lender as in effect at the time of such reallocation and (B) neither such reallocation nor any payment by a Non-Defaulting Revolving Lender pursuant thereto will constitute a waiver or release of any claim the Borrower, the Administrative Agent, the Issuing Banks or any other Lender may have against such Defaulting Lender or cause such Defaulting Lender to be a Non-Defaulting Lender, (ii) to the extent that all or any portion of the Defaulting Lender’s Letter of Credit Exposure cannot, or can only partially, be so reallocated to Non-Defaulting Revolving Lenders, whether by reason of the first proviso in Section 2.15(c)(i) or otherwise, the Borrower shall within two (2) Business Days following notice by the Administrative Agent Cash Collateralize for the benefit of the applicable Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (i) above), in accordance with the procedures set forth in Section 3.7 for so long as such Letter of Credit Exposure is outstanding, (iii) if the Borrower Cash Collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.15(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is Cash Collateralized (and such fees shall be payable to the Issuing Banks), (iv) if the Letter of Credit Exposure of the Non-Defaulting Revolving Lenders is reallocated pursuant to this Section 2.15(c), then the Letter of Credit Fees payable for the account of the Lenders pursuant to Section 4.1(b) shall be adjusted in accordance with such Non-Defaulting Revolving Lenders’ Revolving Commitment Percentages and the Borrower shall not be required to pay any Letter of Credit Fees to the Defaulting Lender pursuant to Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure during the period that such Defaulting Lender’s Letter of Credit Exposure is reallocated, or (v) if any Defaulting Lender’s Letter of Credit Exposure is neither Cash Collateralized nor reallocated pursuant to this Section 2.15(c), then, without prejudice to any rights or remedies of any Issuing Bank or any Lender hereunder, all Letter of Credit Fees payable under Section 4.1(b) with respect to such Defaulting Lender’s Letter of Credit Exposure shall be payable to such Issuing Bank until such Letter of Credit Exposure is Cash Collateralized and/or reallocated;

(d) So long as any Lender is a Defaulting Lender, no Issuing Bank will be required to issue any new Letter of Credit or amend any outstanding Letter of Credit to increase the Stated Amount thereof, alter the drawing terms thereunder or extend the expiry date thereof, unless each Issuing Bank is reasonably satisfied that any exposure that would result from the exposure to such Defaulting Lender is eliminated or fully covered by the Commitments of the Non-Defaulting Revolving Lenders or by Cash Collateralization or a combination thereof in accordance with clause (c) above or otherwise in a manner reasonably satisfactory to such Issuing Bank, and participating interests in any such newly issued or increased Letter of Credit shall be allocated among Non-Defaulting Revolving Lenders in a manner consistent with Section 2.15(c)(i) (and Defaulting Lenders shall not participate therein);

(e) If the Borrower, the Administrative Agent and each Issuing Bank agree in writing in their discretion that a Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon, as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will cease to be a Defaulting Lender and will be a Non-Defaulting Lender and any applicable Cash Collateral shall be promptly returned to the Borrower and any Letter of Credit Exposure of such Lender reallocated pursuant to Section 2.15(c) shall be reallocated back to such Lender; provided that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender; and

(f) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 11 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 13.8), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to each Issuing Bank hereunder; third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; fifth, to the payment of any amounts owing to the Lenders and each Issuing Bank as a result of any final judgment of a court of competent jurisdiction obtained by any Lender and such Issuing Bank against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any final judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans or Unpaid Drawings, such payment shall be applied solely to pay the relevant Loans of, and Unpaid Drawings owed to, the relevant non-Defaulting Lenders on a pro rata basis prior to being applied in the manner set forth in this Section 2.15(f). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 3.7 shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

2.16 Termination, Revision and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Revolving Commitment Amount.

(a) Scheduled Termination of Revolving Commitments. Unless previously terminated, the Total Revolving Commitments (and the Revolving Commitment of each Revolving Lender) shall terminate on the Revolving Maturity Date. If at any time the Aggregate Maximum Credit Amounts, the Borrowing Base or the Aggregate Elected Revolving Commitment Amount is terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction. Each Revolving Loan, all accrued but unpaid interest thereon, and all other Indebtedness (other than Obligations in respect of Term Loans) shall be due and payable in full on the Revolving Maturity Date.

(b) Optional Termination and Reduction of Aggregate Maximum Credit Amounts.

(i) The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts (and thereby permanently reduce the Aggregate Maximum Credit Amounts and, if applicable, the Revolving Commitment of each Revolving Lender ratably in accordance with such Lender’s Revolving Commitment Percentage); provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (unless the remaining Aggregate Maximum Commitment Amount is less than $5,000,000) and (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, (1) after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 5.2, the Total Revolving Credit Exposures would exceed the Total Revolving Commitments or (2) the Aggregate Maximum Credit Amount would be less than $5,000,000 (unless, with respect to this clause (2), the Aggregate Maximum Credit Amounts are reduced to $0), and (C) upon any reduction of the Aggregate Maximum Credit Amounts that would otherwise result in the Aggregate Maximum Credit Amounts being less than the sum of the Aggregate Elected Revolving Commitment Amount plus the Total Term Loan Exposures, the Aggregate Elected Revolving Commitment Amount shall be automatically reduced (ratably among the Revolving Lenders in accordance with each Lender’s Revolving Commitment Percentage) so that they equal the Aggregate Maximum Credit Amounts as so reduced minus the Total Term Loan Exposures.

(ii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.16(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.16(b)(ii) shall be irrevocable; provided that a notice of termination or reduction of the Aggregate Maximum Credit Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked, or the date of effectiveness delayed, by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage.

(c) Increases, Reductions and Terminations of Aggregate Elected Revolving Commitment Amount.

(i) Subject to the conditions set forth in Section 2.16(c)(ii) and the prior written approval of the Administrative Agent (not to be unreasonably withheld, conditioned or delayed), the Borrower may increase the Aggregate Elected Revolving Commitment Amount then in effect by increasing the Elected Revolving Commitment of a Revolving Lender (an “Increasing Revolving Lender”) and/or by causing a Person that is reasonably acceptable to the Administrative Agent that at such time is not a Revolving Lender to become a Revolving Lender (any such Person that is not at such time a Lender and becomes a Lender, an “Additional Revolving Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Revolving Lender be a natural person, the Borrower or any Affiliate of the Borrower.

(ii) Any increase in the Aggregate Elected Revolving Commitment Amount shall be subject to the following additional conditions:

(A) such increase shall not be less than $1,000,000, and if such increase is over $1,000,000, must be in increments of $250,000 over such amount, unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Revolving Commitment Amount exceeds the lesser of (x) the Aggregate Maximum Credit Amount minus the Total Term Loan Exposures and (y) the Available Borrowing Base then in effect;

(B) no Event of Default shall have occurred and be continuing immediately after giving effect to the increase;

(C) on the effective date of such increase, no Revolving Borrowings of SOFR Revolving Loans shall be outstanding or if any Revolving Borrowings of SOFR Revolving Loans are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Revolving Borrowings of SOFR Revolving Loans unless the Borrower pays any compensation as and when required by Section 2.11;

(D) no Lender’s Elected Revolving Commitment may be increased without the consent of such Lender;

(E) the increase shall be on the exact same terms and pursuant to the exact same documentation applicable to this Agreement (other than with respect to any arrangement, structuring, upfront or other fees or discounts payable in connection with such increase);

(F) if the Borrower elects to increase the Aggregate Elected Revolving Commitment Amount by increasing the Elected Revolving Commitment of an Increasing Revolving Lender, the Borrower and such Increasing Revolving Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit K (an “Elected Revolving Commitment Increase Certificate”); and

(G) if the Borrower elects to increase the Aggregate Elected Revolving Commitment Amount by causing an Additional Revolving Lender to become a party to this Agreement, then the Borrower and such Additional Revolving Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit L (an “Additional Revolving Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), the Administrative Agent and the Issuing Banks shall have given their prior written consent (to the extent that such Additional Lender is not an existing Lender’s Affiliate and in each case, such consent not to be unreasonably withheld or delayed) and the Borrower shall (1) if requested by the Additional Revolving Lender, deliver a Note payable to such Additional Revolving Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Revolving Lender, and, to the extent applicable and agreed to by the Borrower, the Administrative Agent.

(iii) Subject to acceptance and recording thereof pursuant to Section 2.16(c)(iv), from and after the effective date specified in the Elected Revolving Commitment Increase Certificate or the Additional Revolving Lender Certificate (or if any Revolving Borrowings of SOFR Loans are outstanding, then the last day of the Interest Period in respect of such Revolving Borrowings of SOFR Revolving Loans, unless the Borrower has paid any compensation as and when required by Section 2.11): (A) the amount of the Aggregate Elected Revolving Commitment Amount shall be increased as set forth therein, and (B) in the case of an Additional Revolving Lender Certificate, any Additional Revolving Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Credit Documents. In addition, the Increasing Revolving Lender or the Additional Revolving Lender, as applicable, shall purchase a pro rata portion of the outstanding Revolving Loans (and participation interests in Letters of Credit) of each of the other Revolving Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Revolving Lender (including any Increasing Revolving Lender and any Additional Revolving Lender, as applicable) shall hold its Revolving Commitment Percentage of the outstanding Revolving Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Revolving Commitment Amount (and the resulting modifications of each Revolving Lender’s Revolving Commitment Percentage and Maximum Credit Amount pursuant to Section 2.16(c)(iv) or Section 2.16(c)(v)).

(iv) Upon its receipt of a duly completed Elected Revolving Commitment Increase Certificate or an Additional Revolving Lender Certificate, executed by the Borrower and the Increasing Revolving Lender or by the Borrower and the Additional Revolving Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.16(c)(ii), if required, the Administrative Questionnaire referred to in Section 2.16(c)(ii) and the break-funding payments from the Borrower, if any, required by Section 2.11, if applicable, the Administrative Agent shall accept such Elected Revolving Commitment Increase Certificate or Additional Revolving Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 13.6(b). No increase in the Aggregate Elected Revolving Commitment Amount shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.16(c)(iv).

(v) Upon any increase in the Aggregate Elected Revolving Commitment Amounts pursuant to Section 2.16(c)(iv), (A) each Revolving Lender’s Revolving Commitment Percentage shall be automatically deemed amended to the extent necessary so that each Revolving Lender’s Revolving Commitment Percentage equals the percentage of the Aggregate Elected Revolving Commitment Amount represented by such Revolving Lender’s Elected Revolving Commitment, in each case, after giving effect to such increase, (B) each Revolving Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Revolving Lender’s Maximum Credit Amount equals (x) such Revolving Lender’s Revolving Commitment Percentage of (1) the Aggregate Maximum Credit Amounts less (2) the Total Term Loan Exposures plus (y) such Lender’s Term Loan Exposure, in each case, after giving effect to any adjustments pursuant to the foregoing clause (A), and (C) Schedule 1.1(a) to this Agreement shall be deemed amended to reflect the Elected Revolving Commitment of each Increasing Revolving Lender and any Additional Revolving Lender as thereby increased, and any changes in the Revolving Lenders’ respective Revolving Commitment Percentages and Maximum Credit Amount pursuant to the foregoing clause (A) and clause (B).

(vi) The Borrower may from time to time terminate or reduce the Aggregate Elected Revolving Commitment Amount; provided that (A) each reduction of the Aggregate Elected Revolving Commitment Amount shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 (unless the remaining Aggregate Elected Revolving Commitment Amount is less than $5,000,000) and (B) the Borrower shall not reduce the Aggregate Elected Revolving Commitment Amount if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 5.2, the Total Revolving Credit Exposures would exceed the Aggregate Elected Revolving Commitment Amount as reduced.

(vii) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Revolving Commitment Amount under Section 2.16(c)(vi) at least three (3) Business Days prior to the effective date of such termination or reduction (or such lesser period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.16(c)(vii) shall be irrevocable; provided that a notice of termination or reduction of the Aggregate Elected Revolving Commitment Amount delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked, or the date of effectiveness delayed, by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of such termination) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Revolving Commitment Amount shall be permanent and may not be reinstated, except pursuant to Section 2.16(c)(i). Each reduction of the Aggregate Elected Revolving Commitment Amount shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage.

(viii) Upon any redetermination or other adjustment in the Borrowing Base pursuant to this Agreement that would otherwise result in the Available Borrowing Base becoming less than the Aggregate Elected Revolving Commitment Amounts, the Aggregate Elected Revolving Commitment Amounts shall be automatically reduced (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage) so that they equal such redetermined Available Borrowing Base (and Schedule 1.1(a) shall be deemed amended to reflect such amendments to each Revolving Lender’s Elected Revolving Commitment and the Aggregate Elected Revolving Commitment Amounts).

(ix) Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Revolving Commitment Amount and (B) each Revolving Lender has consented to such increase in its Elected Revolving Commitment, then the Aggregate Elected Revolving Commitment Amount shall be increased (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage) by the amount requested by the Borrower without the requirement that any Revolving Lender deliver an Elected Revolving Commitment Increase Certificate or that the Borrower pay any amounts under Section 2.11, and Schedule 1.1(a) shall be deemed amended to reflect such amendments to each Revolving Lender’s Elected Revolving Commitment and the Aggregate Elected Revolving Commitment Amount. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 13.6(b)(iv).

(x) If, after giving effect to any reduction in the Aggregate Elected Revolving Commitment Amount pursuant to this Section 2.16(c), the Total Revolving Credit Exposures exceeds the Total Revolving Commitments, then the Borrower shall (A) prepay the Revolving Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of Letter of Credit Exposure, transfer to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 3.7.

2.17 Term Loan Facility.

(a) Term Commitments. The Borrower may at any time or from time to time after Closing Date, by written notice to the Administrative Agent and any one or more Lenders (a “Term Loan Request”), request the establishment of one or more new commitments to make Term Loans which may be in the same Term Loan Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Term Commitments”); provided that on the Term Loan Facility Closing Date for such Term Commitments, after giving effect to the effectiveness of the Term Loan Facility Closing Date and the funding of any Term Loans under any such new Term Commitments, the Total Term Loan Exposures shall not exceed the lesser of the following: (i) an amount equal to (A) the Borrowing Base then in effect minus (B) the Aggregate Elected Revolving Commitment Amounts then in effect, and (ii) an amount equal to thirty-three and one-third percent (33-1/3%) of the sum of (A) the Aggregate Elected Revolving Commitment Amounts then in effect plus (B) the Total Term Loan Exposures (after giving effect to the making of any Term Loans on such Term Loan Facility Closing Date) then outstanding.

(b) Term Loans. Any Term Commitments effected through the establishment of one or more new Term Loans made on a Term Loan Facility Closing Date shall be designated for all purposes of this Agreement as either (x) a new Class of Term Commitments or (y) an increase to an existing Class of Term Loans. On any Term Loan Facility Closing Date on which any Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.17, (i) each Term Lender of such Class shall make a Term Loan to the Borrower in an amount equal to its Term Commitment of such Class and (ii) each Term Lender of such Class shall become a Term Lender hereunder with respect to the Term Commitment of such Class and the Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, any Term Loans may be treated as part of the same Class as any other Term Loans if such Term Loans are fungible for United States federal income tax purposes with such other Term Loans.

(c) Term Loan Request. Each Term Loan Request from the Borrower pursuant to this Section 2.17 shall set forth the requested amount and proposed terms of the relevant Term Loans. Any Lender who receives a Term Loan Request that has not communicated its desire to provide any such new Term Commitments in writing to the Administrative Agent and the Borrower within ten (10) Business Days following receipt of such Term Loan Request shall be deemed to have declined to participate in providing Term Commitments in respect of such Term Loan Request. It is understood that final allocations of the Term Commitments in respect of each Term Loan Request shall be made at the Borrower’s election in consultation with the Administrative Agent. Term Loans may be made only by one or more Lenders that are already Lenders hereunder at the time such Term Loan Request is made (but no existing Lender will have an obligation to make any Term Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Term Lender”); provided that (i) the Administrative Agent shall have consented (such consent not to be unreasonably withheld or delayed) to the identity of the Lender or Additional Term Lender that is making such Term Loans or providing such Term Commitments to the extent such consent, if any, would be required under Section 13.6 for an assignment of Loans to such Lender or Additional Term Lender, (ii) any Additional Term Lender at the time such Term Loans are made or such Term Commitments are provided shall be a commercial bank that is then actively engaged in oil and gas reserve-based lending governed by a borrowing base, as a revolving lender, in the ordinary course of its business, and the applicable Term Loan Amendment shall contain a representation by such Additional Term Lender confirming the foregoing as set forth in this clause (ii), and (iii) no Additional Term Lender shall be the Borrower, an Affiliate of Borrower or a natural person.

(d) Effectiveness of Term Loan Amendment. The effectiveness of any Term Loan Amendment, and the Term Commitments and funding of Term Loans thereunder, shall be subject to the satisfaction on the date thereof (the “Term Loan Facility Closing Date”) of each of the following conditions:

(i) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Term Commitments and the funding of Term Loans thereunder;

(ii) after giving effect to such Term Commitments, and as a condition to funding the Term Loans thereunder, the conditions of Section 7 shall be satisfied (it being understood that all references to “such date” or similar language in such Section 7 shall be deemed to refer to the effective date of such Term Loan Amendment);

(iii) on a pro forma basis after giving effect to the making of such Term Loans and the use of proceeds thereof, (A) the Consolidated Total Net Leverage Ratio is less than or equal to 2.00 to 1.00, (B) the Available Revolving Commitment is not less than twenty percent (20%) of the Total Revolving Commitments and (C) there shall be no Permitted Pari Term Loan Debt outstanding;

(iv) the aggregate Term Commitments with respect to such Class of Term Loans shall be in an aggregate principal amount that is not less than $25,000,000 unless the Administrative Agent otherwise consents;

(v) to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent and the Lenders, board resolutions and officers’ certificates and (B) reaffirmation agreements and/or such amendments to the Security Documents (including modifications to any mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Documents and the perfection and priority of the Liens thereunder are preserved and maintained; and

(vi) (A) the Term Loan Amendment shall be in form and substance acceptable to the Administrative Agent, contain each of the required terms set forth in Section 2.17(e) and shall otherwise comply with this Section 2.17, and shall contain a representation by each Term Lender providing such Term Commitments that such Term Lender has no present intention to assign or sell participations in its Term Loans, (B) the execution of the Term Loan Amendment by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent, and (C) such other conditions as the Borrower and each Term Lender providing such Term Commitments shall agree.

(e) Required Terms. The terms, provisions and documentation of the Term Loans and Term Commitments of any Class shall be as agreed between the Borrower and the applicable Term Lenders providing such Term Commitments. In any event:

(i) the Term Loans:

(A) shall rank pari passu in right of payment and of security with the Revolving Loans and any other Term Loans;

(B) shall not mature earlier than the Revolving Maturity Date at the time of incurrence of such Term Loans and no scheduled principal or amortization payments shall be required in respect of such Term Loans prior to the Revolving Maturity Date at the time of incurrence of such Term Loans, other than scheduled amortization of no greater than five percent (5%) per annum of the original principal amount of such Term Loans; provided that, at no time shall there be Term Loans hereunder which have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;

(C) shall have an applicable rate, fees, premiums and, subject to Section 2.17(e)(i)(B) and Section 2.17(e)(i)(F), amortization determined by the Borrower and the applicable Term Lenders;

(D) except as provided in Section 2.17(e)(i)(C) above, shall have mandatory prepayments, representations and warranties, covenants and events of default that are the same as, or no more restrictive on the Credit Parties (as determined by the Administrative Agent in its reasonable discretion) than, those set forth in this Agreement prior to the applicable Term Loan Facility Closing Date unless any more restrictive mandatory prepayments, representations and warranties, covenants and events of default are incorporated into this Agreement on the applicable Term Loan Facility Closing Date;

(E) may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Term Loan Amendment; and

(F) shall provide that any mandatory prepayments or amortization payments in respect of such Term Loans shall only be required if either (x) each of the FCF Payment Conditions is satisfied on a pro forma basis after giving effect to such payments and the amount of such payment does not exceed one hundred percent (100%) of Distributable Free Cash Flow at the time made, or (y) each of the Unlimited Payment Conditions is satisfied on a pro forma basis after giving effect to such payments.

(f) Term Loan Amendment.

(i) Term Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Term Loan Amendment”) to this Agreement in compliance with this Section 2.17 and executed by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent. Any corresponding amendments to the other Credit Documents necessary or appropriate in connection with and in compliance with this Section 2.17 shall be effective once executed by the Borrower and the Administrative Agent (without the consent of any Lender). The Term Loan Amendment may, without the consent of any other Lender, effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.17 (including introducing additional or tightening existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders). The Borrower will use the proceeds of the Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Term Loans unless it so agrees.

(ii) The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments to this Agreement and the other Credit Documents with the Credit Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments made or established pursuant to this Section 2.17 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case, on terms consistent with this Section 2.17, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Term Loans to be fungible for United States federal income tax purposes with another Class of Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.

(iii) Upon the effectiveness of such Term Loan Amendment, this Agreement may be amended by the Administrative Agent (without the consent of any other party hereto) by adding a new Schedule hereto or amending an existing Schedule hereto to reflect the Term Commitment of each Term Lender party thereto.

(g) This Section 2.17 shall supersede any provisions in Section 13.8 or Section 13.1 to the contrary.

(h) The Initial Term Loans are Term Loans, and the Initial Term Commitments are Term Commitments, but otherwise the terms of the Initial Term Loans and Initial Term Commitments are specifically set forth in this Agreement and the First Amendment and the requirements and processes with respect to Term Loans as set forth in this Section 2.17 shall not apply to the Initial Term Loans and Initial Term Commitments.

2.18 Extension of Term Loans.

(a) Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Term Loan Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Term Loans with the same Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Maturity Date) and on the same terms to each such Term Lender, the Borrower may from time to time, with the consent of any Term Lender that shall have accepted such Term Loan Extension Offer, extend the Maturity Date of the Term Loans of each such Term Lender and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Term Loan Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, a “Term Loan Extension” and any Term Loans extended thereby, a “Term Loan Extension Series”), so long as the following terms are satisfied:

(i) no Default or Event of Default shall exist at the time the notice in respect of a Term Loan Extension Offer is delivered to the Term Lenders, and no Default or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Term Loans;

(ii) except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to Section 2.18(a)(iii) and Section 2.18(a)(iv), be determined by the Borrower and set forth in the relevant Term Loan Extension Offer), the Term Loans of any Term Lender that agrees to a Term Loan Extension with respect to such Term Loans (each, an “Extending Term Lender”) extended pursuant to any Term Loan Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Term Loan Extension Offer;

(iii) the final maturity date of any Extended Term Loans shall be no earlier than the Revolving Maturity Date at such time and at no time shall the Term Loans (including Extended Term Loans) have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;

(iv) the terms for such Extended Term Loans shall provide that any mandatory prepayments or amortization payments in respect of such Extended Term Loans shall only be required if either (x) each of the FCF Payment Conditions is satisfied on a pro forma basis after giving effect to such payments and the amount of such payment does not exceed one hundred percent (100%) of Distributable Free Cash Flow at the time made, or (y) each of the Unlimited Payment Conditions is satisfied on a pro forma basis after giving effect to such payments;

(v) any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the applicable Term Loan Extension Offer;

(vi) if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Term Loan Extension Offer shall exceed the maximum aggregate principal amount of Term Loans (calculated on the face amount thereof) offered to be extended by the Borrower pursuant to such Term Loan Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Term Loan Extension Offer;

(vii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower;

(viii) any Extended Term Loans shall be permitted by the terms of each Intercreditor Agreements (to the extent any Intercreditor Agreement is then in effect); and

(ix) all documentation in respect of such Term Loan Extension shall be consistent with the foregoing and acceptable to the Administrative Agent.

(b) With respect to all Term Loan Extensions consummated by the Borrower pursuant to this Section 2.18, (i) such Term Loan Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5 and (ii) no Term Loan Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Term Loan Extension that a minimum amount of Term Loans of any or all applicable Classes be extended. The Administrative Agent and the Lenders hereby consent to the Term Loan Extensions and the other transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Term Loan Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 13.8 or any other pro rata payment section, but excluding, for the avoidance of doubt, any of the provisions of this Section 2.18) or any other Credit Document that may otherwise prohibit or restrict any such Term Loan Extension or any other transaction contemplated by this Section 2.18.

(c) Each of the parties hereto hereby (i) agrees that this Agreement and the other Credit Documents may be amended to give effect to each Term Loan Extension (an “Extension Amendment”), without the consent of any Lenders other than Extending Term Lenders, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (B) modify any scheduled repayments set forth in Section 5 with respect to any Class of Term Loans subject to a Term Loan Extension to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Term Loan Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans as may be required pursuant to Section 5), (C) modify the prepayments set forth in Section 5 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (D) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of Administrative Agent and Borrower, to effect the provisions of this Section 2.18 (it being agreed and understood that any such amendment may introduce additional or tighten existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders), and Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (ii) consent to the transactions contemplated by this Section 2.18 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment). Without limiting the foregoing, in connection with any Term Loan Extension, the respective Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage that has a maturity date prior to the then Latest Maturity Date at such time so that such maturity date is extended to the Latest Maturity Date at such time after giving effect to such Term Loan Extension (or such later date as may be advised by local counsel to the Administrative Agent).

(d) In connection with any Term Loan Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case, acting reasonably to accomplish the purposes of this Section 2.18.

(e) This Section 2.18 shall supersede any provisions in Section 13.8 or Section 13.1 to the contrary.

Section 3. Letters of Credit

3.1 Letters of Credit.

(a) The Existing Letters of Credit shall be deemed to have been issued hereunder on the Closing Date. Subject to and upon the terms and conditions herein set forth, at any time and from time to time on and after the Closing Date and prior to the L/C Maturity Date, each Issuing Bank, severally, and not jointly, agrees, in reliance upon the agreements of the Lenders set forth in this Section 3, to issue upon the request of the Borrower and for the direct or indirect benefit of the Borrower and its Subsidiaries, a letter of credit or letters of credit in Dollars (collectively with the Existing Letters of Credit, the “Letters of Credit” and each, a “Letter of Credit”) in such form and with such Issuer Documents as may be approved by the applicable Issuing Bank in its reasonable discretion; provided that the Borrower shall be a co-applicant of, and jointly and severally liable with respect to, each Letter of Credit issued for the account of a Subsidiary; provided further that Letters of Credit may be requested by the Borrower in support of any obligations of, or for the account of, any Unrestricted Subsidiary, subject to constituting an Investment permitted by Section 10.5.

(b) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letters of Credit Outstanding at such time, would exceed the Letter of Credit Commitment then in effect, (ii) no Letter of Credit shall be issued the Stated Amount of which would cause the Total Revolving Credit Exposures at such time to exceed the Total Revolving Commitments then in effect, (iii) each Letter of Credit shall have an expiration date occurring no later than twelve (12) months after the date of issuance or such longer period of time as may be agreed by the applicable Issuing Bank, unless otherwise agreed upon by the Administrative Agent and the applicable Issuing Bank or as provided under Section 3.2(b); provided that any Letter of Credit may provide for automatic extension thereof for additional periods of up to twelve (12) months or such longer period of time as may be agreed upon by the applicable Issuing Bank, subject to the provisions of Section 3.2(b); provided, further, that in no event shall such expiration date occur later than the L/C Maturity Date unless arrangements which are reasonably satisfactory to the applicable Issuing Bank to Cash Collateralize (or backstop) such Letter of Credit have been made (provided, however, that no Lenders shall be obligated to fund participations in respect of any Letter of Credit after the Revolving Maturity Date), (iv) no Letter of Credit shall be issued if it would be illegal under any applicable Requirement of Law for the beneficiary of the Letter of Credit to have a Letter of Credit issued in its favor, (v) no Letter of Credit shall be issued by an Issuing Bank after it has received a written notice from the Administrative Agent or the Majority Lenders stating that a Default or Event of Default has occurred and is continuing until such time as such Issuing Bank shall have received a written notice (A) of rescission of such notice from the party or parties originally delivering such notice, (B) of the waiver of such Default or Event of Default in accordance with the provisions of Section 13.1 or (C) that such Default or Event of Default is no longer continuing and (vi) without the consent of the applicable Issuing Bank, no Letter of Credit shall be issued in any currency other than Dollars.

(c) Upon at least one (1) Business Day’s prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent and the applicable Issuing Bank (which notice the Administrative Agent shall promptly transmit to each of the applicable Lenders), the Borrower shall have the right, on any day, permanently to terminate or reduce the Letter of Credit Commitment in whole or in part; provided that, after giving effect to such termination or reduction, the Letters of Credit Outstanding (other than with respect to the Existing Letters of Credit) shall not exceed the Letter of Credit Commitment. Each notice delivered by the Borrower pursuant to this Section 3.1(c) shall be irrevocable; provided that a notice of termination or reduction of the Letter of Credit Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked, or the date of effectiveness delayed, by the Borrower (by notice to the Administrative Agent and the applicable Issuing Bank on or prior to the specified effective date of such termination) if such condition is not satisfied.

3.2 Letter of Credit Applications.

(a) Whenever the Borrower desires that a Letter of Credit be issued, amended or renewed for its account on its own behalf, or on behalf of its Subsidiaries, the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent a Letter of Credit application, amendment request or any such document in the Issuing Bank’s customary form or, if the relevant Issuing Bank does not maintain such a form, in such form as may be approved by the applicable Issuing Bank (each, a “Letter of Credit Application”). Upon receipt of any Letter of Credit Application or amendment request, the applicable Issuing Bank will issue such Letter of Credit or amendment promptly after the relevant Letter of Credit Application is received. No Issuing Bank shall issue any Letters of Credit unless such Issuing Bank shall have received notice from the Administrative Agent that the conditions to such issuance have been met.

(b) If the Borrower so requests in any applicable Letter of Credit Application, the applicable Issuing Bank may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such Issuing Bank to prevent any such extension at least once in each twelve (12)-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve (12)-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable Issuing Bank, the Borrower shall not be required to make a specific request to such Issuing Bank for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Bank to permit the extension of such Letter of Credit at any time to an expiry date not later than the L/C Maturity Date; provided, however, that such Issuing Bank shall not permit any such extension if (i) such Issuing Bank has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (b) of Section 3.1 or otherwise), or (ii) it has received notice (which may be by telephone or in writing) on or before the day that is five (5) Business Days before the Non-Extension Notice Date from the Administrative Agent that one or more of the applicable conditions specified in Section 7 are not then satisfied, and in each such case directing such Issuing Bank not to permit such extension.

(c) Each Issuing Bank (other than the Administrative Agent or any of its Affiliates) shall provide the Administrative Agent with a reasonably detailed notice upon its issuance or amendment of any Letter of Credit, or upon any drawing under any Letter of Credit issued by it; provided that, upon written request from the Administrative Agent, such Issuing Bank shall promptly provide the Administrative Agent with a list of all Letters of Credit issued by it that are outstanding at such time.

3.3 Letter of Credit Participations.

(a) Immediately upon the issuance by an Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Revolving Lender (each such Revolving Lender, in its capacity under this Section 3.3, an “L/C Participant”), and each such L/C Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (each an “L/C Participation”), to the extent of such L/C Participant’s Revolving Commitment Percentage, in each Letter of Credit, each substitute therefor, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

(b) In determining whether to pay under any Letter of Credit, the relevant Issuing Bank shall have no obligation relative to the L/C Participants other than to confirm that (i) any documents required to be delivered under such Letter of Credit have been delivered, (ii) such Issuing Bank has examined the documents with reasonable care and (iii) the documents appear to comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by the relevant Issuing Bank under or in connection with any Letter of Credit issued by it, if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability.

(c) In the event that an Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have repaid such amount in full to such Issuing Bank pursuant to Section 3.4(a), such Issuing Bank shall promptly notify the Administrative Agent (which shall promptly notify each L/C Participant) of such failure, and each such L/C Participant shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, the amount of such L/C Participant’s Revolving Commitment Percentage of such unreimbursed payment in Dollars and in immediately available funds. Each L/C Participant shall make available to the Administrative Agent for the account of the relevant Issuing Bank such L/C Participant’s Revolving Commitment Percentage of the amount of such payment no later than 1:00 p.m. (New York City time) on the first (1st) Business Day after the date notified by such Issuing Bank in immediately available funds. If and to the extent such L/C Participant shall not have so made its Revolving Commitment Percentage of the amount of such payment available to the Administrative Agent for the account of the relevant Issuing Bank, such L/C Participant agrees to pay to the Administrative Agent for the account of such Issuing Bank, forthwith on demand, such amount, together with interest thereon for each day from such date until the date such amount is paid to the Administrative Agent for the account of such Issuing Bank at a rate per annum equal to the Overnight Rate from time to time then in effect, plus any administrative, processing or similar fees customarily charged by such Issuing Bank in connection with the foregoing. The failure of any L/C Participant to make available to the Administrative Agent for the account of any Issuing Bank its Revolving Commitment Percentage of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank its Revolving Commitment Percentage of any payment under such Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Administrative Agent such other L/C Participant’s Revolving Commitment Percentage of any such payment.

(d) Whenever an Issuing Bank receives a payment in respect of an unpaid reimbursement obligation as to which the Administrative Agent has received for the account of such Issuing Bank any payments from the L/C Participants pursuant to clause (c) above, such Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each L/C Participant that has paid its Revolving Commitment Percentage of such reimbursement obligation, in Dollars and in immediately available funds, an amount equal to such L/C Participant’s share (based upon the proportionate aggregate amount originally funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of the principal amount so paid in respect of such reimbursement obligation and interest thereon accruing after the purchase of the respective L/C Participations at the Overnight Rate.

(e) The obligations of the L/C Participants to make payments to the Administrative Agent for the account of an Issuing Bank with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including under any of the following circumstances:

(i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

(ii) the existence of any claim, set-off, defense or other right that the Borrower or any other Person (including an L/C Participant) may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

(iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

(v) the occurrence of any Default or Event of Default; or

(vi) any other event, condition of circumstance, whether or not similar to the foregoing.

3.4 Agreement to Repay Letter of Credit Drawings.

(a) The Borrower hereby agrees to reimburse the relevant Issuing Bank by making payment in Dollars or to the Administrative Agent for the account of such Issuing Bank (whether with its own funds or with proceeds of the Loans) in immediately available funds, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount so paid until reimbursed, an “Unpaid Drawing”) (i) within one (1) Business Day of the date of such payment or disbursement if such Issuing Bank provides notice to the Borrower of such payment or disbursement prior to 11:00 a.m. (New York City time) on such next succeeding Business Day (from the date of such payment or disbursement) or (ii) if such notice is received after such time, on the next Business Day following the date of receipt of such notice (such required date for reimbursement under clause (i) or (ii), as applicable, on such Business Day (the “Reimbursement Date”)), with interest on the amount so paid or disbursed by such Issuing Bank, from and including the date of such payment or disbursement to but excluding the Reimbursement Date, at the per annum rate for each day equal to the rate described in Section 2.8(a); provided that, notwithstanding anything contained in this Agreement to the contrary, with respect to any Letter of Credit, (i) unless the Borrower shall have notified the Administrative Agent and such Issuing Bank prior to 11:00 a.m. (New York City time) on the Reimbursement Date that the Borrower intends to reimburse such Issuing Bank for the amount of such drawing with funds other than the proceeds of Loans, the Borrower shall be deemed to have given a Notice of Borrowing requesting that the Revolving Lenders make Revolving Loans (which shall be ABR Loans) on the Reimbursement Date in an amount equal to the amount at such drawing, and (ii) the Administrative Agent shall promptly notify each L/C Participant of such drawing and the amount of its Loan to be made in respect thereof, and each L/C Participant shall be irrevocably obligated to make a Revolving Loan to the Borrower in the manner deemed to have been requested in the amount of its Revolving Commitment Percentage of the applicable Unpaid Drawing by 12:00 noon (New York City time) on such Reimbursement Date by making the amount of such Revolving Loan available to the Administrative Agent. Such Revolving Loans made in respect of such Unpaid Drawing on such Reimbursement Date shall be made without regard to the Minimum Borrowing Amount and without regard to the satisfaction of the conditions set forth in Section 7. The Administrative Agent shall use the proceeds of such Revolving Loans solely for purpose of reimbursing the relevant Issuing Bank for the related Unpaid Drawing. In the event that the Borrower fails to Cash Collateralize any Letter of Credit that is outstanding on the L/C Maturity Date, the full amount of the Letters of Credit Outstanding in respect of such Letter of Credit shall be deemed to be an Unpaid Drawing subject to the provisions of this Section 3.4 except that such Issuing Bank shall hold the proceeds received from the Lenders as contemplated above as cash collateral for such Letter of Credit to reimburse any Drawing under such Letter of Credit and shall use such proceeds first, to reimburse itself for any Drawings made in respect of such Letter of Credit following the L/C Maturity Date, second, to the extent such Letter of Credit expires or is returned undrawn while any such cash collateral remains, to the repayment of obligations in respect of any Loans that have not paid at such time and third, to the Borrower or as otherwise directed by a court of competent jurisdiction. Nothing in this Section 3.4(a) shall affect the Borrower’s obligation to repay all outstanding Loans when due in accordance with the terms of this Agreement.

(b) The obligations of the Borrower under this Section 3.4 to reimburse the relevant Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment that the Borrower or any other Person may have or have had against such Issuing Bank, the Administrative Agent or any Lender (including in its capacity as an L/C Participant), including any defense based upon (i) the failure of any drawing under a Letter of Credit (each a “Drawing”) to conform to the terms of the Letter of Credit, (ii) any non-application or misapplication by the beneficiary of the proceeds of such Drawing, (iii) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect or (v) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 3.4, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided that the foregoing shall not be construed to excuse the relevant Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care pursuant to the applicable ICC Rule or applicable law when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The Borrower agrees that any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall be binding on the Borrower and shall not result in any liability of such Issuing Bank to the Borrower; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care, when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof as determined by a final and non-appealable judgment of a court of competent jurisdiction. In furtherance of the foregoing, the parties hereto agree that, with respect to documents presented which appear on their face to be in compliance with the terms of a Letter of Credit, the Issuing Bank that issued such Letter of Credit may in its sole discretion either accept or make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit (unless the Borrower shall consent to payment thereon not withstanding such lack of strict compliance).

3.5 New or Successor Issuing Bank.

(a) Any Issuing Bank may resign as an Issuing Bank upon thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower. The Borrower may replace any Issuing Bank for any reason upon written notice to such Issuing Bank and the Administrative Agent and may add Issuing Banks at any time upon notice to the Administrative Agent. If an Issuing Bank shall resign or be replaced, or if the Borrower shall decide to add a new Issuing Bank under this Agreement, then the Borrower may appoint from among the Lenders (who have agreed to act as successor issuer of Letters of Credit or a new Issuing Bank) a successor issuer of Letters of Credit or a new Issuing Bank, as the case may be, or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld) and such new Issuing Bank, another successor or new issuer of Letters of Credit, whereupon such successor issuer shall succeed to the rights, powers and duties of the replaced or resigning Issuing Bank under this Agreement and the other Credit Documents, or such new issuer of Letters of Credit shall be granted the rights, powers and duties of an Issuing Bank hereunder, and the term “Issuing Bank” shall mean such successor or such new issuer of Letters of Credit effective upon such appointment. The acceptance of any appointment as an Issuing Bank hereunder whether as a successor issuer or new issuer of Letters of Credit in accordance with this Agreement, shall be evidenced by an agreement entered into by such new or successor issuer of Letters of Credit, in a form reasonably satisfactory to the Borrower and the Administrative Agent and, from and after the effective date of such agreement, such new or successor issuer of Letters of Credit shall become an “Issuing Bank” hereunder. After the resignation or replacement of an Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. In connection with any resignation or replacement pursuant to this clause (a) (but, in case of any such resignation, only to the extent that a successor issuer of Letters of Credit shall have been appointed), either (i) the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall arrange to have any outstanding Letters of Credit issued by the resigning or replaced Issuing Bank replaced with Letters of Credit issued by the successor issuer of Letters of Credit or (ii) the Borrower shall cause the successor issuer of Letters of Credit, if such successor issuer is reasonably satisfactory to the replaced or resigning Issuing Bank, to issue “back-stop” Letters of Credit naming the resigning or replaced Issuing Bank as beneficiary for each outstanding Letter of Credit issued by the resigning or replaced Issuing Bank, which new Letters of Credit shall have a Stated Amount equal to the Letters of Credit being back-stopped and the sole requirement for drawing on such new Letters of Credit shall be a drawing on the corresponding back-stopped Letters of Credit (for the avoidance of doubt, the Stated Amount of such backstopped Letters of Credit shall no longer be deemed outstanding under the Facility). After any resigning or replaced Issuing Bank’s resignation or replacement as Issuing Bank, the provisions of this Agreement relating to an Issuing Bank shall inure to its benefit as to any actions taken or omitted to be taken by it (A) while it was an Issuing Bank under this Agreement or (B) at any time with respect to Letters of Credit issued by such Issuing Bank.

(b) To the extent that there are, at the time of any resignation or replacement as set forth in clause (a) above, any outstanding Letters of Credit, nothing herein shall be deemed to impact or impair any rights and obligations of any of the parties hereto with respect to such outstanding Letters of Credit (including any obligations related to the payment of fees or the reimbursement or funding of amounts drawn), except that the Borrower, the resigning or replaced Issuing Bank and the successor issuer of Letters of Credit shall have the obligations regarding outstanding Letters of Credit described in clause (a) above.

3.6 Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, no Issuing Bank shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable to any Lender for (a) any action taken or omitted in connection herewith at the request or with the approval of the Majority Revolving Lenders, (b) any action taken or omitted in the absence of gross negligence or willful misconduct or (c) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the Issuing Banks, the Administrative Agent, any of their respective affiliates nor any correspondent, participant or assignee of any Issuing Bank shall be liable or responsible for any of the matters described in Section 3.3(e); provided that anything in such Section 3.3(e) to the contrary notwithstanding, the Borrower may have a claim against an Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence (as finally determined by a court of competent jurisdiction) or such Issuing Bank’s unlawful failure (as finally determined by a court of competent jurisdiction) to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no Issuing Bank shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.7 Cash Collateral.

(a) (i) Upon the request of the Administrative Agent, any Issuing Bank or the Majority Revolving Lenders if, as of the L/C Maturity Date, there are any Letters of Credit Outstanding, or (ii) if the Letter of Credit Exposure exceeds the Letter of Credit Commitment at any time as a result of a reduction in the Borrowing Base or the Elected Revolving Commitments, the Borrower shall immediately Cash Collateralize the Letters of Credit Outstanding.

(b) If any Event of Default shall occur and be continuing, the Administrative Agent, any Issuing Bank or the Majority Revolving Lenders may require that the L/C Obligations be Cash Collateralized; provided that, upon the occurrence of an Event of Default referred to in Section 11.5 with respect to the Borrower, the Borrower shall immediately Cash Collateralize the Letters of Credit then outstanding and no notice or request by or consent from the Administrative Agent, any Issuing Bank or the Majority Revolving Lenders shall be required.

(c) For purposes of this Agreement, “Cash Collateralize” shall mean to (i) pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Issuing Banks and the Revolving Lenders, as collateral for the L/C Obligations, cash or deposit account balances (“Cash Collateral”) in an amount equal to the amount of the Letters of Credit Outstanding required to be Cash Collateralized (the “Required Cash Collateral Amount”) or (ii) if the relevant Issuing Bank benefiting from such collateral shall agree in its reasonable discretion, other forms of credit support (including any backstop letter of credit) in a face amount equal to one hundred and three percent (103%) of the Required Cash Collateral Amount from an issuer reasonably satisfactory to such Issuing Bank, in each case under clause (i) and (ii) above pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and the relevant Issuing Bank (which documents are hereby consented to by the Lenders). Derivatives of such term have corresponding meanings. The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Banks and the L/C Participants, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such cash Collateral shall be maintained in blocked, interest bearing deposit accounts established by and in the name of the Borrower, but under the “control” (as defined in Section 9-104 of the UCC) of the Administrative Agent.

3.8 Applicability of ISP and UCP. The Borrower agrees that any Issuing Bank may issue Letters of Credit hereunder subject to the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication Nos. 600 (2007 Revision) (“UCP 600”) or, at such Issuing Bank’s option, such later revision thereof in effect at the time of issuance of the Letter of Credit or the International Standby Practices 1998, ICC Publication No. 590 or, at such Issuing Bank’s option, such later revision thereof in effect at the time of issuance of any such Letter of Credit (“ISP 98”, and each of the UCP 600 and the ISP 98, an “ICC Rule”). Each Issuing Bank’s privileges, rights and remedies under such ICC Rules shall be in addition to, and not in limitation of, its privileges, rights and remedies expressly provided for herein. The Borrower agrees for matters not addressed by the chosen ICC Rule, each Letter of Credit shall be subject to and governed by the laws of the State of New York and applicable United States Federal laws; provided that if at Borrower’s request, a Letter of Credit chooses a state or country law other than New York State law and United States Federal law or is silent with respect to the choice of an ICC Rule or a governing law, the Issuing Bank shall not be liable for any payment, cost, expense or loss resulting from any action or inaction taken by the Issuing Bank if such action or inaction is or would be justified under an ICC Rule, New York law or applicable United States Federal law, and Borrower shall indemnify Issuing Bank for all such payments, costs, expenses or losses.

3.9 Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

3.10 Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse the relevant Issuing Bank hereunder for any and all drawings under such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

3.11 Increased Costs. If, after the Closing Date, the adoption of any Change in Law shall either (a) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by any Issuing Bank, or any L/C Participant’s L/C Participation therein, or (b) impose on any Issuing Bank or any L/C Participant any other conditions, costs or expenses affecting its obligations under this Agreement in respect of Letters of Credit or L/C Participations therein or any Letter of Credit or such L/C Participant’s L/C Participation therein, and the result of any of the foregoing is to increase the cost to such Issuing Bank or such L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Issuing Bank or such L/C Participant hereunder (other than (i) Taxes indemnifiable under Section 5.4, or (ii) Excluded Taxes) in respect of Letters of Credit or L/C Participations therein, then, promptly (and in any event no later than fifteen (15) days) after receipt of written demand to the Borrower by such Issuing Bank or such L/C Participant, as the case may be (a copy of which notice shall be sent by such Issuing Bank or such L/C Participant to the Administrative Agent), the Borrower shall pay to such Issuing Bank or such L/C Participant such additional amount or amounts as will compensate such Issuing Bank or such L/C Participant for such increased cost or reduction, it being understood and agreed, however, that no Issuing Bank or L/C Participant shall be entitled to such compensation as a result of such Person’s compliance with, or pursuant to any request or directive to comply with, any such Requirement of Law as in effect on the Closing Date. A certificate submitted to the Borrower by the relevant Issuing Bank or an L/C Participant, as the case may be (a copy of which certificate shall be sent by such Issuing Bank or such L/C Participant to the Administrative Agent), setting forth in reasonable detail the basis for the determination of such additional amount or amounts necessary to compensate such Issuing Bank or such L/C Participant as aforesaid shall be conclusive and binding on the Borrower absent clearly demonstrable error.

3.12 Independence. The Borrower acknowledges that the rights and obligations of each Issuing Bank under each Letter of Credit issued by it are independent of the existence, performance or nonperformance of any contract or arrangement underlying such Letter of Credit, including contracts or arrangements between such Issuing Bank and the Borrower (other than the Credit Documents and the Issuer Documents) and between the Borrower and the relevant beneficiary.

Section 4. Fees.

4.1 Fees.

(a) The Borrower agrees to pay to the Administrative Agent in Dollars, for the account of each Revolving Lender (in each case pro rata according to the respective Revolving Commitment Percentages of the Revolving Lenders), a commitment fee (the “Commitment Fee”) for each day from the Closing Date until but excluding the Termination Date. Each Commitment Fee shall be payable by the Borrower quarterly in arrears on the last Business Day of each March, June, September and December (for the three-month period (or portion thereof) ended on such day for which no payment has been received) and on the Termination Date (for the period ended on such date for which no payment has been received), and shall be computed for each day during such period at a rate per annum equal to the Commitment Fee Rate in effect on such day on the Available Revolving Commitment in effect on such day.

(b) The Borrower agrees to pay to the Administrative Agent in Dollars for the account of the Revolving Lenders pro rata on the basis of their respective Letter of Credit Exposure, a fee in respect of each Letter of Credit (the “Letter of Credit Fee”), for the period from the date of issuance of such Letter of Credit until the termination or expiration date of such Letter of Credit computed at the per annum rate for each day equal to the Applicable Margin for SOFR Loans on the average daily Stated Amount of such Letter of Credit. Such Letter of Credit Fees shall be due and payable (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(c) The Borrower agrees to pay to each Issuing Bank a fee in respect of each Letter of Credit issued by it (the “Fronting Fee”), for the period from the date of issuance of such Letter of Credit to the termination or expiration date of such Letter of Credit, computed at the rate for each day equal to one-eighth of one percentage point (0.125%) per annum (or such other amount as may be agreed in a separate writing between the Borrower and the relevant Issuing Bank) on the average daily Stated Amount of such Letter of Credit (or at such other rate per annum as agreed in writing between the Borrower and the relevant Issuing Bank). Such Fronting Fees shall be due and payable by the Borrower (i) quarterly in arrears on the last Business Day of each March, June, September and December and (ii) on the Termination Date (for the period for which no payment has been received pursuant to clause (i) above).

(d) The Borrower agrees to pay directly to each Issuing Bank upon each issuance of, drawing under, and/or amendment of, a Letter of Credit issued by it such amount as the relevant Issuing Bank and the Borrower shall have agreed upon for issuances of, drawings under or amendments of, letters of credit issued by it.

(e) The Borrower agrees to pay to the Administrative Agent the administrative agent fees in the amounts and on the dates as set forth in writing from time to time between the Administrative Agent and the Borrower.

Section 5. Payments.

5.1 Voluntary Prepayments. The Borrower shall have the right to prepay Loans without premium or penalty, in whole or in part from time to time on the following terms:

(a) the Borrower shall give the Administrative Agent at the Administrative Agent’s Office written notice (or telephonic notice promptly confirmed in writing) of its intent to make such prepayment, the amount of such prepayment and (in the case of SOFR Loans) the specific Borrowing(s) being prepaid, which notice shall be given by the Borrower no later than 1:00 p.m. (New York City time) (i) in the case of SOFR Loans, three (3) U.S. Government Securities Business Days prior to the date of such prepayment and (ii) in the case of ABR Loans on the date of such prepayment and shall promptly be transmitted by the Administrative Agent to each of the Lenders;

(b) each partial prepayment of (i) SOFR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof or a lesser amount to the extent such lesser amount represents the entire aggregate outstanding SOFR Loans at such time, and (ii) any ABR Loans shall be in a minimum amount of $500,000 and in multiples of $100,000 in excess thereof or a lesser amount to the extent such lesser amount represents the entire aggregate outstanding ABR Loans at such time; provided that no partial prepayment of SOFR Loans made pursuant to a single Borrowing shall reduce the outstanding SOFR Loans made pursuant to such Borrowing to an amount less than the applicable Minimum Borrowing Amount for such SOFR Loans; and

(c) any prepayment of SOFR Loans pursuant to this Section 5.1 on any day other than the last day of an Interest Period applicable thereto shall be subject to compliance by the Borrower with the applicable provisions of, including any breakage costs as set forth in, Section 2.11.

Each such notice shall specify the date and amount of such prepayment and the Type of Loans to be prepaid. At the Borrower’s election in connection with any prepayment pursuant to this Section 5.1, such prepayment shall not be applied to any Loans of a Defaulting Lender.

Notwithstanding anything to the contrary contained in this Agreement, any such notice of prepayment pursuant to Section 5.1 may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities or other transactions), in which case such notice may be revoked, or the date of effectiveness delayed, by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

The Borrower may repay Revolving Loans without having to ratably repay Term Loans and may repay Term Loans without having to ratably repay Revolving Loans; provided that any repayments of Revolving Loans must be repaid ratably among Revolving Lenders and any voluntary repayments of Term Loans must be repaid ratably among the Term Lenders.

5.2 Mandatory Prepayments.

(a) Repayment following Optional Reduction of Commitments. If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts pursuant to Section 2.16(b) or of the Aggregate Elected Revolving Commitment Amount pursuant to Section 2.16(c), the Total Revolving Credit Exposures exceeds the Total Revolving Commitments (as so reduced), then the Borrower shall on the same Business Day (i) prepay the Revolving Loans on the date of such termination or reduction in an aggregate principal amount equal to such excess and (ii) if any excess remains after prepaying all of the Revolving Loans as a result of any Letter of Credit Exposure, pay to the Administrative Agent on behalf of the Issuing Banks and the L/C Participants an amount in cash or otherwise Cash Collateralize an amount equal to such excess as provided in Section 3.7.

(b) Repayment of Loans Following Redetermination or Adjustment of Borrowing Base.

(i) Upon the effectiveness of a redetermination of the Borrowing Base in accordance with Section 2.14(d), if a Borrowing Base Deficiency exists, then the Borrower shall, within ten (10) days after its receipt of a New Borrowing Base Notice indicating such Borrowing Base Deficiency (the “Borrowing Base Reduction Notice”), inform the Administrative Agent that it intends to take (and it shall thereafter be obligated to take) one or more of the following actions (provided that, if the Borrower fails to inform the Administrative Agent within such ten (10) day period, the Borrower shall be deemed to have elected (B) below):

(A) within thirty (30) days following receipt of the Borrowing Base Reduction Notice, (1) if no Term Loans or Permitted Pari Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7) or (2) if there are any Term Loans or Permitted Pari Term Loans and any Revolving Loans and/or Letter of Credit Exposure then outstanding, then, at the Borrower’s election (subject to Section 5.2(f)), either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Term Loans or Permitted Pari Term Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7 or (y) (I) prepay Revolving Borrowings in an aggregate principal amount equal to the lesser of the Borrowing Base Deficiency and the Required Revolving Loan Prepayment Amount and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Revolving Borrowings and Term Loans or Permitted Pari Term Loans, on a pro rata basis, in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans on a pro rata basis as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7;

(B) elect to prepay (and thereafter pay), in accordance with the immediately following sentence, without premium or penalty, the principal amount of Loans necessary to eliminate such Borrowing Base Deficiency in not more than six (6) equal monthly installments plus accrued interest thereon with the first such monthly payment being due within thirty (30) days following receipt of the Borrowing Base Reduction Notice. The Borrower shall (1) if no Term Loans or Permitted Pari Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7) in six consecutive equal monthly installments or (2) if there are any Term Loans or Permitted Pari Term Loans and any Revolving Loans and/or Letter of Credit Exposure then outstanding, then, at the Borrower’s election (subject to Section 5.2(f)) either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Term Loans or Permitted Pari Term Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7 in six (6) consecutive equal monthly installments or (y) (I) prepay the Revolving Borrowings in an aggregate principal amount equal to the lesser of the Borrowing Base Deficiency and the Required Revolving Loan Prepayment Amount and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Revolving Borrowings and Term Loans or Permitted Pari Term Loans, on a pro rata basis, in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans on a pro rata basis as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7, in six (6) consecutive equal monthly installments (and for the avoidance of doubt, in each case of clause (x) and (y) each such installment shall be applied in the order contemplated by sub-clauses (I), (II) and (III) of such clause until the amounts contemplated by such clause have been paid in full or there is no remaining Borrowing Base Deficiency),

(C) within thirty (30) days following receipt of the Borrowing Base Reduction Notice, provide additional Oil and Gas Properties (accompanied by reasonably acceptable Engineering Reports) not evaluated in the most recently delivered Reserve Report (which shall become Mortgaged Properties within the time period prescribed by Section 9.10(c) regardless of whether the Collateral Coverage Minimum is then satisfied) or other Collateral, in each case, acceptable to the Required Lenders applying their usual and customary oil and gas lending criteria, having a Borrowing Base Value (as proposed by the Administrative Agent and approved by the Required Lenders) sufficient, after giving effect to any other actions taken pursuant to this Section 5.2(b)(i) to eliminate any such excess, or

(D) undertake a combination of clauses (A), (B), and (C);

provided that if, because of Letter of Credit Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall Cash Collateralize such remaining Borrowing Base Deficiency as provided in Section 3.7; provided further, that any Borrowing Base Deficiency must be cured on or prior to the Termination Date.

(ii) Upon any adjustment to the Borrowing Base pursuant to Section 2.14(e), (f), (g) or (h), if there exists a Borrowing Base Deficiency, the Borrower shall: (A) if no Term Loans or Permitted Pari Term Loans are then outstanding, (1) prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, and (2) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7 or (B) if there are any Term Loans or Permitted Pari Term Loans and any Revolving Loans and/or Letter of Credit Exposure then outstanding, then, at the Borrower’s election (subject to Section 5.2(f)), either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Term Loans or Permitted Pari Term Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (z) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7 or (y) (I) prepay Revolving Borrowings in an aggregate principal amount equal to the lesser of the Borrowing Base Deficiency and the Required Revolving Loan Prepayment Amount and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Revolving Borrowings and Term Loans or Permitted Pari Term Loans, on a pro rata basis, in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans on a pro rata basis as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7; provided that all payments required to be made pursuant to this clause (ii) must be made on or prior to the Termination Date.

(iii) At any time that Permitted Additional Debt (other than Permitted Refinancing Indebtedness in respect thereof) shall be incurred or issued while a Borrowing Base Deficiency exists, the Borrower shall, upon the incurrence or issuance of such Permitted Additional Debt, apply an amount equal to the lesser of (A) one hundred percent (100%) of the Net Cash Proceeds received in respect of such Permitted Additional Debt and (B) the Borrowing Base Deficiency as follows: (1) if no Term Loans or Permitted Pari Term Loans are then outstanding, (x) prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (y) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7 or (2) if there are any Term Loans or Permitted Pari Term Loans and any Revolving Loans and/or Letter of Credit Exposure then outstanding, then, at the Borrower’s election (subject to Section 5.2(f)), either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Term Loans or Permitted Pari Term Loans in an aggregate principal amount equal to such Borrowing Base Deficiency and (z) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7 or (y) (I) prepay Revolving Borrowings in an aggregate principal amount equal to the lesser of the Borrowing Base Deficiency and the Required Revolving Loan Prepayment Amount and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Revolving Borrowings and Term Loans or Permitted Pari Term Loans, on a pro rata basis, in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Loans or Permitted Pari Term Loans on a pro rata basis as a result of any Letter of Credit Exposure, Cash Collateralize an amount necessary to eliminate such remaining Borrowing Base Deficiency as provided in Section 3.7. Notwithstanding the foregoing, to the extent any mandatory prepayment would be required under both Section 5.2(h) and this Section 5.2(b)(iii), prepayment shall be applied first as contemplated under Section 5.2(h) and second as contemplated in this Section 5.2(b)(iii).

(c) Application to Loans. With respect to each prepayment of Loans elected under Section 5.1 or required by Section 5.2, subject to Section 5.2(g), (A) each such prepayment shall be applied ratably to the Loans included in the prepaid Borrowings and (B) notwithstanding the provisions of the preceding clause (A), no prepayment of Loans shall be applied to the Loans of any Defaulting Lender except in accordance with Section 2.15(f).

(d) SOFR Interest Periods. In lieu of making any payment pursuant to this Section 5.2 in respect of any SOFR Loan, other than on the last day of the Interest Period thereof so long as no Event of Default shall have occurred and be continuing, the Borrower at its option may deposit, on behalf of the Borrower, with the Administrative Agent an amount equal to the amount of the SOFR Loan to be prepaid and such SOFR Loan shall be repaid on the last day of the Interest Period therefor in the required amount. Such deposit shall be held by the Administrative Agent in a corporate time deposit account established on terms reasonably satisfactory to the Administrative Agent, earning interest at the then customary rate for accounts of such type. The Borrower hereby grants to the Administrative Agent, for the benefit of the Lenders, a security interest in all such cash, deposit accounts and all balances therein and all proceeds of the foregoing. Such deposit shall constitute cash collateral for the SOFR Loans to be so prepaid; provided that the Borrower may at any time direct that such deposit be applied to make the applicable payment required pursuant to this Section 5.2.

(e) Application of Proceeds. The application of proceeds pursuant to this Section 5.2 shall not reduce the aggregate amount of Revolving Commitments and amounts prepaid may be reborrowed subject to the Available Revolving Commitment.

(f) Restricted Payment Conditions. Notwithstanding anything to the contrary contained in this Section 5, the Borrower may not prepay any Term Loans (other than the Initial Term Loans) or Permitted Pari Term Loans under this Section 5 unless (i) either (x) each of the FCF Payment Conditions is satisfied on a pro forma basis after giving effect to such payments and the amount of such payment does not exceed one hundred percent (100%) of Distributable Free Cash Flow at the time made, or (y) each of the Unlimited Payment Conditions is satisfied on a pro forma basis after giving effect to such payments or (ii) in the case of any prepayment under Section 5.1, such prepayment is made with the proceeds of Permitted Refinancing Indebtedness to the extent permitted by Section 10.7.

(g) Term Loan Prepayments on Less than Pro Rata Basis. Notwithstanding anything to the contrary herein, any Term Loans or Permitted Pari Term Loans required to be repaid under Section 5.2 (other than Section 5.2(h)) may be prepaid on a less (but not greater) than pro rata basis with the Revolving Borrowings if agreed to by the Term Lenders or the lenders holding such Permitted Pari Term Loans, in which case, payments made to the Term Lenders or in respect of the Permitted Pari Term Loans and the Revolving Borrowings pursuant to Section 5.2(b) shall be adjusted to take into account such agreement by such Term Lenders or lenders of the Permitted Pari Term Loans to receive prepayments on a less (but not greater) than pro rata basis.

(h) Initial Term Loans. At any time any Initial Term Loans are outstanding, if any Credit Party receives Net Cash Proceeds from the issuance of any Indebtedness not permitted to be incurred hereunder or Indebtedness that is permitted under Section 10.1(l) (to the extent the principal amount of such Indebtedness is in excess of $5,000,000), Section 10.1(m)(i) or Section 10.1(x) or receives any net cash proceeds from the issuance of Equity Interests of the Borrower, then, subject to the order of application of such proceeds as set forth in Section 9 of the First Amendment, the Borrower shall, within one (1) Business Day following receipt of such proceeds, apply 100% of such proceeds to repay Initial Term Loans (until the Initial Term Loans are repaid in full).

5.3 Method and Place of Payment.

(a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made by the Borrower without set-off, counterclaim or deduction of any kind, to the Administrative Agent for the ratable account of the Lenders entitled thereto or the Issuing Banks entitled thereto, as the case may be, not later than 2:00 p.m. (New York City time), in each case, on the date when due and shall be made in immediately available funds at the Administrative Agent’s Office or at such other office as the Administrative Agent shall specify for such purpose by notice to the Borrower, it being understood that written or facsimile notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower’s account at the Administrative Agent’s Office shall constitute the making of such payment to the extent of such funds held in such account. All repayments or prepayments of any Loans (whether of principal, interest or otherwise) hereunder and all other payments under each Credit Document shall be made in Dollars. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 p.m. (New York City time) or, otherwise, on the next Business Day in the sole discretion of the Administrative Agent) like funds relating to the payment of principal or interest or fees ratably to the Lenders or the Issuing Banks, as applicable, entitled thereto.

(b) For purposes of computing interest or fees, any payments under this Agreement that are made later than 2:00 p.m. (New York City time) shall be deemed to have been made on the next succeeding Business Day in the sole discretion of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

5.4 Net Payments.

(a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings of Indemnified Taxes applicable to additional sums payable under this Section 5.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent or the applicable Lender timely reimburse it for the payment of, any Other Taxes.

(c) Indemnification by Borrower. The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 5.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by any Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 13.6(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 5.4, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in clauses (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii) On or prior to the date on which Truist Bank (and any successor or replacement Agent) becomes an Agent hereunder, it shall deliver to Borrower two executed copies of IRS Form W-9 certifying that such Agent is exempt from U.S. federal backup withholding Tax.

Each Lender and Administrative Agent agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.4 (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) Defined Terms. For purposes of this Section 5.4, the term “applicable law” includes FATCA.

(i) Survival. The obligations under and agreements in this Section 5.4 shall survive the resignation or replacement of any Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments, the termination of this Agreement and any other Credit Document and the payment, satisfaction or discharge of all Obligations under any Credit Document.

5.5 Computations of Interest and Fees.

(a) Except as provided in the next succeeding sentence, interest on SOFR Loans and ABR Loans shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed. Interest on ABR Loans in respect of which the rate of interest is calculated on the basis of the Administrative Agent’s prime rate and interest on overdue interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.

(b) Fees and the average daily Stated Amount of Letters of Credit shall be calculated on the basis of a three hundred sixty (360)-day year for the actual days elapsed.

5.6 Limit on Rate of Interest.

(a) No Payment Shall Exceed Lawful Rate. Notwithstanding any other term of this Agreement, the Borrower shall not be obligated to pay any interest or other amounts under or in connection with this Agreement or otherwise in respect to any of the Obligations in excess of the amount or rate permitted under or consistent with any applicable law, rule or regulation.

(b) Payment at Highest Lawful Rate. If the Borrower is not obliged to make a payment that it would otherwise be required to make, as a result of Section 5.6(a), the Borrower shall make such payment to the maximum extent permitted by or consistent with applicable laws, rules and regulations.

(c) Adjustment if Any Payment Exceeds Lawful Rate. If any provision of this Agreement or any of the other Credit Documents would obligate the Borrower or any other Credit Party to make any payment of interest or other amount payable to any Lender in an amount or calculated at a rate that would be prohibited by any applicable Requirement of Law, then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable Requirements of Law, such adjustment to be effected, to the extent necessary, by reducing the amount or rate of interest required to be paid by the Borrower to the affected Lender under Section 2.8.

(d) Rebate of Excess Interest. Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if any Lender shall have received from the Borrower an amount in excess of the maximum permitted by any applicable Requirement of Law, then the Borrower shall be entitled, by notice in writing to the Administrative Agent to obtain reimbursement from that Lender in an amount equal to such excess, and pending such reimbursement, such amount shall be deemed to be an amount payable by that Lender to the Borrower.

Section 6. Conditions Precedent to Initial Borrowing.

The Closing Date is subject to the satisfaction of the following conditions precedent, except as otherwise agreed or waived pursuant to Section 13.1.

(a) The Administrative Agent (or its counsel) shall have received from the Borrower (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include e-mail transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Administrative Agent (or its counsel) shall have received, on behalf of itself, the Collateral Agent and the Lenders, written opinions of (i) Vinson & Elkins, LLP, counsel to the Credit Parties and (ii) local counsel in each jurisdiction where Mortgaged Properties are located, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent, the Lenders and each Issuing Bank and (C) in form and substance satisfactory to the Administrative Agent and customary for transactions of this type. The Borrower, the other Credit Parties and the Administrative Agent hereby instruct such counsel to deliver such legal opinions.

(c) The Administrative Agent shall have received a certificate of the Secretary or Assistant Secretary or similar officer of the General Partner and each Credit Party dated the Closing Date and certifying:

(i) that attached thereto is a true and complete copy of the bylaws (or limited liability company agreement or other equivalent governing documents) of the General Partner and each Credit Party as in effect on the Closing Date,

(ii) that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors (or managing member or equivalent) of each Credit Party authorizing the execution, delivery and performance of the Credit Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

(iii) that attached thereto is (A) a true and complete copy of the certificate or articles of incorporation or certificate of formation, including all amendments thereto, of the General Partner and each Credit Party, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, (B) a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of the General Partner and each Credit Party in the jurisdiction in which it is formed or organized as of a recent date from such Secretary of State (or other similar official), which has not been amended and, (C) if available after the use of commercially reasonable efforts by the Borrower, a certificate as to the good standing (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each Credit Party in each jurisdiction where such Credit Party owns material Borrowing Base Properties or Borrowing Base Midstream Assets (other than in the jurisdiction where such Credit Party is formed or organized), as of a recent date from the Secretary of State (or other similar official) of such jurisdiction, which has not been amended,

(iv) as to the incumbency and specimen signature of each officer executing any Credit Document or any other document delivered in connection herewith on behalf of the General Partner and each Credit Party, and

(v) a certificate of a director or an officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to subclause (ii) above.

(d) The Administrative Agent shall have received a promissory note substantially in the form of Exhibit G executed by the Borrower in favor of each Lender that has requested a promissory note, evidencing the Loans owing to such Lender.

(e) All Equity Interests directly owned by the Borrower or any Subsidiary Guarantor, in each case as of the Closing Date, shall have been pledged pursuant to the Security Agreement (except that such Credit Parties shall not be required to pledge any Excluded Equity Interests) and the Collateral Agent shall have received all certificates, if any, representing such securities pledged under the Security Agreement, accompanied by instruments of transfer and/or undated powers endorsed in blank.

(f) The Administrative Agent shall have received customary UCC, tax and judgment lien searches with respect to the Borrower and the Guarantors in their applicable jurisdictions of organization, reflecting the absence of Liens and security interests other than those being released on or prior to the Closing Date or which are otherwise permitted under the Credit Documents.

(g) The Administrative Agent shall have received evidence reasonably satisfactory to it that substantially concurrently with entering into the Credit Documents and the initial extensions of credit thereunder on the Closing Date (i) all outstanding indebtedness and other obligations under the Existing Credit Agreements will be repaid or will otherwise be satisfied in full (and all commitments to lend thereunder shall be terminated) and (ii) all Liens and security interests granted in connection with the Existing Credit Agreements will be released and terminated.

(h) All representations and warranties made by any Credit Party contained herein or in the other Credit Documents are true and correct in all material respects on and as of the Closing Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates) and the Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying as to the satisfaction of such condition.

(i) The Administrative Agent (or its counsel) shall have received copies of the Security Agreement, the Mortgages, UCC financing statements and each other Security Document (including the Swap Intercreditor Agreement) that is required to be executed on the Closing Date, duly executed by each Credit Party party thereto, together with evidence that all other actions, recordings and filings required by the Security Documents as of the Closing Date or that the Collateral Agent may deem reasonably necessary to (A) create the Liens intended to be created by any Security Document and perfect such Liens to the extent required by, and with the priority required by, such Security Document shall have been delivered to the Collateral Agent for filing, registration or recording and (B) comply with Section 9.10, in each case shall have been taken, completed or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall have received (i) the Initial Reserve Report and (ii) lease operating statements and production reports with respect to the Oil and Gas Properties evaluated in the Initial Reserve Report in form and substance satisfactory to the Administrative Agent, for the fiscal quarter ended September 30, 2024.

(k) The Borrower and the Subsidiary Guarantors shall have entered into, or otherwise be party to, Required Hedge Agreements, which Required Hedge Agreements shall be in the form of fixed price swaps at market prices at the time entered into, and the Borrower and Subsidiary Guarantors shall have delivered reasonably acceptable evidence of the foregoing to the Administrative Agent.

(l) The Arrangers shall have received (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2023 and the related audited consolidated statements of operations, partners’ capital and members’ equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the last day of each fiscal quarter ending after the date of the most recent audited financial statements provided pursuant to clause (i) above, and the related unaudited consolidated statements of operations, partners’ capital and members’ equity and cash flows for the portion of the Fiscal Year then ended (it being understood and agreed that any such financial statements shall be deemed delivered to the extent the Borrower has filed such financial statements with the SEC using the EDGAR filing system and such reports are publicly available).

(m) On the Closing Date, the Administrative Agent (or its counsel) shall have received a solvency certificate substantially in the form of Exhibit H hereto and signed by a Financial Officer of the Borrower.

(n) The Administrative Agent shall have received evidence that the Borrower has (i) obtained and effected all insurance required to be maintained pursuant to the Credit Documents and (ii) caused the Administrative Agent to be named as lender loss payee and/or additional insured under each insurance policy with respect to such insurance, as applicable.

(o) All fees and expenses required to be paid hereunder and under any written agreements with any Arranger and invoiced, including, without limitation, the reasonable and documented fees and expenses of Paul Hastings LLP, counsel to the Administrative Agent, shall have been paid in full in cash or netted from the proceeds of the initial funding under the Facility, to the extent applicable.

(p) The Administrative Agent (or its counsel) and the Lenders shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, the Patriot Act, that has been requested by the Administrative Agent in writing at least five (5) Business Days prior to the Closing Date and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, at least three (3) Business Days prior to the Closing Date, any Lender that has requested, in a written notice to the Borrower at least five (5) Business Days prior to the Closing Date, a Beneficial Ownership Certification in relation to the Borrower, shall have received such Beneficial Ownership Certification (provided that, it is understood and agreed that as of the date hereof the Borrower is excluded from the definition of “legal entity customer” under the Beneficial Ownership Regulation; provided further, upon the execution and delivery by such Lender of its signature page to this Agreement, the condition set forth in this clause (ii) shall be deemed to be satisfied).

(q) The Credit Parties shall have delivered title information to the Administrative Agent (or its counsel) as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least the Title Coverage Minimum.

(r) After giving effect to the Transactions on the Closing Date (including the initial extensions of credit hereunder and the refinancing of the Existing Credit Agreements), Availability shall be not less than twenty percent (20%) of the Loan Limit.

(s) The Administrative Agent (or its counsel) shall have received executed copies of the Guarantee, executed by each Person which will be a Guarantor on the Closing Date.

(t) The Administrative Agent shall have received a certificate of an Authorized Officer of the Borrower certifying (a) that the Borrower and its Restricted Subsidiaries have received all material third-party and governmental consents and approvals required by the terms of the Credit Documents, (b) since December 31, 2023, there has not been any material adverse change in, or Material Adverse Effect on the business, operations, property, liabilities (actual or contingent) or condition (financial or otherwise) of the Credit Parties, taken as a whole and (c) at the time of this Agreement and also after giving effect to any Borrowing on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

(u) The Administrative Agent shall have received evidence reasonably satisfactory to it that the Borrower shall have received cash proceeds from the issuance of its Equity Interests in an amount not less than $150,000,000 since January 1, 2025.

Without limiting the generality of the provisions of Section 12.4, for purposes of determining compliance with the conditions specified in this Section 6, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matters required under this Section 6 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 7. Conditions Precedent to All Subsequent Credit Events.

The agreement of each Lender to make any Loan requested to be made by it on any date (including the initial Borrowing on the Closing Date, but excluding Loans required to be made by the Lenders in respect of Unpaid Drawings pursuant to Sections 3.3 and 3.4 and subject, in the case of clause (a) below, to the provisions set forth in Section 1.11(a)), and the obligation of any Issuing Bank to issue, amend, renew or extend Letters of Credit on any date (including the Closing Date, but excluding the Existing Letters of Credit), is subject to the satisfaction of the following conditions precedent:

(a) At the time of each such Credit Event and also after giving effect thereto, (i) no Default or Event of Default shall have occurred and be continuing and (ii) all representations and warranties made by any Credit Party contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date and except that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates).

(b) Prior to the making of each Loan (other than any Loan made pursuant to Section 3.4(a)), the Administrative Agent shall have received a Notice of Borrowing (whether in writing or by telephone) meeting the requirements of Section 2.3(a).

(c) Prior to the issuance of each Letter of Credit (or an amendment, extension or renewal of a Letter of Credit except in the case of an automatic extension or renewal), (i) the Administrative Agent and the applicable Issuing Bank shall have received a Letter of Credit Application meeting the requirements of Section 3.2(a) and (ii) if such Letter of Credit is being issued on behalf of a non-Credit Party, subject to such issuance constituting an Investment permitted by Section 10.5 on a pro forma basis and to the applicable Issuing Bank’s receipt of all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation.

(d) After giving effect to such proposed Credit Event (other than a Credit Event in respect of Term Loans) and all transaction contemplated by the Borrower and its Restricted Subsidiaries to occur within three Business Days following such proposed Credit Event, either (i) Availability shall exceed 50% of the Loan Limit or (ii) the Credit Parties shall not have Excess Cash in an amount equal to or greater than the greater of (a) ten (10%) percent of the Borrowing Base in effect at the time of such proposed Credit Event and (b) $100,000,000.

(e) In the case of a Term Borrowing (other than a Borrowing of Initial Term Loans), all of the conditions precedent to such Term Borrowing set forth in Section 2.17 and the applicable Term Loan Amendment have been satisfied.

The acceptance of the benefits of each Credit Event after the Closing Date shall constitute a representation and warranty by each Credit Party to each of the Lenders that all the applicable conditions specified in Section 7 above have been satisfied as of that time.

Section 8. Representations, Warranties and Agreements

In order to induce the Lenders to enter into this Agreement, to make the Loans and issue or participate in Letters of Credit as provided for herein, the Borrower makes, on the date of each Credit Event and on each other date as required or set forth in this Agreement, the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and the making of the Loans and the issuance of the Letters of Credit:

8.1 Existence, Qualification and Power. Each of the Borrower and each Restricted Subsidiary of the Borrower (a) is duly organized and validly existing under the laws of the jurisdiction of its organization and has the corporate or other organizational power and authority to own its property and assets and to transact its business as now conducted and (b) has duly qualified and is authorized to do business and is in good standing (if applicable) in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

8.2 Corporate Power and Authority; Enforceability; Binding Effect. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization and other similar laws relating to or affecting creditors’ rights generally and general principles of equity (whether considered in a proceeding in equity or law).

8.3 No Violation. None of the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party will (a) contravene any Requirement of Law, except to the extent such contravention would not reasonably be expected to result in a Material Adverse Effect, (b) result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party or any of the Restricted Subsidiaries (other than Liens created under the Credit Documents) pursuant to the terms of any indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other instrument to which such Credit Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound (any such term, covenant, condition or provision, a “Contractual Requirement”) except to the extent such breach, default or Lien that would not reasonably be expected to result in a Material Adverse Effect or (c) violate any provision of the Organization Documents of such Credit Party or any of the Restricted Subsidiaries.

8.4 Litigation. Except as set forth on Schedule 8.4, there are no actions, suits, proceedings, claims or disputes pending or, to the actual knowledge of an Authorized Officer of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

8.5 Margin Regulations. Neither the making of any Loan hereunder nor the use of the proceeds thereof will violate the provisions of Regulation T, Regulation U or Regulation X of the Board. The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.

8.6 Governmental Authorization. The execution, delivery and performance of each Credit Document do not require any consent or approval of, registration or filing with, or other action by, any Governmental Authority or any other Person, except for (a) such as have been obtained or made and are in full force and effect, (b) filings and recordings in respect of the Liens created pursuant to the Security Documents and (c) such consents, approvals, registrations, filings or actions the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

8.7 Investment Company Act. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

8.8 True and Complete Disclosure.

(a) All written factual information delivered by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent and the Lenders (other than the Projections, pro forma financial information, estimates, forecasts and other forward looking information and information of a general economic nature or general industry nature) (the “Information”) concerning the Borrower, the Restricted Subsidiaries, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby and the negotiation of the Credit Documents (as modified or supplemented by other information so furnished), when taken as a whole, was true and correct in all material respects, as of the date when made and did not, taken as a whole, contain any untrue statement of a material fact as of the date when made or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.

(b) The Projections (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date made (it being understood that such Projections are as to future events and are not to be viewed as facts, the projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Borrower and the Subsidiaries, that no assurance can be given that any particular projections will be realized and that actual results during the period or periods covered by any such projections may differ from the projected results and such differences may be material) and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

(c) As of the Closing Date, neither the Borrower nor any Restricted Subsidiary has any material Indebtedness, any material guarantee obligations, contingent liabilities, off balance sheet liabilities, partnership liabilities for taxes or unusual forward or long-term commitments that, in each case, are not reflected in the financial statements delivered pursuant to Section 6(l) or have not otherwise been disclosed in writing to the Administrative Agent.

(d) As of the Closing Date, to the knowledge of the Borrower, the information included in the Beneficial Ownership Certification (if delivered) on or prior to the Closing Date, to any Lender in connection with this Agreement is true and correct in all respects.

8.9 Tax Matters. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each of the Credit Parties and the Restricted Subsidiaries have filed all tax returns required to be filed by it, and have paid all Taxes payable by it, except those that are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided to the extent required by and in accordance with GAAP. No Credit Party knows of any pending investigation of any Credit Party or any of its Subsidiaries by any taxing authority or of any pending but unassessed Tax liability of any Credit Party or any of its Subsidiaries that, if determined in a manner adverse to such Credit Party or any of its Subsidiaries, could reasonably be expected to result in a Material Adverse Effect.

8.10 Compliance with ERISA.

(a) Except as set forth on Schedule 8.10(a) or as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each Plan maintained by a Credit Party is in compliance with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder and other federal or state laws.

(b) (i) No ERISA Event has occurred during the six (6) year period prior to the date on which this representation is made or deemed made or is reasonably expected to occur; (ii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iii) neither any Credit Party nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither any Credit Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA except, with respect to each of the foregoing clauses of this Section 8.10(b), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or the imposition of a Lien on the assets of any Credit Party that would reasonably be expected to result in a Material Adverse Effect.

(c) With respect to each Pension Plan, the adjusted funding target attainment percentage as determined by the applicable Pension Plan’s Enrolled Actuary under Sections 436(j) and 430(d)(2) of the Code and all applicable regulatory guidance promulgated thereunder (“AFTAP”), would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Neither any Credit Party nor any ERISA Affiliate maintains or contributes to a Pension Plan that is, or is expected to be, in at-risk status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code) in each case, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

8.11 Subsidiaries. Schedule 8.11 lists each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein), in each case existing on the Closing Date (after giving effect to the Transactions). Each Guarantor, Material Subsidiary, Excluded Subsidiary and Unrestricted Subsidiary as of the Closing Date (after giving effect to the Transactions) has been so designated on Schedule 8.11.

8.12 Intellectual Property. The Borrower and each of the Restricted Subsidiaries own or have obtained valid rights to use all intellectual property, free from any burdensome restrictions, that to the knowledge of the Borrower is reasonably necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to obtain any such rights would not reasonably be expected to have a Material Adverse Effect.

8.13 Environmental Laws. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Credit Parties and each of their respective Subsidiaries are and, for the past five (5) years have been, in compliance with all applicable Environmental Laws; (ii) neither the Credit Parties nor any of their respective Subsidiaries have received written notice of any Environmental Claim, nor to the knowledge of the Borrower, is any Environmental Claim; (iii) neither the Credit Parties nor any of their respective Subsidiaries have treated, stored, transported, Released or disposed or arranged for disposal or transport for disposal of Hazardous Materials at, on, under or from any currently or, to the Borrower’s knowledge, formerly owned, leased or operated facility or from any other location in a manner that would reasonably be expected to give rise to liability of the Credit Parties or any of their respective Subsidiaries under Environmental Law and (iv) there has been no Release, or to the knowledge of any Authorized Officer of the Borrower, threatened Release of any Hazardous Materials at, on or under any properties currently owned or leased by the Borrower or any of its Subsidiaries.

8.14 Properties.

(a) Assuming that all applicable Governmental Authorities have granted approvals, made recordations and taken such other actions as are necessary in connection with the Transactions and any assignments made in connection therewith, except as set forth on Schedule 8.14 hereto or in an exhibit to any Reserve Report Certificate delivered hereunder, the Borrower and each Restricted Subsidiary has good and defensible title to the Borrowing Base Properties evaluated in the most recently delivered Reserve Report (other than those (i) Disposed of in compliance with this Agreement since delivery of such Reserve Report, (ii) leases that have expired in accordance with their terms and (iii) with title defects disclosed in writing to the Administrative Agent) and Borrowing Base Midstream Assets, and valid title to all its material personal properties, in each case, free and clear of all Liens other than Liens permitted by Section 10.2, except in each case where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. After giving effect to the Liens permitted by Section 10.2, the Borrower or the Restricted Subsidiary specified as the owner owns the working interests and net revenue interests attributable to the Hydrocarbon Interests as such working interests and net revenue interests are reflected in the most recently delivered Reserve Report, and the ownership of such properties shall not in any material respect obligate the Borrower or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such property in an amount in excess of the working interest of each property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Borrower’s or such Restricted Subsidiary’s net revenue interest in such property.

(b) All material leases and agreements necessary for the conduct of the business of the Borrower and the Restricted Subsidiaries are valid and subsisting, in full force and effect, except to the extent that any such failure to be valid or subsisting would not reasonably be expected to have a Material Adverse Effect.

(c) The rights and properties presently owned, leased or licensed by the Borrower and the Restricted Subsidiaries including all easements and rights of way, include all rights and properties necessary to permit the Borrower and the Restricted Subsidiaries to conduct their respective businesses as currently conducted, except to the extent any failure to have any such rights or properties would not reasonably be expected to have a Material Adverse Effect. All rental and other payments due under any rights of way by the Borrower or any of its Restricted Subsidiaries (and, to the Borrower’s knowledge, their predecessors in interest) have been duly paid in accordance with the terms thereof, except to the extent that a failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(d) All of the properties of the Borrower and the Restricted Subsidiaries that are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, except to the extent any failure to satisfy the foregoing would reasonably be expected to have a Material Adverse Effect.

8.15 Solvency. After giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent.

8.16 Security Documents; Restrictions on Liens.

(a) The Security Documents create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable Lien or security interest in the respective Collateral described therein as security for the Obligations to the extent that a legal, valid, binding and enforceable Lien or security interest in such Collateral may be created under any applicable Requirement of Law, which Lien or security interest, upon the filing of financing statements, recordation of the Mortgages or the obtaining of possession or “control,” in each case, as applicable, with respect to the relevant Collateral as required under the applicable UCC or applicable local law, will constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and each other Credit Party thereunder in such Collateral, in each case prior and superior (except as otherwise provided for in the relevant Security Document) in right to any other Person (other than Permitted Liens), in each case to the extent that a security interest may be perfected by the filing of a financing statement under the applicable UCC, recordation of the Mortgages under applicable local law or by obtaining possession or “control.”

(b) Neither the Borrower nor any of the Restricted Subsidiaries is a party to any material agreement or arrangement (other than those permitted hereunder), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent and the Lenders on or in respect of their Oil and Gas Properties to secure the Obligations as required hereunder and under the other Credit Documents.

8.17 Gas Imbalances, Prepayments. Except as set forth on Schedule 8.17 on the Closing Date or as set forth in the most recently delivered certificate pursuant to Section 9.13(c)(v), on a net basis, there are no gas imbalances, take or pay or other prepayments exceeding two bcf of gas (stated on an mcf equivalent basis) in the aggregate, with respect to the Borrower and the Restricted Subsidiaries’ Oil and Gas Properties that in each case would require any Credit Party or Subsidiary thereof to deliver Hydrocarbons either generally or produced from their Borrowing Base Properties at some future time without then or thereafter receiving full payment therefor.

8.18 Marketing of Production. Except as set forth on Schedule 8.18 or otherwise disclosed to the Administrative Agent in writing, as of the most recent date that the certificate described in Section 9.13(c)(vii) is required to be delivered, no material agreements exist (which are not cancelable on sixty (60) days’ notice or less without penalty or detriment) for the sale of production of the Borrower and Restricted Subsidiaries’ Hydrocarbons at a fixed non-index price (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised) that (i) represent in respect of such agreements two and a half percent (2.5%) or more of the Borrower’s and its Restricted Subsidiaries’ average monthly production of Hydrocarbon volumes and (ii) have a maturity or expiry date of longer than six (6) months.

8.19 Financial Statements.

(a) On and after the first date of delivery of financial statements pursuant to Section 9.1(a), the most recent financial statements delivered pursuant to Section 9.1(a) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby (subject to the impact of fresh start accounting), except for customary year-end adjustments and as otherwise expressly noted therein.

(b) On and after the first date of delivery of financial statements pursuant to Section 9.1(b), the most recent financial statements delivered pursuant to Section 9.1(b) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby (subject to the impact of fresh start accounting), except for the absence of the statements of comprehensive income, equity, cash flows and complete footnotes and as otherwise expressly noted therein.

(c) Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

8.20 OFAC; Patriot Act; FCPA; Use of Proceeds.

(a) To the extent applicable, each of the Borrower and its Subsidiaries and, to the knowledge of any Authorized Officer of the Borrower and the other Credit Parties, each director, officer, employee, agent acting on behalf of any Credit Party and controlled affiliate of the Borrower or any Subsidiary, is in compliance, in all material respects, with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, Sanctions Laws, the United States Foreign Corrupt Practices Act of 1977, as amended and other anti-corruption laws, and (ii) the Patriot Act. Neither the Borrower nor any of its Subsidiaries nor, to the knowledge of any Authorized Officer of the Borrower and the other Credit Parties, any director, officer, employee, agent acting on behalf of any Credit Party or controlled affiliate of the Borrower or any Subsidiary is currently the subject of any Sanctions, nor is the Borrower or any of its Subsidiaries located, organized or resident in any Designated Jurisdiction.

(b) The proceeds of the Loans will be used for the purposes set forth in Section 9.11. No part of the proceeds of the Loans will be used, directly or, to the knowledge of any Authorized Officer of the Borrower, indirectly, by the Borrower (i) in violation of the United States Foreign Corrupt Practices Act of 1977, as amended or (ii) for the purpose of financing any activities or business (x) of or with any Person that, at the time of such financing, is the subject of any Sanctions or (y) in any country or territory that is a Designated Jurisdiction, in each case of this clause (ii), in violation of applicable Sanctions Laws.

8.21 Hedge Agreements. Schedule 8.21 sets forth, as of the Closing Date, and after the Closing Date, each report required to be delivered by the Borrower pursuant to Section 9.1(g) or as may otherwise be disclosed in writing to the Administrative Agent sets forth, a true and complete list of all material commodity Hedge Agreements of each Credit Party, the terms thereof relating to the type, term, effective date, termination date and notional amounts or volumes, and all credit support agreements relating thereto (including any margin required or supplied).

8.22 Affected Financial Institutions. Neither the Borrower nor any of its Restricted Subsidiaries is an Affected Financial Institution.

8.23 Compliance with Laws and Agreements; No Default.

(a) Each of the Borrower and each Restricted Subsidiary is in compliance with each Requirement of Law applicable to it or its property and all agreements and other instruments binding upon it or its property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(b) No Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing.

8.24 Insurance. The properties of the Borrower and the Restricted Subsidiaries are insured in the manner contemplated by Section 9.3.

8.25 Foreign Operations. The Borrower and its Restricted Subsidiaries (a) do not have any Foreign Subsidiaries and (b) do not make any material expenditures (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries, and the territorial waters, of the United States.

8.26 Well Bores. None of the wells comprising a part of the Oil and Gas Properties (or properties unitized therewith) of the Borrower or any Restricted Subsidiary is deviated from the vertical more than the maximum permitted by Requirement of Law, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties) of the Borrower or such Restricted Subsidiary, except, in each case, to the extent any failure to satisfy the foregoing would not reasonably be expected to have a Material Adverse Effect.

8.27 Accounts. Schedule 8.26 (as amended or supplemented by the Borrower from time to time) lists all Deposit Accounts and Securities Accounts maintained by or for the benefit of any Credit Party together with the deposit bank or securities intermediary for any such account, the account name, the account type, the account number and whether such account is an Excluded Account (and, if any such account is listed as an Excluded Account, the subcategory in the “Excluded Account” definition to which such account applies).

Section 9. Affirmative Covenants

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until Payment in Full has occurred:

9.1 Information Covenants. The Borrower will furnish to the Administrative Agent (which shall promptly make such information available to the Lenders in accordance with its customary practice):

(a) Annual Financial Statements. As soon as available and in any event within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) (but in any event on or before the date that is one hundred twenty (120) days after the end of each such fiscal year), the audited consolidated balance sheets of the Borrower and its Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such fiscal year, and the related consolidated statements of operations, shareholders’ equity and cash flows (or, in lieu of such audited financial statements of the Borrower and the Restricted Subsidiaries, a reconciliation, reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements (for the avoidance of doubt, the Borrower shall be deemed to have satisfied the reconciliation requirement if the financial statements provide in one or more footnotes the financial information for the Unrestricted Subsidiaries, the Restricted Subsidiaries and the Borrower and its Subsidiaries on a consolidated basis)) all in reasonable detail and prepared in accordance with GAAP, and, except with respect to such reconciliation, certified by independent certified public accountants of recognized national standing whose opinion shall not be materially qualified with a scope of audit or “going concern” explanatory paragraph or like qualification or exception (other than an emphasis of matter paragraph) (other than with respect to, or resulting from, (x) the occurrence of an upcoming maturity date of any Indebtedness within one (1) year of such opinion or (y) any prospective default of any financial maintenance covenant). Notwithstanding the foregoing, the obligations in this Section 9.1(a) may be satisfied with respect to financial information of the Borrower and its consolidated Subsidiaries by furnishing the Borrower’s Form 10-K filed with the SEC; provided that if such financial information required to be provided under the first sentence of this Section 9.1(a) is included in the notes to the financial statements, such financial statements are accompanied by an opinion of independent certified public accountants whose opinion shall not be materially qualified with a scope of audit or “going concern” explanatory paragraph or like qualification or exception (other than an emphasis of matter paragraph) (other than with respect to, or resulting from, (x) the occurrence of an upcoming maturity date of any Indebtedness within one (1) year of such opinion or (y) any prospective or actual default of any financial maintenance covenant).

(b) Quarterly Financial Statements. As soon as available and in any event within five (5) Business Days after the date on which such financial statements are required to be filed with the SEC (after giving effect to any permitted extensions) with respect to each of the first three quarterly accounting periods in each fiscal year of the Borrower (but in any event on or before the date that is sixty (60) days after the end of each such quarterly accounting period), the consolidated balance sheets of the Borrower and the Subsidiaries and, if different, the Borrower and the Restricted Subsidiaries, in each case as at the end of such quarterly period and the related consolidated statements of operations, shareholders’ equity and cash flows, and setting forth (other than after implementation of fresh start accounting) comparative consolidated figures for the related periods in the prior fiscal year or, in the case of such consolidated balance sheet, for the last day of such periods in the prior fiscal year (or, in lieu of such unaudited financial statements of the Borrower and the Restricted Subsidiaries, a reconciliation reflecting such financial information for the Borrower and the Restricted Subsidiaries, on the one hand, and the Borrower and the Subsidiaries, on the other hand, reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements (for the avoidance of doubt, the Borrower shall be deemed to have satisfied the reconciliation requirement if the financial statements provide in one or more footnotes the financial information for the Unrestricted Subsidiaries, the Restricted Subsidiaries and the Borrower and its Subsidiaries on a consolidated basis)), all of which shall be certified by a Financial Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows, of the Borrower and its consolidated Subsidiaries in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments and the absence of footnotes, together with, if not otherwise required to be filed with the SEC, a customary management discussion and analysis describing the financial condition and results of operations of the Borrower and its Restricted Subsidiaries. Notwithstanding the foregoing, the obligations in this Section 9.1(b) may be satisfied by furnishing the Borrower’s Form 10-Q filed with the SEC; provided that such financial information required to be provided under the first sentence of this Section 9.1(b) is included in the notes to the financial statements.

(c) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of a Financial Officer of the Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall set forth (i) the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with the Financial Performance Covenants as at the end of such fiscal year or period, as the case may be, (ii) any formation of or change in the identity of the Restricted Subsidiaries, Material Subsidiaries, Excluded Subsidiaries, Guarantors, and Unrestricted Subsidiaries as at the end of such fiscal year or period, as the case may be, from the Restricted Subsidiaries, Guarantors, and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Closing Date or the most recent fiscal year or period, as the case may be, (iii) a calculation of Free Cash Flow for the applicable Test Period, including the components thereof in reasonable detail acceptable to the Administrative Agent (it being understood and agreed that the level of detail for calculating “Cash Available for Distribution” set forth in the Borrower’s filings on Form 10-K and 10-Q with the SEC shall be acceptable), (iv) certification as to the compliance by the Borrower and its Restricted Subsidiaries with Section 9.3 and (v) if applicable, a copy of each other material report or opinion submitted to the Borrower or any of its Subsidiaries by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower or any such Subsidiary, and a copy of any response by the Borrower or any such Subsidiary, or the Board of Directors of the Borrower or any such Subsidiary, to such material report or opinion.

(d) Notices. Promptly after an Authorized Officer of the Borrower or any of the Restricted Subsidiaries obtains actual knowledge thereof, notice of (i) the occurrence of any Default or Event of Default, which notice shall specify the nature thereof and what action the Borrower proposes to take with respect thereto, (ii) any litigation or governmental proceeding pending or threatened in writing against the Borrower or any of the Subsidiaries that would reasonably be expected to result in a Material Adverse Effect, (iii) any pending investigation of any Credit Party or any of its Subsidiaries by any taxing authority or of any pending but unassessed Tax liability of any Credit Party or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect and (iv) the occurrence of any ERISA Event, in each case, that would reasonably be expected to have a Material Adverse Effect.

(e) Environmental Matters. Promptly after obtaining actual knowledge of any one or more of the following environmental matters, unless such environmental matters would not, individually, or when aggregated with all other such matters, be reasonably expected to result in a Material Adverse Effect, notice of:

(i) any Environmental Claim brought, filed or threatened in writing against or impacting any Credit Party or any Subsidiary thereof and any final ruling, decisions or determinations arising out of any such Environmental Claim;

(ii) any condition or occurrence on any Oil and Gas Properties that (A) would reasonably be expected to result in noncompliance by any Credit Party or any Subsidiary thereof with any applicable Environmental Law or (B) would reasonably be anticipated to form the basis of an Environmental Claim against any Credit Party or any Subsidiary thereof or any Oil and Gas Properties;

(iii) any allegation that any Credit Party or any Subsidiary thereof is a potentially responsible party in connection with any Release of Hazardous Material, or any actual or threatened investigation of any Credit Party or any Subsidiary thereof or Oil and Gas Property by any Governmental Authority pursuant to any Environmental Law;

(iv) any new or modified Environmental Law impacting any Oil and Gas Property; and

(v) the actual Release or threatened Release of any Hazardous Material on, at, under or from any facility owned or leased by a Credit Party or any Subsidiary thereof in violation of Environmental Laws or as would reasonably be expected to result in liability under Environmental Laws or the conduct of any investigation, or any removal, remedial or other corrective action under Environmental Laws in response to the actual or alleged presence, Release or threatened Release of any Hazardous Material on, at, under or from any facility owned or leased by a Credit Party or any Subsidiary thereof.

(f) Other Information. With reasonable promptness, but subject to the limitations set forth in the last sentences of Section 9.2(a) and Section 13.6, such other information regarding the operations, business affairs and the financial condition of the Borrower or the Restricted Subsidiaries as the Administrative Agent on its own behalf or on behalf of any Lender (acting through the Administrative Agent) may reasonably request in writing from time to time.

(g) Certificate of Authorized Officer – Hedge Agreements. On the date of delivery of the financial statements provided for in Section 9.1(a) and Section 9.1(b), a certificate of an Authorized Officer of the Borrower (a “Hedging Compliance Certificate”), setting forth (i) the calculations required to establish whether the Borrower and its Restricted Subsidiaries were in compliance with Section 9.16 as of the relevant Specified Hedging Compliance Date and (ii) a true and complete list of all commodity Hedge Agreements of the Borrower and each Credit Party, the material terms thereof (in respect of the type, term, effective date, termination date and notional amounts or volumes), any credit support agreements relating thereto not listed on Schedule 8.21 or on any previously delivered Hedging Compliance Certificate and any margin required or supplied under any credit support document; provided that, in the event that the Borrower and its Restricted Subsidiaries are not in compliance with Section 9.16 on the date on which delivery of any Hedging Compliance Certificate would otherwise be required pursuant to this Section 9.1(g), (A) such non-compliance shall not constitute a Default and (B) the Borrower shall furnish to the Administrative Agent such Hedging Compliance Certificate demonstrating compliance with Section 9.16 within thirty (30) days following such date.

(h) SEC and Other Filings; Reports to Shareholders. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC, or with any national securities exchange and distributed by the Borrower to its shareholders.

(i) Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or reporting notice furnished to or by any Person pursuant to the terms of any preferred stock designation or agreement governing Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 9.1.

(j) List of Purchasers. If reasonably requested by the Administrative Agent, a certificate of an Authorized Officer of the Borrower setting forth a list of Persons purchasing Hydrocarbons from the Borrower or any other Credit Party which collectively account for at least ninety percent (90%) of the revenues resulting from the sale of all Hydrocarbons from the Borrower and such other Credit Parties during the most recently ended fiscal year.

(k) Sales and Dispositions and Hedge Unwinds.

(i) In the event the Borrower or any Restricted Subsidiary intends to Dispose of any Borrowing Base Properties, Borrowing Base Midstream Assets or Equity Interests in any Person owning Borrowing Base Properties or Borrowing Base Midstream Assets, in each case, with a PV-10 (or an effect on PV-10) in excess of five percent (5.0%) of the then-effective Borrowing Base in a single transaction or in multiple transactions since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f)(i)(i) (after giving effect to any acquisitions of and other investments in Oil and Gas Properties by the Borrower and the Guarantors with respect to which the Borrower has delivered a Reserve Report in accordance with Section 9.13(b) since the last Redetermination Date or adjustment pursuant to Section 2.14(f)(i)(ii)), three (3) Business Days (or such shorter time period agreed by the Administrative Agent) prior written notice (which, for the avoidance of doubt, may be delivered by email) of such Disposition, the Borrowing Base Properties and/or Borrowing Base Midstream Assets that are the subject of such Disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.

(ii) In the event that the Borrower or any Restricted Subsidiary intends to terminate, unwind, create offsetting positions or otherwise Dispose of Hedge Agreements with respect to which the Borrower reasonably believes the Swap PV of which (after taking into account the economic effect (including with respect to tenor) of any other Hedge Agreement executed contemporaneously with the taking of such actions or executed since the later of (A) the most recent Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f)(i)) and including any anticipated decline in the mark-to market value thereof) is in excess of five percent (5.0%) of the then-effective Borrowing Base in a single transaction or in multiple transactions since the later of (A) the last Redetermination Date and (B) the last adjustment of the Borrowing Base made pursuant to Section 2.14(f)(i), prior or same day written notice (which, for the avoidance of doubt, may be delivered by email) of the foregoing, the anticipated decline in the mark-to-market value thereof or net cash proceeds therefrom and any other details thereof reasonably requested by the Administrative Agent.

(l) Notice of Casualty Events. Prompt written notice after an Authorized Officer of the Borrower obtains actual knowledge of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event having a fair market value in excess of $37,500,000.

(m) Information Regarding the Borrower and Subsidiaries.

(i) Patriot Act. Promptly upon request, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and Beneficial Ownership Regulation.

(ii) Changes. Prompt written notice (but in any event, within thirty (30) days following such change) of any change (A) in a Credit Party’s corporate name, (B) in the location of a Credit Party’s chief executive office or principal place of business, (C) in a Credit Party’s form of organization, (D) in a Credit Party’s jurisdiction of organization and (E) in a Credit Party’s federal taxpayer identification number.

(iii) New Restricted Subsidiaries. Prompt written notice of the formation of any Restricted Subsidiary of the Borrower, notice thereof and copies of the Organization Documents of such Subsidiary.

(iv) Organization Documents. Promptly after the execution thereof, copies of any material amendment, modification or supplement to the Organization Documents of the Borrower or any Restricted Subsidiary.

(v) Beneficial Ownership. Prompt written notice of any change in the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in such certification, if applicable.

(n) Certificate of Authorized Officer – Production Report and Lease Operating Statement. Concurrently with any delivery of each Reserve Report in connection with a Scheduled Redetermination, a certificate of an Authorized Officer of the Borrower, setting forth, for each calendar month not previously covered by a report or certificate delivered to the Administrative Agent hereunder, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month; provided that such certificate shall be required solely to the extent the foregoing information and its certification is not otherwise included in the applicable Reserve Report Certificate delivered in connection with such Reserve Report.

(o) Issuance and Incurrences of Indebtedness. Five (5) Business Days (or such shorter time period agreed by the Administrative Agent) prior written notice (which, for the avoidance of doubt, may be delivered by email) of the incurrence by the Borrower or any Restricted Subsidiary of any Material Indebtedness for borrowed money or any Permitted Junior Lien Debt or Permitted Pari Term Loan Debt as well as the amount thereof, the anticipated closing date and definitive documentation for the foregoing and any other related information reasonably requested.

(p) Budget. No later than one hundred twenty (120) days after the end of each fiscal year, a reasonably detailed consolidated budget for the following fiscal year as customarily prepared by management of the Borrower (including a projected consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a summary of the material underlying assumptions applicable thereto) (collectively, the “Budget”), which Budget shall in each case be accompanied by a certificate of an Authorized Officer stating that such Budget has been prepared in good faith on the basis of the assumptions stated therein, which assumptions were believed to be reasonable at the time of preparation of such Budget, it being understood that actual results may vary from such Budget and that such variations may be material.

It is understood that documents required to be delivered pursuant to Sections 9.1(a) through (o) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 13.2, (ii) on which such documents are posted on the Borrower’s behalf on IntraLinks, DebtDomain or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), (iii) on which such documents are filed on record with the SEC or (iv) on which such documents are transmitted by electronic mail to the Administrative Agent; provided that: (A) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents delivered pursuant to Sections 9.1(a), 9.1(b), 9.1(c) and 9.1(f) to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (B) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents (except that no such notice shall be required to the extent such documents are filed on record with the SEC). Each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

9.2 Books, Records and Inspections.

(a) The Borrower will, and will cause each Restricted Subsidiary to, maintain books of record and account that permit the preparation of financial statements in accordance with GAAP.

(b) The Borrower will, and will cause each of the Restricted Subsidiaries to, permit designated representatives of the Administrative Agent and designated representatives of the Majority Lenders (as accompanied by the Administrative Agent) to visit and inspect any of its properties, to examine its financial and operating records, and to discuss its affairs, finances and accounts with its officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, only the Administrative Agent on behalf of the Majority Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 9.2(b) and the Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time per calendar year shall be at the Borrower’s expense; provided further, that when an Event of Default exists, the Administrative Agent or any representative of the Majority Lenders (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and upon reasonable advance notice. The Administrative Agent and the Majority Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s independent public accountants. Notwithstanding anything to the contrary in this Section 9.2(b), none of the Borrower nor any Restricted Subsidiary shall be required to disclose, permit the inspection, examination or making copies or abstracts of, or discussion of, any document, information or other matter that (i) constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by any Requirement of Law or any binding agreement or (iii) is subject to attorney-client or similar privilege or constitutes attorney work-product; provided that the Borrower shall notify the Administrative Agent and the Majority Lenders if it is not providing any information pursuant to the foregoing clauses (i) through (iii).

9.3 Maintenance of Insurance. The Borrower will, and will cause each Restricted Subsidiary to, at all times maintain in full force and effect, pursuant to self-insurance arrangements or with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and reputable at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business; and will furnish to the Administrative Agent, upon written request from the Administrative Agent, information presented in reasonable detail as to the insurance so carried. The Secured Parties shall be the additional insureds on any such liability insurance as their interests may appear and, if property insurance is obtained, the Collateral Agent shall be the lender loss payee under any such property insurance; provided that, so long as no Event of Default has occurred and is then continuing, the Secured Parties will provide any proceeds of such property insurance to the Borrower.

9.4 Payment of Obligations; Performance of Obligations under Credit Documents.

(a) The Borrower shall, and shall cause each Restricted Subsidiary to, pay, discharge or otherwise satisfy its obligations, including in respect of all Tax liabilities, before the same shall become delinquent or in default, except where (i) the amount or validity thereof is being contested in good faith by appropriate proceedings and the Borrower or a Subsidiary thereof has set aside on its books adequate reserves therefor in accordance with GAAP or (ii) the failure to make payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(b) The Borrower will pay the Loans according to the reading, tenor and effect thereof, and the Borrower will, and will cause each Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Credit Documents, including, without limitation, this Agreement, at the time or times and in the manner specified.

9.5 Preservation of Existence, Compliance, Etc. Except as otherwise permitted by this Agreement, the Borrower will, and will cause each Restricted Subsidiary to (a) do, or cause to be done, all things necessary to preserve and keep in full force and effect its (i) legal existence and (ii) corporate rights and authority, except in the case of this clause (ii) to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided, however, that the Borrower and its Restricted Subsidiaries may consummate any transaction permitted under Section 10.3, 10.4 or 10.5, (b) comply with all Contractual Requirements except to the extent that the failure to so comply would not reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures reasonably designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, Sanctions Laws, the United States Foreign Corrupt Practices Act of 1977, as amended and other anti-corruption laws, and (ii) the Patriot Act.

9.6 Compliance with Requirements of Law. The Borrower will, and will cause each Restricted Subsidiary to, comply with all Requirements of Law applicable to it or its property, including all governmental approvals or authorizations required to conduct its business, and to maintain all such governmental approvals or authorizations in full force and effect, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

9.7 ERISA.

(a) Promptly after the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following events that, individually or in the aggregate (including in the aggregate such events previously disclosed or exempt from disclosure hereunder, to the extent the liability therefor remains outstanding), would be reasonably likely to have a Material Adverse Effect or a Lien on the assets of any Credit Party that would be reasonably likely to result in a Material Adverse Effect, the Borrower will deliver to the Administrative Agent a certificate of an Authorized Officer or any other senior officer of the Borrower setting forth details as to such occurrence and the action, if any, that the Borrower or such ERISA Affiliate is required or proposes to take, together with any notices (required, proposed or otherwise) given to or filed with or by the Borrower, such ERISA Affiliate, the PBGC, a Plan participant (other than notices relating to an individual participant’s benefits) or the Plan administrator with respect thereto: (i) that an ERISA Event has occurred or is likely to occur; (ii) that a Pension Plan has an Unfunded Current Liability that has or will result in a Lien under ERISA or the Code; that proceedings will be or have been instituted to terminate a Pension Plan having an Unfunded Current Liability (including the giving of written notice thereof); (iii) that a proceeding has been instituted against any Credit Party or an ERISA Affiliate pursuant to Section 515 of ERISA to collect a delinquent contribution to a Multiemployer Plan; (iv) or that any Credit Party or any ERISA Affiliate has incurred or will incur (or has been notified in writing that it will incur) any liability (including any contingent or secondary liability) pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code.

(b) Promptly following any request therefor, the Borrower will deliver to the Administrative Agent copies of (i) any documents described in Section 101(k) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan and (ii) any notices described in Section 101(l) of ERISA that the Borrower and any of its Subsidiaries or any ERISA Affiliate may request with respect to any Multiemployer Plan; provided that if the Borrower, any of its Subsidiaries or any ERISA Affiliate has not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plan, the Borrower, the applicable Subsidiaries or the ERISA Affiliates shall promptly, following a request from the Administrative Agent, make a request for such documents or notices from such administrator or sponsor and shall provide copies of such documents and notices promptly after receipt thereof.

9.8 Maintenance of Properties. The Borrower will, and will cause each of the Restricted Subsidiaries to, except in each case, where the failure to so comply would not reasonably be expected to result in a Material Adverse Effect (it being understood that this Section 9.8 shall not restrict any transaction otherwise permitted by Section 10.3, 10.4 or 10.5):

(a) operate its Oil and Gas Properties and other material properties or cause such Oil and Gas Properties and other material properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable Contractual Requirements and all applicable Requirements of Law, including applicable proration requirements and Environmental Laws, and all applicable Requirements of Law of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom;

(b) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear excepted) all of its material Oil and Gas Properties and other material properties, including all equipment, machinery and facilities; and

(c) to the extent a Credit Party is not the operator of any property, the Borrower shall use commercially reasonable efforts to cause the operator to operate such property in accordance with customary industry practices.

9.9 Compliance with Environmental Laws. The Borrower will, and will cause each of the Restricted Subsidiaries to, except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (a) comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply, with all applicable Environmental Laws and Environmental Permits; (b) obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and (c) in each case to the extent the Credit Parties or Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials or other conditions at any property or facility in accordance with applicable Environmental Laws.

9.10 Additional Guarantors and Collateral.

(a) Subject to any applicable limitations set forth in the Guarantee or the Security Documents, the Borrower will cause (i) any direct or indirect Restricted Subsidiary (other than any Excluded Subsidiary formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) formed or otherwise purchased or acquired after the Closing Date (including pursuant to a Permitted Acquisition) and (ii) any Restricted Subsidiary of the Borrower that ceases to be an Excluded Subsidiary, in each case within thirty (30) days from the date of such formation, acquisition or cessation, as applicable (or such longer period as the Administrative Agent may agree in its reasonable discretion) to (A) execute (x) a supplement to the Guarantee, substantially in the form of Annex A thereto, in order to become a Guarantor, (y) a supplement to the Security Agreement, substantially in the form of Exhibit A thereto, in order to become a grantor and a pledgor thereunder and (z) a joinder to the Swap Intercreditor Agreement in form and substance reasonably acceptable to the Administrative Agent, (B) if reasonably requested by the Administrative Agent or the Collateral Agent, within thirty (30) days after such request (or such longer period as the Administrative Agent may agree in writing in its discretion), deliver to the Administrative Agent a signed copy of an opinion, addressed to the Administrative Agent, the Collateral Agent and the Lenders, of counsel for the Credit Parties reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.10 as the Administrative Agent or the Collateral Agent may reasonably request, and (C) as promptly as practicable after the request therefor by the Administrative Agent or Collateral Agent, deliver to the Collateral Agent with respect to each Mortgaged Property of such Subsidiary, (i) any existing title reports or policies, (ii) abstracts, (iii) any environmental assessment reports or (iv) surveys, to the extent available and in the possession or control of the Credit Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report whose disclosure to the Administrative Agent would require the consent of a Person other than the Credit Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Credit Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained.

(b) Subject to any applicable limitations set forth in the Security Agreement, the Borrower will pledge, and, if applicable, will cause each Subsidiary Guarantor (or Person required to become a Subsidiary Guarantor pursuant to Section 9.10(a)) to pledge, to the Collateral Agent, for the benefit of the Secured Parties, (i) all of the Equity Interests (other than any Excluded Equity Interests) directly owned by the Borrower or any Credit Party (or Person required to become a Guarantor pursuant to Section 9.10(a)), in each case, formed or otherwise purchased or acquired after the Closing Date, pursuant to supplements to the Security Agreement substantially in the form of Annex A, thereto and (ii) all evidences of Indebtedness for borrowed money that is owing to the Borrower or any Guarantor (or Person required to become a Guarantor pursuant to Section 9.10(a)), in each case pursuant to supplements to the Security Agreement substantially in the form of Exhibit A thereto.

(c) In connection with each redetermination (but not any adjustment) of the Borrowing Base, and from time to time upon the request of the Administrative Agent, the Borrower shall review the applicable Reserve Report, if any, and the list of current Mortgaged Properties (as described in Section 9.13(c)), to ascertain whether the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum after giving effect to exploration and production activities, acquisitions, Dispositions and production. In the event that the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) does not meet the Collateral Coverage Minimum, then the Borrower shall, and shall cause the Credit Parties to, grant, within thirty (30) days of delivery of the certificate required under Section 9.13(c) (or such longer period as the Administrative Agent may agree in its reasonable discretion), to the Collateral Agent as security for the Obligations an Acceptable Security Interest on additional Oil and Gas Properties not already subject to a Lien of the Security Documents such that, after giving effect thereto, the PV-10 of the Mortgaged Properties (calculated at the time of redetermination) meets the Collateral Coverage Minimum. All such Acceptable Security Interests will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its property and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.10(a) and (b).

(d) The Borrower will, within sixty (60) days after (or such later date as agreed by the Administrative Agent in its sole discretion) of the acquisition of any Material Real Property not covered by a Mortgage (including, for the avoidance of doubt, acquired in the Fall 2025 Acquisitions), cause such acquired Material Real Property to be subject to an Acceptable Security Interest; provided that, with respect to any such Material Real Property, if the Administrative Agent determines in its sole discretion that the cost, financial and otherwise, of obtaining or maintaining an Acceptable Security Interest and/or complying with all Requirements of Law with respect to such a Lien outweigh the benefit to the Secured Parties of the security afforded thereby, then the Administrative Agent may elect not to be granted or not to perfect a Lien in such Material Real Property. In furtherance of the foregoing, within forty five (45) days after (or such later date as agreed by the Administrative Agent in its sole discretion) the end of each calendar quarter during which any Credit Party receives copies of any recorded Deeds and/or Rights of Way in favor of any of the Credit Parties with respect to any Material Real Property, the Borrower shall, or shall cause the applicable Credit Party to: (i) provide copies of such recorded Deeds and/or Rights of Way to the Administrative Agent; (ii) provide the Administrative Agent with (1) (x) title information in form and substance reasonably satisfactory to the Administrative Agent covering such Material Real Property and/or (y) to the extent reasonably requested by the Administrative Agent, title and extended coverage insurance covering such Property in an amount equal to the purchase price of such Property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor’s certificate and (2) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with the execution and delivery of Mortgages as required pursuant to the first sentence above, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent; and (iii) if requested by the Administrative Agent, deliver to the Administrative Agent legal opinions, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) Without limitation of clause (a), (b), (c) or (d) above, substantially simultaneously and prior to the delivery of any mortgage or deed of trust on any Oil and Gas Property or any other real property interest for the benefit of any other secured party and securing Indebtedness that is subject to any Junior Lien Intercreditor Agreement, the Borrower shall, or shall cause the relevant Credit Party to, grant to the Collateral Agent as security for the Obligations an Acceptable Security Interest on such Oil and Gas Property or other real property interest. All such Liens will be created and perfected by and in accordance with the provisions of the Security Documents, including, if applicable, any additional Mortgages. In order to comply with the foregoing, if any Restricted Subsidiary (other than an Excluded Subsidiary) places a Lien on its property and such Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with the provisions of Sections 9.10(a) and (b).

(f) Notwithstanding any provision in this Agreement or any other Credit Document to the contrary, in no event (i) is any Building (as defined in the applicable Flood Insurance Regulation) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulation) included in the definition of “Mortgaged Properties” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Agreement or any other Credit Document or (ii) is any Excluded Asset included in the Collateral or to be encumbered by any Security Documents.

9.11 Use of Proceeds.

(a) On the Closing Date, the Borrower will use the proceeds of the Loans and Letters of Credit made (i) to refinance amounts outstanding under the Existing Credit Agreements on the Closing Date, (ii) to cash collateralize or to backstop or replace any existing letters of credit of the Borrower and its Subsidiaries on the Closing Date, and (iii) for other general corporate purposes.

(b) On an ongoing basis after the Closing Date, the Borrower will use the proceeds of the Loans and Letters of Credit made (i) for the acquisition and development of oil and gas properties, (ii) for development, expansion and acquisitions related to the Oil and Gas Business, (iii) to provide for the working capital needs of the Borrower and its Subsidiaries, (iv) for other general corporate purposes (including for the consummation of acquisitions and other transaction permitted hereunder) and (v) for fees and expenses related to the transactions contemplated hereby (in each case, as permitted by the Credit Documents).

(c) The Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, and other applicable anti-corruption laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that is, or is owned or controlled by a Person that is, at the time of such financing, the subject or target of any Sanctions, or in any country or territory that is a Designated Jurisdiction, in each case in violation of applicable Sanctions Laws, (iii) in any manner that would result in the violation of any Sanctions Laws applicable to any party hereto or (iv) in violation of the provisions of Regulation T, Regulation U or Regulation X of the Board.

9.12 Further Assurances.

(a) Subject to the applicable limitations set forth in the Security Documents, the Borrower will, and will cause each other Credit Party to, execute and/or deliver any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, assignments of as-extracted collateral arising from the Borrowing Base Properties, mortgages, deeds of trust and other documents) that the Collateral Agent or the Required Lenders may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the applicable Security Documents, all at the expense of the Borrower and the Restricted Subsidiaries.

(b) Notwithstanding anything to the contrary in this Agreement, the Security Agreement, or any other Credit Document, the Administrative Agent may grant extensions of time for or waivers of the requirements of the creation or perfection of security interests in or the obtaining of title opinions or other title information, title insurance policies, legal opinions, appraisals and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Credit Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items is not required by law or cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Credit Documents.

9.13 Reserve Reports.

(a) On or before each February 28 and August 31 of each year, the Borrower shall furnish to the Administrative Agent a Reserve Report evaluating, as of the immediately preceding December 31 and June 30, the Proved Reserves and other applicable Oil and Gas Properties of the Borrower and the Credit Parties located within the geographic boundaries, and the territorial waters, of the United States of America that the Borrower desires to have included in any calculation of the Borrowing Base. Each Reserve Report as of (i) December 31 shall be prepared by one or more Approved Petroleum Engineers and (ii) June 30 shall, at the sole election of the Borrower, (x) be prepared by one or more Approved Petroleum Engineers or (y) be prepared by or under the supervision of the Vice President of Engineering of the Borrower (or General Partner, as applicable) in accordance with the procedures used in the immediately preceding December 31 Reserve Report or the Initial Reserve Report, if no December 31 Reserve Report has been delivered.

(b) In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent a Reserve Report prepared by one or more Approved Petroleum Engineers or prepared under the supervision of the Vice President of Engineering of the Borrower (or General Partner, as applicable). For any Interim Redetermination pursuant to Section 2.14(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent, as soon as possible, but in any event no later than forty-five (45) days, in the case of any Interim Redetermination requested by the Borrower, or sixty (60) days, in the case of any Interim Redetermination requested by the Administrative Agent or the Lenders, following the receipt of such request.

(c) With the delivery of each Reserve Report, the Borrower shall provide to the Administrative Agent a Reserve Report Certificate from an Authorized Officer of the Borrower certifying that in all material respects:

(i) in the case of June 30 Reserve Reports prepared by or under the supervision of the Vice President of Engineering of the Borrower (or General Partner, as applicable), such Reserve Report has been prepared, except as otherwise specified therein, in accordance with the procedures used in the immediately preceding December 31 Reserve Report or the Initial Reserve Report, if no December 31 Reserve Report has been delivered;

(ii) for each calendar month during the then current fiscal year to date, the volume of production of Hydrocarbons and sales attributable to production of Hydrocarbons (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Borrowing Base Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto for each such calendar month;

(iii) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct in all material respects;

(iv) assuming that all applicable Governmental Authorities have granted approvals, made recordations and taken such other actions as are necessary in connection with the Transactions and any assignments made in connection therewith, except as set forth in an exhibit to such certificate, the Borrower or another Credit Party has good and defensible title to the material Borrowing Base Properties evaluated in such Reserve Report (other than those (w) to be acquired in connection with an acquisition, (x) Disposed of since delivery of such Reserve Report as permitted in accordance with the terms hereof, (y) leases that have expired in accordance with their terms and (z) with title defects disclosed in writing to the Administrative Agent) and such material Borrowing Base Properties are free (or will be at the time of the acquisition thereof) of all Liens except for Liens permitted by Section 10.2;

(v) except as set forth on an exhibit to such certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 8.17 with respect to the Credit Parties’ Oil and Gas Property evaluated in such Reserve Report that in each case would require the Borrower or any other Credit Party to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor;

(vi) none of the Borrowing Base Properties have been Disposed of since the date of the last Borrowing Base determination except those Borrowing Base Properties listed on such certificate as having been Disposed of; and

(vii) the certificate shall also attach, as schedules thereto, a list of (1) all material marketing agreements (which are not cancellable on sixty (60) days’ notice or less without penalty or detriment) entered into subsequent to the later of the Closing Date and the most recently delivered Reserve Report for the sale of production of the Credit Parties’ Hydrocarbons at a fixed non-index price (including calls on, or other parties rights to purchase, production, whether or not the same are currently being exercised) that represent in respect of such agreements two and a half percent (2.5%) or more of the Credit Parties’ average monthly production of Hydrocarbon volumes and that have a maturity date or expiry date of longer than six (6) months from the last day of such fiscal year or period, as applicable and (2) all Borrowing Base Properties evaluated by such Reserve Report that are Collateral and demonstrating compliance with (calculated at the time of delivery of such Reserve Report) the Collateral Coverage Minimum.

9.14 Title Information.

(a) On or before

(i) the Closing Date, the Borrower will deliver title information (in form and substance reasonably satisfactory to the Administrative Agent) with respect to the Borrowing Base Properties consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries as is required to demonstrate satisfactory title on the Title Coverage Minimum; and

(ii) the date of delivery to the Administrative Agent of each Reserve Report required by Section 9.13(a) following the Closing Date, the Borrower will deliver title information (in form and substance reasonably satisfactory to the Administrative Agent) with respect to the Borrowing Base Properties consistent with usual and customary standards for the geographic regions in which the Borrowing Base Properties are located, taking into account the size, scope and number of leases and wells of the Borrower and its Restricted Subsidiaries as is required to demonstrate satisfactory title on the Title Coverage Minimum; provided that with respect to any Oil and Gas Properties for which title information reasonably acceptable to the Administrative Agent was provided prior to the date of the current request by the Administrative Agent, the Borrower shall be under no obligation to provide additional title information.

(b) If title information has been provided under Section 9.14(a) and the Administrative Agent provides written notice to the Borrower that title defects or exceptions exist with respect to such properties, then the Borrower shall, within sixty (60) days of its receipt of such notice (or such longer period as the Administrative Agent may agree in its reasonable discretion) (i) cure any such title defects or exceptions (including defects or exceptions as to priority of the Collateral Agent’s Liens that are not permitted by Section 10.2) raised by such information, (ii) substitute acceptable Mortgaged Properties having an equivalent value with no title defects or exceptions except for Liens permitted by Section 10.2 and/or (iii) deliver title information (in form and substance reasonably satisfactory to the Administrative Agent) so that the Administrative Agent shall have received, (including title information previously made available to the Administrative Agent) reasonably satisfactory title information on at least the Title Coverage Minimum.

(c) If any title defect or exception requested by the Administrative Agent to be cured cannot be cured or if the Borrower is unable to provide reasonably acceptable title information on at least the Title Coverage Minimum, in each case, within such sixty (60)-day period (or longer period as the Administrative Agent may agree in its reasonable discretion), such default shall not be a Default or Event of Default, but instead the Administrative Agent and Required Lenders shall have the right to adjust the Borrowing Base as contemplated by Section 2.14(g).

9.15 Deposit Account, Securities Account and Commodity Account Control Agreements.

(a) The Borrower will, and will cause each Guarantor to, in connection with any Deposit Account, Securities Account or Commodity Account (in each case, other than any Excluded Account for so long as it is an Excluded Account) (i) held or maintained on the Closing Date by the Borrower or any such Guarantor, promptly but in any event within thirty (30) days of the Closing Date (or such later date as the Collateral Agent may agree in its sole discretion), enter into and deliver to the Collateral Agent a deposit account control agreement (a “Deposit Account Control Agreement”), securities account control agreement (a “Securities Account Control Agreement”) or commodity account control agreement (a “Commodity Account Control Agreement”), as applicable, in form and substance reasonably satisfactory to the Collateral Agent and the account bank, securities intermediary or commodity intermediary, as applicable, for any such Deposit Account, Securities Account or Commodity Account and (ii) established or ceasing to be an Excluded Account on or after the Closing Date by the Borrower or any Guarantor substantially concurrently with the establishment of such Deposit Account, Securities Account or Commodity Account or with the date an Excluded Account ceases to be an Excluded Account, as applicable (or, in each case, such later date as the Collateral Agent may agree in its sole discretion) enter into and deliver to the Collateral Agent a Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, in form and substance reasonably satisfactory to the Collateral Agent and the account bank, securities intermediary or commodity intermediary, as applicable, for any such Deposit Account, Securities Account or Commodity Account; provided that the Borrower or such Guarantor shall be deemed to have satisfied the requirements of this Section 9.15(a)(ii) with respect to any Deposit Account, Securities Account or Commodity Account that is acquired by the Borrower or such Guarantor as a result of a Permitted Acquisition and/or the IKAV Acquisition, so long as, within thirty (30) days after the date of such Permitted Acquisition (or such later date as the Collateral Agent may agree in its sole discretion), the Borrower or such Guarantor or other Restricted Subsidiary (A) causes such account to be subject to a Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, that satisfies the requirements of this Section 9.15(a)(ii) or (B) closes such account and transfers any funds therein to an account that satisfies the requirements of this Section 9.15(a)(ii); provided further that the Borrower or the applicable Guarantors, do not direct or redirect any funds into any such acquired accounts or during such thirty (30) day period, unless a Deposit Account Control Agreement, Securities Account Control Agreement or Commodity Account Control Agreement, as applicable, has been established with respect to the applicable account in accordance with this Section 9.15(a). After the occurrence and during the continuance of an Event of Default, the Collateral Agent may give instructions directing the disposition of funds credited to any Controlled Account and/or withhold any withdrawal rights from the Borrower or any Guarantor or other Restricted Subsidiary with respect to funds credited to any Controlled Account.

(b) The Borrower will, and will cause each of the Guarantors, on and after the date referred to in Section 9.15(a)(i), to maintain the proceeds of the Loans in a Controlled Account until such proceeds are transferred to a third party in a transaction not prohibited by the Credit Documents or a Deposit Account which is not required to be a Controlled Account for a purpose that is permitted by the Credit Documents.

9.16 Minimum Hedged Volumes. As of the Closing Date, and thereafter no later than 10 Business Days after the last day of each fiscal quarter of the Borrower (or such later date as the Administrative Agent may agree in writing in its sole discretion) (each such date, a “Specified Hedging Compliance Date”), the Borrower and/or other Credit Parties shall (a) have entered into Acceptable Commodity Hedge Agreements hedging minimum notional volumes of not less than (i) 50% of the reasonably anticipated projected Hydrocarbon production in respect of crude oil and natural gas, calculated separately, from the Credit Parties’ total Proved Developed Producing Reserves (as forecast based upon the most recent Reserve Report delivered pursuant to Section 9.13(a) or, until the first such Reserve Report is delivered, the Initial Reserve Report) for each calendar month during the period beginning with the first (1st) calendar month following such Specified Hedging Compliance Date and ending on the last day of the twelfth (12th) calendar month following such Specified Hedging Compliance Date and (ii) 25% of the reasonably anticipated projected Hydrocarbon production in respect of crude oil and natural gas, calculated separately, from the Credit Parties’ total Proved Developed Producing Reserves ((as forecast based upon the most recent Reserve Report delivered pursuant to Section 9.13(a) or, until the first such Reserve Report is delivered, the Initial Reserve Report) for each calendar month during the period beginning with the thirteenth (13th) calendar month following such Specified Hedging Compliance Date and ending on the last day of the twenty-fourth (24th) calendar month following such Specified Hedging Compliance Date (such Swap Agreements required by the foregoing clauses (i) and (ii), the “Required Hedge Agreements”) and (b) deliver to the Administrative Agent evidence satisfactory to it that the Borrower and/or other Credit Parties have entered into the Required Hedge Agreements.

9.17 Unrestricted Subsidiaries. The Borrower:

(a) will cause the management, business and affairs of each of the Borrower and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting properties of the Borrower and its respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a legal entity separate and distinct from the Borrower and the Restricted Subsidiaries.

(b) will not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Indebtedness of any of the Unrestricted Subsidiaries other than as permitted by Section 10.5.

(c) will not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Indebtedness of, the Borrower or any Restricted Subsidiary.

Notwithstanding anything to the contrary herein, nothing in Section 9.17(a) or 9.17(b) shall limit the ability of the Borrower or any of its Subsidiaries to engage in Permitted Intercompany Activities.

9.18 Marketing Activities. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into contracts for the purchase and sale of Hydrocarbons (or Hedge Agreements for the purchase and sale of Hydrocarbons) other than (a) except with respect to fixed-price physical delivery contracts of natural gas or natural gas liquids with a tenor greater than ninety (90) days, (i) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from their Proved Reserves during the period of such contract, (ii) contracts for the sale of Hydrocarbons scheduled or reasonably estimated to be produced from Proved Reserves of third parties during the period of such contract associated with the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries that the Borrower or one of its Restricted Subsidiaries has the right to market pursuant to joint operating agreements, unitization agreements or other similar contracts that are usual and customary in the Oil or Gas Business and (iii) other contracts for the purchase and/or sale of Hydrocarbons of third parties (A) which have generally offsetting provisions (i.e., corresponding pricing mechanics, delivery dates and points and volumes) such that no “position” is taken and (B) for which appropriate credit support has been taken to the extent the Borrower determines such credit support to be reasonably necessary to alleviate the material credit risks of the counterparty thereto and (b) with respect to fixed-price physical delivery contracts of natural gas or natural gas liquids with a tenor greater than ninety (90) days, fixed-price physical delivery contracts of natural gas or natural gas liquids with a tenor not extending over thirty (30) months from the date of execution (i) covering aggregate volumes of natural gas and natural gas liquids (x) not to exceed fifty percent (50%) of reasonably anticipated projected production from Proved Developed Producing Reserves for each quarterly period set forth in the most recently delivered Reserve Report and (y) that would not exceed the maximum volumes set forth in Section 10.10 if such fixed-price physical delivery contracts were deemed to be Hedge Agreements; and (ii) that are either unsecured and contain no adequate assurance provisions, or are secured by Letters of Credit or Permitted Liens and/or contain adequate assurance provisions that, in each case, are consistent with prior practice in the ordinary course of business. Notwithstanding anything to the contrary herein, this Section 9.18 shall (x) not limit the ability of the Borrower or any other Credit Party to purchase Hydrocarbons from third parties to the extent such Hydrocarbons are intended to be consumed by the Borrower or any other Credit Party in their respective operations or used in connection with the Oil and Gas Business and (y) be subject to Section 12 of the First Amendment.

9.19 Accounting Changes. The Borrower will, for financial reporting purposes, cause each of its, and each of its Restricted Subsidiaries’, fiscal years and fiscal quarters to end on dates consistent with past practice; provided however, that the Borrower may, upon written notice to the Administrative Agent change the financial reporting convention specified above to any other financial reporting convention reasonably acceptable to the Administrative Agent, in which case the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any adjustments to this Agreement that are necessary in order to reflect such change in financial reporting.

9.20 Change in Business. The Borrower and its Restricted Subsidiaries, taken as a whole, shall fundamentally and substantively maintain the character of their business, taken as a whole, as conducted by them on the Closing Date except for any other business reasonably related, complementary, incidental, synergistic or ancillary thereto or reasonable extensions thereof.

9.21 Transactions with Affiliates. The Borrower shall conduct, and cause each of the Restricted Subsidiaries to conduct, all transactions involving aggregate payments or consideration in excess of $15,000,000 with any of its Affiliates (other than the Borrower and the Restricted Subsidiaries or any entity that becomes a Restricted Subsidiary as a result of such transaction) on terms that are substantially as favorable to the Borrower or such Restricted Subsidiary as it would obtain at the time in a comparable arm’s-length transaction with a Person that is not an Affiliate, as determined by the board of directors or managers of the Borrower or such Restricted Subsidiary in good faith; provided that the foregoing restrictions shall not apply to:

(a) the consummation of the Transactions, including the payment of Transaction Expenses;

(b) the issuance of Equity Interests of the Borrower to any officer, director, employee or consultant of any of the Borrower or any of its Subsidiaries;

(c) equity issuances, repurchases, retirements, redemptions or other acquisitions or retirements of Equity Interests by the Borrower permitted under Section 10.6;

(d) loans, advances and other transactions between or among the Borrower, any Subsidiary or any joint venture (regardless of the form of legal entity) in which the Borrower or any Subsidiary has invested (and which Subsidiary or joint venture would not be an Affiliate of the Borrower or such Subsidiary, but for the Borrower’s or such Subsidiary’s ownership of Equity Interests in such joint venture or such Subsidiary) to the extent permitted under Section 10;

(e) employment and severance arrangements and health, disability and similar insurance or benefit plans between the Borrower and the Subsidiaries and their respective future, current or former directors, officers, employees or consultants (including management and employee benefit plans or agreements, subscription agreements or similar agreements pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with future, current or former employees, officers, directors or consultants and equity option or incentive plans and other compensation arrangements) in the ordinary course of business or as otherwise approved by the board of directors or managers of the Borrower;

(f) transactions pursuant to agreements in existence on the Closing Date and set forth on Schedule 9.21 or any amendment thereto or arrangement similar thereto to the extent such amendment or arrangement is, (i) in the case of the Management Services Agreement, permitted under this Agreement or (ii) otherwise, is not adverse, taken as a whole, to the Lenders in any material respect (as determined by the Borrower in good faith);

(g) any issuance of Equity Interests or other payments, awards or grants in cash, securities, Equity Interests or otherwise pursuant to, or the funding of, employment arrangements, equity options and equity ownership plans approved by the board of directors or board of managers of the Borrower;

(h) payments or loans (or cancellation of loans) to officers, directors, employees or consultants which are approved by a majority of the Board of Directors of the Borrower in good faith;

(i) any lease entered into between the Borrower or any Restricted Subsidiary, as lessee and any Affiliate of the Borrower, as lessor, which is approved by a majority of the disinterested members of the Board of Directors in good faith or, any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;

(j) Permitted Intercompany Activities;

(k) the formation and maintenance of any consolidated group or subgroup for tax, accounting or cash pooling or management purposes in the ordinary course of business;

(l) Restricted Payments, redemptions, repurchases and other actions permitted under Section 10.6 and Section 10.7;

(m) Investments permitted under Section 10.5;

(n) transactions with customers, clients, joint venture partners, suppliers or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management of the Borrower, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(o) any transactions with or among the Borrower, the General Partner, IPO Corp., their respective Subsidiaries and the Permitted Holders in connection with the IPO Corp. Formation Transactions and the IPO Corp. Qualifying IPO and the payment of all fees and expenses related thereto, in each case, so long as (i) after giving effect thereto, no Event of Default shall have occurred and be continuing and (ii) such transactions shall not have an adverse effect in any material respect on the rights of the Secured Parties in respect of the Collateral; and

(p) any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors or managers of the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally-recognized standing that is in the good faith determination of the Borrower qualified to render such letter, which letter states that such transaction is (i) fair, from a financial point of view, to the Borrower or such Restricted Subsidiary or (ii) on terms, taken as a whole, that are no less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

9.22 Keepwell. The Borrower will, and will cause each Guarantor to, provide such funds or other support as may be needed from time to time by the Borrower or any Guarantor, as applicable, to honor all of its obligations under this Agreement and any other Credit Document in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 9.22 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 9.22, or otherwise under this Agreement or any other Credit Document, as it relates to the Borrower, any Restricted Subsidiary or any Guarantor, as applicable, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor under this Section 9.22 shall remain in full force and effect until Payment in Full. The Borrower intends that this Section 9.22 constitute, and this Section 9.22 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit the Borrower and any Guarantor, as applicable, for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10. Negative Covenants.

The Borrower hereby covenants and agrees that on the Closing Date and thereafter, until Payment in Full has occurred:

10.1 Limitation on Indebtedness. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness other than the following:

(a) Indebtedness arising under the Credit Documents (including pursuant to Section 2.16);

(b) Indebtedness of (i) the Borrower or any Guarantor owing to the Borrower or any Guarantor, (ii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to any other Subsidiary that is not a Guarantor, (iii) to the extent permitted by Section 10.5, any Subsidiary that is not a Guarantor owing to the Borrower or any Guarantor and (iv) to the extent permitted by Section 10.5, the Borrower or any Guarantor owing to any Subsidiary who is not a Guarantor; provided that, in the case of the foregoing clauses (i) and (iii), any such Indebtedness shall be subordinated to the Obligations pursuant to the Guarantee; provided further that, in the case of the foregoing clause (iv), any such Indebtedness shall be subordinated to the Obligations pursuant to a subordination agreement in a form reasonably satisfactory to the Administrative Agent;

(c) Indebtedness in respect of any bankers’ acceptances, bank guarantees, letters of credit, warehouse receipts or similar instruments entered into in the ordinary course of business or consistent with past practice or industry practice (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers compensation claims); provided that any reimbursement obligations in respect thereof are reimbursed within thirty (30) days following the incurrence thereof;

(d) subject to compliance with Section 10.5, Guarantee Obligations incurred by (i) Restricted Subsidiaries in respect of Indebtedness or other obligations of the Borrower or other Restricted Subsidiaries that is permitted to be incurred under this Agreement (except that a Restricted Subsidiary that is not a Guarantor may not, by virtue of this Section 10.1(d), guarantee Indebtedness that such Restricted Subsidiary could not otherwise itself incur or is expressly prohibited from guaranteeing under this Section 10.1 (without double counting for purposes of any incurrence test)) and (ii) the Borrower in respect of Indebtedness of Restricted Subsidiaries that is permitted to be incurred under this Agreement; provided that (A) if the Indebtedness being guaranteed under this Section 10.1(d) is subordinated to the Obligations, such Guarantee Obligations shall be subordinated to the Guarantee of the Obligations pursuant to a Subordination Agreement on terms at least as favorable to the Lenders as those contained in the subordination of such Indebtedness and (B) no guarantee by any Restricted Subsidiary of any Indebtedness under Other Debt shall be permitted unless such Restricted Subsidiary shall have also provided a guarantee of the Obligations substantially on the terms set forth in the Guarantee;

(e) Guarantee Obligations (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors, licensees or sublicensees or (ii) subject to clauses (d)(A) and (B) of this Section 10.1, otherwise constituting Investments permitted by Sections 10.5(d), (g), (h), (i), (o), (p), (q), (aa) and (cc);

(f) (i) Indebtedness (including Indebtedness arising under Financing Leases) incurred prior to or within three hundred sixty-five (365) days following the acquisition, construction, lease, repair, replacement, expansion or improvement of assets (real or personal, and whether through the direct purchase of property or the Equity Interests of a Person owning such property) to finance the acquisition, construction, lease, repair, replacement, expansion, or improvement of such assets (for the avoidance of doubt, the purchase date for any asset shall be the later of the date of completion of installation and the beginning of the full productive use of such asset), (ii) Indebtedness arising under Financing Leases, other than (A) Financing Leases in effect on the Closing Date and (B) Financing Leases entered into pursuant to subclause (i) above; and (iii) any Permitted Refinancing Indebtedness issued or incurred to Refinance any such Indebtedness under this Section 10.1(f); provided, that after giving effect to any incurrence of Indebtedness permitted by subclauses (i) and (ii) of this Section 10.1(f), the Borrower shall be in compliance on a pro forma basis with the Leverage Ratio Covenant as of the last day of the most recent Test Period;

(g) Indebtedness outstanding on the date hereof (provided that any Indebtedness that is in excess of $10,000,000 individually shall only be permitted under this clause (g) to the extent such Indebtedness is set forth on Schedule 10.1) and any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(h) Indebtedness in respect of Hedge Agreements, subject to the limitations set forth in Section 10.10;

(i) Indebtedness of a Person or Indebtedness attaching to the assets of a Person that, in either case, becomes a Restricted Subsidiary or is a Restricted Subsidiary that survives a merger with such Person or any of its Subsidiaries or Indebtedness attaching to the assets that are acquired by the Borrower or any Restricted Subsidiary, in each case after the Closing Date as a result of a Permitted Acquisition or other Investment permitted under Section 10.5; provided that: (a) such Indebtedness existed at the time such Person became a Restricted Subsidiary or at the time such assets were acquired and, in each case, was not created in anticipation thereof; (b) such Indebtedness is not guaranteed in any respect by the Borrower or any Restricted Subsidiary (other than any such Person that so becomes a Restricted Subsidiary or is the survivor of a merger with such Person or any of its Subsidiaries), (c) the Equity Interests of such Person are pledged to the Collateral Agent and such Person becomes a Guarantor in accordance with (and to the extent required by) Section 9.10; provided that the assets covered by such pledges and security interests may, at the option of the Borrower, to the extent permitted by Section 10.2, equally and ratably secure such Indebtedness assumed with the Secured Parties subject to intercreditor arrangements in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders (provided that the requirements of this clause (c) shall not apply to any Indebtedness of the type that could have been incurred under Section 10.1(g) and (d) immediately after giving effect to the assumption of any such Indebtedness, such acquisition and related transactions, the Borrower shall be in compliance on a pro forma basis with the Leverage Ratio Covenant as of the last day of the most recently ended Test Period and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness;

(j) Indebtedness arising from Permitted Intercompany Activities to the extent constituting an Investment permitted by Section 10.5;

(k) Indebtedness in respect of performance bonds, bid bonds, appeal bonds, surety bonds and completion guarantees and similar obligations, and obligations in respect of letters of credit, bank guaranties or instruments related thereto, in each case provided in the ordinary course of business or consistent with past practice or industry practice, including those incurred to secure health, safety and environmental obligations in the ordinary course of business or consistent with past practice or industry practice;

(l) (i) other additional Indebtedness, provided that the aggregate principal amount of Indebtedness outstanding at any time pursuant to this Section 10.1(l) shall not at the time of incurrence thereof and immediately after giving effect thereto and the use of proceeds thereof on a pro forma basis exceed the greater of $25,000,000 and five percent (5.0%) of the Adjusted Consolidated Net Tangible Assets at the time of incurrence;

(m) Indebtedness in respect of (i) Permitted Additional Debt; provided that (x) immediately after giving effect to the incurrence or issuance thereof and the use of proceeds therefrom, the Borrower shall be in compliance with the Leverage Ratio Covenant on a pro forma basis, (y) the Borrowing Base shall be adjusted to the extent required by Section 2.14(e), and (z) to the extent such Indebtedness is expressly subordinated in right of payment to the Obligations, such Indebtedness shall be subject to a Subordination Agreement and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness;

(n) Cash Management Obligations, Cash Management Services and other Indebtedness in respect of netting services, automatic clearing house arrangements, employees’ credit or purchase cards, overdraft protections and similar arrangements;

(o) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(p) Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case assumed or entered into in connection with the Transactions or other Investments permitted by Section 10.5 and the Disposition of any business, assets or Equity Interests not prohibited hereunder;

(q) Indebtedness of the Borrower or any Restricted Subsidiary consisting of obligations to pay insurance premiums;

(r) Indebtedness representing deferred compensation to employees, consultants or independent contractors of the Borrower or, to the extent attributable to the ownership or operation of the Borrower and its Subsidiaries and the Restricted Subsidiaries incurred in the ordinary course of business or consistent with past practice or industry practice;

(s) Indebtedness consisting of obligations of the Borrower and the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any other Investment permitted hereunder;

(t) Indebtedness associated with bonds or surety obligations required by Requirements of Law or by Governmental Authorities in connection with the operation of Oil and Gas Properties in the ordinary course of business;

(u) Indebtedness supported by a Letter of Credit, in a principal amount not to exceed the face amount of such Letter of Credit;

(v) Indebtedness consisting of obligations in respect of Service Agreement Undertakings;

(w) all premiums (if any), interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations described in clauses (a) through (v) above and clauses (x) and (y) below;

(x) Permitted Pari Term Loan Debt incurred prior to the earlier of (x) February 27, 2026 and (y) the first Term Loan Facility Closing Date; provided that the aggregate principal amount of Permitted Pari Term Loan Debt permitted by this clause (x) shall not exceed, at the time of incurrence thereof, an aggregate principal amount equal to the lesser of the following: (A) the Borrowing Base then in effect minus the Aggregate Elected Revolving Commitment Amounts then in effect and (B) an amount equal to thirty-three and one-third percent (33-1/3%) of the sum of (1) the Aggregate Elected Revolving Commitment Amounts then in effect plus (2) the aggregate principal amount of Permitted Pari Term Loan Debt then outstanding (after giving effect to any such incurrence of Permitted Pari Term Loan Debt); and

(y) (i) Indebtedness incurred on behalf of, or Guarantee Obligations in respect of the Indebtedness of, joint ventures (regardless of the form of legal entity) that are not Subsidiaries in an aggregate outstanding principal amount, when aggregated with the outstanding principal amount of Indebtedness incurred pursuant to this clause (y)(i), not to exceed, at the time of incurrence thereof, the greater of $50,000,000 and 5% of Adjusted Consolidated Net Tangible Assets and (ii) any Permitted Refinancing Indebtedness issued or incurred to Refinance such Indebtedness.

For the purposes of determining compliance with, and the outstanding principal amount of Indebtedness incurred pursuant to and in compliance with, this Section 10.1, in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 10.1, the Borrower, in its sole discretion, shall classify, and may from time to time reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the clauses of this Section 10.1.

10.2 Limitation on Liens. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, except:

(a) Liens arising under the Credit Documents to secure the Obligations and any Specified Hedge Agreements (including Liens in respect of any Letter of Credit or Letter of Credit Application or Liens contemplated by Section 3.7) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(b) Permitted Liens;

(c) Liens (including liens arising under Financing Leases to secure obligations under any Financing Lease) securing Indebtedness permitted pursuant to Section 10.1(f); provided that (i) such Liens attach concurrently with or within three hundred sixty-five (365) days after the acquisition, lease, repair, replacement, construction, expansion or improvement (as applicable) financed thereby, (ii) other than the property financed by such Indebtedness, such Liens do not at any time encumber any property, except for replacements thereof and accessions and additions to such property and the proceeds and the products thereof and customary security deposits and (iii) with respect to Financing Leases, such Liens do not at any time extend to or cover any assets (except for accessions and additions to such assets, replacements and products thereof and customary security deposits) other than the assets subject to, or acquired, constructed, repaired, replaced or improved with the proceeds of, such Indebtedness; provided that in each case individual financings provided by one lender may be cross collateralized to other financings provided by such lender (and its Affiliates);

(d) Liens existing on the date hereof; provided that any Lien securing Indebtedness in excess of $5,000,000 individually or $12,500,000 in the aggregate (when taken together with all other Liens securing obligations outstanding in reliance on this clause (d) that are not listed on Schedule 10.2(d)) shall only be permitted to the extent such Lien is listed on Schedule 10.2(d);

(e) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien permitted by this Section 10.2; provided, however, that (x) such new Lien shall be limited to all or part of the same type of property that secured the original Indebtedness (plus improvements on and accessions to such property) (or upon or in after-acquired property (i) that is affixed or incorporated into the property covered by such Lien or (ii) if the terms of such Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition)), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the applicable Indebtedness at the time the original Lien became a Lien permitted hereunder, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement and (z) on the date of the incurrence of the Indebtedness secured by such Liens, the grantors of any such Liens shall comprise only the same Persons or a subset of such Persons that were the grantors of the Liens securing the debt being refinanced, refunded, extended, renewed or replaced;

(f) Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired (other than Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary), pursuant to a Permitted Acquisition or other Investment permitted by Section 10.5; provided that (1) if the Liens on such assets secure Indebtedness, such Indebtedness is permitted under Section 10.1 and (2) such Liens attach at all times only to the same assets (or upon or in after-acquired property) that is (i) affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing Indebtedness permitted under Section 10.1, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition) and (iii) the proceeds (and products thereof) that such Liens attached to, and to the extent such Liens secure Indebtedness, secure only the same Indebtedness (or any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness) that such Liens secured, immediately prior to such Permitted Acquisition or other Investment;

(g) Liens on the Equity Interests of any Person that becomes a Restricted Subsidiary pursuant to a Permitted Acquisition, or the assets of such a Restricted Subsidiary or its Subsidiaries, in each case, to secure Indebtedness incurred pursuant to Section 10.1(i); provided that such Liens attach at all times only to the Equity Interests or assets of such Restricted Subsidiary and its Subsidiaries;

(h) Liens securing Indebtedness or other obligations (i) of the Borrower or a Restricted Subsidiary in favor of a Guarantor and (ii) of any Restricted Subsidiary that is not a Guarantor in favor of any Restricted Subsidiary that is not a Guarantor;

(i) Liens (i) of a collecting bank arising under Section 4-210 of the UCC on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) or other funds maintained with a financial institution (including the right of setoff) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(j) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 10.5 to be applied against the purchase price for such Investment and (ii) consisting of an agreement to Dispose of any property in a transaction permitted under Section 10.4, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien;

(k) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale or purchase of goods entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(l) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.5;

(m) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(n) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance or incurrence of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Restricted Subsidiary in the ordinary course of business;

(o) Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement in connection with an investment permitted by Section 10.5;

(p) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(q) the prior right of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(r) agreements to subordinate any interest of the Borrower or any Restricted Subsidiary in any accounts receivable or other proceeds arising from inventory consigned by the Borrower or any Restricted Subsidiary pursuant to an agreement entered into in the ordinary course of business;

(s) Junior Liens on the Collateral securing Indebtedness incurred pursuant to Section 10.1(m) and any guarantees thereof; provided that such Liens are subject to a Junior Lien Intercreditor Agreement;

(t) Liens securing any Indebtedness permitted by Section 10.1(d) (solely and to the same extent that the Indebtedness guaranteed by such Guarantee Obligations is permitted to be subject to a Lien hereunder), Section 10.1(k), Section 10.1(n) (as long as such Liens attach only to cash and securities and securities held by the relevant Cash Management Bank) and Section 10.1(t);

(u) Liens arising pursuant to Section 107(l) of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9607(l), or other Environmental Law, unless such Lien (i) by action of the lienholder, or by operation of law, takes priority over any Liens arising under the Credit Documents on the property upon which it is a Lien, or (ii) materially impairs the use of the property covered by such Lien for the purposes for which such property is held;

(v) Liens on cash or Permitted Investments held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions, in each case solely to the extent the relevant release, discharge, redemption or defeasance would be permitted hereunder;

(w) additional Liens on property not constituting (i) Borrowing Base Properties or proceeds thereof, (ii) Equity Interests in the Borrower and the Subsidiary Guarantors, (iii) cash, deposits, securities, Permitted Investments, Securities Accounts, Deposit Accounts, or (iv) Hedge Agreements or amounts payable to the Credit Parties thereunder; provided that the Indebtedness secured by Liens permitted by this clause (y) shall not exceed the greater of $10,000,000 and (y) five percent (5%) of Adjusted Consolidated Net Tangible Assets (measured as of the date such Indebtedness is incurred);

(x) Liens on Equity Interests in (i) a joint venture that does not constitute a Subsidiary securing obligations of such joint venture so long as the assets of such joint venture do not constitute Collateral and (ii) Unrestricted Subsidiaries;

(y) Liens arising from judgments or decrees in circumstances not constituting an Event of Default under Section 11.9;

(z) Liens on Collateral securing any Permitted Pari Term Loan Debt and any guarantees thereof permitted to be incurred pursuant to Section 10.1(x); provided that such Liens are pari passu with the Liens in favor of the Administrative Agent securing the Indebtedness and subject to a Pari Passu Intercreditor Agreement; and

(aa) Liens securing obligations in an amount not to exceed $5,000,000 in the aggregate at any time.

For purposes of determining compliance with this Section 10.2, (i) a Lien need not be incurred solely by reference to one category of Liens permitted under this Section 10.2, but may be incurred under any combination of such categories (including in part under one such category and in part under any other such category) and (ii) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Liens permitted under this Section 10.2, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this Section 10.2. In addition, with respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any and all premiums, interest (including post-petition interest), fees, expenses, charges, and additional or contingent interest on obligations of such Indebtedness.

No intention to subordinate the first priority Lien granted in favor of the Secured Parties is to be hereby implied or expressed by the permitted existence of the Liens permitted under this Section 10.2 or the use of the phrase “subject to” when used in connection with Permitted Liens, Liens permitted by this Section 10.2 or otherwise.

10.3 Limitation on Fundamental Changes. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, consummate any merger, division, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of, all or substantially all its business units, assets or other properties, except that:

(a) any Subsidiary of the Borrower or any other Person may be merged, amalgamated or consolidated with or into the Borrower; provided that (i) the Borrower shall be the continuing or surviving Person (and the Borrower shall remain an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia) or, in the case of a merger, amalgamation or consolidation with or into the Borrower, the Person formed by or surviving any such merger, amalgamation or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia (the Borrower or such Person, as the case may be, being herein referred to as the “Successor Borrower”), (ii) the Successor Borrower (if other than the Borrower) shall expressly assume all the obligations of the Borrower under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent, (iii) no Event of Default or Borrowing Base Deficiency has occurred and is continuing at the date of such merger, amalgamation or consolidation or would result from such consummation of such merger, amalgamation or consolidation, (iv) the Borrower’s Consolidated Secured Net Leverage Ratio on a pro forma basis shall not exceed that of the Borrower immediately prior to the consummation of such merger, amalgamation or consolidation, (v) such merger, amalgamation or consolidation does not adversely affect the Collateral, taken as a whole, in any material respect, (vi) if such merger, amalgamation or consolidation involves the Borrower and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Subsidiary of the Borrower (A) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the Guarantee confirmed that its Guarantee shall apply to the Successor Borrower’s obligations under this Agreement, (B) each Guarantor, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by a supplement to the applicable Security Documents confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (C)  each mortgagor of a Mortgaged Property, unless it is the other party to such merger, amalgamation or consolidation or unless the Successor Borrower is the Borrower, shall have by an amendment to or restatement of the applicable Mortgage confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement, (D) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and any supplements to the Credit Documents preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Documents and as to the matters of the nature referred to in Section 6(c), (E) if reasonably requested by the Administrative Agent, an opinion of counsel shall be required to be provided to the effect that such merger, amalgamation or consolidation does not violate this Agreement or any other Credit Document and as to such other matters regarding the Successor Borrower and the Credit Documents as the Administrative Agent or its counsel may reasonably request; provided, further, that if the foregoing are satisfied, the Successor Borrower (if other than the Borrower) will succeed to, and be substituted for, the Borrower under this Agreement and (F) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5; (vii) the Administrative Agent shall have received at least five (5) days prior to the date of such merger, amalgamation or consolidation all documentation and other information about such Successor Borrower, Subsidiary or other Person required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act that has been requested by the Administrative Agent; and (viii) such Subsidiary or other Person shall have executed a customary joinder to any then-existing Intercreditor Agreement;

(b) any Subsidiary of the Borrower or any other Person (other than the Borrower) may be merged, amalgamated or consolidated with or into any one or more Subsidiaries of the Borrower; provided that (i) in the case of any merger, amalgamation or consolidation involving one or more Restricted Subsidiaries, (A) a Restricted Subsidiary shall be the continuing or surviving Person or (B) the Borrower shall take all steps necessary to cause the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Restricted Subsidiary) to become a Restricted Subsidiary, (ii) in the case of any merger, amalgamation or consolidation involving one or more Guarantors, unless otherwise permitted by Section 10.5, a Guarantor shall be the continuing or surviving Person or the Person formed by or surviving any such merger, amalgamation or consolidation (if other than a Guarantor) shall execute a supplement to the Guarantee, the Security Agreement and any applicable Mortgage, and a joinder to any then-existing Intercreditor Agreement, in form and substance reasonably satisfactory to the Collateral Agent in order for the surviving Person to become a Guarantor, and pledgor, mortgagor and grantor of Collateral for the benefit of the Secured Parties and to acknowledge and agree to the terms of any then-existing Intercreditor Agreement, (iii) no Event of Default or Borrowing Base Deficiency has occurred and is continuing on the date of such merger, amalgamation or consolidation or would result from the consummation of such merger, amalgamation or consolidation, (iv) if such merger, amalgamation or consolidation involves a Subsidiary and a Person that, prior to the consummation of such merger, amalgamation or consolidation, is not a Restricted Subsidiary of the Borrower, (A) the Borrower’s Consolidated Secured Net Leverage Ratio on a pro forma basis shall not exceed that of the Borrower immediately prior to the consummation of such merger, amalgamation or consolidation, (B) the Borrower shall have delivered to the Administrative Agent an officer’s certificate stating that such merger, amalgamation or consolidation and such supplements to any Credit Document preserve the enforceability of the Guarantee and the perfection and priority of the Liens under the Security Agreement and (C) such merger, amalgamation or consolidation shall comply with all the conditions set forth in the definition of the term “Permitted Acquisition” or is otherwise permitted under Section 10.5; and (v) the Administrative Agent shall have received at least five (5) days prior to the date of such merger, amalgamation or consolidation all documentation and other information about such Subsidiary or other Person required under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act that has been requested by the Administrative Agent or any Lender;

(c) any Restricted Subsidiary that is not a Guarantor may (i) merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Guarantor and (ii) Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower, a Guarantor or any other Restricted Subsidiary of the Borrower;

(d) any Subsidiary Guarantor may (i) merge, amalgamate or consolidate with or into any other Subsidiary Guarantor and (ii)  Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Borrower or any other Guarantor;

(e) any Restricted Subsidiary may liquidate or dissolve if (i) the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders and (ii) to the extent such Restricted Subsidiary is a Credit Party, any assets or business of such Restricted Subsidiary not otherwise Disposed of or transferred in accordance with Section 10.4 or 10.5, in the case of any such business, discontinued, shall be transferred to, or otherwise owned or conducted by, a Guarantor after giving effect to such liquidation or dissolution;

(f) the Borrower and the Restricted Subsidiaries may consummate a merger, dissolution, liquidation, amalgamation, consolidation or Disposition, the purpose of which is to effect a Disposition permitted pursuant to Section 10.4 or an Investment permitted by Section 10.5; and

(g) a Credit Party may consummate any merger the sole purpose of which is to reincorporate or reorganize such Credit Party in another jurisdiction in the United States as long as such merger does not adversely affect the value of the Collateral in any material respect and the surviving entity assumes all Obligations of the applicable Credit Party under the Credit Documents by delivering the information required by Section 9.10 and delivers any applicable information required by Section 9.1(m).

10.4 Limitation on Sale of Assets. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, (x) convey, sell, lease, sell and leaseback, assign, transfer (including any Production Payments and Reserve Sales) or otherwise dispose of any of its property, business or assets (including receivables and leasehold interests), whether now owned or hereafter acquired or (y) sell to any Person (other than the Borrower or a Guarantor) any shares owned by it of any Restricted Subsidiary’s Equity Interests (each of the foregoing a “Disposition”), except that:

(a) the Borrower and the Restricted Subsidiaries may Dispose of (i) inventory and other goods held for sale, including Hydrocarbons, obsolete, worn out, used or surplus equipment, vehicles and other assets (other than accounts receivable) in the ordinary course of business, (ii) Permitted Investments and (iii) assets for the purposes of community and public outreach, including, without limitation, charitable contributions and similar gifts, funding of or participation in trade, business and technical associations, and political contributions made in accordance with applicable Requirement of Law, to the extent such assets are not material to the ability of the Borrower and its Subsidiaries, taken as a whole, to conduct its business in the ordinary course;

(b) the Borrower and the Restricted Subsidiaries may Dispose of any Borrowing Base Properties and any Borrowing Base Midstream Assets (or of any Subsidiary or Minority Investment owning Borrowing Base Properties or Borrowing Base Midstream Assets), including, without limitation, Dispositions in respect of Production Payments and Reserve Sales and in connection with operating agreements, Farm-In Agreements, Farm-Out Agreements, joint exploration and development agreements and other agreements customary in the oil and gas industry for the purpose of developing such Oil and Gas Properties, so long as (i) such Disposition is for Fair Market Value, (ii) no Borrowing Base Deficiency would result therefrom (unless, in the case of a Borrowing Base Deficiency, the Net Cash Proceeds of such Disposition are sufficient, together with Unrestricted Cash, to eliminate any Borrowing Base Deficiency that would result therefrom) and (iii) the Borrower has provided any notice required by Section 9.1(k); provided that (x) the Borrowing Base may be adjusted in accordance with Section 2.14(f)(ii) as a result of such Disposition and (y) during the period from the First Amendment Effective Date through and including the earlier to occur of the Fall 2025 Outside Date and the Aggregate Increase Date, the aggregate Borrowing Base Value of all such Borrowing Base Properties and Borrowing Base Midstream Assets Disposed of shall not exceed $37,500,000;

(c) (i) the Borrower and the other Guarantors may Dispose of property or assets to any other Guarantor, (ii) any Restricted Subsidiary may Dispose of property or assets to the Borrower or to a Guarantor and (iii) any Restricted Subsidiary that is not a Guarantor may Dispose of property or assets to any other Restricted Subsidiary that is not a Guarantor;

(d) to the extent such transaction constitutes a Disposition, the Borrower and any Restricted Subsidiary may effect any transaction permitted by Sections 10.2, Section 10.3 (other than Section 10.3(f)), Section 10.5 (other than Section 10.5(t)) or Section 10.6 (other than in the case of Section 10.6, to the extent any such Restricted Payment by the Borrower consists of Oil and Gas Properties); provided that, other than with respect to any transaction that constitutes a Disposition that is permitted by Section 10.2, (i) the Borrower shall comply with any applicable notice requirements under Section 9.1(k) and (ii) the Borrowing Base may be adjusted in accordance with Section 2.14(f)(ii) as a result of such Disposition;

(e) the Borrower and the Restricted Subsidiaries may lease, sublease, license or sublicense real property (other than Oil and Gas Properties, except to the extent such Oil and Gas Properties represent fee owned real property leased to a Guarantor), personal property or intellectual property in the ordinary course of business; provided that, with respect to intellectual property, the Borrower or any of its Restricted Subsidiaries receives (or retains) a license or other ownership rights to use such intellectual property;

(f) Dispositions (including like-kind exchanges and reverse like-kind exchanges) of property (other than Borrowing Base Properties, Borrowing Base Midstream Assets or Equity Interests of any Restricted Subsidiary or of any Minority Investment that directly or indirectly owns any Borrowing Base Properties or Borrowing Base Midstream Assets) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of such replacement property;

(g) (i) Dispositions of, or Farm-Out Agreements with respect to, undeveloped acreage to which no Proved Reserves are attributable and assignments in connection with such Dispositions or Farm-Out Agreements and (ii) Dispositions of surface interests or properties that are not Borrowing Base Properties or Borrowing Base Midstream Assets;

(h) Dispositions of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(i) transfers of property subject to a Casualty Event or in connection with any condemnation proceeding with respect to Collateral;

(j) the unwinding or termination of any Hedge Agreement (subject to the terms of Section 2.14(f)(i)); provided that during the period from the First Amendment Effective Date through and including the earlier to occur of the Fall 2025 Outside Date and the Aggregate Increase Date, the aggregate Borrowing Base Value of all Hedge Agreements so unwound or terminated shall not exceed $37,500,000;

(k) Dispositions of (i) Oil and Gas Properties that are not Borrowing Base Properties or Borrowing Base Midstream Assets (or any interest therein or the Equity Interests of any Restricted Subsidiary or of any Minority Investment that does not directly or indirectly own any Borrowing Base Properties or Borrowing Base Midstream Assets) and (ii) other assets not included in the Borrowing Base (other than (A) inventory and other goods held for sale, including Hydrocarbons, (B) accounts receivable, (C) Hedge Agreements, or (D) Equity Interests of any Restricted Subsidiary owning Borrowing Base Properties or Borrowing Base Midstream Assets);

(l) any conveyance, issuance or sale of Equity Interests in, or sale of Indebtedness or other securities of, an Unrestricted Subsidiary (or a Restricted Subsidiary which owns an Unrestricted Subsidiary so long as such Restricted Subsidiary owns no assets other than the Equity Interests of such Unrestricted Subsidiary);

(m) any swap of assets (other than cash equivalents and other than Borrowing Base Properties, Borrowing Base Midstream Assets or Equity Interests of any Restricted Subsidiary or of any Minority Investment that directly or indirectly owns any Borrowing Base Properties or Borrowing Base Midstream Assets)) in exchange for services or assets of the same type in the ordinary course of business of comparable or greater value or usefulness to the business of the Borrower and its Subsidiaries as a whole, as determined in good faith by the management of the Borrower;

(n) [reserved];

(o) Disposition of any asset between or among the Borrower and/or its Subsidiaries as a substantially concurrent interim Disposition in connection with a transaction permitted by Section 10.3, or in connection with an Investment otherwise permitted pursuant to Section 10.5 or a Disposition otherwise permitted pursuant to clauses (a) through (m) above, so long as any such Disposition to a non-Guarantor shall be subject to adjustment of the Borrowing Base as set forth in Section 2.14(f)(ii) to the extent applicable;

(p) the lapse or abandonment in the ordinary course of business of any registrations or applications for registration of any immaterial intellectual property rights;

(q) Dispositions (other than cash equivalents and other than Borrowing Base Properties, Borrowing Base Midstream Assets or Equity Interests of any Restricted Subsidiary or of any Minority Investment that directly or indirectly owns any Borrowing Base Properties or Borrowing Base Midstream Assets) for Fair Market Value of assets up to an aggregate value of all such Dispositions of $10,000,000 in any fiscal year;

(r) Disposition of any easement on any surface rights to any Governmental Authority to satisfy the requirements of any “conservation easements” or similar programs established by any Governmental Authority; provided that such Disposition does not materially impair the exploitation and development of the affected Oil and Gas Properties; and

(s) (i) the issuance or sale of any Permitted Convertible Debt by the Borrower, (ii) the sale of any Permitted Warrant Transaction by the Borrower, (ii) the purchase of any Permitted Bond Hedge Transaction by the Borrower, (iv) the performance by the Borrower of its obligations under any Permitted Convertible Debt, any Permitted Warrant Transaction or any Permitted Bond Hedge Transaction, in each case as permitted by this Agreement or (v) the early unwind or termination of any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions.

To the extent any Collateral is Disposed of as expressly permitted by this Section 10.4 to any Person other than a Credit Party, such Collateral shall be sold free and clear of the Liens created by the Credit Documents, and, if requested by the Administrative Agent, upon the certification by the Borrower that such Disposition is permitted by this Agreement, the Administrative Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing at Borrower’s sole cost and expense.

10.5 Limitation on Investments. The Borrower will not, and will not permit any of the Restricted Subsidiaries, to (i) purchase or acquire (including pursuant to any merger, consolidation or amalgamation with a person that is not a Wholly owned Subsidiary immediately prior to such merger, consolidation or amalgamation) any Equity Interests, evidences of Indebtedness or other securities of any other Person, (ii) make any loans or advances to or guarantees of the Indebtedness of any other Person, or (iii) purchase or otherwise acquire (in one transaction or a series of related transactions) (x) all or substantially all of the property and assets or business of another Person or (y) assets constituting a business unit, line of business or division of such Person (each, an “Investment”), except:

(a) extensions of trade credit and purchases of assets and services (including purchases of inventory, supplies and materials) in the ordinary course of business;

(b) Investments in assets that constituted Permitted Investments at the time such Investments were made;

(c) loans and advances to officers, directors, employees and consultants of the Borrower or any of its Restricted Subsidiaries (i) for reasonable and customary business-related travel, entertainment, relocation and analogous ordinary business purposes (including employee payroll advances) and (ii) in connection with such Person’s purchase of Equity Interests of the Borrower; provided that, (x) to the extent such loans and advances are made in cash, the amount of such loans and advances used to acquire such Equity Interests shall be contributed to the Borrower in cash and (y) the aggregate principal amount outstanding pursuant to this clause (c) shall not exceed $2,500,000;

(d) (i) Investments existing on, or made pursuant to commitments in existence on, the Closing Date as set forth on Schedule 10.5(d), (ii) Investments existing on the Closing Date of the Borrower or any Subsidiary in any other Subsidiary and (iii) any extensions, modifications, replacements, renewals or reinvestments thereof, so long as the amount of any Investment made pursuant to this clause (d) is not increased at any time above the amount of such Investment as of the Closing Date (other than (a) pursuant to an increase as required by the terms of any such Investment as in existence on the Closing Date or (b) as otherwise permitted under this Section 10.5);

(e) any Investment acquired by the Borrower or any of its Restricted Subsidiaries: (i) in exchange for any other Investment, accounts receivable or endorsements for collection or deposit held by the Borrower or any such Restricted Subsidiary in each case in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of, or settlement of delinquent accounts and disputes with or judgments against, the issuer of such other Investment or accounts receivable (including any trade creditor or customer), (ii) in satisfaction of judgments against other Persons, (iii) as a result of a foreclosure by the Borrower or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default or (iv) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes with Persons who are not Affiliates;

(f) Investments to the extent that payment for such Investments is made with Qualified Equity Interests of the Borrower;

(g) Investments by (i) the Borrower in any Guarantor or by any Guarantor in the Borrower or in any other Guarantor and (ii) any Restricted Subsidiary that is not a Guarantor in the Borrower or any other Restricted Subsidiary; provided that any such Investments in the form of loans shall be subordinated in right of payment to the Loans on the terms set forth in the Guarantee or other subordination agreement as is reasonably satisfactory to the Administrative Agent, as applicable;

(h) Investments constituting Permitted Acquisitions; provided that the aggregate amount of consideration in respect of Permitted Acquisitions of Restricted Subsidiaries that do not become Guarantors in accordance with Section 9.10 shall not exceed the greater of $50,000,000 and 5% of Adjusted Consolidated Net Tangible Assets at the time of such acquisition;

(i) Investments in an amount not to exceed one hundred percent (100%) of Distributable Free Cash Flow at the time made; provided that the FCF Payment Conditions are satisfied;

(j) Investments constituting promissory notes and other non-cash proceeds of Dispositions of assets to the extent permitted by Section 10.4 or any other disposition of assets not constituting a Disposition;

(k) Investments consisting of Restricted Payments permitted under Section 10.6 (other than Section 10.6(c));

(l) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(m) Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers consistent with past practices or industry practice;

(n) advances of payroll payments to employees, consultants or independent contractors or other advances of salaries or compensation to employees, consultants or independent contractors, in each case of the Borrower or any Restricted Subsidiary and in the ordinary course of business;

(o) guarantee obligations of the Borrower or any Restricted Subsidiary of leases (other than Financing Leases) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(p) Investments held by a Person acquired (including by way of merger, amalgamation or consolidation) after the Closing Date otherwise in accordance with this Section 10.5 to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(q) to the extent constituting Investments, Industry Investments and in interests in additional Oil and Gas Properties and gas gathering systems related thereto or Investments related to farm-out, farm-in, joint operating, joint venture, joint development or other area of mutual interest agreements, other similar industry investments, gathering systems, pipelines or other similar oil and gas exploration and production business arrangements whether through direct ownership or ownership through a joint venture or similar arrangement;

(r) to the extent constituting Investments, the Transactions, the Sabinal Acquisition and the IKAV Acquisition;

(s) Investments in Hedge Agreements permitted by each of Section 10.1 and Section 10.10;

(t) Investments consisting of fundamental changes and Dispositions permitted under Sections 10.3 (other than Sections 10.3(a), (c) and (f)) and 10.4 (other than Section 10.4(d));

(u) [reserved];

(v) Investments resulting from pledges and deposits under clauses (d) and (e) of the definition of “Permitted Liens” and clauses (i), (j)(i) and (o) of Section 10.2;

(w) advances in the form of a prepayment of expenses, so long as such expenses are being paid in accordance with customary trade terms of the Borrower or the relevant Restricted Subsidiary;

(x) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(y) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client contacts and loans or advances made to distributors in the ordinary course of business;

(z) Investments in Excluded Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this Section 10.5(z) that are at the time outstanding, without giving effect to the sale of an Excluded Subsidiary to the extent the proceeds of such sale do not consist of marketable securities (until such proceeds are converted to cash equivalents) not to exceed the greater of (i) $50,000,000 and (ii) five percent (5%) of Adjusted Consolidated Net Tangible Assets at the time of making such Investment, so long as no Event of Default has occurred and is continuing;

(aa) Investments made at any such time; provided that the Unlimited Payment Conditions are satisfied;

(bb) any Investment constituting a Disposition or transfer of any asset between or among the Borrower and/or its Restricted Subsidiaries as a substantially concurrent interim Disposition or transfer in connection with an Investment otherwise permitted pursuant to clauses (a) through (aa) above or (cc) below or in connection with a transaction permitted by Section 10.3 or in connection with a Disposition permitted pursuant to Section 10.4; and

(cc) other Investments in an amount not to exceed the greater of (i) $50,000,000 and (ii) 5% of Adjusted Consolidated Net Tangible Assets at the time of making such Investment, so long as no Event of Default has occurred and is continuing.

Notwithstanding anything to the contrary herein, in no event shall any Permitted Bond Hedge Transactions or any Permitted Warrant Transactions (or any performance of obligations under any Permitted Bond Hedge Transactions and/or any Permitted Warrant Transactions, as permitted by this Agreement) be considered an “Investment” for purposes of this Agreement.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or such different series of Permitted Convertible Debt minus the net cost of any Permitted Bond Hedge Transaction and any related Permitted Warrant Transaction entered into in connection therewith plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

10.6 Limitation on Restricted Payments. The Borrower will not directly or indirectly pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Qualified Equity Interests) or redeem, purchase, retire or otherwise acquire for value any of its Equity Interests (other than through the issuance of additional Qualified Equity Interests), or permit any Restricted Subsidiary to purchase or otherwise acquire for consideration (except in connection with an Investment permitted under Section 10.5) any Equity Interests of the Borrower, now or hereafter outstanding (all of the foregoing, “Restricted Payments”); except that:

(a) (i) the Borrower may redeem in whole or in part any of its Equity Interests in exchange for another class of its Equity Interests or with proceeds from substantially concurrent equity contributions or issuances of new Equity Interests; provided that such new Equity Interests contain terms and provisions at least as advantageous to the Lenders in all material respects to their interests as those contained in the Equity Interests redeemed thereby, (ii) the Borrower may redeem in whole or in part any of its Equity Interests in connection with the exercise of a redemption right payable in shares of IPO Corp. or with proceeds from substantially concurrent equity contributions to IPO Corp. or issuances of new Equity Interests of IPO Corp., in each case, to the extent that such shares or proceeds are directly or indirectly received by the Borrower from IPO Corp. substantially contemporaneously therewith, (iii) the Borrower may pay premium in respect of, and otherwise perform its obligations under (including the unwinding of), any Permitted Bond Hedge Transaction(s) permitted or required in accordance with terms thereof, and (iv) the Borrower may settle any related Permitted Warrant Transaction(s) (I) by delivery of shares of the Borrower’s common stock upon settlement thereof or (II) by (A) set-off against the related Permitted Bond Hedge Transaction or (B) payment of an early termination amount thereof in common stock upon any early termination thereof;

(b) the Borrower may redeem, acquire, retire or repurchase shares of its Equity Interests held by any present or former officer, manager, consultant, director or employee (or their respective Affiliates, estates, spouses, former spouses, successors, executors, administrators, heirs, legatees, distributees or immediate family members) of the Borrower and its Restricted Subsidiaries, in connection with the death, disability, retirement or termination of employment of any such Person or otherwise in accordance with any equity option or equity appreciation rights plan, any management, director and/or employee equity ownership, benefit or incentive plan or agreement, equity subscription plan, employment termination agreement or any other employment agreements or equity holders’ agreement; provided that the aggregate amount of Restricted Payments made under this clause (b) shall not exceed (A) $30,000,000 in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $40,000,000 in any calendar year), plus (B) all Net Cash Proceeds obtained by or contributed to the Borrower during such calendar year from the sales of Equity Interests to other present or former officers, consultants, employees, directors and managers in connection with any permitted compensation and incentive arrangements plus (C) all net cash proceeds obtained from any key-man life insurance policies received during such calendar year plus (D) the amount of any cash bonuses otherwise payable to members of management, directors or consultants of the Borrower or its Subsidiaries in connection with the Transactions that are foregone in return for the receipt of Equity Interests; notwithstanding the foregoing, the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (B), (C) and (D) above in any calendar year and provided, further, that cancellation of Indebtedness owing to the Borrower or any of its Restricted Subsidiaries from any future, present or former employees, directors, officers, members of management or consultants, of the Borrower, any Restricted Subsidiary, any direct or indirect parent company of the Borrower or any of the Borrower’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Borrower or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of this Agreement;

(c) to the extent constituting Restricted Payments, the Borrower may make Investments permitted by Section 10.5 (other than Sections 10.5(k) and (t));

(d) to the extent constituting Restricted Payments, the Borrower may consummate transactions expressly permitted by Section 10.3;

(e) the Borrower may repurchase Equity Interests of the Borrower upon exercise of stock options or warrants if such Equity Interests represents all or a portion of the exercise price of such options or warrants;

(f) the Borrower may make Restricted Payments in the form of Equity Interests of the Borrower (other than Disqualified Stock not otherwise permitted by Section 10.1);

(g) the Borrower or any of the Restricted Subsidiaries may pay cash in lieu of fractional shares in connection with any dividend, split or combination thereof or other Investment permitted under Section 10.5 or any redemption or conversion of any convertible debt;

(h) the Borrower may pay any dividends or distributions within sixty (60) days after the date of declaration thereof, if at the date of declaration such payment would have complied with the other clauses of this Section 10.6;

(i) the Borrower may consummate the Transactions (and pay fees and expenses in connection therewith on or following the Closing Date), and make payments described in Section 9.21(a), (e) and (f) (subject to the conditions set out therein);

(j) payments made or expected to be made by the Borrower or any of the Restricted Subsidiaries in respect of required withholding or similar non-U.S. Taxes with respect to any future, present or former employee, director, manager or consultant and any repurchases of Equity Interests in consideration of such payments including deemed repurchases in connection with the exercise of stock options;

(k) payments and distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of all or substantially all of the assets of the Borrower and its Restricted Subsidiaries taken as a whole that complies with the terms of this Agreement;

(l) the distribution, by dividend or otherwise, of Equity Interests of, or Indebtedness owed to the Borrower or a Restricted Subsidiary by, an Unrestricted Subsidiary (or a Restricted Subsidiary that owns an Unrestricted Subsidiary); provided that such Restricted Subsidiary owns no assets other than Equity Interests of an Unrestricted Subsidiary (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Permitted Investments);

(m) the Borrower may make and pay Restricted Payments to the General Partner or, at any time after the consummation of IPO Corp. Formation Transactions, IPO Corp. or any Subsidiary thereof that is a parent company of the Borrower (without duplication):

(i) the proceeds of which shall be used to allow the General Partner or IPO Corp. and its Subsidiaries, as applicable, to pay its operating expenses incurred in the ordinary course of business and other corporate overhead costs and expenses (including administrative, legal, accounting and other professional costs and expenses) to the extent attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries or the maintenance of IPO Corp.’s existence as a publicly traded entity;

(ii) the proceeds of which shall be used to make Restricted Payments to allow IPO Corp. and its Subsidiaries to pay fees and expenses related to any equity issuance or offering or debt issuance, incurrence or offering, Disposition or acquisition or investment transaction permitted by this Agreement, whether or not consummated;

(iii) the proceeds of which shall be used to pay fees and expenses (including franchise, excise or similar taxes) required to maintain its corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees and consultants of the General Partner or, if applicable, IPO Corp. and its Subsidiaries to the extent such salaries, bonuses, other benefits and indemnities are attributable to the ownership or operation of the Borrower and the Restricted Subsidiaries; and

(iv) to finance any IPO Corp. Permitted Investment; provided that (A) such Restricted Payment shall be made within 120 days of the closing of such IPO Corp. Permitted Investment and (B) the Borrower shall comply with Section 9.10 in connection therewith.

(n) at any time after the consummation of IPO Corp. Formation Transactions, the Borrower may make Permitted Tax Distributions;

(o) Restricted Payments in an amount not to exceed one hundred percent (100%) of Distributable Free Cash Flow at the time made, so long as the FCF Payment Conditions are satisfied; and

(p) any Restricted Payment, so long as the Unlimited Payment Conditions are satisfied.

For the avoidance of doubt, this Section 10.6 shall not prohibit the conversion by holders of (including any cash payment upon conversion), or required payment of any principal or premium on (including, for the avoidance of doubt, in respect of a required repurchase in connection with the redemption of Permitted Convertible Debt upon satisfaction of a condition related to the stock price of Borrower’s common stock) or required payment of any interest with respect to, any Permitted Convertible Debt in each case, in accordance with the terms of the indenture governing such Permitted Convertible Debt.

Notwithstanding the foregoing, Borrower may repurchase, exchange or induce the conversion of Permitted Convertible Debt by delivery of shares of Borrower’s common stock and/or a different series of Permitted Convertible Debt and/or by payment of cash (in an amount that does not exceed the proceeds received by Borrower from the substantially concurrent issuance of shares of Borrower’s common stock and/or such different series of Permitted Convertible Debt minus the net cost of any Permitted Bond Hedge Transaction and related Permitted Warrant Transaction entered into in connection therewith plus the net cash proceeds, if any, received by Borrower pursuant to the related exercise or early unwind or termination of the related Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, pursuant to the immediately following proviso); provided that, for the avoidance of doubt, substantially concurrently with, or a commercially reasonable period of time before or after, the related settlement date for the Permitted Convertible Debt that are so repurchased, exchanged or converted, Borrower may exercise or unwind or terminate early (whether in cash, shares or any combination thereof) the portion of the Permitted Bond Hedge Transactions and Permitted Warrant Transactions, if any, corresponding to such Permitted Convertible Debt that are so repurchased, exchanged or converted.

10.7 Limitations on Debt Payments and Amendments.

(a) The Borrower will not, and will not permit any Restricted Subsidiary to, prepay, repurchase or redeem or otherwise defease prior to its scheduled maturity any Permitted Additional Debt, Permitted Pari Term Loan Debt or any other Indebtedness for borrowed money that is expressly subordinated in right of payment to or payment priority or is secured by a Junior Lien (or any Permitted Refinancing Indebtedness in respect thereof to the extent constituting Permitted Additional Debt, any Material Indebtedness, Permitted Pari Term Loan Debt) (such Permitted Additional Debt, Permitted Pari Term Loan Debt or other Indebtedness or any Permitted Refinancing Indebtedness in respect thereof, “Other Debt”) (for the avoidance of doubt, it being understood that payments of regularly-scheduled cash interest in respect of Other Debt and any AHYDO payments, to the extent expressly permitted by this Agreement to be included in such Other Debt, shall be permitted unless expressly prohibited by any applicable Intercreditor Agreement or the terms of the documents governing any such subordination) (any of the foregoing, an “Other Debt Payment”); provided, however, that the Borrower or any Restricted Subsidiary may prepay, repurchase, redeem or defease prior to its scheduled maturity any Other Debt:

(i) so long as no Event of Default exists, substantially contemporaneously with its receipt of (and in an amount up to) any cash proceeds from an issuance or sale of, or in exchange for (A) any Term Loans hereunder (solely in the case of Other Debt Payments in respect of Permitted Secured Debt), (B) Permitted Unsecured Debt, (C) Permitted Pari Term Loan Debt (solely in the case of Other Debt Payments in respect of Permitted Pari Term Loan Debt or Permitted Unsecured Debt, and not for Permitted Junior Lien Debt), (D) Permitted Junior Lien Debt or (E) Permitted Refinancing Indebtedness,

(ii) by converting or exchanging any Other Debt to Qualified Equity Interests,

(iii) in cash so long as the Unlimited Payment Conditions are satisfied at the time of making such payment,

(iv) in cash, in an amount not to exceed one hundred percent (100%) of Distributable Free Cash Flow so long as the FCF Payment Conditions are satisfied at the time of making such payment,

(v) in exchange for or with proceeds of any Qualified Equity Interests within sixty (60) days of receipt of such proceeds, and

(vi) owed to the Borrower or any Guarantor to the extent not prohibited by the subordination provisions contained in the Guarantee, so long as no Event of Default has occurred and is continuing and the Borrower has not received a notice from the Collateral Agent (acting at the written direction of the Administrative Agent) instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment.

(b) The Borrower will not amend or modify the terms of any Other Debt, other than amendments or modifications that (i) would otherwise comply with the definition of “Permitted Refinancing Indebtedness” that may be incurred to Refinance any such Indebtedness, (ii) would have the effect of converting any Other Debt to Qualified Equity Interests or (iii) to the extent such amendment or modification would not have been prohibited under this Agreement at the time such Permitted Refinancing Indebtedness, Other Debt or documentation was first issued, incurred or entered into, as applicable (it being understood that such analysis shall assume that the Agreement in effect at the time of such amendment or modification constituted the Agreement at the time when such Permitted Refinancing Indebtedness or Other Debt was first issued, incurred or entered into, as applicable); and

(c) Notwithstanding the foregoing and for the avoidance of doubt, nothing in this Section 10.7 shall prohibit (i) the repayment or prepayment of intercompany subordinated Indebtedness owed among the Borrower and/or the Restricted Subsidiaries, in either case, unless an Event of Default has occurred and is continuing and the Borrower has received a notice from the Collateral Agent instructing it not to make or permit the Borrower and/or the Restricted Subsidiaries to make any such repayment or prepayment, or (ii) substantially concurrent transfers of credit positions in connection with intercompany debt restructurings so long as such Indebtedness is permitted by Section 10.1 after giving effect to such transfer.

10.8 Negative Pledge Agreements. The Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into or permit to exist any Contractual Requirement (other than this Agreement or any other Credit Document) that limits the ability of the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person for the benefit of the Secured Parties with respect to the Obligations or under the Credit Documents; provided that the foregoing shall not apply to each of the following Contractual Requirements that:

(a) (i) exist on the Closing Date and (to the extent not otherwise permitted by this Section 10.8) are listed on Schedule 10.8 and (ii) to the extent Contractual Requirements permitted by subclause (i) are set forth in an agreement evidencing Indebtedness or other obligations, are set forth in any agreement evidencing any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness or obligation so long as such Permitted Refinancing Indebtedness does not expand the scope of such Contractual Requirement;

(b) are binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary of the Borrower, so long as such Contractual Requirements were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary of the Borrower;

(c) represent Indebtedness permitted under Section 10.1 of a Restricted Subsidiary of the Borrower that is not a Guarantor so long as such Contractual Requirement applies only to such Subsidiary and its Subsidiaries;

(d) arise pursuant to agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition;

(e) are customary provisions in joint venture agreements and other similar agreements permitted by Section 10.5 and applicable to joint ventures or otherwise arise in (A) agreements which restrict the Disposition or distribution of assets or property subject to oil and gas leases, joint operating agreements, joint exploration and/or development agreements, participation agreements or (B) any instrument on which a Lien cannot be granted without the consent of a third party (to the extent the Administrative Agent and the Lenders otherwise have an Acceptable Security Interest in the property covered by such contract or instrument pursuant to the definition thereof or the property covered thereby is not required to be pledged as Collateral pursuant to the Credit Documents) and, in each case other similar agreements entered into in the ordinary course of the oil and gas exploration and development business and customary provisions in any Agreement of the type described in the definition of “Industry Investments” entered into in the ordinary course of business;

(f) are customary restrictions on leases, subleases, licenses or asset sale agreements otherwise permitted hereby so long as such restrictions relate to the assets subject thereto;

(g) are customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Restricted Subsidiary or in leases prohibiting Liens on retained property rights of the lessor in connection with operations of the lessee conducted on the leased property;

(h) are customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(i) restrict the use of cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

(j) exist under any documentation governing any Permitted Refinancing Indebtedness incurred to Refinance any Indebtedness but only to the extent such Contractual Requirement is not materially more restrictive, taken as a whole, than the Contractual Requirement in the Indebtedness being refinanced;

(k) are customary net worth provisions contained in real property leases entered into by any Restricted Subsidiary of the Borrower, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Borrower and the Restricted Subsidiaries to meet their ongoing obligation;

(l) are included in any agreement relating to any Lien, so long as (i) such Lien is permitted under Section 10.2(b), (c), (f) or (g) and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 10.8;

(m) are restrictions imposed by any agreement relating to Indebtedness incurred pursuant to Section 10.1 or Permitted Refinancing Indebtedness in respect thereof, to the extent such restrictions are not materially more restrictive, taken as a whole, than the restrictions contained in the Credit Documents as determined by the Borrower in good faith;

(n) are restrictions regarding licenses or sublicenses by the Borrower and the Restricted Subsidiaries of intellectual property in the ordinary course of business (in which case such restriction shall relate only to such intellectual property);

(o) arise in connection with cash or other deposits permitted under Sections 10.2 and 10.5 and limited to such cash or deposit;

(p) are encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (o) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(q) are included in the Permitted Pari Term Loan Debt Documents.

10.9 Limitation on Subsidiary Distributions. The Borrower will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to pay dividends or make any other distributions to the Borrower or any Restricted Subsidiary on its Equity Interests or with respect to any other interest or participation in, or measured by, its profits or transfer any property to the Borrower or any Restricted Subsidiary except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Closing Date, including pursuant to the Credit Documents;

(b) purchase money obligations for property acquired in the ordinary course of business and obligations under any Financing Lease that impose restrictions on transferring the property so acquired;

(c) any agreement or other instrument of a Person acquired by or merged or consolidated with or into the Borrower or any Restricted Subsidiary, or of an Unrestricted Subsidiary that is designated a Restricted Subsidiary, or that is assumed in connection with the acquisition of assets from such Person, in each case that is in existence at the time of such transaction (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired or designated;

(d) secured Indebtedness otherwise permitted to be incurred pursuant to Section 10.1(m) or (x) as it relates to limitations on the rights of the debtor to dispose of the assets securing such Indebtedness;

(e) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(f) other Indebtedness of Borrower and its Restricted Subsidiaries permitted to be incurred subsequent to the Closing Date pursuant to Sections 10.1(a), (i), (l) and (m) and (x) so long as the provisions relating to such encumbrance or restriction contained in such Indebtedness are no less favorable to the Borrower, taken as a whole, as determined by the board of directors of the Borrower in good faith, than the provisions contained in this Agreement as in effect on the Closing Date;

(g) customary provisions in joint venture agreements or agreements governing property held with a common owner and other similar agreements or arrangements relating solely to such joint venture or property or are otherwise customary encumbrances or restrictions imposed pursuant to any agreement of the type described in the definition of “Industry Investments” entered into in the ordinary course of business of the Oil and Gas Business;

(h) customary provisions contained in leases, sub-leases, licenses, sub-licenses or similar agreements, in each case, entered into in the ordinary course of business;

(i) any agreements entered into with respect to any sale, transfer, lease or other Disposition permitted by Section 10.4 and applicable solely to assets under such sale, transfer, lease or other Disposition;

(j) any encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (i) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower’s board of directors, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(k) the Permitted Pari Term Loan Debt Documents.

10.10 Hedge Agreements. The Borrower will not, and will not permit any Restricted Subsidiary to, enter into any Hedge Agreements with any Person other than:

(a) Hedge Agreements with Approved Counterparties in respect of Hydrocarbons entered into not for speculative purposes, the net notional volumes for which (when aggregated with other commodity Hedge Agreements then in effect, other than puts, floors and basis differential swaps on volumes already hedged pursuant to other Hedge Agreements) do not exceed, as of the date the latest hedging transaction is entered into under a Hedge Agreement, eighty percent (80%) of the reasonably anticipated Hydrocarbon production of crude oil and natural gas, calculated separately, from the Credit Parties’ total Proved Reserves (as forecast based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.13(a), as applicable) for each calendar month included in the sixty (60) month period following the date of creation of such hedging arrangement (the “Ongoing Hedges”), (ii) any Permitted Bond Hedge Transaction(s), and (iii) any Permitted Warrant Transaction. In no event shall any Hedge Agreement entered into by the Credit Parties have a tenor longer than sixty (60) months. If after the end of any calendar month, the Borrower determines that the aggregate volume of all commodity hedging transactions for which settlement payments were calculated in such calendar month (other than puts, floors, and basis differential swaps on volumes hedged by other permitted Hedge Agreements) exceeded 100% of actual production of Hydrocarbons during such period, then, within 15 Business Days (or such longer period as is reasonably acceptable to the Administrative Agent) after the end of such calendar month, the Borrower shall terminate, create off-setting positions for, allocate volumes to other production the Borrower or any Subsidiary is marketing from, or otherwise unwind existing Hedge Agreements such that, at such time, future hedging volumes will not exceed 100% of reasonably projected Hydrocarbon production (based upon the Credit Parties’ internal projections) for the then-current and any succeeding calendar months.

(b) In addition to the Ongoing Hedges, in connection with a proposed or pending acquisition of Oil and Gas Properties (a “Proposed Acquisition”), the Credit Parties may also enter into incremental hedging contracts with respect to the Credit Parties’ reasonably anticipated projected Hydrocarbon production of crude oil and natural gas, calculated separately, from the total Proved Reserves of the Borrower and its Restricted Subsidiaries as forecast based upon the most recent Reserve Report having notional volumes not in excess of fifteen percent (15%) of the Credit Parties’ existing projected production prior to the consummation of such Proposed Acquisition (such that the aggregate shall not be more than ninety-five percent (95%) of the reasonably anticipated projected production prior to the consummation of such Proposed Acquisition) for each month during the period not exceeding thirty-six (36) months from the date such hedging arrangement is created during the period between (i) the date on which such Credit Party signs a definitive acquisition agreement in connection with a Proposed Acquisition and (ii) the earliest of (A) the date of consummation of such Proposed Acquisition, (B) the date of termination of such Proposed Acquisition and (C) one hundred twenty (120) days after the date of execution of such definitive acquisition agreement (or such longer period as the Administrative Agent may agree in its reasonable discretion). However, all such incremental hedging contracts entered into with respect to a Proposed Acquisition must be terminated or unwound within ninety (90) days following the date of termination of such Proposed Acquisition, unless the Borrower is in compliance with the first sentence of Section 10.10(a) at such time with such compliance calculated as if all such incremental hedging contracts were entered into at such time, (a “Required Incremental Hedge Unwind”). The above limitations shall not include purchased put options or floors for Hydrocarbons that are not related to corresponding calls, collars or swaps and with respect to which neither Borrower nor any Restricted Subsidiary has any payment obligation other than premiums and charges the total amount of which are fixed and known at the time such transaction is entered into. It is understood that commodity Hedge Agreements which may, from time to time, “hedge” the same volumes of commodity risk but different elements of commodity risk thereof, including where one or more such Hedge Agreements partially offset one or more other such Hedge Agreements, shall not be aggregated together when calculating the foregoing limitations on notional volumes.

(c) Other Hedge Agreements (other than any Hedge Agreements in respect of Hydrocarbons or equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions) entered into not for speculative purposes.

(d) It is understood that for purposes of this Section 10.10, the following Hedge Agreements shall be deemed not to be speculative or entered into for speculative purposes: (i) any commodity Hedge Agreement intended, at inception of execution, to hedge or manage any of the risks related to existing and or forecasted Hydrocarbon production of the Borrower or its Restricted Subsidiaries (whether or not contracted) and (ii) any Hedge Agreement intended, at inception of execution, (A) to hedge or manage the interest rate exposure associated with any debt securities, debt facilities or leases (existing or forecasted) of the Borrower or its Restricted Subsidiaries, (B) for foreign exchange or currency exchange management, (C) to manage commodity portfolio exposure associated with changes in interest rates or (D) to hedge any exposure that the Borrower or its Restricted Subsidiaries may have to counterparties under other Hedge Agreements such that the combination of such Hedge Agreements is not speculative taken as a whole.

(e) For purposes of entering into or maintaining Ongoing Hedges under Section 10.10(a), forecasts of reasonably projected Hydrocarbon production volumes and reasonably anticipated Hydrocarbon production from the Credit Parties’ total Proved Reserves based upon the Initial Reserve Report or the most recent Reserve Report delivered pursuant to Section 9.13(a), as applicable, shall be revised to account for any increase or decrease therein anticipated because of information obtained by Borrower or any other Credit Party subsequent to the publication of such Reserve Report including the Borrower’s or any other Credit Party’s internal forecasts of production decline rates for existing wells and additions to or deletions from anticipated future production from new wells and acquisitions coming on stream or failing to come on stream.

(f) Notwithstanding anything to the contrary herein, the Borrower or any other Credit Party shall be permitted to enter into Hedge Agreements with respect to Hydrocarbons purchased from third parties to the extent such Hydrocarbons are intended to be consumed by the Borrower or any other Credit Party in their respective operations or used in connection with the Oil and Gas Business. In no event shall any Lien secure Hedge Agreements except pursuant to the Credit Documents, nor shall any Hedge Agreement contain any requirement, agreement or covenant for the Borrower and its Restricted Subsidiaries to post collateral, credit support (including in the form of letters of credit) or margin (other than, in each case, pursuant to the Credit Documents or to the extent required following Payment in Full) to secure their obligations under such Hedge Agreement or to cover market exposures, nor shall any Hedge Agreement be secured by any collateral other than Collateral pursuant to the Credit Documents.

(g) This Section 10.10 shall be subject to Section 12 of the First Amendment.

10.11 Financial Covenants.

(a) Consolidated Total Net Leverage Ratio. The Borrower will not permit the Consolidated Total Net Leverage Ratio as of the last day of any fiscal quarter ending on or after June 30, 2025 to be greater than 3.00 to 1.00.

(b) Current Ratio. The Borrower will not permit the Current Ratio as of the last day of any fiscal quarter ending on or after June 30, 2025 to be less than 1.00 to 1.00.

10.12 Amendments to Organization Documents and Management Services Agreement

. The Borrower shall not and shall not permit any of its Restricted Subsidiaries to amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) its Organization Document or the Management Services Agreement, in each case, or in a manner that is material and adverse to the interests of the Administrative Agent or the Lenders without the consent of the Majority Lenders and the Administrative Agent (it being understood and agreed that any such amendment, supplement or modification of any Organization Document to reflect or effectuate the IPO Corp. Formation Transactions or an IPO Corp. Qualifying IPO shall not be deemed material and adverse to the interests of the Administrative Agent or the Lenders).

10.13 Sale or Discount of Receivables. Except for (a) receivables obtained by the Borrower or any Restricted Subsidiary out of the ordinary course of business, (b) the settlement of joint interest billing accounts in the ordinary course of business or discounts granted to settle collection of accounts receivable or the sale of defaulted accounts arising in the ordinary course of business in connection with the compromise or collection thereof and not in connection with any financing transaction or (c) a sale of receivables to the extent the proceeds thereof are used to prepay any Loans then outstanding, neither the Borrower nor any Restricted Subsidiary will discount or sell (with or without recourse) any of its notes receivable or accounts receivable.

10.14 Gas Imbalances. The Borrower shall not, and shall not permit its Restricted Subsidiaries to have, gas imbalances, take or pay or other prepayments (other than Service Agreement Undertakings) exceeding the greater of (x) two bcf of gas (stated on an mcf equivalent basis) and (y) two percent (2%) of the annual production of natural gas of the Borrower and its Restricted Subsidiaries for the most recent calendar year in the aggregate listed on the most recent Reserve Report, that in each case would require any Credit Party to deliver Hydrocarbons either generally or produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.

10.15 ERISA Compliance. The Borrower will not, and will not permit any Subsidiary to, at any time:

(a) engage, or permit any ERISA Affiliate to engage, in any transaction in connection with which the Borrower, a Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of Section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, if either of which would have a Material Adverse Effect;

(b) fail to make, or permit any ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any such Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, if such failure could reasonably be expected to have a Material Adverse Effect; or

(c) except as set forth on Schedule 10.15(c), contribute to or assume an obligation to contribute to, or permit any ERISA Affiliate to contribute to or assume an obligation to contribute to (i) any employee welfare benefit plan, as defined in Section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability other than the payment of accrued benefits under such plan, or (ii) any employee pension benefit plan, as defined in Section 3(2) of ERISA, that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code if either would have a Material Adverse Effect.

10.16 Accounts. Without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld), the Borrower will not, and will not permit any other Credit Party to, open or otherwise establish, or deposit, credit or otherwise transfer any Cash Receipts, securities, financial assets or any other property into, or maintain any such assets in, any Deposit Account or Securities Account other than (x) Deposit Accounts and Securities Accounts listed on Schedule 8.26 (as updated in writing by the Borrower from time to time in accordance with Section 8.26) and that, in each case, is subject to a Control Agreement to the extent required hereunder, (y) Excluded Accounts or (z) in compliance with Section 9.15.

10.17 Sanctions & Anti-Corruption Laws. The Borrower will not, and will not permit any of the Subsidiaries to, directly or indirectly, use the proceeds of any Credit Event, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other individual or entity, (i) to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction that, at the time of such funding, is the subject of Sanctions, (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws, or (iii) in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Administrative Agent, Issuing Bank or otherwise) of Sanctions Laws.

10.18 Status of the Borrower. The Borrower covenants and agrees that until Payment in Full, unless the Majority Lenders shall otherwise consent in writing (with such consent not to be unreasonably withheld, conditioned or delayed; provided that it shall be deemed reasonable for the Lenders to withhold its consent to the Borrower directly owning any Oil and Gas Properties), the Borrower will not directly operate any material business; provided that, for the avoidance of doubt, the following shall not constitute the operation of a business and shall in all cases be permitted to the extent not otherwise restricted by this Agreement or the other Credit Documents: (i) ownership of the Equity Interests in its Subsidiaries, together with activities related thereto, in each case in violation of applicable Sanctions Laws, (ii) performance of its obligations under and in connection with the Credit Documents and the incurrence and performance of Indebtedness and Guarantee Obligations in respect of Indebtedness of the Restricted Subsidiaries or any Subsidiary not prohibited by Section 10.1 and the granting and incurrence of any Liens permitted by Section 10.2, (iii) issuing, selling and redeeming its Equity Interests (including, for the avoidance of doubt, performing activities in preparation for and consummating any such offering, issuance or sale, the making of any dividend or distribution on account of, or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of, any shares of any class of its Equity Interests), (iv) maintaining its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees), holding directors’ and shareholders’ meetings, preparing corporate and similar records, and participating in tax, accounting or other administrative matters, (v) holding any cash, cash equivalents, other Permitted Investments, Deposit Accounts and Securities Accounts, subject to compliance with the terms of this Agreement (including as to Collateral), (vi) preparing reports to, and preparing and making notices to and filings with, Governmental Authorities and to its holders of Equity Interests, (vii) any action required to be taken by the Borrower to comply with its obligations under the Credit Documents, including pursuant to Section 9 and the consummation of any transaction not prohibited by the Borrower to be taken under this Agreement and the other Credit Documents, including any transaction permitted under Section 10 (other than this clause (vii)); provided that after giving effect to any such transaction and any related transactions, the Borrower shall not directly own and operate any material assets other than as would be permitted pursuant to the other clauses of this paragraph, (viii) providing indemnification to officers, managers and directors, (ix) activities associated with Public Company Compliance or otherwise required by Requirements of Law, (x) Permitted Intercompany Activities, (xi) the IPO Corp. Formation Transactions, (xii) the performance of obligations under and compliance with its organizational documents, any demands or requests from or requirements of a Governmental Authority or any applicable law, ordinance, regulation, rule, order, judgment, decree or permit, including as a result of or in connection with the activities of it or its Subsidiaries and (xiii) activities incidental to the activities described in each foregoing clause of this Section 10.18.

10.19 Foreign Subsidiaries. The Borrower and its Restricted Subsidiaries shall not (i) create or acquire any Foreign Subsidiaries or (ii) make any material expenditures (whether such expenditure is capital, operating or otherwise) in or related to any Oil and Gas Properties not located within the geographical boundaries, and the territorial waters, of the United States.

Section 11. Events of Default

Upon the occurrence of any of the following specified events (each an “Event of Default”):

11.1 Payments. The Borrower shall (a) default in the payment when due of any principal of the Loans or any Unpaid Drawings or (b) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans, fees or of any other amounts owing hereunder or under any other Credit Document (other than any amount referred to in clause (a) above).

11.2 Representations, Etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or any certificate, report or notice delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made.

11.3 Covenants. Any Credit Party shall:

(a) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.1(d)(i), 9.5 (solely with respect to the Borrower), 9.11 or Section 10; or

(b) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 11.1 or 11.2 or clause (a) of this Section 11.3) contained in this Agreement or any Credit Document and such default shall continue unremedied for a period of at least thirty (30) days after receipt of written notice thereof by the Borrower from the Administrative Agent.

11.4 Default Under Other Agreements. (a) The Borrower or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Material Indebtedness beyond the period of grace, if any, provided in the instrument of agreement under which such Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, (other than (A) with respect to indebtedness in respect of any Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements, (B) any event requiring prepayment pursuant to customary asset sale provisions, (C) secured Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such indebtedness permitted under this Agreement and (D) (x) the occurrence of any customary event or condition that vests the right of any holder of Permitted Convertible Debt to submit any Permitted Convertible Debt for conversion, exchange or exercise in accordance with its terms or (y) any actual conversion, exchange or exercise of any Permitted Convertible Debt in accordance with its terms), the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Material Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness to be made, prior to its stated maturity, unless, in the case of each of the foregoing, such holder or holders shall have (or through its or their trustee or agent on its or their behalf) waived such default in a writing to the Borrower, or

(b) Without limiting the provisions of clause (a) above, any such default under any such Material Indebtedness shall cause such Material Indebtedness to be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment (and (i) with respect to Material Indebtedness consisting of any Hedge Agreements, other than due to a termination event or equivalent event pursuant to the terms of such Hedge Agreements, (ii) other than pursuant to customary asset sale provisions and (iii) other than secured Material Indebtedness that becomes due as a result of a Disposition (including as a result of Casualty Event) of the property or assets securing such Material Indebtedness permitted under this Agreement) prior to the stated maturity thereof.

11.5 Bankruptcy, Etc. The Borrower or any Significant Subsidiary shall commence a voluntary case, proceeding or action concerning itself under Title 11 of the United States Code entitled “Bankruptcy” or any other applicable insolvency, debtor relief, or debt adjustment law (the “Bankruptcy Code”); or an involuntary case, proceeding or action is commenced against the Borrower or any Restricted Subsidiary and the petition is not dismissed or stayed within sixty (60) days after commencement of the case, proceeding or action, the Borrower or the applicable Significant Subsidiary consents to the institution of such case, proceeding or action prior to such sixty (60)-day period, or any order of relief or other order approving any such case, proceeding or action is entered; or a custodian (as defined in the Bankruptcy Code), receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or similar person is appointed for, or takes charge of, the Borrower or any Significant Subsidiary or all or any substantial portion of the property or business thereof; or the Borrower or any Significant Subsidiary suffers any appointment of any custodian, receiver, receiver manager, trustee, conservator, liquidator, examiner, rehabilitator, administrator, or the like for it or any substantial part of its property or business to continue undischarged or unstayed for a period of sixty (60) days; or the Borrower or any Significant Subsidiary makes a general assignment for the benefit of creditors.

11.6 ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan, (ii) any Credit Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its Withdrawal Liability under Section 4201 of ERISA under a Multiemployer Plan, or (iii) a termination, withdrawal or noncompliance with applicable law or plan terms or termination or withdrawal, in each case if any of the events set forth in (i)-(iii) above results in a Lien on the assets of a Credit Party or results in a liability that, in each case, either individually or when taken together with other such events, could reasonably be expected to result in a Material Adverse Effect.

11.7 Credit Documents. The Credit Documents or any material provision thereof shall cease to be in full force or effect (other than pursuant to the terms hereof and thereof) or any Guarantor or any other Credit Party shall assert in writing that any such Credit Party’s obligations thereunder are not to be in effect or are not to be legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

11.8 Security Documents. The Mortgage or any other Security Document or any material provision thereof or any Intercreditor Agreement or any material portion thereof shall cease to be in full force or effect (other than pursuant to the terms hereof or thereof), or any grantor thereunder or any other Credit Party shall assert in writing that any grantor’s obligations under the Security Agreement, the Mortgage or any other Security Document are not in effect or not legal, valid and binding obligations (other than pursuant to the terms hereof or thereof).

11.9 Judgments. One or more monetary judgments or decrees shall be entered against the Borrower or any of the Restricted Subsidiaries involving a liability of $75,000,000 or more in the aggregate for all such judgments and decrees for the Borrower and the Restricted Subsidiaries (to the extent not paid or covered by insurance provided by a carrier not disputing coverage), which judgments or decrees are not satisfied, vacated, discharged or effectively waived or stayed or bonded pending appeal within sixty (60) consecutive days after the entry thereof.

11.10 Change of Control. A Change of Control shall have occurred.

11.11 Intercreditor Agreements. (i) Any of the Obligations of the Credit Parties under the Credit Documents for any reason shall cease to be (x) “Senior Debt,” “Senior Indebtedness,” “Guarantor Senior Debt” or “Senior Secured Financing” (or any comparable term) under, and as defined in, any document governing Other Debt or (y) “First Lien Credit Agreement Obligations” or “Senior Obligations” (or any comparable term) under, and as defined in, any Intercreditor Agreement or (ii) the subordination provisions set forth in any Intercreditor Agreement, Subordination Agreement or other document governing Other Debt shall, in whole or in part, cease to be effective or cease to be legally valid, binding and enforceable against the holders of such Other Debt or parties to (or purported to be bound by) the Subordination Agreement, in each case, if applicable.

Then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent may with the consent of and, upon the written request of the Majority Lenders, shall, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party, except as otherwise specifically provided for in this Agreement (provided that, if an Event of Default specified in Section 11.5 shall occur with respect to the Borrower, the result that would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a), (b) and (c) below shall occur automatically without the giving of any such notice): (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any fees theretofore accrued shall forthwith become due and payable without any other notice of any kind, (b) declare the principal of and any accrued interest and fees in respect of any or all Loans and any or all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and/or (c) demand cash collateral in respect of any outstanding Letter of Credit pursuant to Section 3.7(b) in an amount equal to the aggregate Stated Amount of all Letters of Credit issued and then outstanding. In addition, after the occurrence and during the continuance of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.

11.12 Application of Proceeds. Any amount received by the Administrative Agent or the Collateral Agent from any Credit Party (or from proceeds of any Collateral) following any acceleration of the Obligations under this Agreement or any Event of Default with respect to the Borrower under Section 11.5 shall, subject to the terms of any applicable Intercreditor Agreement, be applied:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 12.7 and amounts payable under Section 2) payable to the Administrative Agent and/or Collateral Agent in such Person’s capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Banks (including fees, disbursements and other charges of counsel payable under Section 12.7) arising under the Credit Documents and amounts payable under Section 2, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans and Unpaid Drawings, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the Unpaid Drawings and Obligations then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of Letters of Credit Outstanding comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Section 3.7, ratably among the Lenders, the Issuing Banks, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable Issuing Bank to Cash Collateralize such Letters of Credit Outstanding, (y) subject to Section 3.7, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause Fourth shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be distributed in accordance with this clause Fourth;

Fifth, to the payment of all other Obligations of the Credit Parties owing under or in respect of the Credit Documents that are due and payable to the Administrative Agent and the other Secured Parties on such date, ratably based upon the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date; and

Last, the balance, if any, after all of the Obligations have been paid, to the Borrower or as otherwise required by Requirements of Law.

Subject to Section 3.7, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fourth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Notwithstanding the foregoing, no amounts received from any Guarantor shall be applied to any Excluded Swap Obligations of such Guarantor.

Section 12. The Agents

12.1 Appointment.

(a) Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Credit Documents and irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Section 12.1(c) with respect to the Arrangers, and Sections 12.9, 12.10, 12.11 and the last sentence of Section 12.4 with respect to the Borrower) are solely for the benefit of the Agents and the Lenders, and the Borrower shall not have rights as third party beneficiary of any such provision. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Administrative Agent.

(b) The Administrative Agent, each Lender and each Issuing Bank hereby irrevocably designate and appoint the Collateral Agent as the agent with respect to the Collateral, and each of the Administrative Agent, each Lender and each Issuing Bank irrevocably authorizes the Collateral Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Collateral Agent shall not have any duties or responsibilities except those expressly set forth herein, or any fiduciary relationship with any of the Administrative Agent, the Lenders or the Issuing Banks, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Credit Document or otherwise exist against the Collateral Agent.

(c) The Arrangers, in their capacity as such, shall not have any obligations, duties or responsibilities under this Agreement but shall be entitled to all benefits of this Section 12.

(d) It is understood and agreed that the use of the term “agent” herein or in any other Credit Document (or any similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties.

12.2 Delegation and Nature of Duties.

(a) The Administrative Agent and the Collateral Agent may each execute any of its duties under this Agreement and the other Credit Documents by or through agents, sub-agents, employees or attorneys-in-fact (each, a “Subagent”) and shall be entitled to advice of counsel concerning all matters pertaining to such duties; provided, however, that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any Subagents selected by it.

(b) The Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Credit Documents. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing; (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Credit Documents that the Administrative Agent is required to exercise in writing by the Majority Lenders or Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 13.1); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) except as expressly set forth in the Credit Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its branches or Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it or any of its Subagents with the consent or at the request of the Majority Lenders or Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final non-appealable judgment. The Administrative Agent shall not be responsible for the negligence or misconduct of any Subagents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such Subagents. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a “Default” or “Event of Default” hereunder) is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with any Credit Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Credit Document, (D) the validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 6 or Section 7 or elsewhere in any Credit Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. The Administrative Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

12.3 Exculpatory Provisions. No Agent nor any of its Related Parties shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Credit Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) (IT BEING THE INTENTION OF THE PARTIES HERETO THAT EACH AGENT AND ITS RELATED PARTIES SHALL, IN ALL CASES, BE INDEMNIFIED FOR ITS ORDINARY, COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE ) or (b) responsible in any manner to any of the Lenders or any participant for any recitals, statements, representations or warranties made by any of the Borrower, any other Credit Party or any officer thereof contained in this Agreement or any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by such Agent under or in connection with, this Agreement or any other Credit Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Credit Document, or the perfection or priority of any Lien or security interest created or purported to be created under the Security Documents or for any failure of the Borrower or any other Credit Party to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, any Lender or any Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party.

12.4 Reliance by Agents. The Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, request, instrument, consent, certificate, affidavit, letter, telecopy, telex or teletype message, email, statement, order or other document or instruction believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and/or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Notwithstanding any provision in this Agreement to the contrary, the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans; provided that the Administrative Agent and Collateral Agent shall not be required to take any action or refuse to take any action where, in its opinion or in the opinion of its counsel, the taking or refusal to take such action may expose it to liability or that is contrary to any Credit Document or applicable Requirements of Law. For purposes of determining compliance with the conditions specified in Section 6 and Section 7 on the Closing Date, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

12.5 Notice of Default. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent or Collateral Agent, as applicable, has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, it shall give notice thereof to the Lenders and the Collateral Agent. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders except to the extent that this Agreement requires that such action be taken only with the approval or consent of the Majority Lenders, the Required Lenders, each individual lender or adversely affected Lender, as applicable.

12.6 Non-Reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor the Collateral Agent nor any of their respective Related Parties has made any representations or warranties to it and that no act by the Administrative Agent or Collateral Agent hereinafter taken, including any review of the affairs of the Borrower or any other Credit Party, shall be deemed to constitute any representation or warranty by the Administrative Agent or Collateral Agent or their respective Related Parties to any Lender or any Issuing Bank. Each Lender and each Issuing Bank represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon the Administrative Agent, Collateral Agent, any other Lender or any of their respective Related Parties, and based on such documents and information as it has deemed appropriate, made its own appraisal of, and an investigation into, the business, operations, property, financial and other condition and creditworthiness of the Borrower and each other Credit Party and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, Collateral Agent, any other Lender or any of their respective Related Parties, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of the Borrower or any other Credit Party that may come into the possession of the Administrative Agent or Collateral Agent or any of their respective Related Parties. Each Lender and each Issuing Bank represents and warrants to the Administrative Agent that (i) the Credit Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial loans, issuing or participating in letters of credit or providing other similar facilities in the ordinary course and is entering into this Agreement as a Lender or Issuing Bank, as applicable, for the purpose of making, acquiring or holding commercial loans, issuing or participating in letters of credit and providing other facilities set forth herein as may be applicable to such Lender or such Issuing Bank, as applicable, and not for the purpose of investing in the general performance or operations of the Borrower or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security, and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing such as a claim under the federal or state securities laws. Each Lender and each Issuing Bank represents and warrants to the Administrative Agent that it is sophisticated with respect to decisions to make, acquire or hold commercial loans, issue or participate in letters of credit and to provide other facilities set forth herein, as may be applicable to such Lender or such Issuing Bank, as applicable, and either it, or the Person exercising discretion in making its decision to make, acquire or hold such commercial loans, issue or participate in letters of credit or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans, issue or participate in letters of credit or providing such other facilities. Each of the Lenders and Issuing Banks acknowledges and agrees that outside legal counsel to the Administrative Agent in connection with the preparation, negotiation, execution, delivery and administration (including any amendments, waivers and consents) of this Agreement and the other Credit Documents is acting solely as counsel to the Administrative Agent and is not acting as counsel to any Lender or Issuing Bank (other than the Administrative Agent and its Affiliates) in connection with this Agreement, the other Credit Documents or any of the transactions contemplated hereby or thereby.

12.7 Indemnification. The Lenders severally agree to indemnify the Administrative Agent and the Collateral Agent and their respective Related Parties, each in its capacity as such (to the extent not reimbursed by the Credit Parties and without limiting the obligation of the Credit Parties to do so), ratably according to their respective portions of the Commitments or Loans, as applicable, outstanding in effect on the date on which indemnification is sought (or, if indemnification is sought after Payment in Full, ratably in accordance with their respective portions of the Total Exposure in effect immediately prior to such date on which Payment in Full occurred), from and against any and all Indemnified Liabilities; provided that no Lender shall be liable to the Administrative Agent or the Collateral Agent or their respective Related Parties for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Administrative Agent’s or the Collateral Agent’s or Related Party’s, as applicable, gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction; provided, further, that no action taken in accordance with the directions of the Majority Lenders (or such other number or percentage of the Lenders as shall be required by the Credit Documents) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 12.7. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur (including at any time following the payment of the Loans), this Section 12.7 applies whether any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Lenders shall not affect the Borrower’s or the other Guarantors’ continuing reimbursement obligations with respect thereto. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender’s pro rata portion thereof; and provided, further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from such Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction. The agreements in this Section 12.7 shall survive the payment of the Loans and all other amounts payable hereunder. This Section 12.7 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

12.8 Agents in Its Individual Capacities. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though such Agent were not an Agent hereunder and under the other Credit Documents. The bank serving as the Administrative Agent shall have the same rights and powers under this Agreement and any other Credit Document in its capacity as a Lender or Issuing Bank as any other Lender or Issuing Bank and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms “Lenders”, “Majority Lenders”, “Required Lenders”, or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity.

12.9 Successor Agents. Each of the Administrative Agent and Collateral Agent may at any time give notice of its resignation to the Lenders, the Issuing Banks and the Borrower. If the Administrative Agent and/or Collateral Agent becomes a Defaulting Lender, then such Administrative Agent or Collateral Agent, may be removed as Administrative Agent or Collateral Agent, as the case may be, at the reasonable request of the Borrower upon ten (10) days’ notice to the Lenders. Upon receipt of any such notice of resignation or removal, as the case may be, the Majority Lenders shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Event of Default under Section 11.1 or 11.5 is continuing, to appoint a successor, which shall be a bank with an office in New York. If, in the case of a resignation of a retiring Agent, no such successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders and the Issuing Banks, appoint a successor Agent meeting the qualifications set forth above (provided that if the Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by such Agent on behalf of the Lenders or Issuing Banks under and Credit Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the retiring Agent shall instead be made by or to each Lender and Issuing Bank directly, until such time as the Majority Lenders appoint a successor Agent as provided for above in this Section 12.9). Upon the acceptance of a successor’s appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Majority Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section 12.9). After the retiring Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 (including Section 12.7) and Section 13.5 shall continue in effect for the benefit of such retiring Agent, its Subagents and their respective Agent-Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as an Agent.

Any resignation of any Person as Administrative Agent pursuant to this Section 12.9 shall also constitute its resignation as Issuing Bank. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, (b) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder and under the other Credit Documents, and (c) the successor Issuing Bank shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

12.10 Security Documents and Collateral Agent under Security Documents and Guarantee. Each Secured Party hereby further authorizes the Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 13.1, without further written consent or authorization from any Secured Party, the Administrative Agent or Collateral Agent, as applicable, may take such action and execute and deliver any such instruments, documents and agreements necessary or desirable to evidence and confirm the release of any Guarantor or Collateral pursuant to Section 13.17. The Lenders and the Issuing Banks (including in their capacities as potential Cash Management Banks and potential Hedge Banks) irrevocably agree that the Collateral Agent is authorized and the Collateral Agent agrees it shall (for the benefit of Borrower), without any further consent of any Lender, enter into and perform under any Junior Lien Intercreditor Agreement with the collateral agent or other representatives of the holders of Indebtedness that is permitted to be secured by a Lien on the Collateral that is permitted under this Agreement, any Pari Passu Intercreditor Agreement with the Collateral Agent or other representatives of the holders of Permitted Pari Term Loan Debt or any Swap Intercreditor Agreement with the collateral agent or other representatives of the swap counterparties. The Lenders and the Issuing Banks (including in their capacities as potential Cash Management Banks and potential Hedge Banks) irrevocably agree that (x) the Collateral Agent is authorized and the Collateral Agent agrees it shall (for the benefit of Borrower), without any further consent of any Lender, amend any of the foregoing for the purpose of adding the holders of such Indebtedness (or their representative) as a party thereto and otherwise causing such Indebtedness to be subject thereto (it being understood that any such amendment, amendment and restatement or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and with any material modifications to be reasonably satisfactory to the Administrative Agent), (y) the Collateral Agent may rely exclusively on a certificate of an Authorized Officer of the Borrower as to whether any such other Liens are permitted and (z) any Junior Lien Intercreditor Agreement, Pari Passu Intercreditor Agreement or Swap Intercreditor Agreement referred to in the immediately preceding sentence that is entered into (or amended as set forth above) by the Collateral Agent, shall be binding on the Secured Parties. Furthermore, the Lenders, the Issuing Banks and any other Secured Parties (including in their capacities as potential Cash Management Bank and potential Hedge Banks) hereby authorize the Administrative Agent and the Collateral Agent to subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by clause (j) of the definition of “Permitted Liens” and clauses (c), (i), (m), (n), (o), (q), (t) and (v) of Section 10.2; provided that prior to any such request, the Borrower shall have in each case delivered to the Administrative Agent a certificate of an Authorized Officer of the Borrower certifying that such subordination is permitted under this Agreement.

12.11 Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Credit Documents to the contrary notwithstanding, the Borrower, the Agents and each Secured Party hereby agree that (a) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents may be exercised solely by the Collateral Agent, and (b) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless the Majority Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

12.12 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding, constituting an Event of Default under Section 11.5, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid hereunder or under any other Credit Document in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective Related Parties, to the extent due under Section 13.5) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its Related Parties, to the extent due under Section 13.5.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender (a “Bankruptcy Plan”) or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

12.13 Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Collateral Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to, and the conditions for exemptive relief thereunder will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to, and the conditions for exemptive relief thereunder will be satisfied in connection with, such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent and the Collateral Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Credit Party, that neither the Administrative Agent nor the Collateral Agent is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

12.14 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any Disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 13.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason, such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in Section 12.14(b)(ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

12.15 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, Issuing Bank or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (any such Lender, Issuing Bank, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 12.15 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Bank or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Overnight Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Lender, Issuing Bank, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Bank or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Bank or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i) it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, Issuing Bank or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 12.15(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 12.15(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 12.15(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, Issuing Bank or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Secured Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Secured Party under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii) Subject to Section 13.1 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Bank or Secured Party, to the rights and interests of such Lender, Issuing Bank or Secured Party, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party; provided that this Section 12.15 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 12.15 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

Section 13. Miscellaneous.

13.1 Amendments, Waivers and Releases.

(a) Except as expressly set forth in this Agreement, neither this Agreement nor any other Credit Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 13.1. The Majority Lenders may, or, with the written consent of the Majority Lenders, the Administrative Agent and/or the Collateral Agent shall, from time to time, (a) enter into with the relevant Credit Party or Credit Parties written amendments, supplements or modifications hereto and to the other Credit Documents for the purpose of adding any provisions to this Agreement or the other Credit Documents or changing in any manner the rights of the Lenders or of the Credit Parties hereunder or thereunder or (b) waive in writing, on such terms and conditions as the Majority Lenders or the Administrative Agent and/or Collateral Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Credit Documents or any Default or Event of Default and its consequences; provided, however, that each such waiver and each such amendment, supplement or modification shall be effective only in the specific instance and for the specific purpose for which given; provided, further, that no such waiver and no such amendment, supplement or modification shall (i) forgive or reduce any portion of any Loan or reduce the stated rate (it being understood that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate or amend Section 2.8(c)), or forgive or reduce any portion, or extend the date for the payment (including any Applicable Maturity Date), of any principal, interest or fee payable hereunder (other than as a result of waiving the applicability of any post-default increase in interest rates and any change due to a change in the Borrowing Base or Available Revolving Commitment), or extend the final expiration date of any Lender’s Commitment (provided that (1) any Lender, upon the request of the Borrower, may extend the final expiration date of its Commitment in a manner that has no adverse impact on any other Lender without the consent of any other Lender, including the Majority Lenders, and (2) it is being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase of the Commitments of any Lender) or extend the final expiration date of any Letter of Credit beyond the L/C Maturity Date, or increase the amount of the Commitment of any Lender (provided that, any Lender, upon the request of the Borrower, may increase the amount of its Commitment without the consent of any other Lender, including the Majority Lenders), or make any Loan, interest, fee or other amount payable in any currency other than Dollars, in each case without the written consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 13.1 in a manner that would reduce the voting rights of any Lender, or reduce the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders” (it being understood that, with the consent of the Majority Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of Majority Lenders and Required Lenders on substantially the same basis as the Loans and Commitments are included on the Closing Date), or amend, modify or waive any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or consent to the assignment or transfer by the Borrower of its rights and obligations under any Credit Document to which it is a party (except as permitted pursuant to Section 10.3), in each case without the written consent of each Lender or (iii) (1) amend the provisions of Section 5.3 or Section 13.8(a) or any analogous provision of any Security Document, in a manner that would by its terms alter the order of payment specified therein, the pro rata sharing of payments required thereby or the ratable reduction in Commitments, without the prior written consent of each Lender directly and adversely affected thereby (whether in its capacity as a Lender or as, or on behalf of its Affiliate that is, a Hedge Bank), or (2) amend, modify or waive the provisions of Section 11.12 or any analogous provision of any Security Document without the consent of each Lender directly and adversely affected thereby (whether in its capacity as a Lender or as, or on behalf of its Affiliate that is, a Hedge Bank), (iv) amend, modify or waive any provision of Section 12 without the written consent of the then-current Administrative Agent and Collateral Agent, as applicable, or any other former or current Agent to whom Section 12 then applies in a manner that directly and adversely affects such Person, or (v) amend, modify or waive any provision of Section 3 with respect to any Letter of Credit without the written consent of each Issuing Bank to whom Section 3 then applies in a manner that directly and adversely affects such Person, or (vi) release all or substantially all of the aggregate value of the Guarantees (except as expressly permitted by the Guarantee or this Agreement) without the prior written consent of each Lender, or (vii) release all or substantially all of the Collateral under the Security Documents (except as expressly permitted by the Security Documents or this Agreement) without the prior written consent of each Lender, or (viii) amend Section 2.9 so as to permit Interest Period intervals greater than six (6) months without regard to availability to Lenders, without the written consent of each Lender directly and adversely affected thereby, or (ix) increase the Borrowing Base or waive a condition in or modify in any manner adverse to a Lender Section 7 without the written consent of each Lender (subject to Section 13.1(b) in the case of a Defaulting Lender) or decrease or maintain the Borrowing Base without the written consent of the Required Lenders or otherwise modify Section 2.14(b), (c), (d), (e), (f) or (g) if such modification would have the effect of increasing the Borrowing Base without the written consent of each Lender (other than Defaulting Lenders); provided that a Scheduled Redetermination may be postponed by, and an automatic reduction in the Borrowing Base may be waived by, the Required Lenders; provided further, that this clause (ix) shall not apply (or be deemed to apply) to any waiver, consent, amendment or other modification that directly or indirectly reduces the amount of, or waives the implementation of, any provision that would otherwise reduce the Borrowing Base, or (x) affect the rights or duties of, or any fees or other amounts payable to, any Agent under this Agreement or any other Credit Document without the prior written consent of such Agent, or (xi) subordinate (A) the Obligations in right of payment to any other Indebtedness or other obligations or (B) the Liens on a material portion of the Collateral securing the Obligations to Liens securing any other Indebtedness or other obligations (excluding subordination of Liens expressly authorized under Section 12.10 as in effect on the Closing Date), other than in each case Liens securing Indebtedness incurred pursuant to Section 10.1(f), in any such case, without the consent of each Lender directly affected thereby (whether in its capacity as a Lender or as, or on behalf of its Affiliate that is, a Hedge Bank) (provided that no such Lender’s consent shall be required pursuant to this subclause (xi) in connection with any “debtor-in-possession” financing or the use of the Collateral in any insolvency proceeding), or (xii) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Revolving Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Revolving Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Term Lenders without the written consent of the Majority Revolving Lenders and the Majority Lenders, or (xiii) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Term Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Term Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Revolving Lenders without the written consent of the Majority Term Lenders and the Majority Lenders, or (xiv) amend, modify or otherwise change the terms applicable to a Class of Term Loans without the written consent of the Term Lenders holding more than 50% of the principal amount of such Term Loans in such Class (other than any Defaulting Lender) or (xvii) waive or amend Section 7, (A) with respect to Revolving Borrowings, without the written consent of the Majority Revolving Lenders (other than any Defaulting Lender) or (B) with respect to Term Borrowings, without the written consent of the Term Lenders holding more than 50% of the applicable Term Commitments (other than any Defaulting Lender) or (xviii) modify the definition of “Approved Counterparty” “Collateral”, “Excluded Swap Obligation”, “Indebtedness”, “Security Documents”, “Secured Parties”, “Secured Hedge Agreement”, “Hedge Agreements”, “Hedge Bank”, “Hedging Obligations”, “Obligations” or “Payment in Full” if the effect of such amendment would be to terminate or adversely or disproportionately (relative to the Lenders in their capacity as such) affect the secured party status or the payment or lien priority of the Hedging Obligations owed to any Hedge Bank, in each case, without the consent of each Lender directly affected thereby (whether in its capacity as a Lender or as, or on behalf of its Affiliate that is, a Hedge Bank). Any such waiver and any such amendment, supplement or modification shall apply equally to each of the affected Lenders and shall be binding upon the Borrower, such Lenders, the Administrative Agent and all future holders of the affected Loans. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former positions and rights hereunder and under the other Credit Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; it being understood that no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. In connection with the foregoing provisions, the Administrative Agent may, but shall have no obligations to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender whose consent is required hereunder. Notwithstanding anything to the contrary herein, Term Loan Amendments may become effective in accordance with Section 2.17.

(b) Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and no such amendment, waiver or consent shall disproportionately adversely affect such Defaulting Lender without its consent as compared to other Lenders (it being understood that any Commitments or Loans held or deemed held by any Defaulting Lender shall be excluded for a vote of the Lenders hereunder requiring any consent of the Lenders).

(c) Without the consent of any Lender or Issuing Bank, the Credit Parties and the Administrative Agent or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Credit Document) enter into any amendment, modification or waiver of any Credit Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law or this Agreement or in each case to otherwise enhance the rights or benefits of any Lender under any Credit Document.

(d) Notwithstanding anything to the contrary herein, no Lender consent is required to effect any amendment, modification or supplement to any Intercreditor Agreement, any subordination agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral (i) that is for the purpose of adding the holders of such secured or subordinated Indebtedness permitted to be incurred under this Agreement (or, in each case, a representative with respect thereto), as parties thereto, as expressly contemplated by the terms of such Intercreditor Agreement, such subordination agreement or such other intercreditor agreement or arrangement permitted under this Agreement, as applicable (it being understood that any such amendment or supplement may make such other changes to the applicable intercreditor agreement as, in the good faith determination of the Administrative Agent, are required to effectuate the foregoing and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders) or (ii) that is expressly contemplated by any Intercreditor Agreement, any subordination agreement or other intercreditor agreement or arrangement permitted under this Agreement or in any document pertaining to any Indebtedness permitted hereby that is permitted to be secured by the Collateral or (iii) otherwise, with respect to any material amendments, modifications or supplements, to the extent such amendment, modification or supplement is reasonably satisfactory to the Administrative Agent and provided that such other changes are not adverse, in any material respect (taken as a whole), to the interests of the Lenders; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or Collateral Agent hereunder or under any other Credit Document without the prior written consent of the Administrative Agent or Collateral Agent, as applicable.

(e) The Administrative Agent may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Credit Documents or to enter into additional Credit Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 2.10(d) in accordance with the terms of Section 2.10(d).

(f) Notwithstanding the foregoing, technical and conforming modifications to the Credit Documents (including any exhibit, schedule or other attachment) may be made with the consent of the Borrower and the Administrative Agent (i) if such modifications are not adverse in any material respect to the Lenders or the Issuing Banks (in which case, the consent of the Issuing Banks shall be required) or (ii) to the extent necessary to cure any ambiguity, omission, mistake, defect or inconsistency so long as the Lenders and the Issuing Banks shall have received at least five (5) Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five (5) Business Days of the date of such notice to the Lenders, a written notice from the Majority Lenders stating that the Majority Lenders object to such amendment.

13.2 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder or under any other Credit Document shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(a) if to the Borrower, the Administrative Agent, the Collateral Agent or any Issuing Bank, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.2 or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties; and

(b) if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the Collateral Agent and the Issuing Banks.

All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, three (3) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered; provided that notices and other communications to the Administrative Agent or the Lenders pursuant to Sections 2.3, 2.6, 2.9 and 5.1 shall not be effective until received.

13.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Requirements of Law.

13.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Credit Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans hereunder. Such representations and warranties shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations not then due and payable).

13.5 Payment of Expenses; Indemnification.

(a) The Borrower agrees (i) to pay or reimburse the Agents, the Arrangers and their respective Affiliates for all their reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation and execution and delivery of, and any amendment, waiver, supplement or modification to, this Agreement and the other Credit Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including Attorney Costs of Paul Hastings LLP, in its capacity as counsel to the Agents and the Arrangers and one counsel to the Administrative Agent, Collateral Agent and the Arrangers and their Affiliates in each appropriate local jurisdiction (excluding any allocated costs of in-house counsel), (ii) to pay or reimburse each Issuing Bank, the Administrative Agent, Collateral Agent and the other Agents and the Lenders for all its reasonable and documented out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Credit Documents and any such other documents, including Attorney Costs of one counsel to each Issuing Bank, the Administrative Agent, Collateral Agent and the other Agents and the Lenders (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel); provided that other than with respect to the Agents, retaining such counsel shall be subject to the Borrower’s consent (not to be unreasonably withheld or delayed), (iii) to pay, indemnify, and hold harmless each Lender, Issuing Bank and Agent from, any and all recording and filing fees and (iv) to pay, indemnify, and hold harmless each Lender, Issuing Bank an Agent and their respective Related Parties (collectively, the “Indemnitees”) from and against any and all other liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, whether or not such proceedings are brought by the Borrower, any of its Related Parties or any other third Person, including Attorney Costs of one primary counsel for all such Persons, taken as a whole, and, if necessary, by a single firm of local counsel in each appropriate jurisdiction for all such Persons, taken as a whole and, if necessary, one special regulatory counsel (unless there is an actual or perceived conflict of interest in which case each such Person may retain its own counsel; provided that other than with respect to the Agents, retaining such counsel shall be subject to the Borrower’s consent (not to be unreasonably withheld or delayed)), with respect to (A) the execution, delivery, enforcement, performance and administration of this Agreement, the other Credit Documents and any such other documents and (B) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), including, without limitation, any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law (other than by such indemnified person or any of its Related Parties (other than any trustee or advisor)) or to any actual or alleged presence, release or threatened release of Hazardous Materials involving or attributable to the Borrower, any of its Subsidiaries or any of the Oil and Gas Properties (all the foregoing in this clause (iv), collectively, the “Indemnified Liabilities”); provided that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent that such Indemnified Liabilities have resulted from (1) the gross negligence or willful misconduct of the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction, (2) other than with respect to the Agents, any material breach of any Credit Document by the party to be indemnified as determined by a final non-appealable judgment of a court of competent jurisdiction or (3) disputes, claims, demands, actions, judgments or suits not arising from any act or omission by the Borrower or its Affiliates, brought by an indemnified Person against any other indemnified Person (other than disputes, claims, demands, actions, judgments or suits involving claims against the Administrative Agent, the Collateral Agent or any Arranger in its capacity as such).

(b) No Indemnitee, Related Parties, Credit Party or any Subsidiary shall have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Credit Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date) (other than, in the case of any Credit Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim, for which the Borrower is required to indemnify such Indemnitee pursuant to Section 13.5(a), and for any out-of-pocket expenses related thereto). In the case of an investigation, litigation or other Proceeding to which the indemnity in this Section 13.5 applies, such indemnity shall be effective whether or not such investigation, litigation or Proceeding is brought by any Credit Party, any Subsidiary of any Credit Party, its directors, stockholders or creditors or an Indemnitee or any other Person, whether or not any Indemnitee is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Credit Documents are consummated.

(c) All amounts due under this Section 13.5 shall be paid within thirty (30) days after written demand therefor (together with backup documentation supporting such reimbursement request); provided, however, that such Indemnitee shall promptly refund such amount to the extent that there is a final judicial determination that such Indemnitee was not entitled to indemnification rights with respect to such payment pursuant to the express terms of this Section 13.5. The agreements in this Section 13.5 shall survive the resignation of the Administrative Agent, the Collateral Agent or Issuing Bank, the replacement of any of the foregoing or any Lender and the repayment, satisfaction or discharge of all the other Obligations. For the avoidance of doubt, this Section 13.5(c) shall not apply to Taxes, except any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, demands, actions, prepayments, suits, costs, expenses and disbursements arising from any non-Tax claims.

13.6 Successors and Assigns; Participations and Assignments.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), except that (i) except as expressly permitted by Section 10.3, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer any of its rights or obligations hereunder except in accordance with this Section 13.6. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of each Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in clause (c) of this Section 13.6) and, to the extent expressly contemplated hereby, the Agent-Related Parties and each other Person entitled to indemnification under Section 13.5) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i) Subject to the conditions set forth in Section 13.6(b)(ii) below, any Lender may at any time assign to one or more assignees (other than an Ineligible Institution, the Borrower, its Subsidiaries and their respective Affiliates, any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or any Defaulting Lender) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans (including participations in L/C Obligations) at the time owing to it) with the prior written consent of:

(A) the Borrower (not to be unreasonably withheld or delayed; it being understood that, notwithstanding the foregoing clause, the Borrower shall have the right to withhold or delay its consent to any assignment (1) if, in order for such assignment to comply with applicable Requirements of Law, the Borrower would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority or (2) with respect to an assignment of Commitments or Loans to an entity other than a commercial bank or other financial institution customarily engaged in the business of making loans in the oil and gas industry); provided that no consent of the Borrower shall be required (x) for an assignment to an existing Lender, their Affiliates and Approved Funds and (y) for an assignment if an Event of Default has occurred and is continuing; and

(B) the Administrative Agent and each Issuing Bank (in each case, not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment to an existing Lender and their Affiliates and no consent of the Issuing Banks shall be required for an assignment of Term Loans.

(ii) Assignments shall be subject to the following additional conditions:

(A) except in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or an integral multiple of $5,000,000, unless each of the Borrower, each Issuing Bank (solely with respect to an assignment of Revolving Commitments or Revolving Loans) and the Administrative Agent otherwise consents (which consents shall not be unreasonably withheld or delayed); provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required to be made on a pro rata basis);

(C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment and the Administrative Agent shall enter the relevant information in the Register pursuant to clause (b)(iv) of this Section 13.6; and

(D) the assignee, if it shall not be a Lender immediately prior to such assignment, shall deliver to the Administrative Agent an Administrative Questionnaire and applicable Tax forms (including those described in Section 5.4(f)).

(iii) Subject to acceptance and recording thereof pursuant to clause (b)(iv) of this Section 13.6, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 3.11, 5.4 and 13.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) of this Section 13.6.

(iv) The Administrative Agent, acting solely for this purpose as a nonfiduciary agent of the Borrower, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders (including any SPVs that provide all or any part of a Loan pursuant to Section 13.6(g) hereof), and the Maximum Credit Amount and Elected Revolving Commitment, and principal amount (and stated interest amounts) of the Loans and L/C Obligations and any payment made by each Issuing Bank under any applicable Letter of Credit owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Further, the Register shall contain the name and address of the Administrative Agent and the lending office through which each such Person acts under this Agreement. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Collateral Agent, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Collateral Agent, each Issuing Bank and, solely with respect to itself, each other Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b) of this Section 13.6 (unless waived) and any written consent to such assignment required by clause (b) of this Section 13.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register.

(c) (i) Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities other than any Defaulting Lender or Ineligible Institution, the Borrower or any Subsidiary of the Borrower or their respective Affiliates or natural persons (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent, each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i) or (ii) of the second proviso of the second sentence of Section 13.1(a) that affects such Participant; provided that the Participant shall have no right to consent to any modification to the percentages specified in the definitions of the terms “Majority Lenders” or “Required Lenders”. Subject to clause (c)(ii) of this Section 13.6, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11, 3.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of those Sections and Sections 2.12 and 13.7) and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6). To the extent permitted by Requirements of Law, each Participant also shall be entitled to the benefits of Section 13.8(b) as though it were a Lender; provided such Participant agrees to be subject to Section 13.8(a) as though it were a Lender.

(ii) A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.11 or 5.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent the entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation; provided that the Participant shall be subject to the provisions in Section 2.12 as if it were an assignee under clauses (a) and (b) of this Section 13.6. Each Lender that sells a participation or grants the right to make all or part of any Loan to a SPV (the “SPV Loan”) shall, acting solely for this purpose as a nonfiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and SPV and the principal amounts (and stated interest amounts) of each Participant’s and SPV’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and each party hereto shall treat each Person whose name is recorded in the Participant Register as the owner of such participation and SPV Loan for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s and a SPV’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) or Proposed Section 1.163-5(b) of the United States Treasury Regulations (or, in each case, any amended or successor version).

(d) Any Lender may, without the consent of the Borrower, any Issuing Bank or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender, and this Section 13.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In order to facilitate such pledge or assignment or for any other reason, the Borrower hereby agrees that, upon request of any Lender at any time and from time to time after the Borrower has made its initial borrowing hereunder, the Borrower shall provide to such Lender, at the Borrower’s own expense, a promissory note, substantially in the form of Exhibit G evidencing the Loans owing to such Lender.

(e) Subject to Section 13.16, the Borrower authorizes each Lender to disclose to any Participant, secured creditor of such Lender or assignee (each, a “Transferee”) and any prospective Transferee any and all Confidential Information and financial information in such Lender’s possession concerning the Borrower and its Affiliates that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates pursuant to this Agreement or that has been delivered to such Lender by or on behalf of the Borrower and its Affiliates in connection with such Lender’s credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

(f) The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(g) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (a “SPV”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one (1) year and one (1) day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it shall not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any state thereof. In addition, notwithstanding anything to the contrary contained in this Section 13.6, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. This Section 13.6(g) may not be amended without the written consent of the SPV. Notwithstanding anything to the contrary in this Agreement, subject to the following sentence, each SPV shall be entitled to the benefits of Sections 2.10, 2.11, 3.11 and 5.4 to the same extent as if it were a Lender (subject to the limitations and requirements of Sections 2.10, 2.11, 3.11 and 5.4 as though it were a Lender, and Sections 2.12 and 13.7), and had acquired its interest by assignment pursuant to clause (b) of this Section 13.6). Notwithstanding the prior sentence, an SPV shall not be entitled to receive any greater payment under Section 2.10, 2.11, 3.11 or 5.4 than its Granting Lender would have been entitled to receive absent the grant to such SPV, unless such grant to such SPV is made with the Borrowers’ prior written consent. The Granting Lender shall record any Loan made by an SPV in the Participant Register in accordance with Section 13.6(c)(ii).

(h) Any request for consent of the Borrower pursuant to Section 13.6(b)(i)(A) and related communications, with respect to any request for consent in respect of any assignment relating to Commitments or Loans, shall be delivered by the Administrative Agent simultaneously to (A) any recipient that is an employee of the Borrower, as designated in writing to the Administrative Agent by the Borrower from time to time (if any) and (B) the chief financial officer of the Borrower or any other Authorized Officer designated by the Borrower in writing to the Administrative Agent from time to time.

(i) Ineligible Institutions.

(i) No assignment or participation of Loans or Commitments shall be made to any Person that was an Ineligible Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations to a Facility under this Agreement to such Person (unless the Borrower has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered an Ineligible Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes an Ineligible Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Ineligible Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered an Ineligible Institution. Any assignment in violation of this Section 13.6(i)(i) shall not be void, but the other provisions of this Section 13.6(i) shall apply.

(ii) If any assignment or participation is made to any Ineligible Institution without the Borrower’s prior written consent in violation of Section 13.6(i)(i) above, or if any Person becomes an Ineligible Institution after the applicable Trade Date, the Borrower may, at its sole expense and effort, upon notice to the applicable Ineligible Institution and the Administrative Agent, (A) in the case of outstanding Loans held by Ineligible Institutions, purchase or prepay such Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Institution paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Ineligible Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 13.6), all of its interest, rights and obligations under this Agreement to one or more Persons eligible to be assignees pursuant to Section 13.6(b) at the lesser of (x) the principal amount thereof and (y) the amount that such Ineligible Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.

(iii) Notwithstanding anything to the contrary contained in this Agreement, Ineligible Institutions (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or the Collateral Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent, the Collateral Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent, the Collateral Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Ineligible Institution will be deemed to have consented in the same proportion as the Lenders that are not Ineligible Institutions consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Ineligible Institution party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Ineligible Institution does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by court of competent jurisdiction effectuating the foregoing clause (2).

(iv) The Administrative Agent shall have the right, and the Borrower hereby expressly authorizes the Administrative Agent, to (A) provide the list of Ineligible Institutions and any updates thereto from time to the Lenders and/or (B) provide such list to each Lender requesting the same.

(v) The Administrative Agent and the Collateral Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce compliance with the provisions hereof relating to Ineligible Institutions. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is an Ineligible Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Ineligible Institution.

13.7 Replacements of Lenders under Certain Circumstances.

(a) In the event that any Lender (i) requests reimbursement for amounts owing pursuant to Section 2.10, 3.11 or 5.4 (other than Section 5.4(b)), (ii) is affected in the manner described in Section 2.10(a)(ii) and as a result thereof any of the actions described in such Section is required to be taken or (iii) becomes a Defaulting Lender, the Borrower shall be entitled to replace such Lender; provided that, (A) such replacement does not conflict with any Requirement of Law, (B) the replacement bank or institution shall purchase, at par, all Loans and the Borrower shall pay all other amounts (other than any disputed amounts), pursuant to Section 2.10, 3.11 or 5.4, as the case may be owing to such replaced Lender prior to the date of replacement, (C) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Administrative Agent and, solely with respect to Revolving Loans, each Issuing Bank (except to the extent such Issuing Banks is, or is an Affiliate of, the Lender being replaced) and (D) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 13.6(b) (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein as long as the replacement Lender pays such fee).

(b) If any Lender (such Lender, a “Non-Consenting Lender”) failed to consent to a proposed amendment, waiver, discharge or termination that pursuant to the terms of Section 13.1 requires the consent of all of the Lenders affected or the Required Lenders and with respect to which the Majority Lenders (or, in the case of a Lender becoming a Non-Consenting Lender due to its failure to consent to a proposed increase in the Borrowing Base, the Required Lenders) shall have granted their consent then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent or approves such Proposed Borrowing Base and provided that no Event of Default shall have occurred and be continuing) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and its Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent and, solely with respect to Revolving Loans, each Issuing Bank (except to the extent any such Issuing Bank is, or is an Affiliate of, the Lender being replaced); provided that, (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced (other than principal and interest) shall be paid in full to such Non-Consenting Lender concurrently with such assignment, (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon and (iii) the Borrower, the Administrative Agent and such Non-Consenting Lender shall otherwise comply with Section 13.6 (provided that the Borrower shall not be obligated to pay the registration and processing fee referred to therein as long as the replacement Lender pays such fee).

(c) Notwithstanding anything herein to the contrary, each party hereto agrees that any assignment pursuant to the terms of this Section 13.7 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent, each Issuing Bank and the assignee and that the Lender making such assignment need not be a party thereto.

(d) Any such Lender replacement or Commitment termination pursuant to this Section 13.7 shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender.

13.8 Adjustments; Set-off.

(a) If any Lender (a “Benefited Lender”) shall at any time receive any payment in respect of any principal of or interest on all or part of the Loans made by it, or the participations in Letter of Credit Obligations held by it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 11.5, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender entitled thereto, if any, in respect of such other Lender’s Loans, or interest thereon, such Benefited Lender shall (i) notify the Administrative Agent of such fact, and (ii) purchase for cash at face value from the other Lenders a participating interest in such portion of each such other Lender’s Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the aggregate principal of and accrued interest on their respective Loans and other amounts owing them; provided, however, that (A) if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest and (B) the provisions of this paragraph shall not be construed to apply to (1) any payment made by the Borrower or any other Guarantor pursuant to and in accordance with the terms of this Agreement and the other Credit Documents, (2) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans, Commitments or participations in Drawings to any assignee or participant or (3) any disproportionate payment obtained by a Lender as a result of the extension by Lenders of the maturity date or expiration date of some but not all Loans or Commitments or any increase in the Applicable Margin in respect of Loans or Commitments of Lenders that have consented to any such extension. Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Credit Party rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

(b) After the occurrence and during the continuance of an Event of Default, in addition to any rights and remedies of the Lenders and Issuing Banks provided by Requirements of Law, each Lender, each Issuing Bank and their respective Affiliates, shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable Requirements of Law, upon any amount becoming due and payable by the Credit Parties hereunder or under any Credit Document (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower. Each Lender or Issuing Bank agrees promptly to notify the Borrower (and the Credit Parties, if applicable) and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

13.9 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by facsimile or other electronic transmission, i.e. a “pdf” or a “tif”), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

13.10 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.11 Integration. This Agreement and the other Credit Documents represent the agreement of the Borrower, the Guarantors, the Collateral Agent, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Guarantors, any Agent nor any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Credit Documents.

13.12 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

13.13 Submission to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding (whether in tort, contract or equity) relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York and the courts of the United States of America for the Southern District of New York, in each case located in New York County, and appellate courts from any thereof; provided that nothing contained herein or in any other Credit Document will prevent any Lender, the Collateral Agent or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Credit Documents or against any Collateral or any other property of any Credit Party in any other forum in which jurisdiction can be established;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Schedule 13.2 at such other address of which the Administrative Agent shall have been notified pursuant to Section 13.2;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by Requirements of Law or shall limit the right to sue in any other jurisdiction;

(e) without limitation of Sections 12.7 and 13.5, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 13.13 any special, exemplary, punitive or consequential damages (other than, in the case of any Credit Party, in respect of any such damages incurred or paid by an Indemnitee to a third party, or which are included in a third-party claim and for any out-of-pocket expenses related thereto for which the Borrower is required to indemnify an Indemnitee pursuant to Section 13.5(a)); and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

13.14 Acknowledgments. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents;

(b) (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document) are an arm’s-length commercial transaction between the Borrower and the other Credit Parties, on the one hand, and the Administrative Agent, the Lenders and the other Agents on the other hand, and the Borrower and the other Credit Parties are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents (including any amendment, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, each of the Administrative Agent, other Agents and the Lenders, is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary for any of the Borrower, any other Credit Parties or any of their respective Affiliates, equity holders, creditors or employees or any other Person; (iii) neither the Administrative Agent, any other Agent, any Arranger, nor any Lender has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower or any other Credit Party with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Credit Document (irrespective of whether the Administrative Agent or any other Agent, any Arranger, or any Lender has advised or is currently advising any of the Borrower, the other Credit Parties or their respective Affiliates on other matters) and none of the Administrative Agent, any Agent, any Arranger or any Lender has any obligation to any of the Borrower, the other Credit Parties or their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; (iv) the Administrative Agent and its Affiliates, each other Agent and each of its Affiliates and each Lender and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its respective Affiliates, and none of the Administrative Agent, any other Agent or any Lender has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) none of the Administrative Agent, any Agent or any Lender has provided and none will provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Credit Document) and the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. The Borrower hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent and each Agent with respect to any breach or alleged breach of agency or fiduciary duty; and

(c) no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower, on the one hand, and any Lender, on the other hand.

13.15 WAIVERS OF JURY TRIAL. THE BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

13.16 Confidentiality. The Administrative Agent, each other Agent, any Issuing Bank and each other Lender shall hold all information not marked as “public information” and furnished by or on behalf of the Borrower or any of its Subsidiaries in connection with such Lender’s evaluation of whether to become a Lender hereunder or obtained by such Lender, the Administrative Agent, any Issuing Bank or such other Agent pursuant to the requirements of this Agreement (“Confidential Information”), confidential in accordance with its customary procedure for handling confidential information of this nature and in any event may make disclosure to any other Lender hereto and (a) to its Affiliates and its Affiliates’ employees, legal counsel, independent auditors and other experts or agents (collectively, the “Representatives”) who need to know such information in connection with the Transactions and are informed of the confidential nature of such information (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential); (b) to the extent requested by any Governmental Authority or self-regulatory authority having jurisdiction over such Person; provided that unless prohibited by applicable Requirements of Law the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower (without any liability for a failure to so notify the Borrower) as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner); (c) to the extent required by applicable Requirements of Law or regulations or by any subpoena or similar legal process; provided, that the Administrative Agent or such Lender, as applicable, agrees that it will notify the Borrower as soon as practicable in the event of any such disclosure by such Person (other than at the request of a regulatory authority or examiner) unless such notification is prohibited by law, rule or regulation; (d) subject to an agreement containing provisions at least as restrictive as those set forth in this Section 13.16 (or as may otherwise be reasonably acceptable to the Borrower), to any pledgee referred to in Section 13.6(d), counterparty to a Hedge Agreement, credit insurer, eligible assignee of or participant in, or any prospective eligible assignee of or participant in any of its rights or obligations under this Agreement pursuant to Section 13.6, provided that the disclosure of any such Confidential Information to any Lenders or eligible assignees or participants shall be made subject to the acknowledgement and acceptance by such Lender, eligible assignee or participant that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 13.16 or as otherwise reasonably acceptable to the Borrower) in accordance with the standard processes of the Administrative Agent or customary market standards for dissemination of such type of Confidential Information; (e) with the prior written consent of the Borrower; (f) to the extent such Confidential Information becomes public other than by reason of disclosure by such Person in breach of this Agreement; (g) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any information relating to Credit Parties and their Subsidiaries received by it from such Lender) or to the CUSIP Service Bureau or any similar organization; or (h) to the extent such Confidential Information is independently developed by or was in the prior possession of the Administrative Agent, the Arrangers, such Lender or any of their respective Affiliates so long as not based on information obtained in a manner that would violate this Section 13.6; provided that (x) in no event shall any Lender, the Administrative Agent, any Issuing Bank or any other Agent be obligated or required to return any materials furnished by the Borrower or any Subsidiary and (y) no disclosure shall be made to any Ineligible Institution. In addition, each Lender, the Administrative Agent and each other Agent may provide Confidential Information to prospective Transferees or to any pledgee referred to in Section 13.6 or to prospective direct or indirect contractual counterparties in Hedge Agreements to be entered into in connection with Loans made hereunder as long as such Person is advised of and agrees to be bound by the provisions of this Section 13.16 or confidentiality provisions at least as restrictive as those set forth in the Section 13.16. “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by the arrangers to data service providers, including league table providers, that serve the lending industry. For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules or regulations to a governmental, regulatory or self-regulatory authority.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Credit Documents may include material non-public information concerning the Borrower and its Affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Credit Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including federal and state securities laws.

For the avoidance of doubt, nothing in this Section 13.16 shall prohibit any Person from voluntarily disclosing or providing any Confidential Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a "Regulatory Authority") to the extent that any such prohibition on disclosure set forth in this Section 13.16 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

13.17 Release of Collateral and Guarantee Obligations.

(a) The Lenders hereby irrevocably agree that the Liens granted to the Collateral Agent by the Credit Parties on any Collateral shall be automatically released (i) in full, as set forth in clause (b) below, (ii) upon the Disposition of such Collateral (including as part of or in connection with any other Disposition permitted hereunder) to any Person other than another Credit Party, to the extent such Disposition is made in compliance with the terms of this Agreement and the Liens encumbering such Collateral and held by each other creditor party to any Intercreditor Agreement are required to be released pursuant to the relevant intercreditor agreement (and the Collateral Agent may rely conclusively on a certificate to that effect provided to it by any Credit Party upon its reasonable request without further inquiry), (iii) upon any Collateral becoming an Excluded Equity Interest, an Excluded Asset or becoming owned by an Excluded Subsidiary other than a Subsidiary Guarantor to the extent such cessation occurs in compliance with the terms of this Agreement, (iv) to the extent such Collateral is comprised of property leased to a Credit Party, upon termination or expiration of such lease, (v) if the release of such Lien is approved, authorized or ratified in writing by the Majority Lenders (or such other percentage of the Lenders whose consent may be required in accordance with Section 13.1), (vi) to the extent the property constituting such Collateral is owned by any Guarantor, upon the release of such Guarantor from its obligations under the Guarantee in accordance with the second succeeding sentence and (vii) as required by the Collateral Agent to effect any Disposition of Collateral in connection with any exercise of remedies of the Collateral Agent pursuant to the Security Documents. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those being released) upon (or obligations (other than those being released) of the Credit Parties in respect of) all interests retained by the Credit Parties, including the proceeds of any Disposition, all of which shall continue to constitute part of the Collateral except to the extent otherwise released in accordance with the provisions of the Credit Documents. Additionally, the Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantees upon consummation of any transaction permitted hereunder resulting in such Subsidiary ceasing to constitute a Restricted Subsidiary or otherwise becoming an Excluded Subsidiary; provided, however, that no Guarantor shall automatically be released and no liens on Collateral of such Guarantor shall automatically be released solely as a result of such Guarantor ceasing to be a Wholly owned Subsidiary of the Borrower if (A) such Guarantor remains a Restricted Subsidiary of the Borrower and the disposition of Equity Interests of such Guarantor pursuant to which it ceased to be a Wholly owned Subsidiary of the Borrower was undertaken for the sole purpose of causing such Guarantor to cease to be a Guarantor or (B) such Guarantor remains a Restricted Subsidiary of the Borrower, and the other owners of Equity Interests in such Guarantor are controlled Affiliates of the Borrower. Any representation, warranty or covenant contained in any Credit Document relating to any such Collateral or Guarantor shall no longer be deemed to be repeated. In connection with any release hereunder, the Administrative Agent and Collateral Agent shall promptly take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s expense in connection with the release of any Liens created by any Credit Document in respect of such Subsidiary, property or asset.

(b) Notwithstanding anything to the contrary contained herein or any other Credit Document, when Payment in Full has occurred (subject to any contingent or indemnification obligations not then due and payable), upon request of the Borrower, the Administrative Agent and/or Collateral Agent, as applicable, shall (without notice to, or vote or consent of, any Secured Party) take such actions as shall be required to release its security interest in all Collateral, and to release all obligations under any Credit Document, whether or not on the date of such release there may be any contingent or indemnification obligations not then due and payable. Any such release of Obligations shall be deemed subject to the provision that such Obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.

13.18 Patriot Act. The Agents and each Lender hereby notify the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Credit Party, which information includes the name and address of each Credit Party and other information that will allow such Agent and such Lender to identify each Credit Party in accordance with the Patriot Act and Beneficial Ownership Regulations.

13.19 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect.

13.20 Reinstatement. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any substantial part of its property, or otherwise, all as though such payments had not been made.

13.21 Disposition of Proceeds. The Security Documents contain an assignment by the Borrower and/or the Guarantors unto and in favor of the Collateral Agent for the benefit of the Lenders of all of the Borrower’s or each Guarantor’s interest in and to their as-extracted collateral in the form of production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Documents further provide in general for the application of such proceeds to the satisfaction of the Obligations described therein and secured thereby. Notwithstanding the assignment contained in such Security Documents, until the occurrence of an Event of Default, (a) the Administrative Agent and the Lenders agree that they will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Lenders will instead permit such proceeds to be paid to the Borrower and its Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary to cause such proceeds to be paid to the Borrower and/or such Subsidiaries.

13.22 Collateral Matters; Hedge Agreements. The benefit of the Security Documents and of the provisions of this Agreement relating to any Collateral securing the Obligations shall also extend to and be available on a pro rata basis pursuant to terms agreed upon in the Credit Documents to any Person (a) under any Secured Hedge Agreement, in each case, after giving effect to all netting arrangements relating to such Hedge Agreements or (b) under any Secured Cash Management Agreement. No Person shall have any voting rights under any Credit Document solely as a result of the existence of obligations owed to it under any such Secured Hedge Agreement or Secured Cash Management Agreement, except as expressly described herein or in any Intercreditor Agreement.

13.23 Agency of the Borrower for the Other Credit Parties. Each of the other Credit Parties hereby appoints the Borrower as its agent for all purposes relevant to this Agreement and the other Credit Documents, including the giving and receipt of notices and the execution and delivery of all documents, instruments and certificates contemplated herein and therein and all modifications hereto and thereto.

13.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such default rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

13.26 Electronic Signatures. This Agreement, each other Credit Document, and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Credit Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on each of the Credit Parties to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of each of the Credit Parties, enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Credit Party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

13.27 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan or other Obligation owing under this Agreement, together with all fees, charges and other amounts which may be treated as interest on such Loan or other Obligation under any Requirement of Law (collectively, the “Charges”), shall exceed the maximum lawful rate of interest (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by a Lender or other Person holding such Loan or other Obligation in accordance with Requirements of Law, the rate of interest payable in respect of such Loan or other Obligation hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan or other Obligation but were not payable as a result of the operation of this Section 13.27 shall be cumulated and the interest and Charges payable to such Lender or other Person in respect of other Loans or Obligations or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment (to the extent permitted by applicable law), shall have been received by such Lender or other Person. Any amount collected by such Lender or other Person that exceeds the maximum amount collectible at the Maximum Rate shall be applied to the reduction of the principal balance of such Loan or other Obligation or refunded to the Borrower so that at no time shall the interest and charges paid or payable in respect of such Loan or other Obligation exceed the maximum amount collectible at the Maximum Rate.

[Signature Pages Left Intentionally Blank.]

EXHIBIT B

[FORM OF] NOTICE OF BORROWING

[__________]

[__]

Attention: [_]1

[Date]2

Ladies and Gentlemen:

Reference is made to the Credit Agreement, dated as of February 27, 2025, among Mach Natural Resources LP, a Delaware limited partnership (the “Borrower”), the Lenders from time to time party thereto and Truist Bank, as the Administrative Agent, the Collateral Agent and an Issuing Bank (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The Borrower hereby gives you notice pursuant to Section 2.3(a) of the Credit Agreement that it requests a Borrowing (other than a Borrowing to repay Unpaid Drawings) under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)	The aggregate principal amount of [Revolving][Term] Loans:

(B)	The date of the Borrowing (which is a Business Day):

(C)	The Type of Borrowing:[3]

(D)	Interest Period (if a Borrowing of SOFR Loans):[4]

(E)	The aggregate principal of Permitted Pari Term Loan Debt in effect on the date hereof:

(F)	Amount of Borrowing Base in effect on the date hereof:

(G)	Amount of Aggregate Elected Commitment Amount in effect on the date hereof:

(H)	The current aggregate Total Exposures (without regard to the requested Borrowing):

(I)	The pro forma aggregate Total Exposures (giving effect to the requested Borrowing):

(J)	The location and number of the Borrower’s account to which funds are to be disbursed:

1	NTD: To match the Administrative Agent’s Office.
2	[Date of Notice of Borrowing: To be submitted (i) in the case of any SOFR Loans with an Interest Period of one (1) month’s duration incurred on the Closing Date, prior to 11:00 a.m. (New York City time) at least one (1) Business Day prior to such Borrowing of Loans and (ii) in the case of any SOFR Loans incurred after the Closing Date, prior to 1:00 p.m. (New York City time) at least three (3) U.S. Government Securities Business Days’ prior to such Borrowing of Loans or (ii)(A) in the case of any ABR Loans incurred on the Closing Date, prior to 11:00 a.m. (New York City time) at least one (1) Business Day prior to such Borrowing of Loans and (B) in the case of any ABR Loans incurred after the Closing Date, prior to 1:00 p.m. (New York City time) on the date of each Borrowing of such Loans.]
3	[Specify a Borrowing of SOFR Loans or an ABR Loans.]
4	[Specify one, three or six months. If no Interest Period is selected, the Borrower shall be deemed to have selected an Interest Period of one month’s duration.]

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Signature page follows

Exhibit B

SCHEDULE 1.1(a)

ELECTED REVOLVING COMMITMENTS AS OF FIRST AMENDMENT EFFECTIVE DATE

Name of Lender	Applicable Percentage	Elected Revolving Commitment	Maximum Credit Amounts
Truist Bank	12.000000000%	$90,000,000.00	$240,000,000.01
Capital One, National Association	10.666666667%	$80,000,000.00	$213,333,333.33
Citizens Bank, N.A.	10.666666667%	$80,000,000.00	$213,333,333.33
KeyBank, National Association	10.666666667%	$80,000,000.00	$213,333,333.33
MidFirst Bank	10.666666667%	$80,000,000.00	$213,333,333.33
Texas Capital Bank	10.666666667%	$80,000,000.00	$213,333,333.33
U.S. Bank National Association	10.666666667%	$80,000,000.00	$213,333,333.33
Wells Fargo Bank, N.A.	10.666666667%	$80,000,000.00	$213,333,333.33
Regions Bank	6.666666667%	$50,000,000.00	$133,333,333.34
Flagstar Bank, N.A.	6.666666667%	$50,000,000.00	$133,333,333.34
Bank OZK	0.000000000%	$0.00	$0.00
Bank of America, N.A.	0.000000000%	$0.00	$0.00
Royal Bank of Canada	0.000000000%	$0.00	$0.00
Morgan Stanley Senior Funding, Inc.	0.000000000%	$0.00	$0.00
UMB Bank, N.A.	0.000000000%	$0.00	$0.00
Macquarie Bank Limited	0.000000000%	$0.00	$0.00
TOTAL	100.000000000%	$750,000,000.00	$2,000,000,000.00

Schedule 1.1(a)

SCHEDULE 1.1(a)(i)

(IF THE SABINAL INCREASE DATE OCCURS AT LEAST ONE DAY PRIOR TO THE IKAV INCREASE DATE)

ELECTED REVOLVING COMMITMENTS

Name of Lender	Applicable Percentage	Elected Revolving Commitment	Maximum Credit Amounts
Truist Bank	8.620689656%	$86,206,896.56	$172,413,793.12
Bank OZK	8.275862069%	$82,758,620.69	$165,517,241.38
Capital One, National Association	8.275862069%	$82,758,620.69	$165,517,241.38
Citizens Bank, N.A.	8.275862069%	$82,758,620.69	$165,517,241.38
KeyBank, National Association	8.275862069%	$82,758,620.69	$165,517,241.38
MidFirst Bank	8.275862069%	$82,758,620.69	$165,517,241.38
U.S. Bank National Association	8.275862069%	$82,758,620.69	$165,517,241.38
Wells Fargo Bank, N.A.	8.275862069%	$82,758,620.69	$165,517,241.38
Regions Bank	5.517241379%	$55,172,413.79	$110,344,827.58
Flagstar Bank, N.A.	5.517241379%	$55,172,413.79	$110,344,827.58
Bank of America, N.A.	5.517241379%	$55,172,413.79	$110,344,827.58
Royal Bank of Canada	5.517241379%	$55,172,413.79	$110,344,827.58
Texas Capital Bank	5.172413793%	$51,724,137.93	$103,448,275.86
Morgan Stanley Senior Funding, Inc.	2.931034483%	$29,310,344.83	$58,620,689.66
UMB Bank, N.A.	2.931034483%	$29,310,344.83	$58,620,689.66
Macquarie Bank Limited	0.344827586%	$3,448,275.86	$6,896,551.72
TOTAL	100.000000000%	$1,000,000,000.00	$2,000,000,000.00

INITIAL TERM COMMITMENTS

Name of Lender	Applicable Percentage	Initial Term Commitment
Truist Bank	8.620689635%	$9,913,793.08
Bank OZK	8.275862070%	$9,517,241.38
Capital One, National Association	8.275862070%	$9,517,241.38
Citizens Bank, N.A.	8.275862070%	$9,517,241.38
KeyBank, National Association	8.275862070%	$9,517,241.38
MidFirst Bank	8.275862070%	$9,517,241.38
U.S. Bank National Association	8.275862070%	$9,517,241.38
Wells Fargo Bank, N.A.	8.275862070%	$9,517,241.38
Regions Bank	5.517241383%	$6,344,827.59
Flagstar Bank, N.A.	5.517241383%	$6,344,827.59
Bank of America, N.A.	5.517241383%	$6,344,827.59
Royal Bank of Canada	5.517241383%	$6,344,827.59
Texas Capital Bank	5.172413791%	$5,948,275.86
Morgan Stanley Senior Funding, Inc.	2.931034487%	$3,370,689.66
UMB Bank, N.A.	2.931034487%	$3,370,689.66
Macquarie Bank Limited	0.344827583%	$396,551.72
TOTAL	100.000000000%	$115,000,000.00

Schedule 1.1(a)(i)

SCHEDULE 1.1(a)(ii)

(IF THE IKAV INCREASE DATE OCCURS AT LEAST ONE DAY PRIOR TO THE SABINAL INCREASE DATE)

ELECTED REVOLVING COMMITMENTS

Name of Lender	Applicable Percentage	Elected Revolving Commitment	Maximum Credit Amounts
Truist Bank	8.620689656%	$86,206,896.56	$172,413,793.12
Bank OZK	8.275862069%	$82,758,620.69	$165,517,241.38
Capital One, National Association	8.275862069%	$82,758,620.69	$165,517,241.38
Citizens Bank, N.A.	8.275862069%	$82,758,620.69	$165,517,241.38
KeyBank, National Association	8.275862069%	$82,758,620.69	$165,517,241.38
MidFirst Bank	8.275862069%	$82,758,620.69	$165,517,241.38
U.S. Bank National Association	8.275862069%	$82,758,620.69	$165,517,241.38
Wells Fargo Bank, N.A.	8.275862069%	$82,758,620.69	$165,517,241.38
Regions Bank	5.517241379%	$55,172,413.79	$110,344,827.58
Flagstar Bank, N.A.	5.517241379%	$55,172,413.79	$110,344,827.58
Bank of America, N.A.	5.517241379%	$55,172,413.79	$110,344,827.58
Royal Bank of Canada	5.517241379%	$55,172,413.79	$110,344,827.58
Texas Capital Bank	5.172413793%	$51,724,137.93	$103,448,275.86
Morgan Stanley Senior Funding, Inc.	2.931034483%	$29,310,344.83	$58,620,689.66
UMB Bank, N.A.	2.931034483%	$29,310,344.83	$58,620,689.66
Macquarie Bank Limited	0.344827586%	$3,448,275.86	$6,896,551.72
TOTAL	100.000000000%	$1,000,000,000.00	$2,000,000,000.00

INITIAL TERM COMMITMENTS

Name of Lender	Applicable Percentage	Initial Term Commitment
Truist Bank	8.620689656%	$21,551,724.14
Bank OZK	8.275862068%	$20,689,655.17
Capital One, National Association	8.275862068%	$20,689,655.17
Citizens Bank, N.A.	8.275862068%	$20,689,655.17
KeyBank, National Association	8.275862068%	$20,689,655.17
MidFirst Bank	8.275862068%	$20,689,655.17
U.S. Bank National Association	8.275862068%	$20,689,655.17
Wells Fargo Bank, N.A.	8.275862068%	$20,689,655.17
Regions Bank	5.517241380%	$13,793,103.45
Flagstar Bank, N.A.	5.517241380%	$13,793,103.45
Bank of America, N.A.	5.517241380%	$13,793,103.45
Royal Bank of Canada	5.517241380%	$13,793,103.45
Texas Capital Bank	5.172413792%	$12,931,034.48
Morgan Stanley Senior Funding, Inc.	2.931034484%	$7,327,586.21
UMB Bank, N.A.	2.931034484%	$7,327,586.21
Macquarie Bank Limited	0.344827588%	$862,068.97
TOTAL	100.000000000%	$250,000,000.00

Schedule 1.1(a)(ii)

SCHEDULE 1.1(a)(iii)

(AGGREGATE INCREASE DATE)

ELECTED REVOLVING COMMITMENTS

Name of Lender	Applicable Percentage	Elected Revolving Commitment	Maximum Credit Amounts
Truist Bank	8.620689656%	$86,206,896.56	$172,413,793.12
Bank OZK	8.275862069%	$82,758,620.69	$165,517,241.38
Capital One, National Association	8.275862069%	$82,758,620.69	$165,517,241.38
Citizens Bank, N.A.	8.275862069%	$82,758,620.69	$165,517,241.38
KeyBank, National Association	8.275862069%	$82,758,620.69	$165,517,241.38
MidFirst Bank	8.275862069%	$82,758,620.69	$165,517,241.38
U.S. Bank National Association	8.275862069%	$82,758,620.69	$165,517,241.38
Wells Fargo Bank, N.A.	8.275862069%	$82,758,620.69	$165,517,241.38
Regions Bank	5.517241379%	$55,172,413.79	$110,344,827.58
Flagstar Bank, N.A.	5.517241379%	$55,172,413.79	$110,344,827.58
Bank of America, N.A.	5.517241379%	$55,172,413.79	$110,344,827.58
Royal Bank of Canada	5.517241379%	$55,172,413.79	$110,344,827.58
Texas Capital Bank	5.172413793%	$51,724,137.93	$103,448,275.86
Morgan Stanley Senior Funding, Inc.	2.931034483%	$29,310,344.83	$58,620,689.66
UMB Bank, N.A.	2.931034483%	$29,310,344.83	$58,620,689.66
Macquarie Bank Limited	0.344827586%	$3,448,275.86	$6,896,551.72
TOTAL	100.000000000%	$1,000,000,000.00	$2,000,000,000.00

INITIAL TERM COMMITMENTS

Name of Lender	Applicable Percentage	Initial Term Commitment
Truist Bank	8.620689653%	$38,793,103.44
Bank OZK	8.275862069%	$37,241,379.31
Capital One, National Association	8.275862069%	$37,241,379.31
Citizens Bank, N.A.	8.275862069%	$37,241,379.31
KeyBank, National Association	8.275862069%	$37,241,379.31
MidFirst Bank	8.275862069%	$37,241,379.31
U.S. Bank National Association	8.275862069%	$37,241,379.31
Wells Fargo Bank, N.A.	8.275862069%	$37,241,379.31
Regions Bank	5.517241380%	$24,827,586.21
Flagstar Bank, N.A.	5.517241380%	$24,827,586.21
Bank of America, N.A.	5.517241380%	$24,827,586.21
Royal Bank of Canada	5.517241380%	$24,827,586.21
Texas Capital Bank	5.172413793%	$23,275,862.07
Morgan Stanley Senior Funding, Inc.	2.931034482%	$13,189,655.17
UMB Bank, N.A.	2.931034482%	$13,189,655.17
Macquarie Bank Limited	0.344827587%	$1,551,724.14
TOTAL	100.000000000%	$450,000,000.005

5	If the Sabinal Increase Date and the IKAV Increase Date do not occur on the same date, then the aggregate amount of Initial Term Commitments that remain shall be $450,000,000 minus the principal amount of Initial Term Loans made prior to the Aggregate Increase Date

Schedule 1.1(a)(iii)

Schedule 2

SPECIFIED CONTRACTS

Schedule 2